Member of Lloyds Banking Group
Lloyds Bank plc
Annual Report and Accounts 2024
Member of Lloyds Banking Group

1	Lloyds Bank plc Annual Report and Accounts 2024
Strategic report
Principal activities
Lloyds Bank plc (the Bank) and its subsidiary undertakings (the Group) provide a wide range of banking and financial services through branches and offices in the UK and in certain locations overseas.
The Group’s revenue is earned through interest and fees on a broad range of financial services products including current accounts, savings, mortgages, credit cards, motor finance and unsecured loans to personal and business banking customers; and lending, transactional banking, working capital management, risk management and debt capital markets services to commercial customers.
Business review
Income statement
The Group’s profit before tax for 2024 was £4,688 million (2023: £7,056 million). This was driven by lower total income, higher operating expenses and a higher impairment charge. Profit after tax was £3,486 million (2023: £5,207 million).
Total income for 2024 was £17,071 million, a decrease of 7 per cent (2023: £18,367 million). Within this, net interest income of £12,592 million was down 8 per cent on the prior year, driven by a lower margin. The margin performance over the year reflected anticipated headwinds due to deposit churn and asset margin compression, particularly in the mortgage book as it refinances in a lower margin environment. These factors were partially offset by benefits from higher structural hedge earnings as balances are reinvested in the higher rate environment.
Other income of £4,479 million was 4 per cent lower (2023: £4,658 million). Within this, net fee and commission income decreased by 31 per cent to £938 million (2023: £1,352 million) due to a write off in 2024 relating to changes in commission arrangements with Scottish Widows, partially offset by improved performance in UK Motor Finance, with growth following the acquisition of Tusker in 2023 and higher average vehicle rental values.
Operating expenses of £11,927 million were 9 per cent higher (2023: £10,968 million). This reflects higher operating lease depreciation, as a result of fleet growth, the depreciation of higher value vehicles and declines in used electric car prices, primarily in the first half, alongside inflationary pressures, business growth costs and ongoing strategic investments including severance. It also includes c.
£100 million relating to the sector-wide change in the charging approach for the Bank of England Levy taken in the first quarter, largely offset across the year in net interest income. The Group has maintained its cost discipline with cost efficiencies partly offsetting these items.
In 2024, the Group recognised remediation costs of £880 million (2023: £661 million), including a £700 million provision in relation to the potential impact of motor finance commission arrangements, alongside £180 million of charges in relation to pre-existing programmes.
The impairment charge was £456 million compared to a £343 million charge in 2023 (which benefitted from a significant write-back following the full repayment of debt from a single name client). The charge in 2024 includes a credit from an improved economic outlook, notably house price growth and changes in the first half of the year to the severe downside scenario methodology. The charge also benefitted from strong portfolio performance and the release of judgemental adjustments for inflation and interest rate risks in 2024, as well as a release in
Commercial Banking from loss rates used in the model in the first half of the year and a debt sale write back in Retail in the third quarter. Asset quality remains strong with improved credit performance in the year.
The Lloyds Bank Group’s post-tax return on average total assets decreased to 0.57 per cent compared to 0.85 per cent in the year ended
31 December 2023.
Balance sheet
Total assets were £5,808 million higher at £611,213 million at 31 December 2024 (31 December 2023: £605,405 million). Financial assets at amortised cost were £16,826 million higher at £504,897 million with increases in reverse repurchase agreements of £11,392 million and loans and advances to customers of £8,783 million, partly offset by a reduction in loans and advances to banks of £2,377 million. The increase in reverse repurchase agreements and the decrease in cash and balances at central banks by £15,513 million to £42,396 million reflected a change in the mix of liquidity holdings. The increase in loans and advances to customers included growth in UK mortgages, UK Retail unsecured loans, credit cards and the European retail business, partly offset by government-backed lending repayments in Commercial Banking. Financial assets at fair value through other comprehensive income were £3,007 million higher reflecting a further adjustment in the mix of liquidity holdings.
Other assets increased by £1,127 million to £13,065 million, with higher settlement balances and higher operating lease assets, reflecting continued motor finance growth.
Total liabilities were £6,492 million higher at £571,466 million (31 December 2023: £564,974 million). Customer deposits increased by £9,841 million to £451,794 million, driven by inflows to limited withdrawal and fixed term deposits, partly offset by a reduction in current account balances and an expected outflow in Commercial Banking. Debt securities in issue at amortised cost decreased by £7,168 million to £45,281 million. Amounts due to fellow Lloyds Banking Group undertakings increased by £1,117 million to £4,049 million. Other liabilities increased by
£951 million to £7,211 million, due to higher settlement balances and a continuing involvement liability following the partial derecognition of a component of the Group's finance lease book via a securitisation in the third quarter of 2024.
Total equity was £39,747 million at 31 December 2024, marginally lower compared to £40,431 million at 31 December 2023, with the profit for the year and issuance of other equity instruments offset by dividends paid of £4.0 billion and redemptions of other equity instruments.

2	Lloyds Bank plc Annual Report and Accounts 2024
Strategic report continued
Capital
The Group’s common equity tier 1 (CET1) capital ratio decreased to 13.7 per cent at 31 December 2024 compared to 14.4 per cent at
31 December 2023. Profit for the year, including the provision charge for motor finance commission arrangements, was more than offset by the ordinary dividends paid during the year, distributions on other equity instruments and an increase in risk-weighted assets.
Risk-weighted assets increased by £4,436 million, or 2 per cent, from £182,560 million at 31 December 2023 to £186,996 million at 31 December
2024. This includes the impact of lending growth, Retail secured CRD IV increases and other movements, partly offset by optimisation including capital efficient, net present value positive securitisation activity.
The Group’s total capital ratio reduced to 19.9 per cent at 31 December 2024 compared to 20.5 per cent at 31 December 2023. The issuance of
AT1 and Tier 2 capital instruments was more than offset by the increase in risk-weighted assets, the reduction in CET1 capital, the redemption of an AT1 capital instrument and the impact of interest rate movements, regulatory amortisation and a reduction in eligible provisions on Tier 2 capital.
The UK leverage ratio reduced to 5.4 per cent at 31 December 2024 compared to 5.6 per cent at 31 December 2023, reflecting the increase in the leverage exposure measure following lending growth and increases across securities financing transactions and other assets (excluding central bank claims).
Future developments
Information about future developments is provided within the Principal risks and uncertainties section below.
Section 172(1) Statement
This section (pages 2 to 4) is our Section 172(1) statement for the purposes of the Companies Act 2006 (the Act), describing how the directors have had regard to the matters set out in section 172(1) (a) to (f) of the Act when performing their duty to promote the success of the Bank under section 172. Further detail on key stakeholder interaction is also contained within the directors’ report on pages 10 to 14.
The directors remain mindful in all their deliberations of the long-term consequences of their decisions, as well as the importance of the Bank maintaining a reputation for high standards of business conduct and the Board engaging with, and taking account of the views of, key stakeholders.
Stakeholder Engagement
The Board recognises the vital importance of engaging with all its stakeholders. The Closer to Customers, Clients and Colleagues Programme is
a key method by which non-executive directors hear directly from key stakeholders.
The programme was designed to help the directors better understand the important issues for our customers, clients and colleagues, the role the Bank plays in supporting them and how the Bank is performing in this respect, helping to inform the directors’ decision making.
A number of activities took place under the programme, which included meetings with customers and clients and conversations with colleagues. The non-executive directors continue to find these sessions beneficial, providing valuable insight which helps in their consideration of the proposals reviewed by the Board during the year.
Below is a description of how the Board engages with all its stakeholders and examples of decision making by the Board which had particular stakeholder relevance can be found on pages 3 to 4.
Our Stakeholders
Customers and clients
The Bank’s customer-centric approach means the Board has an ongoing commitment to understanding and addressing customer and client needs, which remains central to achieving the Bank’s strategic ambitions.
Relevant engagement included:
•Non-executive directors attended events to provide deeper insight into the issues which customers and clients have faced during the year.
•In 2024, Board members actively participated in customer sessions to gain a deeper understanding of the daily challenges the Bank’s customers encounter. These sessions covered a wide range of topics, including the financial resilience of customers, family finances, the challenges of starting out in life, managing home finances, planning for later life and the challenges of running a small business in the current climate
•The Board took the opportunity to meet with clients when visiting sites in Leeds and Birmingham
•Dedicated updates to the Board from across the organisation, which identified areas of customer and client concern and covered a range of internal and external performance measures; in addition, concerns relevant to customers and clients were identified for consideration in wider proposals put to the Board
•Regular updates to the Board giving insight into the Bank’s performance in delivering on its customer and client-related objectives and commitments, which assisted in determining where further action was required to meet these objectives.
•The Chair and the Group Chief Executive attended customer and client engagement events across various regions of the UK, providing an important opportunity for customers and clients to raise their concerns directly with these Board members
Shareholders
The Bank is a wholly owned subsidiary within the Lloyds Banking Group group of companies. The directors ensure that the strategy, priorities, processes and practices of the Bank are fully aligned where required to those of Lloyds Banking Group, ensuring that the interests of Lloyds
Banking Group plc as the Bank’s sole shareholder are duly acknowledged. Further information in respect of the relationship of Lloyds Banking
Group plc with its shareholders is included within the Lloyds Banking Group plc Annual Report and Accounts for 2024, available on the Lloyds
Banking Group website.

3	Lloyds Bank plc Annual Report and Accounts 2024
Strategic report continued
Colleagues
Colleagues remain central to the delivery of the Bank’s strategic ambitions and the Board continues to recognise this in its engagement activity.
Engagement this year included a variety of sessions across the Bank to discuss topical issues relating to challenges both at and outside of work.
As in 2023, the Board’s Responsible Business Committee has been the designated body for workforce engagement, providing focus, but with the Board retaining a commitment for individual Board members to engage with colleagues directly throughout the year. The Responsible
Business Committee reports regularly to the Board on all of its activities, including on its colleague engagement agenda. The Board considers these arrangements to be effective as they enable a broader range of colleague engagement activities, as described in this section. In continuing to consider its arrangements for engaging with the Bank’s workforce, the Board approved in 2024 a new approach to colleague engagement, to be implemented during 2025. This new approach builds on existing colleague listening activity and will introduce three forums to better represent colleagues particularly at grades where trade union membership is low. The forums will include the People Forum, the
People Consultation Forum, and the Management Advisory Forum.
Relevant engagement included:
•Review by the Responsible Business Committee of the findings of surveys of colleague sentiment, including annual and ad hoc surveys.
Regular review by the Responsible Business Committee of other workforce engagement reports, covering key issues raised, trends on people matters and updates on colleague sentiment
•Reports summarising colleague engagement activity, including key themes and issues which colleagues have raised during the year
•Non-executive directors attended a number of colleague focus groups, allowing colleagues to share their perspective on matters on the
Board’s agenda and discuss the Bank’s progress against its strategic objectives
•Members of the Board visited a number of the Bank’s sites, including Leeds and Birmingham, where they met with colleagues, and visited a number of branches
•Sessions were hosted by both the Chair and the Group Chief Executive, complemented by engagement sessions led by other senior leaders with feedback shared with the wider Board
•Board members attended a range of other events held for the Bank’s senior leaders and other colleague network events
During the year Lloyds Banking Group communicated directly with colleagues detailing Bank performance, changes in the economic and financial environment and updates on key strategic initiatives. Meetings were held throughout the year with our recognised unions.
For 2024, the Remuneration Committee approved Group Performance Share awards for colleagues, and colleagues are eligible to participate in
HMRC approved share plans which promote share ownership by giving employees an opportunity to invest in Lloyds Banking Group plc shares.
The vast majority of colleagues hold shares in Lloyds Banking Group plc.
Communities and environment
The Board places great importance on engagement and action to help the communities in which the Bank operates prosper, while helping to build a more sustainable and inclusive future.
Relevant engagement included:
•Updates on climate, environmental and social matters, covering aspects of the Bank’s business, where the Board reviewed progress made against its stated ambitions in these areas and agreed any further action it considered was required
•The Board continues to be supported in environmental matters by its Responsible Business Committee. The Committee considers stakeholder views on all matters relating to the Bank’s ambition to be a trusted, sustainable, inclusive and responsible business
Regulators and government
The Board continues to maintain strong and open relationships with the Bank’s regulators and with government authorities, including key stakeholders such as the Financial Conduct Authority (FCA), the Prudential Regulation Authority (PRA), HM Treasury and HMRC.
Relevant engagement included:
•The Chair and individual directors, including Chairs of the Board’s Committees, held continuing discussions with the FCA and PRA on a number of aspects relevant to the regulatory agenda
•The Board reviewed updates on wider Bank regulatory interaction, providing a view of key areas of focus and also progress made in addressing key regulatory priorities
•At a meeting of the July Board, the outcomes and progress of action relevant to the PRA’s Periodic Summary Meeting letter and the FCA’s
Firm Evaluation Letter were discussed with the PRA and the FCA respectively
•The Chair and individual directors had a number of meetings with the regulators to discuss the Board’s oversight of the Bank, key risks and strategic priorities
Suppliers
The Bank has a number of partners it relies on for important aspects of our operations and customer service provision and the Board recognises the importance of these supplier relationships in achieving the Bank’s wider ambitions.
Relevant engagement included:
•The Board’s Audit Committee considered reports from Sourcing and Finance teams on the efficiency of supplier payment practices, including those relating to the Bank’s key suppliers, ensuring our approach continued to meet wider industry standards
•The Board continued to oversee resilience in the supply chain, ensuring our most important supplier relationships were not impacted by potential material events
Key Decisions
Stakeholder engagement takes place at all levels within the Bank and is an important part of how we are delivering on our purpose of Helping
Britain Prosper. Read more about the engagement of Board members with stakeholders on pages 2 and 3.

4	Lloyds Bank plc Annual Report and Accounts 2024
Strategic report continued
The Board recognises that engaging with its stakeholders is key to achieving the strategy and long-term objectives of the Bank. Managing and understanding their interests forms a key part of the Board’s ongoing activities and training and the Board delegates day-to-day engagement with stakeholders to senior management as part of running the business.
The Board considers its stakeholders when making decisions. To gain an understanding of their perspectives, the Board receives feedback from stakeholders through engagement both inside and outside of the board room. Senior management supports Board decision making by addressing stakeholder implications in proposals submitted to the Board and routinely provides the Board with details of stakeholder interactions.
The three key Board decisions outlined below (Customer-focused Strategy, Consumer Duty and Operational Resilience) illustrate how the
Board is engaged in key decisions.
Customer-focused Strategy
Customers & Clients, Communities & Environment, Shareholders, Suppliers, Colleagues
The Board has an ongoing commitment to understanding and addressing customer needs which is central to achieving the Bank’s strategic ambitions.
In February, the Board approved targets for an enhanced Group Customer Dashboard (GCD) which reflects the Bank’s strategy, consists of a set of measures to evaluate and monitor customer experience, and includes increasing focus on the customer view of the Bank, customer experience and customer insights. The Board supported steps taken by the executive to simplify customer journeys including in connection with its digital transformation. In May, the Board considered the Bank’s focus to deepen customer relationships.
The Board will continue to put the customer at the heart of its decision-making and remain focused on how the Bank can best support its customers and enhance the customer experience.
Consumer Duty
Customers & Clients, Shareholder, Regulators & Government
In 2024 the Board and its Responsible Business Committee considered the Bank’s progressive approach to implementation of the FCA’s
Consumer Duty (the Duty) requirements to deliver good outcomes for customers in line with the Bank’s customer-centric strategy.
The Board and its Responsible Business Committee received updates during 2024 regarding the Bank’s approach to the second implementation period regarding closed products and services and on the transition to embedding the Duty further into the Bank’s culture. In June the Board approved an assessment that the Bank is delivering good outcomes for its customers consistent with the Duty as well as a tripartite approach to oversight of the Duty as between the Board, its Board Risk Committee and its Responsible Business Committee.
The Board is aware that the Bank’s approach to Consumer Duty compliance will evolve over time and the Board will continue to be updated on progress in 2025. Regular engagement with customers will continue to be a priority for the Board.
Operational Resilience
Customers & Clients, Communities & Environment, Shareholders, Suppliers, Colleagues, Regulators & Government
The Board considers operational resilience and sound risk management to be fundamental to the strength of the Bank and to its long-term success. In 2024 the Board approved significant investment in the Bank’s operational resilience including new investment relating to people, processes, data and technology.
In March deep dives on operational resilience were undertaken by the Information Technology and Cyber Advisory Forum, the Board Risk
Committee and the Board approved the Ring-Fenced Bank Operational Resilience Self-Assessment. In September the Board considered a review of the Board Risk Appetite Metrics (BRAMs) relating to operational resilience and approved the inclusion of ten operational resilience
BRAMs in the Q1 2025 BRAMs refresh.
The Board will continue to monitor operational resilience capabilities in 2025 and will maintain focus on response, recovery and remediation plans until 2027.

5	Lloyds Bank plc Annual Report and Accounts 2024
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Risk overview
Lloyds Bank Group’s approach to risk
Risk management is integral to our business model and strategy, taking advantage of appropriate opportunities and ensuring
sustainable growth for the Group. A strong risk management culture is crucial to keep the Group, our colleagues and our customers safe and secure from existing and emerging risks.
Lloyds Banking Group’s enterprise risk management framework
(ERMF) is the foundation for the delivery of effective and consistent risk control across the whole Group, and is regularly updated to ensure it remains in line with regulatory expectations, corporate governance and industry good practice. The ERMF enables proactive identification, active management and monitoring of the Group’s risks, and enables a consistent approach.
Enhancements to the ERMF have been introduced during 2024 to further define the Group’s proportionate and materiality-based approach to risk management.
During 2024, the Group reviewed its three lines of defence model to provide greater clarity to roles and responsibilities and further strengthen the Group’s risk management capabilities.
Activity to deliver further improvements to the ERMF and its supporting risk management methodologies will continue into 2025.
Further information on the changes can be found on page 15.
Enterprise risk management framework
Role of the Board and senior management
•The Board and senior management are responsible for the
approval of the ERMF, together with Group-wide principles and policies
•The Board delegates executive authorities to ensure there is effective oversight of risk management
Risk culture and the customer
•Lloyds Banking Group’s Code of Ethics and Responsibility helps foster the appropriate culture, which ensures performance, risk and reward are aligned and good customer outcomes are
consistently delivered
Risk appetite
•Risk appetite is approved by the Board annually and is defined as the type and aggregate level of risk that the Group is willing to take or accept in pursuit of its strategic aims and business plans
•Board-level risk appetite metrics are augmented further by lower-
level measures to facilitate the management of Board risk appetite
Risk and control self-assessment
•The Group adopts a continuous risk management approach from identifying the risks through risk and control self-assessment, and managing the risks through to producing appropriate, accurate and focused risk reporting
•Further details regarding the Group’s risk and control cycle can be found on page 18, with a summary of the changes to principal risk categories on page 15
Risk governance
•The governance framework supports a consistent approach to
enterprise-wide behaviour and decision making
•Senior executives are supported by a committee-based structure, which is designed to ensure open challenge and enable effective
Board engagement and decision making
Three lines of defence
•The three lines of defence model defines the responsibilities and accountabilities for risk management, with effective independent oversight and assurance
•Enhancements have been made to the model during 2024. The
Risk management section on page 16 provides further information
Risk profile and performance in 2024
The Group is committed to maintaining support for its customers during continued economic uncertainties in both global and domestic markets.
The Group’s credit performance improved in the year. The Group’s loan portfolio continues to be well positioned and is closely monitored to identify signs of stress.
Potential impacts to customers, shareholders and the Group’s risk and control profile following the Court of Appeal decision on motor finance commissions continue to be closely monitored and assessed.
As part of the Group’s strategy, there will be continued investment in technology and infrastructure. The Group’s operational risks continue to be a key area of focus, particularly relating to information, cyber and physical security risk and supply chain management.
The management of financial crime risks and consumer fraud remains a key priority for the Group. The economic crime prevention strategy has been reviewed, with funding allocated to deliver improved systems and controls.
Model risk and the use of artificial intelligence are also areas of significant internal and external focus.
The Risk overview provides a summary of the Group’s principal risk performance and current emerging and topical risks.

6	Lloyds Bank plc Annual Report and Accounts 2024
Strategic report continued
Principal risks
The principal risks outlined in this section are used to monitor and report the risk exposures posing the greatest potential impact to the
Group.
All principal risks are Board-approved enterprise-wide risk categories which are reported to the Board Risk Committee and the Board regularly.
The Group has undertaken a detailed review of its risk categories during 2024 and implemented an events-based risk management
framework. This has resulted in a reclassification and reduction in the number of principal risk types, and the simplification of level two risk categories. Further information on these changes can be found on page 15.
The risk management section on pages 21 to 62 provides a detailed review of these risks, including definitions and how they are identified, managed, mitigated and monitored.
Risk trends: ▶  Stable risk  ▲  Elevated risk  ▼  Improving risk
Capital risk ▶: Unchanged risk
Link to strategy: Focus
Risk performance and key developments in 2024:
The Group continued to maintain its strong capital position in 2024 with a CET1 capital ratio of 13.7 (2023: 14.4 per cent). This remains ahead of minimum capital requirements. Profit for the year, partially offset by risk-weighted asset (RWA) increases, has enabled capacity for the payment of dividends during the year.
Downside risks arising from economic and regulatory challenges, including in relation to Retail secured CRD IV RWA increases, along with the potential impact of the Court of Appeal decision on motor finance commission arrangements are being closely monitored.
Key mitigating actions:
•Capital management framework is in place, which includes the setting of capital risk appetite, capital planning and stress testing activities
•Regular refresh and monitoring of a suite of early warning
indicators and maintenance of a Capital Contingency Framework, designed to identify and act on emerging capital concerns at an early stage
•Derisking the business through prudent underwriting standards and continual portfolio management, and enhancing capital
efficiency through optimisation initiatives including net present value positive securitisation activity
Climate risk ▶: Unchanged risk
Link to strategy: Grow, Focus, Change
Risk performance and key developments in 2024:
The Group is continuing to develop and embed its capabilities for measuring and managing key climate risks within its risk management approach, including cross-cutting impacts on other principal risks.
The Group has monitored its progress against net zero ambitions, however the external landscape presents increasing challenges, both in relation to the policy changes required to support the transition to net zero, as well as increasing regulatory expectations.
Key mitigating actions:
•Progress against our net zero ambitions and targets monitored through the Group Net Zero Committee
•Enhanced transition risk assessments across commercial lending, expanding into key net zero sectors, such as commercial and
residential real estate and agriculture
•Incorporating quantification of climate impact into the calculation of expected credit losses
•Horizon scanning and tracking regulatory compliance requirements
Compliance risk ▶: Reclassified risk
Link to strategy: Focus
Risk performance and key developments in 2024:
The compliance risk profile has remained stable in 2024, however it continues to be closely monitored given the pace of regulatory and legislative change and an increasing volume of regulatory data requests.
In 2024, the Group dedicated investment to enhance coverage of our regulatory and legal obligations to ensure risk owners obtain prompt access to skilled compliance risk specialists.
This risk was previously named regulatory and legal risk.
Key mitigating actions:
•Policies and procedures setting out clear requirements and key controls that apply across the business, which are aligned to the
Group’s risk appetite
•The identification, assessment and implementation of regulatory and legal requirements by risk specialists, with the involvement of legal colleagues as required
•The establishment of local controls, processes, procedures and resources to ensure appropriate governance and compliance by business units
Conduct risk ▲: Reclassified risk
Link to strategy: Grow, Focus
Risk performance and key developments in 2024:
Conduct risk has been elevated in 2024, with several areas of ongoing focus driven by legal decisions, regulatory changes and geopolitical influences.
The Group continues to monitor impacts to customers and its risk and control profile, liaising closely with regulatory bodies regarding the review into motor finance commission arrangements.
The Group continues to enhance its control environment, with mitigating actions and controls in place to deliver good outcomes for customers, protect market integrity, prevent colleague misconduct and ensure effective management of concerns raised through
whistleblowing.
Key mitigating actions:
•Robust policies in place to support good customer outcomes, with ongoing focus on utilising root cause insights, to support the management and mitigation of complaint volumes
•Active engagement with regulatory bodies and key stakeholders to ensure that the Group’s strategic conduct focus continues to meet evolving stakeholder expectations
•Continued focus on strengthening policies, controls and reporting capabilities to demonstrate good customer outcomes
Credit risk ▼: Unchanged risk
Link to strategy: Grow, Focus
Risk performance and key developments in 2024:
Asset quality remains strong with improved credit performance in the year. In UK mortgages and unsecured portfolios, reductions in new to arrears and flows to default have been observed in 2024.
Securitisations in primarily legacy Retail mortgages during 2024 will help mitigate credit risks. The Group’s commercial portfolio remains broadly stable and resilient. Impairment charge of £456 million, increasing from a charge of £343 million in 2023, which benefitted from a significant write-back following the full repayment of debt from a single name client. The Group's expected credit loss
allowances have decreased in the year to £3,453 million (2023:
£4,021 million).
Key mitigating actions:
•Extensive and thorough credit processes, strategies and controls to ensure effective risk identification, management and oversight
•Significant monitoring in place, including early warning indicators
•Selective credit tightening reflective of forecast changes in the macroeconomic environment, including updates to affordability lending controls for forward-looking costs

7	Lloyds Bank plc Annual Report and Accounts 2024
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Economic crime risk ▶: New principal risk
Link to strategy: Focus
Risk performance and key developments in 2024:
Economic crime has been promoted to a principal risk during 2024.
This is a result of increased inherent risks seen across the industry, to which the Group is also exposed, driven by the continued geopolitical instability and ever-evolving economic crime threat landscape.
An effective framework is in place to manage risks associated to bribery and corruption, fraud, money laundering and sanctions, with business units continuing to deliver action plans to strengthen the control environment, lower residual risk and respond to changes in regulatory expectations.
Key mitigating actions:
•Robust economic crime policy, standard and framework
•Implementation of the new Group-wide economic crime
prevention strategy
•Continued enhancements of our industry-leading fraud detection capabilities to respond to evolving threats
Liquidity risk ▶: Reclassified risk
Link to strategy: Focus
Risk performance and key developments in 2024:
The Group maintained its strong liquidity and funding position with a loan to deposit ratio of 98 per cent (2023: 98 per cent). The Group’s liquid assets continue to exceed the regulatory minimum and internal risk appetite, with a monthly simple average over the previous 12-
months’ liquidity coverage ratio (LCR) of 137 per cent (2023: 133 per cent). The Group maintains access to diverse sources and tenors of funding.
This risk was previously named liquidity and funding risk.
Key mitigating actions:
•Management and monitoring of liquidity risks and ensuring that management systems and arrangements are adequate with regard to the internal risk appetite, Group strategy and regulatory requirements
•Significant customer deposit base, driven by inflows to trusted brands
•Participation in term issuance programmes
Market risk ▶: Unchanged risk
Link to strategy: Focus
Risk performance and key developments in 2024:
Market conditions in 2024 have stabilised. The Group remains well hedged, ensuring near-term interest rate exposure is appropriately managed. The Group's structural hedge has reduced to £237 billion in
2024 (2023: £242 billion) mainly due to the changing mix of customer deposits.
The Group completed the triennial valuation of its main defined benefit pension schemes as at 31 December 2022. There will be no further deficit contributions for this triennial period (to 31 December
2025). The IAS 19 accounting surplus reduced to £2.9 billion (2023:
£3.5 billion).
Key mitigating actions:
•Structural hedge programmes to stabilise earnings
•Close monitoring of market risks and where appropriate,
undertaking of asset and liability matching and hedging
•Monitoring of the credit allocation in the defined benefit pension schemes, as well as the hedges in place against adverse
movements in nominal rates, inflation and longevity
Model risk ▶: Reclassified risk
Link to strategy: Change, Focus
Risk performance and key developments in 2024:
Model risk has been stable in 2024, despite changes to the regulatory environment, such as implementation of the PRA’s model risk
management principles for banks (SS1/23) and continued regulatory scrutiny of model risk across the industry.
Improvements to Lloyds Banking Group’s model risk operating
framework have been made during 2024, focusing on developing CRD
IV models, strengthening capabilities of our people through effective training and resources, and continued proactive regulatory
engagement.
The control environment for model risk continues to be enhanced to meet both internal and regulatory requirements, as well as industry-
wide challenges. Investment in model risk management remains a priority for the Group to further improve risk management and act as an enabler to drive strategic developments of AI and machine learning in a safe way.
Key mitigating actions:
•Enhancement of the model risk management framework for
managing and mitigating model risk within the Group
•Establishment of an AI assurance framework
•Implementation of new model risk management policy and
supporting standards to further increase ownership and
accountability
•Initiation of model risk training for key stakeholders, including
Board and GEC members
•Development of the process for the identification of quantitative methods, including models, and cascade across the Group
Operational risk ▶: Reclassified risk
Link to strategy: Focus, Change
Risk performance and key developments in 2024:
Operational risk has been stable in 2024, with key risks relating to data and privacy, supplier risk, information, cyber and physical security risk. Operational loss event volumes are historically low, with the majority relating to transaction processing, IT systems and change execution.
Whilst there has been continued safe delivery of change, some IT outages in the supply chain have occurred. No material security breaches took place in 2024, though some events at third-party suppliers reinforces the need for vigilance.
Balancing people-related transformation and other strategic
initiatives remains key to the success of the Group’s transformation activity, with ongoing focus on evolving the operational risk framework and ensuring the appropriate resource and capabilities are in place.
Key mitigating actions:
•Deployment of a range of risk management strategies, such as avoidance, mitigation, transfer (including insurance) and
acceptance
•Three-year control enhancement plans reviewed annually by Board
Risk Committee to monitor progress against commitments
•Lloyds Banking Group continues to invest strategically to mitigate operational risks, strengthen controls and to meet future
operational resilience regulatory requirements
•Following IT outages, post-incident reviews undertaken to assess future mitigating actions for the Group and its suppliers
•Enhancement of skills, capabilities and reporting to strengthen supplier management practices

8	Lloyds Bank plc Annual Report and Accounts 2024
Strategic report continued
Emerging and topical risks
Emerging and topical risks are a key component of Lloyds Banking
Group’s approach to risk management, adopted by Lloyds Bank
Group.
During 2024, the Group has continued to evolve and strengthen its methodology to identify, assess and prioritise emerging risks. Horizon scanning remains a key element in understanding and adapting to the changing risk landscape.
In order to better reflect the persistent nature of these risks and recognise the potential for changing impacts on the Group and its customers, the Group has shifted its focus from horizon risks to topical risks.
The Group has also refined its emerging and topical risk themes in
2024, enabling a deeper understanding of the underlying drivers and stronger management focus on the most pertinent emerging risks. An overview of these themes is shown below, with more information on the changes provided on page 20.
Emerging and topical risks remain an area of ongoing focus for the
Group’s Board and senior management. During the year, a series of deep dives on the emerging risk themes reported at year end 2023 have taken place at key executive and board-level committees, including the Board Risk Committee, with actions assigned to monitor more closely their future manifestation, potential business growth and opportunities to reduce risk.
The emerging risk themes were also considered as part of the annual strategic planning cycle. Geopolitical risks, and how these may generate second order impacts for the Group, have been a focus.
Many emerging and topical risk topics are reviewed on a recurring basis, alongside ongoing activity addressing their impacts. However, it is acknowledged that the nature of the emerging risks will evolve and could drive future trends in the long term, which the Group will need to prepare for.
Looking ahead to 2025, the Group will continue to develop its strategy to proactively identify and monitor internal and external trends and consider effective measures to best protect its customers, colleagues and shareholders.
For further details on how the Group is managing, monitoring and mitigating key emerging and topical risks, see page 20.
Emerging and topical risk themes
Consumer expectations and market dynamics
Consumer expectations: Customers are increasingly seeking
personalised, transparent and digitally enhanced experiences, coupled with reduced loyalty, which elevates the risk of failing to meet expectations and delivering poor outcomes. The role social media is increasingly playing in influencing consumers’ finance decisions further increases this. Consideration also needs to be made to a large section of society that are not digitally literate that are potentially being left behind and balancing the cost of enhancing the digital services and supporting customers that wish to be served in a traditional way.
Market dynamics: The rapid proliferation of new, often loss-leading financial products in the market intensifies competition. Consumers may be attracted in the short term. This can create long-term sustainability challenges for providers and increase the risk of mis-
selling or unsuitable offerings.
Evolution of operating model
Failure to adequately prepare for disruption of service, third or fourth party supplier failure, technology outages, severe data loss, whilst evolving the structure and skillset of a dynamic workforce in line with the Group’s strategy, alongside maintaining pace with the industry and delivering strong customer outcomes.
Evolution of technology, AI and cybercrime
Failure to keep pace with, or choosing not to participate in, technological advancements including AI, migration to cloud platform and blockchain solutions whilst balancing the competing
requirements to:
•Maximise customer opportunities through adoption
•Maintain trust and confidence in customer data privacy
•Protect our customers from fraud, cyber and economic crime
•Ensure transparency on data ethics practices
•Adhere to evolving data protection regulations
•Prepare for potential business model disruption caused by
adoption of the technology
Global economic and geopolitical environment
Inability to navigate changing international regulations, including sanction and trade compliance, economic fragmentation,
deglobalisation, global health shifts and geopolitical events that may impact operations, customers and suppliers.
Regulatory agendas and expectations
The impact of:
•Potential political demands for tighter consumer protections
•Market interventions, leading to sudden regulatory shifts
•Evolving expectations on regulatory bodies and impact on financial services
•New entrants in the market benefitting from regulatory arbitrage
•Environmental, social and governance expectations associated with its operations and investments
UK economic and political environment
Failure to anticipate the longer-term impacts of a weak UK economy, quantitative tightening, change in government and resulting policy, regulatory shifts and the consequences of the UK becoming less attractive to external investors.

9	Lloyds Bank plc Annual Report and Accounts 2024
Strategic report continued
Financial risk management objectives and policies
Information regarding the financial risk management objectives and policies of the Group, in relation to the use of financial instruments, is given in notes 15 and 37 to the accounts. The Group’s approach to risk management including risk policies, risk appetite, measurement bases and sensitivities, in particular for credit risk, market risk and liquidity risk, is aligned to those of Lloyds Banking Group plc, the Bank’s ultimate parent. Further information can be found in the Lloyds Banking Group plc Annual Report and Accounts.
The Group maintains risk management systems and internal controls relating to the financial reporting processes designed to:
•ensure that accounting policies are appropriately and consistently applied;
•enable the calculation, preparation and reporting of financial outcomes in line with applicable standards; and
•ensure that disclosures are made on a timely basis in accordance with statutory and regulatory requirements.
The 2024 Strategic report has been approved by the Board of Directors.
On behalf of the Board
Sir Robin Budenberg
Chair
Lloyds Bank plc
27 February 2025

10	Lloyds Bank plc Annual Report and Accounts 2024
Directors’ report
Results
The consolidated income statement on page 75 shows a statutory profit before tax for the year ended 31 December 2024 of £4,688 million
(year ended 31 December 2023: £7,056 million).
Dividends
During the year the Bank paid cumulative interim dividends of £3,990 million (2023: £4,700 million). The directors have not recommended a final dividend for the year ended 31 December 2024 (2023: £nil).
Post balance sheet events
There were no material post balance sheet events.
Going concern
The going concern of the Bank and the Group is dependent on successfully funding their respective balance sheets and maintaining adequate levels of capital.
In order to satisfy themselves that the Bank and the Group have adequate resources to continue to operate for the foreseeable future, the directors have reviewed the Bank and the Group’s operating plan and its funding and capital positions, including a consideration of the implications of climate change. The directors have also taken into account the impact of further stress scenarios.
Accordingly, the directors conclude that the Bank and the Group have adequate resources to continue in operational existence for a period of at least 12 months from the date of the approval of the financial statements and therefore it is appropriate to continue to adopt the going concern basis in preparing the accounts.
Corporate Governance Statement
In accordance with the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 (as amended by the
Companies (Miscellaneous Reporting) Regulations 2018) (the Regulations), for the year ended 31 December 2024, the Bank has in its corporate governance arrangements applied the Wates Corporate Governance Principles for Large Private Companies (the Principles), which are available at www.frc.org.uk. The following section explains the Bank’s approach to corporate governance, and its application of the Principles.
High standards of corporate governance are central to achieving the strategy which has been set for the Bank. To this end a Corporate
Governance Framework is in place for Lloyds Banking Group plc, the Bank, HBOS plc and Bank of Scotland plc, with all four companies sharing a common approach to governance. The framework is designed to meet the specific needs of each company, setting the approach and standards in respect of the Bank’s corporate governance practices, including addressing the matters set out in the Principles and the governance requirements of the operation of the Bank as part of Lloyds Banking Group’s Ring-Fenced Bank.
This includes the matters reserved to the Board, and the matters the Board has chosen to delegate to management. Governance arrangements, including the Corporate Governance Framework, are reviewed periodically to ensure they remain fit for purpose, with the current review, which is nearing completion, aiming to deliver a more proportionate and user friendly governance approach. The Board delegates further responsibilities to the Group Chief Executive, who is supported by the Group Executive Committee, the composition of which is detailed on page 81 of the Lloyds Banking Group plc Annual Report and Accounts for 2024. The Corporate Governance Framework of the Bank further addresses the requirements of the Principles as discussed on pages 10 to 11.
Principle One – Purpose and Leadership
The Board is collectively responsible for the long-term success of the Bank. It achieves this by agreeing the Bank’s strategy, within the wider strategy of Lloyds Banking Group, and overseeing delivery against it. The Bank’s strategy is discussed further in the Strategic Report on pages 1 to 9. The Board also assumes responsibility for the management of the culture, values and wider standards of the Bank, within the equivalent standards set by Lloyds Banking Group. The Board’s understanding of stakeholders’ interests is central to these responsibilities and informs key aspects of Board decision making, as discussed within the statement on pages 3 to 4.
Acknowledging the needs of all stakeholders is fundamental to the way the Bank operates, as is maintaining the highest standards of business conduct, which is a vital part of the corporate culture. The Bank’s approach is further influenced by our ambition to provide not only outstanding service to our customers, but also responding to the UK’s social and economic issues. To this end, the Board plays a lead role in establishing, promoting, and monitoring the Bank’s corporate culture and values, with the Corporate Governance Framework ensuring such matters receive the level of prominence in Board and Executive decision making which they require. The Bank’s corporate culture and values align to those of Lloyds Banking Group, which are discussed in more detail within the Strategic and Directors’ Reports of the Lloyds Banking
Group plc Annual Report and Accounts for 2024.
Principle Two – Board Composition
The Bank is led by a Board comprising a non-executive Chair, independent non-executive directors and executive directors, further details of the directors can be found on page 14. The Board reviews its size and composition regularly and is committed to ensuring it has the right balance of skills and experience. The Board considers its current size and composition is appropriate to the Bank’s circumstances. New appointments are made on merit, taking account of the specific skills and experience, independence and knowledge needed to ensure a rounded board and the diversity benefits each candidate can bring overall.
The Board is supported by its committees, the operation of which are discussed below, which make recommendations to the Board on matters delegated to them. Each committee has written terms of reference setting out its delegated responsibilities. Each committee comprises non-
executive directors with appropriate skills and experience and is chaired by an experienced chair. The committee Chairs report to the Board at the next Board meeting. The Board undertakes an annual review of its effectiveness, which provides an opportunity to consider ways of identifying greater efficiencies, ways to maximise strengths and highlights areas of further development. An internally facilitated evaluation of the Board’s effectiveness was undertaken during the course of the year, which concluded that the Board is continuing to operate effectively.
Further information on conclusions of the evaluation can be found on pages 93 to 94 of the Lloyds Banking Group plc Annual Report and
Accounts for 2024.

11	Lloyds Bank plc Annual Report and Accounts 2024
Directors’ report continued
Principle Three – Director Responsibilities
The directors assume ultimate responsibility for all matters, and along with senior management are committed to maintaining a robust control framework as the foundation for the delivery of good governance, including the effective management of delegation through the Corporate
Governance Framework. Policies are also in place in relation to potential conflicts of interest which may arise. All directors have access to the services of the Company Secretary, and independent professional advice is available to the directors at the expense of Lloyds Banking Group, where they judge it necessary to discharge their duties as directors.
The Board is supported by its committees which make recommendations on matters delegated to them under the Corporate Governance
Framework. The management of all committees is in keeping with the basis on which meetings of the Board are managed, with open debate, and adequate time for members to consider proposals which are put forward. The Chair of the Board and each Board committee assumes responsibility with support from the Company Secretary for the provision to each meeting of accurate and timely information.
Principle Four – Opportunity and Risk
The Board oversees the development and implementation of the Bank’s strategy, within the context of the wider strategy of Lloyds Banking
Group, which includes consideration of all strategic opportunities. The Board is also responsible for the long term sustainable success of the
Bank, generating value for its shareholder and ensuring a positive contribution to society. The Board agrees the Bank’s culture, purpose, values and strategy, within that of Lloyds Banking Group, and agrees the related standards of the Bank, again within the relevant standards of Lloyds
Banking Group. Further specific aims and objectives of the Board are formalised within the Corporate Governance Framework, which also sets out the matters reserved for the Board.
Strong risk management is central to the strategy of the Bank, which along with a robust risk control framework acts as the foundation for the delivery of effective management of risk. The Board agrees the Bank’s risk appetite and ensures the Bank manages risk effectively, delegating related authorities to individuals through the Corporate Governance Framework and the further management hierarchy. Board level engagement coupled with the direct involvement of senior management in risk issues ensures that escalated issues are promptly addressed, and remediation plans are initiated where required. The Bank’s risk appetite, principles, policies, procedures, controls and reporting are managed in conjunction with those of Lloyds Banking Group, and as such are regularly reviewed to ensure they remain fully in line with regulations, law, corporate governance and industry best practice. The Bank’s principal risks are discussed further on pages 6 to 7.
Principle Five – Remuneration
The Remuneration Committee of the Board, in conjunction with the Remuneration Committee of Lloyds Banking Group (the Remuneration
Committees), assume responsibility for the Bank’s approach to remuneration. This includes reviewing and making recommendations on remuneration policy as relevant to the Bank, ranging from the remuneration of directors and members of the Executive to that of all other colleagues employed by the Bank. This includes colleagues where the regulators require the Bank to implement a specific approach to their remuneration, such as Senior Managers and other material risk takers. The activities of the Remuneration Committees extend to matters of remuneration relevant to subsidiaries of the Bank, where such subsidiary does not have its own remuneration committee.
Principle Six – Stakeholders
The Bank as part of Lloyds Banking Group operates under Lloyds Banking Group’s wider approach to responsible business, which acknowledges that the Bank has a responsibility to help address the economic, social and environmental challenges which the UK faces, and as part of this understand the needs of the Bank’s external stakeholders, including in the development and implementation of strategy.
Central to this is Lloyds Banking Group’s and the Bank’s purpose of Helping Britain Prosper. During the year the directors took a number of decisions with the Bank’s purpose and specific stakeholder interest in mind, which are discussed further on pages 3 to 4.
In 2024 the Responsible Business Committee provided further oversight and support of Lloyds Banking Group’s and the Bank’s plans for embedding responsible business in the Bank’s core purpose. The approach of the Board in respect of its key stakeholders is described further in a separate statement made in compliance with the Regulations on pages 2 to 4.
Directors
The names of the current directors are shown on page 14. Changes to the composition of the Board since 1 January 2024 up to the date of this report are shown in the table below.

	Joined the Board	Left the Board
Alan Dickinson		16 May 2024
Lord Lupton		16 May 2024
Nathan Bostock	1 August 2024
Directors’ indemnities
The directors of the Bank have entered into individual deeds of indemnity with Lloyds Banking Group which constitute ‘qualifying third party indemnity provisions’ for the purposes of the Companies Act 2006. The deeds indemnify the directors to the maximum extent permitted by law and remain in force. The deeds were in force during the whole of the financial year. In addition, Lloyds Banking Group had appropriate
Directors’ and Officers’ liability insurance cover in place throughout 2024. Deeds for existing directors are available for inspection at the Bank’s registered office.
Lloyds Banking Group has also granted deeds of indemnity by deed poll and by way of entering into individual deeds, which constitute
‘qualifying third party indemnity provisions’ to the directors of the Group’s subsidiary companies, including former directors who retired during the year, and to colleagues subject to the provisions of the Senior Managers and Certification Regime. Such deeds were in force during the financial year ended 31 December 2024 and remain in force as at the date of this report. Qualifying pension scheme indemnities have also been granted to the Trustees of Lloyds Banking Group’s Pension Schemes, including those schemes relevant to the Bank, which were in force for the whole of the financial year and remain in force as at the date of this report.

12	Lloyds Bank plc Annual Report and Accounts 2024
Directors’ report continued
Information required under DTR 7.2
Certain information is incorporated into this report by reference. Information about internal control and risk management systems relating to the financial reporting process can be found on page 9.
Information about share capital is shown in note 28 on page 135. The Bank is a wholly owned subsidiary of Lloyds Banking Group plc, which holds all of the Bank’s issued ordinary share capital.
The directors manage the business of the Bank under the powers set out in the Companies Act 2006 and the Bank’s articles of association, these powers include those in relation to the issue or buy back of the Bank’s shares.
The appointment and retirement of directors is governed by the Bank’s articles of association and the Companies Act 2006. The Bank’s articles of association may only be amended by a special resolution of the shareholders in a general meeting.
Conflicts of interest
The Board has a comprehensive procedure for reviewing, and as permitted by the Companies Act 2006 and the Bank’s articles of association, approving actual and potential conflicts of interest. Directors have a duty to notify the Chair and Company Secretary as soon as they become aware of actual or potential conflict situations. Changes to commitments of all directors are reported to the Board and a register of directors'
interests is regularly reviewed and authorised by the Board to ensure the authorisation status remains appropriate.
Branches, future developments and financial risk management objectives and policies
The Bank provides a wide range of banking and financial services through branches and offices in the UK and overseas. Information regarding future developments and financial risk management objectives and policies of the Group in relation to the use of financial instruments that would otherwise be required to be disclosed in the directors’ report, and which is incorporated into this report by reference, can be found in the strategic report.
Share capital
Information about share capital is shown in note 28 on page 135. This information is incorporated into this report by reference. The Bank did not repurchase any of its shares during 2024 (2023: none). There are no restrictions on the transfer of shares in the Bank other than as set out in the articles of association and certain restrictions which may from time to time be imposed by law and regulations.
Change of control
The Bank is not party to any significant agreements which take effect, alter or terminate upon a change of control of the Bank following a takeover bid. There are no agreements between the Bank and its directors or employees providing compensation for loss of office or employment that occurs because of a takeover bid.
Research and development activities
During the ordinary course of business the Bank develops new products and services within the business units.
Supporting disability
In April 2023, Lloyds Banking Group set a public goal to double the representation of senior management colleagues with disabilities to 12 per cent by 2025. Alongside this goal there was a commitment to improve the working environment and experience for colleagues with disabilities, including making recruitment processes more accessible and inclusive; supporting career development; improving the accessibility of workspaces and technology; upskilling colleagues to reduce stigma; and taking work beyond our own organisation to champion the disability community. As of the end of 2024, 16.1 per cent of senior management colleagues shared that they had a disability, meaning the original target was exceeded earlier than anticipated. Since launching this goal, there has been significant uplift in the number of colleagues sharing their disability data – rising from 24.7 per cent in March 2023 to 60.5 per cent at the end of 2024. Aspiration is for 80 per cent of colleagues to have shared their data by the end of 2025.
Information incorporated by reference
The following additional information forms part of the directors’ report, and is incorporated by reference.

Content		Pages
Disclosures required under the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008	Statement of employee engagement	2 to 4
	Statement of other stakeholder engagement	2 to 4
Significant contracts
Details of related party transactions are set out in note 33 on pages 138 to 139.
Streamlined Energy and Carbon Reporting
The Bank has taken advantage of the exemption from Streamlined Energy and Carbon Reporting (SECR) reporting requirements in its own directors’ report as it is covered by the Lloyds Banking Group SECR report given in the Lloyds Banking Group plc 2024 Annual Report and
Accounts, available at www.lloydsbankinggroup.com/investors/financial-downloads.html.

13	Lloyds Bank plc Annual Report and Accounts 2024
Directors’ report continued
Statement of directors’ responsibilities
The directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable law and regulations.
Company law requires the directors to prepare financial statements for each financial year. Under that law, the directors are required to prepare the Bank’s and the Group’s financial statements in accordance with international accounting standards in conformity with the requirements of the Companies Act 2006. Under company law, the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the Bank and the Group, and of the profit or loss of the Bank and the Group for that period. In preparing these financial statements, the directors are required to properly select and apply accounting policies; present information, including accounting policies, in a manner that provides relevant, reliable, comparable and understandable information; provide additional disclosures when compliance with the specific requirements in international accounting standards in conformity with the requirements of the Companies Act 2006 are insufficient to enable users to understand the impact of particular transactions, other events and conditions on the entity’s financial position and financial performance; and make an assessment of the Bank’s ability to continue as a going concern.
The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the Bank’s transactions and disclose with reasonable accuracy at any time the financial position of the Bank and the Group, and enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the Bank and the Group, and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities. A copy of the financial statements is placed on the website www.lloydsbankinggroup.com/investors/financial-downloads.html. The directors are responsible for the maintenance and integrity of all information relating to the Bank on that website. Legislation in the UK governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions.
Each of the current directors who are in office as at the date of this report, and whose names and functions are listed on page 14 of this annual report, confirm that, to the best of his or her knowledge:
•The Bank’s and the Group’s financial statements, which have been prepared in accordance with international accounting standards in conformity with the requirements of the Companies Act 2006 give a true and fair view of the assets, liabilities, financial position and profit or loss of the Bank and the Group
•The management report contained in the strategic report and the directors’ report includes a fair review of the development and performance of the business and the position of the Bank and the Group together with a description of the principal risks and uncertainties they face
•The Annual Report and Accounts, taken as a whole, are fair, balanced and understandable and provides the information necessary for shareholders to assess the Bank’s and the Group’s position, performance, business model and strategy. The directors have also separately reviewed and approved the strategic report
Independent auditor and audit information
Each person who is a director at the date of approval of this report confirms that, so far as the director is aware, there is no relevant audit information of which the Bank’s auditor is unaware and each director has taken all the steps that he or she ought to have taken as a director to make himself or herself aware of any relevant audit information and to establish that the Bank’s auditor is aware of that information. This confirmation is given and should be interpreted in accordance with the provisions of the Companies Act 2006.
On behalf of the Board
Kate Cheetham
Company Secretary
27 February 2025
Lloyds Bank plc
Registered in England & Wales
Company Number 2065

14	Lloyds Bank plc Annual Report and Accounts 2024
Current directors
Executive directors:
Charlie Nunn, Group Chief Executive
William Chalmers, Chief Financial Officer
Non-executive directors:
Sir Robin Budenberg CBE, Chair
Sarah Bentley
Nathan Bostock
Brendan Gilligan
Nigel Hinshelwood, Senior Independent Director
Sarah Legg
Amanda Mackenzie LVO OBE
Harmeen Mehta
Cathy Turner
Scott Wheway
Catherine Woods

15	Lloyds Bank plc Annual Report and Accounts 2024
Risk management
Risk management is at the heart of Helping
Britain Prosper and creating a more
sustainable and inclusive future for people
and businesses.
Our mission is to protect our customers,
shareholders, colleagues and the Group, while
enabling sustainable growth. This is achieved
through informed risk decisions and robust risk
management, supported by a consistent risk-
focused culture.
The Risk overview (pages 5 to 8) provides a summary of risk
management within the Group and the key focus areas for 2024.
This full risk management section provides a more in-depth view of how risk is managed within the Group including key developments in
2024, and the framework by which risks are identified, managed, mitigated and monitored.
All narrative and quantitative tables within the risk management section are unaudited unless otherwise stated. The audited
information is required to comply with the requirements of relevant
IFRS Accounting Standards.
Lloyds Bank Group’s approach to risk
The Group operates a prudent approach to risk, with rigorous management controls, supporting sustainable business growth within the Group’s risk appetite and minimising losses. Through a strong and independent risk function, a robust control framework is maintained to identify and escalate current and emerging risks, and drive and inform good risk-reward decision making.
To comply with UK-specific ring-fencing requirements, core banking services are ring-fenced from other activities within the overall Lloyds
Banking Group. The Group has adopted the enterprise risk
management framework (ERMF) of Lloyds Banking Group and
supplemented with additional tailored practices to address the ring-
fencing requirements.
Lloyds Banking Group’s ERMF is structured to align with the industry-
accepted internal control framework standards and applies to every area of the business, covering all types of risk. In 2024, the framework was reviewed and updated to align more closely to the changing nature of risks within the industry and the Group, along with evolving regulatory expectations.
The ERMF provides the Group with an effective mechanism for
developing and embedding risk policies and risk management
strategies which are aligned with the risks faced by its businesses. It also seeks to facilitate effective communication on these matters across the Group.
Updates to the enterprise risk management framework
Lloyds Banking Group has transformed its approach to risk
management to support its strategic ambition and purpose of Helping
Britain Prosper, and has conducted a comprehensive review of its
ERMF. This has resulted in a reduction in the number of principal risk types (or level one risk categories) from 14 to 10, and the
simplification of level two risk categories.
•Compliance risk supersedes the previous regulatory and legal risk
•Economic crime is now a principal risk, recognising the increased focus on topics such as fraud
•Previous change and execution, data and people risks are now classified as level two risks within the principal operational risk
•Operational resilience and strategic risk are no longer individual risks, but are addressed throughout the updated framework
•New definitions for conduct, model and operational risks
This change better aligns to the Basel Committee on Banking
Supervision’s event categories which will benefit the Group for scenario activities and regulatory reporting. This review will continue in 2025, with further focus on level three risks.
Further details of each principal risk, including level two risks, are provided on pages 21 to 62.
Risk appetite
The Group’s approach to setting, and the ongoing management of risk appetite is detailed in the risk appetite framework, which is an integral component of Lloyds Banking Group’s ERMF.
The Group defines risk appetite as the type and aggregate level of risk the Group is willing to take or accept in pursuit of its strategic objectives and business plans.
Risk appetite aligns to organisational objectives, defined through consideration of how it enables the Group to achieve its strategic aims. It reinforces our purpose, strategy and objectives by driving behaviour and setting boundaries around risk taking, to monitor changes in risk exposure, enabling the delivery of business plans.
The Board is responsible for approving the Group’s Board risk appetite at least annually. Group Board-level risk appetite metrics are augmented further by lower-level measures to facilitate the
management of Board risk appetite.
Risk culture
Guided by the Board, the senior management articulates and role models the core risk values to which the Group aspires. Lloyds
Banking Group’s senior management establishes a strong focus on building and sustaining long-term relationships with customers, through the economic cycle. The Group’s Code of Ethics and
Responsibility reinforces colleagues’ accountability for the risks they take and supports better decision making to meet their customers’
needs.
Risk skills and capabilities
To support a strong risk culture across the Group, all colleagues complete risk training as part of their annual mandatory training. A library of risk management learning resources is available, which all colleagues who have specific risk management roles can access to build their skills and capabilities.
There is ongoing investment in risk systems and models alongside the
Group’s focus on customer and product systems and processes. This drives improvements in risk data quality, aggregation and reporting, enabling effective and efficient risk decisions.
Risk governance
Governance frameworks
The Group’s approach to risk is based on a robust control framework and strong risk management culture, enabling the delivery of effective risk management, guiding the way all employees approach their work, behave and make decisions.
Authority is delegated from the Board to individuals through the management hierarchy. Senior management are supported by a
committee-based structure, ensuring open challenge and effective decision making.
The Group’s risk appetite, principles, policies, procedures, controls, and reporting are regularly reviewed and updated as required, to ensure they remain in line with evolving regulation, law, corporate governance and industry good practice.
The Board and senior management encourage a culture of
transparency which supports the interaction of the executive and non-executive governance structure.
Board-level engagement, combined with senior management in
Group-wide risk issues at Group Executive Committee level, ensure that any escalated issues are addressed promptly and that necessary remediation plans are initiated as required.
Line managers are accountable for identifying and managing risks in their individual businesses, ensuring that business decisions balance risk and reward, and are consistent with the Group’s risk appetite.
The risk committee governance framework is explained on page 17.

16	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Risk governance structure
The risk governance structure below is integral to effective risk management across Lloyds Banking Group, including Lloyds Bank
Group. To meet ring-fencing requirements, the Boards and Board
Committees of Lloyds Banking Group and the Ring-Fenced Banks
(Lloyds Bank plc and Bank of Scotland plc), as well as relevant
Committees of Lloyds Banking Group and the Ring-Fenced Banks, will sit concurrently and referred to as the Aligned Board Model.
Three lines of defence model
The Lloyds Banking Group ERMF is implemented through a 'three lines of defence' model, which has been enhanced during 2024 to ensure more clearly defined responsibilities and accountabilities across the business, and drive further consistency across the Group's oversight and assurance activities.
The Lloyds Banking Group three lines of defence model distinguishes between risk management, risk oversight and risk assurance, with continued focus on ensuring appropriate risk resource and capabilities is in place within each area:
•Senior management within the business areas (first line of defence)
have primary responsibility for risk decisions within Group risk appetite parameters set and approved by the Board. They have end-to-end accountability for all risks within their end-to-end business processes. They must ensure effective controls are in place both within the business and at third parties to manage risk appropriately within risk appetite. They are responsible for managing the direct and consequential risk by identifying,
assessing, mitigating, monitoring and reporting risks. They are also responsible for complying with relevant laws and regulations

Risk governance structure
Three lines of defence model
First line of defence
Risk management
Independent challenge of first line of defence
Second line of defence
Risk oversight
Independent challenge of both first and second lines of defence
Third line of defence
Risk assurance
Aggregation
Reporting
Escalation
Audit Committee
Board
Board Risk Committee
Group Chief Executive
Primary escalation
Lloyds Banking Group and Ring-Fenced Banks Risk Committee
Primary escalation
Risk Function committees and governance
Business area principal enterprise risk committees

•The Risk function (second line of defence) is independent from the first line of defence. It advises on, monitors, challenges, approves, escalates where required, and reports on the risk-taking activities undertaken by the first line, ensuring these are within the
constraints of the ERMF and risk appetite set by the Board. It provides oversight of governance, risk management and controls across the Group to ensure risks are identified and reported appropriately to the Board and the Group Chief Executive. The
Risk function also provides regulatory advice, supports
interpretation of regulatory requirements and provides oversight of first line compliance
•Group Audit (third line of defence) provide independent assurance to the Group Audit Committee, Board Risk Committee and the
Board on the effectiveness of control and governance processes in place across the first and second lines. It exercises its role as a single independent internal audit function through the delivery of reviews and insights, identifying the most significant risks facing the Group. The function provides opinion and challenge on the
Group’s control environment to the Audit Committee, Board and
Board Audit Committees
•The Company Secretariat supports senior and Board level
committees and supports agenda planning. This gives a further line of escalation outside the three lines of defence

17	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Risk governance structure
Board, Executive and Risk Committees
The Group’s risk governance structure strengthens risk evaluation and management, while also positioning the Group to manage the changing regulatory environment in an efficient and effective manner.
Assisted by the Board Risk and Audit Committees, the Board approves the Group’s overall governance, risk and control frameworks and risk appetite. Refer to the corporate governance section on pages 10 to 13, for further information on Board Committees.
The sub-group, business unit (where appropriate) and functional risk committees review and recommend relevant risk appetite and monitor local risk profile and adherence to appetite.
Executive and Risk Committees
The Group Chief Executive is supported by the following:

Committees	Risk focus
Lloyds Banking Group and Ring-Fenced Banks Executive Committee (GEC)	Assists the Group Chief Executive in exercising their authority in relation to material matters which have strategic, cross-business unit, cross-function or Group-wide implications.
Lloyds Banking Group and Ring-Fenced Banks Risk Committees (GRC)
Responsible for the development, implementation and effectiveness of Lloyds Banking Group’s enterprise risk management framework, the clear articulation of the Group’s risk appetite and monitoring and reviewing of the
Group’s aggregate risk exposures, control environment and concentrations of risk.

Lloyds Banking Group and Ring-Fenced Banks Asset and Liability Committees (GALCO)
Responsible for the strategic direction of the Group’s assets and liabilities and the profit and loss implications of balance sheet management actions. The Committee reviews and determines the appropriate allocation of capital, liquidity and funding, and market risk resources and makes appropriate trade-offs between risk and reward.

Lloyds Banking Group and Ring-Fenced Banks Cost Management Committees	Leads and shapes the Group’s approach to cost management, ensuring appropriate governance and process over Group-wide cost management activities and effective control of the Group’s cost base.
Lloyds Banking Group and Ring-Fenced Banks Contentious Regulatory Committees	Provides senior management oversight, challenge and accountability in connection with the Group’s engagement with contentious regulatory matters as agreed by the Group Chief Executive.
Lloyds Banking Group and Ring-Fenced Banks Strategic Delivery Committees
Responsible for driving the execution of the Group’s investment portfolio and strategic transformation agenda as agreed by the Group Chief Executive. Monitors execution performance and progress against strategic objectives. Assists in resolving issues on individual project areas and prioritisation across the Group. Seeks to resolve challenges that require cross-Group support, ensuring appropriate funding is available. Ensures that project performance provides value for money for the Group, and that autonomy is maintained alongside accountability for projects and platforms.

Lloyds Banking Group and Ring-Fenced Banks Disclosure Committee	Provides oversight of the accuracy, completeness and timeliness of disclosures made to the market and/or prospective investors.
Lloyds Banking Group and Ring-Fenced Banks Net Zero Committees
Provides direction and oversight of the Group’s environmental sustainability strategy, with particular focus on the net zero transition and nature strategy. Oversight of the Group’s approach to meeting external environmental commitments and targets, including the Net Zero Banking Alliance (NZBA). Recommend all
external material commitments and targets in relation to environmental sustainability.

Lloyds Banking Group and Ring-Fenced Banks Conduct Investigations Committee
Protects and promotes the Group’s conduct, values and behaviours by taking action to rectify the most serious cases of misconduct within the Group. The Committee makes decisions and recommendations (including sanctions) on investigations which have been referred from the triage process, and oversees regular reviews to identify thematic outcomes and lessons learned, which are shared with the business.

The Lloyds Banking Group and Ring-Fenced Banks Risk Committee is supported by business unit risk committees, cross-business unit committees addressing specific matters of Group-wide significance, and the following second line of defence Risk committees which ensure oversight of risk management:

Lloyds Banking Group and Ring-Fenced Banks Market Risk Committee
Responsible for monitoring, oversight and challenge of market risk exposures across the Group. Reviews and proposes changes to the market risk management framework, and reviews the adequacy of data quality needed for managing market risks. Issues of Group-level significance are escalated to GALCO or GFRC as required.

Lloyds Banking Group and Ring-Fenced Banks Economic Crime Prevention Committee
Ensures that the Group’s economic crime risk management complies with its strategic aims, corporate responsibility, risk appetite and economic crime prevention policy. The Committee provides direction and appropriate focus on priorities to enhance the Group’s economic crime risk management capabilities in line with business and customer objectives, whilst aligning to the Group’s target operating model.

Lloyds Banking Group and Ring-Fenced Banks Financial Risk Committee (GFRC)
Responsible for overseeing, reviewing, challenging and, where relevant, making recommendations to GALCO,
GEC and/or BRC for the following matters: internal capital stress tests; all PRA and any other regulatory stress tests; reverse stress tests; ICAAP; Pillar 3; recovery plans and resolution; sign-off of level one models; annual refresh of through the cycle loss rates; Resolvability Assessment Framework; and relevant ad-hoc stress tests or other analysis as and when required by the Committee.

Lloyds Banking Group and Ring-Fenced Banks Capital Risk Committee
Provides oversight and challenge over holistic capital risk matters, focusing on Lloyds Banking Group and the
Ring-Fenced Bank. Reviews latest capital positions and plans, capital risk appetite proposals, early warning indicators, Capital Contingency Framework assessment and regulatory developments specific to capital. Issues of Group-level significance are escalated to GALCO or GFRC as required.

Lloyds Banking Group and Ring-Fenced Banks Model Governance Committee
Provides debate, challenge and support of decisions relating to Lloyds Banking Group’s model risk management policy. Facilitating the approval of models, model changes and model-related items as required by model policy, including items related to the governance framework as a whole and its application.

Lloyds Banking Group and Ring-Fenced Banks Liquidity Risk Committee
Provides oversight, monitoring, challenge, and approval for liquidity and funding risks across the Ring-Fenced
Bank and Lloyds Banking Group. Reviews and proposes changes to the liquidity and funding risk management framework, including the ILAAP, liquidity risk appetite and internal liquidity stress testing. Issues of Group-level significance are escalated to GALCO or GFRC as required.

18	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Risk decision making and reporting
Risk analysis and reporting enables better understanding of risks and returns, supporting the identification of opportunities as well as better management of risks.
An aggregate view of the Group’s overall risk profile, key risks and management actions, and performance against risk appetite,
including the Group Control and Risk Environment report, is reported to and discussed regularly at Group Risk Committee and Board Risk
Committee.
Risk and control cycle from identification to reporting
To allow senior management to make informed risk decisions, the business follows a continuous risk management approach. This risk and control cycle, from identification to reporting, ensures that there is consistency in the approach to managing and mitigating risks impacting the Group.
The risk and control self-assessment (RCSA) process is used to identify, measure and manage operational risks across the Group.
Risks are identified and measured on an inherent basis, using a consistent quantification methodology.
Financial reporting risk management systems and internal controls
Following the updated enterprise risk management framework,
financial reporting (including tax) is now recognised as a level two risk within the principal operational risk. Please see pages 61 and 62 for further detail.
The Audit Committee reviews the quality and acceptability of Lloyds
Bank Group’s financial disclosures. In addition, the Lloyds Banking
Group Disclosure Committee assists the Lloyds Bank Group Chief
Executive and Chief Financial Officer in fulfilling their disclosure responsibilities under relevant listing and other regulatory and legal requirements.

19	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Stress testing
Overview
Stress testing is recognised as an important risk management tool by the Boards, senior management, the businesses and the Risk and
Finance functions of all parts of the Group and its legal entities. It is fully embedded in the planning process of the Group and its key legal entities as a key activity in medium-term planning, and senior management is actively involved in stress testing activities.
Scenario stress testing is used to support:
Risk identification:
•Understanding key vulnerabilities of the Group and its key legal entities under adverse economic conditions
Risk appetite:
•Assessing the results of the stress test against the risk appetite of all parts of the Group to ensure the Group and its legal entities are managed within their risk parameters
•Setting of risk appetite by assessing the underlying risks under stress conditions
Strategic and capital planning:
•Senior management and the Boards of the Group and its key legal entities to adjust strategies if the plan does not meet risk appetite in a stressed scenario
•The ICAAP, by demonstrating capital adequacy and meeting the requirements of regulatory stress tests that are used to inform the setting of the PRA and management buffers (see capital risk on pages 21 to 25) of the Group and its separately regulated legal entities
•The capital allocation process which feeds into business unit performance management
Risk mitigation:
•The development of potential actions and contingency plans to mitigate the impact of adverse scenarios. Stress testing also links directly to the recovery and resolution planning process of the
Group and its legal entities
Internal stress tests
On at least an annual basis, the Group conducts macroeconomic stress tests to highlight and understand the key vulnerabilities of the
Group’s and its legal entities’ business plans to adverse changes in the economic environment, to evaluate mitigating actions and ensure that there are adequate financial resources in the event of a downturn.
Reverse stress testing
Reverse stress testing is used to explore the vulnerabilities of the
Group’s and its key legal entities’ strategies and plans for extreme adverse events that would cause the businesses to fail. Where this identifies plausible scenarios with an unacceptably high risk, the
Group or its entities will adopt measures to prevent or mitigate that and reflect these in strategic plans.
Other stress testing activity
The Group’s stress testing programme also involves undertaking assessments of liquidity scenarios, market risk sensitivities and scenarios, and business-specific scenarios. If required, ad hoc stress testing exercises are also undertaken to assess emerging risks, as well as in response to regulatory requests. This wide-ranging programme provides a comprehensive view of the potential impacts arising from the risks to which the Group is exposed and reflects the nature, scale and complexity of the Group. In 2024, Lloyds Banking Group also participated in the Bank of England’s System-wide exploratory scenario (SWES), to improve understanding of the behaviours of banks and non-bank financial institutions during stressed financial market conditions. The results were published at a sectorial level; for the banking sector, this stress had minimal impact.
Detailed stress testing information can be found within each relevant risk in the Risk management section (capital risk page 21, liquidity risk page 51 and market risk page 57).
Methodology
The stress tests process must comply with all regulatory requirements, which is achieved through comprehensive scenarios and a rigorous divisional, functional, risk and executive review and challenge process, supported by analysis and insight into impacts on customers and business drivers.
All relevant business, Risk and Finance teams are involved in the delivery of analysis, and ensure the sensitivity of the business plan to each risk is well understood. The methodologies and modelling approach used for stress testing embed direct links between the macroeconomic scenarios and the drivers for each business area to give appropriate stress sensitivities. All material assumptions used in modelling are documented and justified, with a clearly
communicated review and sign-off process. Modelling is supported by expert judgement and is subject to Lloyds Banking Group’s model governance policy.
Governance
Clear accountabilities and responsibilities for stress testing are assigned to senior management and the Risk and Finance functions throughout the Group and its key legal entities. This is formalised through the Lloyds Banking Group business planning and stress testing policy and procedure, which are reviewed at least annually.
The Group Financial Risk Committee (GFRC), chaired by the Chief
Risk Officer and attended by the Chief Financial Officer and other senior Risk and Finance colleagues, has primary responsibility for overseeing the development and execution of the Group’s stress tests.
The review and challenge of the Group’s detailed stress forecasts, the key assumptions behind these, and the methodology used to translate the economic assumptions into stressed outputs conclude with the appropriate Finance and Risk sign-off. The outputs are then presented to the GFRC and the Board Risk Committee for review and challenge.
With regulatory exercises being approved at Board Risk Committee and Board where appropriate.

20	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Emerging and topical risks
Background and framework
Recognising emerging risks is a crucial part of the Group’s risk management strategy. It allows the Group to pinpoint key risks and opportunities, enabling proactive responses through strategic planning and effective risk mitigation. Although emerging risks are not classified as principal risks, they require strong focus to prevent potentially adverse impacts or missed opportunities.
Impacts from emerging risks on the Group’s principal risks can materialise in two ways:
•Emerging risks can impact the Group’s principal risks directly in the absence of an appropriate strategic response
•Emerging risks can be a source of new risks, dependent on the chosen response and the underlying assumptions on how given
emerging risks may manifest
Risk identification
The basis for risk identification is underpinned by horizon scanning, external research and insights, supported by collaboration between functions across the Group. The Group works closely with regulatory authorities and industry bodies to ensure that it can monitor external developments and identify and respond to the evolving landscape, particularly in relation to compliance risk. In addition, the Group engages with external experts to gain external insight and context.
This activity complements and builds upon the annual strategic planning cycle and is used to identify key external trends, risks and opportunities for the Group.
The Group is continually enhancing its methods for identifying and prioritising emerging and topical risks. Throughout 2024, the Group enhanced its emerging risk methodology, further allowing greater focus on the underlying risk drivers and enabling a more granular level of assessment alongside targeted planning and mitigation activity.
These improvements reflect the Group’s strategic transformation journey, and the planned investments outlined in its business plans.
The 2024 assessment has refined the emerging and topical risk themes from eight to six.
The emerging risk themes detailed in the Risk overview section on page 8 align to the current principal risks the Group is managing, many of which are continuous areas of focus. The nature of emerging risks is expected to evolve and may require different solutions to mitigate from the measures used today. The risks also correlate, for example consumer expectations and market dynamics will be
influenced by the UK economic and political environment.
Risk mitigation and monitoring
Emerging risk themes have been discussed at executive-level
committees throughout 2024, with key actions assigned to closely monitor their manifestation and potential opportunities, and in some cases, also forming part of the business planning process. Deep dives on selected emerging risk themes are also planned for 2025.
The following table details how the Group is monitoring and
mitigating against each of its emerging risk themes.

Emerging and topical risk theme	Mitigating actions
Consumer expectations and market dynamics	Regular reviews into: •Impacts caused by cost-of-living challenges •Customer proposition by business area •The Group’s strategy, including performance, key risks and external environment
Evolution of operating model
•Implementation of playbooks in the event
significant disruptive events occur, for example
a pandemic or system outages, which are
refreshed at least annually
•Strengthened measures to ensure that the
Group is prepared for significant disruption to
supply chains
•Enhanced business continuity plans ahead of
the March 2025 operational resilience
regulatory deadline
•Review of the Group’s strategic workforce
planning to ensure the required skills
composition

Evolution of technology, AI and cybercrime
•Continued transformation and modernisation
of our technology and infrastructure
•Deep dives completed on Generative AI, cyber
risk, IT systems risk and economic crime
prevention at Board-level committees
•Implementation of a data ethics and AI
framework within Lloyds Banking Group’s data
and model risk policies

Global economic and geopolitical environment
•Evaluation of the Group’s economic
assumptions in response to the macroeconomic
environment
•Intelligence scanning to detect and identify
triggers and events that may impact the Group
and its operations

Regulatory agenda and expectations	•Monitoring of regulatory developments through horizon scanning activity •Engagement with regulators on key areas of focus •Oversight of the Group’s climate strategy and external sector statements
UK economic and political environment
•Evaluation of the Group’s base case economic
assumptions in response to the macroeconomic
environment
•Undertake stress tests to assess the impact of
various economic scenarios on the Group’s
performance

21	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Full analysis of principal risk categories
The Group’s risk framework covers all types of risk which affect the
Group and could impact on the achievement of its strategic
objectives.
Detailed information relating to each principal risk is included over the following pages 21 to 62.
Capital risk
Definition
Capital risk is defined as the risk that an insufficient quantity or quality of capital is held to meet regulatory requirements or to support business strategy, an inefficient level of capital is held or that capital is inefficiently deployed across the Group.
Exposures
A capital risk event arises when the Group has insufficient capital resources to support its strategic objectives and plans, and to meet both regulatory and external stakeholder requirements and
expectations. This could arise due to a depletion of the Group’s capital resources as a result of the crystallisation of any of the risks to which it is exposed, or through a significant increase in risk-weighted assets as a result of rule changes or economic deterioration.
Alternatively a shortage of capital could arise from an increase in the minimum requirements for capital or leverage or the minimum
requirement for own funds and eligible liabilities (MREL) either at
Group level or regulated entity level. The Group’s capital management approach is focused on maintaining sufficient and appropriate capital resources across all regulated levels of its structure in order to prevent such exposures.
Measurement
In accordance with UK ring-fencing legislation, the Group was appointed as the Ring-Fenced Bank sub-group (‘RFB sub-group’)
under Lloyds Banking Group plc. As a result the Group is subject to separate supervision by the UK Prudential Regulation Authority (PRA)
on a sub-consolidated basis (as the RFB sub-group) in addition to the supervision applied to Lloyds Bank plc on an individual basis.
The Group maintains capital levels on a consolidated and individual basis commensurate with a prudent level of solvency to achieve financial resilience and market confidence. To support this, capital risk appetite on both a consolidated and individual basis is calibrated by taking into consideration both an internal view of the amount of capital to hold as well as external regulatory requirements.
The Group assesses both its regulatory capital requirements and the quantity and quality of capital resources it holds to meet those requirements in accordance with the relevant provisions of the Capital
Requirements Directive (CRD V) and Capital Requirements Regulation
(UK CRR). This is supplemented through additional regulation set out under the PRA Rulebook and through associated statements of policy, supervisory statements and other regulatory guidance.
Further details of the regulatory capital and leverage frameworks to which the Group is subject, including the means by which its capital and leverage requirements and capital resources are calculated, are provided in the Group’s Pillar 3 disclosures.
The minimum amount of total capital, under Pillar 1 of the regulatory capital framework, is set at 8 per cent of total risk-weighted assets.
At least 4.5 per cent of risk-weighted assets are required to be met with common equity tier 1 (CET1) capital and at least 6 per cent of risk-weighted assets are required to be met with tier 1 capital.
Minimum Pillar 1 requirements are supplemented by both additional minimum requirements under Pillar 2A of the regulatory capital framework, the aggregate of which is referred to as the Group’s Total
Capital Requirement (TCR), and by a number of regulatory capital buffers as described below.
Additional minimum capital requirements under Pillar 2A are set by the PRA as a firm-specific Individual Capital Requirement (ICR)
reflecting a point in time estimate, which may change over time, of the minimum amount of capital to cover risks that are not fully covered by Pillar 1, such as concentration risk, residual value risk and operational risk, and those risks not covered at all by Pillar 1, such as pension obligation risk and interest rate risk in the banking book
(IRRBB). This is set as a variable amount for Pillar 2A (being a set percentage of risk-weighted assets), with fixed add-ons for certain risk types. The Group’s Pillar 2A capital requirement at 31 December
2024 is the equivalent of around 3.0 per cent of risk-weighted assets, of which the minimum amount to be met by CET1 capital is the equivalent of around 1.7 per cent of risk-weighted assets.
A range of additional regulatory capital buffers apply under the capital rules, which are required to be met with CET1 capital. These include a capital conservation buffer (2.5 per cent of risk-weighted assets) and a time-varying countercyclical capital buffer (CCyB) which was around 1.9 per cent of risk-weighted assets at 31 December 2024.
In addition, the Group in its capacity as the RFB sub-group is subject to an other systemically important institution (O-SII) buffer of 2.0 per cent of risk-weighted assets which is designed to hold systemically important banks to higher capital standards, so that they can withstand a greater level of stress before requiring resolution. The latest review point under the Financial Policy Committee’s framework occurred during November 2024 (based upon the average of the RFB sub-group’s quarter-end UK leverage exposure measures over 2023)
which resulted in no change to the buffer.
As part of the Group’s capital planning process, forecast capital positions are subjected to stress testing to determine the adequacy of the Group’s capital resources against minimum requirements,
including the Pillar 2A requirement. The PRA considers outputs from both the Group’s internal stress tests and Bank of England (BoE)
stress tests, in conjunction with other information, as part of the process for informing the setting of a bank-specific capital buffer for the Group, known as the PRA Buffer. The PRA requires this buffer to remain confidential.
Usage of the PRA Buffer would trigger a dialogue between the Group and the PRA to agree what action is required whereas a breach of the combined buffer (all other regulatory buffers, as referenced above)
would give rise to mandatory restrictions upon any discretionary capital distributions. The PRA has previously communicated its expectation that banks’ capital and liquidity buffers can be drawn down as necessary to support the real economy through a shock and that sufficient time would be made available to restore buffers in a gradual manner.
In addition to the risk-based capital framework outlined above, the
Group is also subject to minimum capital requirements under the UK
Leverage Ratio Framework. The leverage ratio is calculated by dividing tier 1 capital resources by the leverage exposure which is a defined measure of on-balance sheet assets and off-balance sheet items.
The minimum tier 1 leverage ratio requirement under the UK Leverage
Ratio Framework is 3.25 per cent. At 31 December 2024, this is supplemented by a time-varying countercyclical leverage buffer
(CCLB) requirement, which is 0.7 per cent of the leverage exposure measure and an additional leverage ratio buffer (ALRB) requirement of 0.7 per cent of the leverage exposure measure which reflects the application of the Group’s O-SII buffer.
At least 75 per cent of the 3.25 per cent minimum leverage ratio requirement as well as 100 per cent of regulatory leverage buffers must be met by CET1 capital.
As at 31 December 2024 the leverage ratio framework did not give rise to higher regulatory capital requirements for the Group than the risk-
based capital framework.

22	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Mitigating actions
The Group’s capital management framework is part of a
comprehensive framework within Lloyds Banking Group that includes the setting of capital risk appetite and capital planning and stress testing activities. Close monitoring of capital, leverage and MREL ratios is undertaken to ensure the Group meets regulatory
requirements and risk appetite levels and deploys its capital resources efficiently.
The Group regularly refreshes and monitors its suite of early warning indicators and maintains a Capital Contingency Framework as part of the Lloyds Banking Group Recovery Plan, which is designed to identify and escalate emerging capital concerns at an early stage, so that mitigating actions can be taken, if needed. The Recovery Plan sets out a range of potential mitigating actions that the Group could take in response to a stress, including as part of the wider Lloyds Banking
Group response. For example the Group is able to accumulate
additional capital through the retention of profits over time, which can be enhanced through reducing or cancelling dividend payments upstreamed to its parent (Lloyds Banking Group plc), by raising new equity via an injection of capital from its parent and by issuing additional tier 1 or tier 2 capital securities to its parent. The cost and availability of additional capital from its parent is dependent upon market conditions and perceptions at the time.
The Group is also able to manage the demand for capital through management actions including adjusting its lending strategy, business disposals and through the efficient use of securitisations and other optimisation activity.
Capital policies and procedures are well established and subject to independent oversight.
Monitoring
The Group’s capital is actively managed and monitoring capital ratios is a key factor in the Group’s planning processes and stress testing.
Multi-year base case forecasts of the Group’s capital position, based upon the Group’s operating plan, are produced at least annually to inform the Group capital plan whilst shorter-term forecasts are undertaken to understand and respond to variations of the Group’s actual performance against the plan. The Group’s capital plan is tested for capital adequacy using relevant stress scenarios and sensitivities covering adverse economic conditions as well as other adverse factors that could impact the Group.
Regular monitoring of the capital position for the Group and its key regulated entities is undertaken by a range of Lloyds Banking Group and Ring-Fenced Banks committees, including Group Capital Risk
Committee (GCRC), Group Financial Risk Committee (GFRC), Group
Asset and Liability Committees (GALCO) and Group Risk Committees
(GRC), in addition to the Board Risk Committee (BRC) and the Board.
This includes reporting of actual ratios against risk appetite, base case and stress scenario projected ratios, and review of early warning indicators and assessment against the Capital Contingency
Framework.
The regulatory capital framework within which the Group operates continues to evolve and further detail on this is provided in the
Group’s Pillar 3 disclosures. The Group continues to monitor prudential developments very closely, analysing the potential capital impacts to ensure that, through organic capital generation and management actions, the Group continues to maintain a strong capital position that exceeds both minimum regulatory requirements and the Group’s risk appetite and is consistent with market
expectations.
Minimum requirement for own funds and eligible liabilities (MREL)
Global systemically important banks (G-SIBs) are subject to an international standard on total loss absorbing capacity (TLAC). The standard is designed to enhance the resilience of the global financial system by ensuring that failing G-SIBs have sufficient capital to absorb losses and recapitalise under resolution, whilst continuing to provide critical banking services.
In the UK, the Bank of England has implemented the requirements of the international TLAC standard through the establishment of a framework which sets out minimum requirements for own funds and
MREL. The purpose of MREL is to require firms to maintain sufficient own funds and eligible liabilities that are capable of credibly bearing losses or recapitalising a bank whilst in resolution. MREL can be satisfied by a combination of regulatory capital and certain unsecured liabilities (which must be subordinate to a firm’s operating liabilities).
The Bank of England’s MREL statement of policy (MREL SoP) sets out its approach to setting external MREL and the distribution of MREL resources internally within groups. Internal MREL resources are intended to enable a material subsidiary to be recapitalised as part of a group resolution strategy without the need for the Bank of England to apply its resolution powers directly to the subsidiary itself.
The Group’s parent, Lloyds Banking Group plc, is subject to the Bank of England’s MREL SoP and must therefore maintain a minimum level of external MREL resources. Lloyds Banking Group plc operates a single point of entry (SPE) resolution strategy, with Lloyds Banking
Group plc as the designated resolution entity. Under this strategy, the
Group has been identified as a material subsidiary of Lloyds Banking
Group plc and must therefore maintain a minimum level of internal
MREL resources. As at 31 December 2024, the Group’s internal MREL resources exceeded the minimum required.
Analysis of CET1 capital position
The Group’s common equity tier 1 (CET1) capital ratio decreased to
13.7 per cent at 31 December 2024 compared to 14.4 per cent at
31 December 2023. Profit for the year, including the provision charge for motor finance commission arrangements, was more than offset by the ordinary dividends paid during the year, distributions on other equity instruments and an increase in risk-weighted assets.

23	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Capital resources
The table below summarises the consolidated capital position of the Group. This reflects the application of the transitional arrangements for
IFRS 9. The Group’s Pillar 3 disclosures provide a comprehensive analysis of the own funds of the Group.

	At 31 Dec 2024 £m	At 31 Dec 2023 £m
Common equity tier 1
Shareholders’ equity per balance sheet	33,975	35,355
Adjustment to retained earnings for foreseeable dividends	–	(490)
Cash flow hedging reserve	3,568	3,554
Other adjustments	(15)	73
	37,528	38,492
less: deductions from common equity tier 1
Goodwill and other intangible assets	(5,494)	(5,531)
Prudent valuation adjustment	(92)	(117)
Excess of expected losses over impairment provisions and value adjustments	(75)	–
Removal of defined benefit pension surplus	(2,215)	(2,653)
Deferred tax assets	(4,042)	(3,971)
Common equity tier 1 capital	25,610	26,220
Additional tier 1
Additional tier 1 instruments	5,695	5,018
Total tier 1 capital	31,305	31,238
Tier 2
Tier 2 instruments	5,826	5,747
Eligible provisions	83	417
Total tier 2 capital	5,909	6,164
Total capital resources	37,214	37,402

Risk-weighted assets	186,996	182,560

Common equity tier 1 capital ratio	13.7%	14.4%
Tier 1 capital ratio	16.7%	17.1%
Total capital ratio	19.9%	20.5%
Total capital requirement
The Group’s total capital requirement (TCR) as at 31 December 2024, being the aggregate of the Group’s Pillar 1 and Pillar 2A capital requirements, was £20,479 million (31 December 2023: £20,004 million).

24	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Movements in CET1 capital resources
The key movements are set out in the table below.

Common equity tier 1 £m
At 31 December 2023	26,220
Profit for the year	3,486
Movement in foreseeable dividends[1]	490
Dividends paid out on ordinary shares during the year	(3,990)
IFRS 9 transitional adjustment to retained earnings	(144)
Distributions on other equity instruments	(363)
Other movements	(89)
At 31 December 2024	25,610
1Reflects the reversal of the brought forward accrual from 31 December 2023.
CET1 capital resources have decreased by £610 million during the year, with profit for the year more than offset by the payment of ordinary dividends during the year and distributions on other equity instruments.
The IFRS 9 transitional arrangements for dynamic relief amounted to £4 million (31 December 2023: £155 million) through CET1 capital. The transitional arrangements ended on 1 January 2025.
Movements in total capital
The Group’s total capital ratio reduced to 19.9 per cent at 31 December 2024 compared to 20.5 per cent at 31 December 2023. The issuance of
AT1 and Tier 2 capital instruments was more than offset by the increase in risk-weighted assets, the reduction in CET1 capital, the redemption of an AT1 capital instrument and the impact of interest rate movements, regulatory amortisation and a reduction in eligible provisions on Tier 2 capital.
Risk-weighted assets

	At 31 Dec 2024 £m	At 31 Dec 2023 £m
Foundation Internal Ratings Based (IRB) Approach	35,359	36,478
Retail IRB Approach	90,548	85,436
Other IRB Approach	6,327	6,126
IRB Approach	132,234	128,040
Standardised (STA) Approach[1]	19,380	19,021
Credit risk	151,614	147,061
Securitisation	7,648	8,246
Counterparty credit risk	1,119	875
Credit valuation adjustment risk	244	454
Operational risk	26,079	25,605
Market risk	292	319
Risk-weighted assets	186,996	182,560
of which: threshold risk-weighted assets[2]	1,211	1,424
1Threshold risk-weighted assets are included within the Standardised (STA) Approach.
2Threshold risk-weighted assets reflect the element of deferred tax assets that are permitted to be risk-weighted instead of being deducted from CET1 capital.
Risk-weighted assets increased by £4,436 million, or 2 per cent, from £182,560 million at 31 December 2023 to £186,996 million at 31 December
2024. This includes the impact of lending growth, Retail secured CRD IV increases and other movements, partly offset by optimisation including capital efficient, net present value positive securitisation activity.

25	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Leverage ratio
The table below summarises the component parts of the Group’s leverage ratio.

	At 31 Dec 2024 £m	At 31 Dec 2023 £m

Total tier 1 capital	31,305	31,238
Exposure measure
Statutory balance sheet assets
Derivative financial instruments	4,235	3,165
Securities financing transactions	44,143	32,796
Loans and advances and other assets	562,835	569,444
Total assets	611,213	605,405
Qualifying central bank claims	(42,098)	(57,430)
Derivatives adjustments	(3,648)	(1,737)
Securities financing transactions adjustments	1,892	1,431
Off-balance sheet items	30,849	31,494
Amounts already deducted from Tier 1 capital	(11,864)	(12,060)
Other regulatory adjustments[1]	(4,012)	(4,950)
Total exposure measure	582,332	562,153
Average exposure measure[2]	597,279

UK leverage ratio	5.4%	5.6%
Average UK leverage ratio[2]	5.3%

Leverage exposure measure (including central bank claims)	624,430	619,583
Leverage ratio (including central bank claims)	5.0%	5.0%
1Includes deconsolidation adjustments that relate to the deconsolidation of certain Group entities that fall outside the scope of the Group’s regulatory capital consolidation and adjustments to exclude lending under the UK Government’s Bounce Back Loan Scheme (BBLS).
2The average UK leverage ratio is based on the average of the month end tier 1 capital position and average exposure measure over the quarter (1 October 2024 to 31 December
2024). The average of 5.3 per cent compares to 5.3 per cent at the start and 5.4 per cent at the end of the quarter.
Analysis of leverage movements
The UK leverage ratio reduced to 5.4 per cent at 31 December 2024 compared to 5.6 per cent at 31 December 2023, reflecting the increase in the leverage exposure measure following lending growth and increases across securities financing transactions and other assets (excluding central bank claims). The average leverage exposure measure reflected higher levels of securities financing transactions during the quarter.

26	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Climate risk
Definition
The Group defines climate risk as the risk from the impacts of climate change and the transition to net zero (‘inbound risk’), or a result of the Group’s response to tackling climate change and supporting the transition to net zero (‘outbound risk’).
Embedding
Climate risk continues to be a principal risk, recognising the importance of the topic as it progresses toward being fully embedded.
However, the approach is less mature compared to the Group’s other principal risks and continues to evolve. Climate risk also differs from other risks, as it can materialise through inbound risk, outbound risk or potentially both:
•Inbound risk: impacts of a risk on the Group’s balance sheet, which can lead to a financial loss. Managing inbound risks is critical to mitigate this potential impact, including supporting customers to be aware of potential risks. Examples include
property devaluation, relied on as collateral, from physical and transition risks and extreme weather events increasing
insurance losses
•Outbound risk: impacts of the Group’s balance sheet or activity on the environment driven by our strategy or purpose. Examples
include the insufficient consideration of climate risk in external disclosure, or external perception of the Group’s actions, claims and disclosures
Understanding the potential impacts from climate risk on the Group and other stakeholders continues to develop through our evolving approach to double materiality across a range of sustainability risks, including climate risk.
Lloyds Banking Group’s climate risk policy provides an overarching framework for managing climate risks. This aims to ensure awareness of key climate-related risks across the different areas of the Group, and that appropriate processes and controls are in place to mitigate these risks. The policy includes requirements for governance, scenario analysis and management of climate risks, as well as governance requirements for different aspects of Lloyds Banking Group’s net zero strategy. Activity across the Group to meet these requirements is actively monitored, including through the development of the Group’s climate risk profile.
The impacts from climate risk largely manifest through other principal risks. Therefore, the Group aims to ensure that consideration of climate risk is reflected within its approach for managing other principal risks.
Exposures
Climate risks arise through two channels, physical and transition risks, with various methods used to help identify and assess the Group’s potential exposure.
Examples of how the Group seeks to understand physical risks include identifying areas at high risk of flooding and assessing our potential exposure to flood risk across our mortgage portfolio. Flood risk and coastal erosion is discussed in more detail in the Lloyds Banking Group sustainability report 2024 on page 133.
Examples of how the Group seeks to understand transition risks include:
•For Commercial Banking lending, the Group’s ESG tool assesses exposure to the impact of climate risk for specific customers as part of the credit decisioning process
•For Retail lending, energy efficiency is assessed for the Homes portfolio via energy performance certificates (EPC)
Transition risks have been assessed to have more short to medium term impacts, although are particularly dependent on the extent of government policies to meet climate commitments on limiting future global warming. However, current modelling approaches suggest significant impacts relating to physical risks will be longer term, although there are industry-wide weaknesses in determining the economic impact of physical risk. Addressing these gaps might increase the estimated impact of physical risk and potentially reduce the estimated timeframe to manifest.
The Group has identified the sectors at increased risk from the impacts of climate change and continues to monitor its loans and advances to customers in these sectors, see page 80 in the Lloyds
Banking Group sustainability report 2024.
Taken together, these assessments, supported by consideration of the risks relating to the Group’s response to managing these, inform the key climate-related risks at Lloyds Banking Group level. This considers the cross-cutting impacts across other principal risks.
The materiality of the Group’s key climate risks reflects their potential impact on the Group, as a key component of the Lloyds Banking
Group ERMF, all risks, including climate risk are assessed against a matrix with impact and likelihood axes. Several factors are assessed to determine the materiality of impacts.
These impacts are considered on an ongoing basis, with formal assessment at least annually or driven more frequently by numerous triggers. This assessment is supported by horizon scanning of climate-
related developments and additional quantitative and qualitative analysis, such as scenario analysis results.
Measurement
The Group undertakes a number of different activities to measure the impact of the key inbound and outbound risks relating to climate change.
From an outbound perspective, the Group measures its emissions relating to activities across Bank finance, supply chain and its own operations. This provides a view on the impact of the Group’s activities, as well as identifying areas where the Group can most effectively reduce emissions to support the transition to net zero.
Further detail on the approach for each of these areas is provided on pages 4 to 40 in the Lloyds Banking Group sustainability metrics basis of reporting 2024.
From an inbound perspective, the levels of climate risk impacting different areas of the Group are measured through a variety of metrics and approaches. In general, quantifying the impact of the risks associated with climate change requires scenario analysis particularly given the different potential outcomes and time horizons over which the risks may manifest. This is explored further in the following sub-
section, however, there are some areas where consideration of climate-related risks is already embedded, reflecting the relative certainty of impacts resulting from these risks.
For example, for the UK Motor Finance portfolio, the transition from internal combustion engines (ICE) to electric vehicles (EVs) is a key consideration in measuring residual value risk (see page 34 for credit performance of UK Motor Finance).
Scenario analysis
Lloyds Banking Group continues to develop its climate scenario analysis capabilities to inform analysis of climate risks, as well as to help shape the Lloyds Banking Group strategy to reflect climate opportunities and assess its resilience. Subsequent analysis has focused on understanding the areas of the Group most impacted by climate change, as well as assessing the impact from key climate-
related risks.
Separate assessments have been undertaken for the Group’s
Commercial Banking lending portfolio to identify the sectors most exposed to climate transition risks. Whilst climate modelling is still relatively immature, the Group has deliberately trialled different approaches in order to understand where modelled outputs provide consistent messages with each other, or where they disagree and further exploration is needed.

27	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
The following chart analyses climate risk for a benchmark of sectors using data from Planetrics, a McKinsey & Company solution1. This data focuses on listed companies and provides a European and North
American benchmark view of each sector and is not specific to the
Group’s portfolio.
The estimated financial impacts from transition risk are modelled for each entity.
The relative difference between this climate estimate and a baseline provides an indicative foresight view of discounted cashflow reflecting transition risks to 2050 and physical risks to 2080. These entity-level
Net Present Value (NPV) differences are aggregated to provide a view aligned to lending sectors with increased transition risk in the NGFS
Phase IV Net Zero 2050 scenario.
1This chart represents the Group’s own selection of applicable scenarios that is applied to a wide set of public companies (larger than the Group’s own portfolio). The Group is responsible for all assumptions in its scenario selection, resulting findings, conclusions and decisions. McKinsey & Company is not an investment adviser and has not provided any investment advice.
This is broadly comparable with the results obtained from previous
NGFS Phases, with two main comments:
•The 2nd quartiles have shifted slightly left, indicating a worsening view – which is consistent with the increasing assumptions
required for later versions of the Net Zero 2050 scenario given lack of transition developments in the meantime
•Automobile manufacturing sector outlook has improved
significantly as NGFS pathway updates reflect the switch from ICE to EV production already witnessed
Results of scenario analysis undertaken continue to support the conclusion that the Group has a relatively low Commercial Banking lending exposure to sectors which experience the most significant negative impacts when compared to exposure across those sectors with lower expected impacts. See page 45 for further detail of the
Group’s lending by sector.
Climate risks also transmit via traded assets and the Group has undertaken climate scenario analysis across three bespoke climate scenarios, to understand the impact of very short-term market risk factor shocks stemming from both physical and transition risks.
Resulting stressed valuations fell within existing stress test framework outcomes demonstrating the resilience of existing risk management approaches.
In 2024, Lloyds Banking Group has explored the effects of policy tightening leading to significant increases in expectations for managing sustainability. A scenario exercise was undertaken to assess the potential financial impacts of a regulatory enquiry, stemming from observed market failings, on processes associated to green and sustainable products and services relevant to the Group’s Commercial
Banking lending activities. The scenario analysis identified actions to further enhance the robustness of internal controls to mitigate the risks of greenwashing.
The use of scenario analysis in assessing the impact of climate related change on credit quality in expected credit losses (ECL) saw improvements in both quantification and granularity for the 2024 assessment. Retail and commercial loan portfolios were assessed for both transition and physical risks.
For transition risk, the quantitative assessment was extended to the entire residential real estate portfolio and now assessed at account level for sensitivity to affordability stress arising from changes in energy efficiency regulations. Physical risk assessments were extended from flood risk to include coastal erosion risk for residential real estate.
For Commercial Banking lending, a top-down sector level approach used to estimate impacts, was updated to use the latest available
NGFS scenarios. The approach combines sector level NPV impact estimates, NGFS Gross Domestic Product (GDP) pathways, historic impairment data and other inputs, to assess the impact of physical and transition risks.
All the individual portfolio assessments fell below materiality thresholds and, hence, the overall impact continues to be immaterial.
Mitigating actions
The Group manages climate-related risk in different ways across the four key areas of climate risk identified (net zero, disclosures, greenwashing and physical and transition risks). The following sections provide an overview of the Group’s mitigation approach, including the relevant cross-cutting impacts across each of these themes.
Net zero
The Group has continued to develop action plans across its systems-
led approach. Lloyds Banking Group’s climate transition plan sets out the steps it will take to reduce emissions to net zero for its own operations and supply chain, as well as the emissions associated with its lending and investments portfolios. Progress against these ambitions is monitored through Lloyds Banking Group and Ring-
Fenced Banks Net Zero Committee on a quarterly basis and the outputs from this have been used to measure the Group’s risk appetite for climate risk. For further details, please see Lloyds Banking
Group’s sustainability report 2024 on page 68.
Disclosures
The Group’s external disclosures are subject to a robust governance process, including appropriate legal review. This includes an assessment of the relevant regulatory requirements, particularly to ensure alignment with Climate-related Financial Disclosures
requirements (CFD) and Task Force on Climate-related Financial
Disclosures (TCFD) recommendations. External disclosures will continue to progress in line with the changing regulatory landscape, and the Group will ensure suitable controls remain in place as these develop. A number of topics are being introduced this year aiming to support early compliance of the requirements of ISSB IFRS S1 and S2 expected to be endorsed by the Government in 2025.

28	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Greenwashing
The Group is enhancing its controls and processes in relation to greenwashing, aiming to ensure communications are clear, fair and not misleading. The Group is committed to investigating any challenge or suggestion of greenwashing and feeding any learnings into enhancing the control framework. Approaches the Group takes to support transparency, accuracy and appropriateness of products, communications and disclosures include:
•External legal review on the suitability of content within the Lloyds
Banking Group sustainability report and annual report and
accounts, endeavouring to support clear and accurate disclosures
•Lloyds Banking Group product policy aligned to Consumer Duty and focus on customer outcomes
•Dedicated ESG guidance to support product governance processes
Physical and transition risks
Physical and transition risks can impact different areas of the Group in different ways, some of the key areas are elaborated on below.
Commercial Banking and Retail lending
For the Group’s Commercial Banking and Retail lending this could manifest in potential devaluation of property or collateral or a reduction in clients creditworthiness or affordability. The Group continues to integrate climate risk in its credit process, in addition to wider ESG considerations, with continued progress in 2024. This is through a credit risk integration strategy, which includes the Lloyds
Banking Group ESG credit risk framework and policies, development of an ESG risk indicator framework at sector level helping to inform lending decisions as well as portfolio and case management.
Key developments in 2024 for assessing climate-related credit risks include:
•Transition risk assessments across Commercial Banking lending have been enhanced, including updating of the assessment criteria, incorporating methodology from our credible transition plan work, expanding into key net zero sectors: SME agriculture and
commercial and residential real estate
•Retail credit decisioning has EPC controls for new and existing lending for buy-to-let, and property specific transition costs considered as part of the residential affordability assessment
•The mortgage origination stage requires a physical inspection for all properties exposed to increased flood and coastal erosion risk
Further detail on management of climate-related and ESG credit risks is provided on page 125 of the Lloyds Banking Group
sustainability report 2024.
Investments
To help manage possible impacts of physical and transition risk in the value or availability of assets, the Group has various controls in place including due diligence around the selection and oversight of our external fund managers, including around ESG factors. The
investments team has dedicated fund investment leads who are responsible for all aspects of oversight, including review of climate-
related risks and ESG factors and related data supplied by external fund managers. The Group also utilises the ESG Tool as part of its credit risk assessment process.
Own operations and supply chain
Climate risk is embedded in the Group’s approach for managing operational resilience, as one of the key drivers within the Lloyds
Banking Group strategy, considering the impact on and from climate as part of ensuring its operations remain resilient. Climate-related impacts could affect operational resilience through properties, IT systems, people and third party suppliers and create disruption to services. The Group has processes in place to consider the resilience of its property in relation to physical risks, particularly focused on its offices, data centres and branch network, to minimise the risk of service disruption. Insurers periodically highlight Lloyds Banking
Group’s buildings that are subject to high flood risk. These sites are then surveyed in detail to quantify that risk and determine
appropriate flood defence mitigation. The Group proactively monitors the temperature and humidity in its data centres, with root cause analysis undertaken for any incidents to identify any local climate issues and remediate. Additionally, resilient tech rooms have been created where power, temperature and humidity are
robustly controlled.
The Group expects its third party suppliers to review their business continuity plans and recovery strategies, ensuring these are appropriately updated to mitigate potential risks posed by climate change, to ensure continued provision of service and appropriate consideration of environmental sustainability related to
their activities.
Monitoring
The Group ensures visibility and awareness of climate risks wherever they present themselves across its risk profile, with regular reporting and tracking of any identified risks. Management information across a range of themes is regularly assessed to provide insight into and oversight of management of climate risk, together with tracking of associated action plans and identification of triggers for reassessment. This follows appropriate Risk governance, across the relevant business units and is reported on a regular basis through the
Lloyds Banking Group Control and Risk Environment report. This provides insight into any changes to risk profiles together with a rationale for awareness and scrutiny by senior leaders.
The Group also closely monitors climate-related regulatory
developments to ensure our approach meets evolving expectations.
This includes understanding the current relevant requirements, monitoring the Group’s activity and progress against expectations, for example Dear CEO and CFO letters, as well as horizon scanning for new developments, such as how the ISSB IFRS disclosure standards are adopted in the UK. The Group also seeks to include and map regulatory obligations within its risk and control profile in support of compliance traceability.

29	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Compliance risk
Definition
The risk of financial penalties, regulatory censure, criminal or civil enforcement action or customer detriment as a result of failure to identify, assess, correctly interpret, comply with, or manage regulatory and/or legal requirements.
Level two risks
Legal, Regulatory.
Exposures
The Group does not tolerate non-adherence to regulatory and legal requirements, and all colleagues employed by the Group are expected to comply with legal and regulatory obligations, requirements, statutes, voluntary codes and permissions. Where inadvertent instances of non-compliance occur, these are addressed promptly with corrective action to minimise exposure and avoid recurrence.
The Group remains exposed to the evolving legal and regulatory landscape, such as changes to the regulatory framework and other standards.
Measurement
Compliance risk is measured against the defined risk appetite metrics, which is an assessment of material regulatory breaches and material legal incidents.
Mitigating actions
The Group undertakes a range of key mitigating actions to manage compliance risk. These include the following:
•A Group-wide risk appetite and metrics for compliance risk
•Principles are reinforced by Lloyds Banking Group policies and standards and apply across the business, aligning to the Group risk appetite
•Business units identify, assess and implement policy and regulatory and legal requirements and establish controls, processes,
standards and resources to ensure appropriate governance and compliance
•Business units have systems and controls to deliver against the purpose and expectation of legal and regulatory requirements
•Business units regularly produce management information to assist in the identification of issues and test management controls are working effectively
•The Legal function provides legal advice and together, the Risk and
Legal functions provide oversight, proactive support and
constructive challenge to the wider business in identifying and managing regulatory and legal issues
•The Risk function conducts reviews to provide oversight of
regulatory compliance
•Horizon scanning is conducted to identify and address changes in regulatory and legal requirements
•The Group engages with regulatory authorities and industry bodies on forthcoming regulatory changes, market reviews and
investigations, ensuring programmes are established to deliver new regulation and legislation
Monitoring
Material risks are managed through the relevant business committees, with review and escalation provided through Group-level committees, including the escalation of any material regulatory breaches or material legal incidents. For further detail of Group-level committees, see page 17.
Conduct risk
Definition
The risk of the Group’s activities, behaviours, strategy or business planning, having an adverse impact on outcomes for customers, undermining the integrity of the market or distort competition, which could lead to regulatory censure, reputational damage or financial loss.
Level two risks
Colleague, Customer conduct, Market.
Exposures
The Group faces significant conduct risks, which affect all aspects of the Group’s operations and all types of customers. The introduction of the FCA’s Consumer Duty regulation has increased expectations in relation to customer outcomes, including how the Group
demonstrates, monitors and measures them.
The Group continues to monitor and assess potential impacts to customers following the Court of Appeal decision on motor finance commission arrangements, liaising closely with regulatory bodies. See note 26 to the consolidated financial statements on page 133.
The Group is exposed to the risk of engaging in activities which could constitute market abuse, undermine the integrity of a market in which it is active, distorting competition or creating conflicts of interest.
There is a high level of scrutiny from regulatory bodies, the media, politicians and consumer groups regarding financial institutions’
treatment of customers, with particular attention to those with characteristics of vulnerability. The Group continues to apply significant focus to its treatment of all customers, in particular those in financial difficulties and those with characteristics of vulnerability, to ensure good outcomes.
The Group continuously responds and adapts to market
developments that could pose heightened conduct risk, and actively monitors for early signs of customer financial difficulty.
Other key areas of focus include transparency and fairness of pricing communications; ensuring victims of Authorised Push Payment Fraud receive good outcomes; and a continued mindset shift in line with
Consumer Duty requirements to improve customer outcomes
throughout the Group, with particular focus on improvements to
Group-wide reporting and monitoring.
Measurement
To articulate its conduct risk appetite, the Group has Conduct Risk
Appetite Metrics (CRAMs) throughout all business units, with tolerances indicating where it may be operating outside its conduct risk appetite. These contain a range of product design, sales and process metrics (including outcome testing results) to provide a more holistic view of conduct risks; some products also have a suite of additional bespoke metrics.
Each of the tolerances for the metrics are agreed for the individual product or service and are regularly tracked. At a consolidated level, these metrics form part of the Board risk appetite. The Group has, and continues to, evolve its approach to conduct risk measurements to include emerging conduct themes.
Mitigating actions
The Group’s ongoing commitment to delivering a leading customer experience is led by the Board, and supports the continued
development of our values-led culture, with customer outcomes as a priority. There is a strong focus on strengthening the link between actions to support conduct, culture and customer, enabling robust control management.

30	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Actions to support good conduct include:
•Conduct risk appetite established at Group and divisional level, with metrics included in the Group risk appetite to ensure ongoing focus and escalation
•Conduct policies and procedures to ensure appropriate controls and processes to deliver good customer outcomes, and support market integrity and competition requirements
•Customer needs considered through divisional customer plans, with an integral conduct lens
•Implementation of the vulnerability strategy continues, with focus on the monitoring of vulnerable customer outcomes, providing strategic direction and ensuring consistency of outcomes across the Group
•Robust product governance framework to ensure products
continue to offer customers fair value, and consistently meet their needs throughout their product lifecycle
•Complaints management through responding to, and learning
from, root causes of complaint volumes and Financial Ombudsman
Service (FOS) change rates
•Robust colleague recruitment and training, with a continued focus on how the Group manages colleagues’ performance with clear
customer accountabilities
•Ongoing engagement with third parties involved in serving the
Group’s customers to ensure consistent delivery in line with the
Group’s own standards and expectations
•Enhancements made to monitoring and testing of customer
outcomes to ensure the Group delivers good outcomes for
customers throughout the product and service lifecycle, with areas of improvement addressed via continuous improvements to
products, services and processes
•Continued focus on market conduct. The Group is a member of the
Fixed Income, Currencies and Commodities Markets Standard
Board and is committed to conducting its market activities in line with the principles of the UK Money Markets Code, the Global
Precious Metals Code and the FX Global Code
•Adoption and investment in robust change delivery methodology,

to enable the prioritisation and delivery of initiatives which address conduct challenges
•Continued focus on proactive identification and mitigation of conduct risk in the Group’s strategy
•Active engagement with regulatory bodies and other stakeholders to develop understanding of concerns related to customer
treatment, effective competition and market integrity, to ensure that the Group’s strategic conduct focus continues to meet
evolving stakeholder expectations
•Ongoing investment in additional support for customers impacted by the rising cost-of-living, including the ‘More Money in Your
Pocket’ and ‘MyExtras’ hub, in addition to the benefits calculator and bill switcher tools
•Continued embedding of Consumer Duty to meet the increased
expectations relating to customer outcomes
Monitoring
Conduct risk is governed through divisional risk committees and significant issues, including thematic conduct items are escalated to the Group Risk Committee, in accordance with the Lloyds Banking
Group’s ERMF, as well as through regular risk reporting. The risk exposures are reported, discussed and challenged at divisional risk committees. Remedial action is recommended, if required. All material conduct risk events are escalated in accordance with the
Lloyds Banking Group’s operational risk management toolkit.
A number of activities support the close ongoing monitoring of conduct risk, including:
•The use of CRAMs across the Group, with an escalation route to Board
•Oversight and assurance activities across the three lines of defence
•Horizon scanning to highlight developments and trends, allowing the Group to anticipate upcoming challenges and opportunities
Credit risk
Definition
Credit risk is defined as the risk that parties with whom the Group has contracted fail to meet their financial obligations (both on and off-
balance sheet).
Level two risks
Retail credit (page 34), Commercial credit (page 35)
Exposures
The principal sources of credit risk within the Group arise from loans and advances, contingent liabilities, commitments and debt securities to customers, financial institutions and sovereigns.
Credit risk arises from
•Loans and advances (for example mortgages, term loans and
overdrafts) and commitments or guarantees (for example credit instruments): The Group can experience potential losses from both amounts advanced and commitments to extend credit to a
customer or a bank
•Debt securities and derivatives. The potential financial loss to the
Group as a result of a counterparty defaulting on its obligations
•Leasing arrangements where the Group is the lessor. Note 2(J) to the consolidated financial statements on page 87 provides details on the Group’s approach to the treatment of leases
The investments held in the Group’s defined benefit pension schemes also expose the Group to credit risk. Note 11 to the consolidated financial statements on page 98 provides further information on the defined benefit pension schemes’ assets and liabilities.
Loans and advances, contingent liabilities, commitments, debt securities and derivatives also expose the Group to refinance risk.
Refinance risk is the possibility that an outstanding exposure cannot be repaid at its contractual maturity date. If the Group does not wish to refinance the exposure then there is refinance risk if the obligor is unable to repay by securing alternative finance.
The maximum credit risk exposure of the Group in the event of other parties failing to perform their obligations is considered to be the balance sheet carrying amount or, for non-derivative off-balance sheet transactions and financial guarantees, their contractual nominal amounts (not taking into account any collateral held).
Further details can be seen in note 15 to the consolidated financial statements on page 109 and note 34 to the consolidated financial statements on page 139.
Measurement
The process for credit risk identification, measurement and control is integrated into the Board-approved framework for credit risk appetite and governance.
Credit risk is measured from different perspectives using a range of appropriate modelling and scoring techniques at a number of levels of granularity, including total balance sheet, individual portfolio, pertinent concentrations and individual customer – for both new business and existing exposure. Key metrics, which may include but are not limited to, total exposure, ECL, risk-weighted assets, new business quality, concentration risk and portfolio performance, are reported monthly to risk committees and forums.
Measures such as ECL, risk-weighted assets, observed credit
performance, predicted credit quality (usually from predictive credit scoring models), collateral cover and quality, and other credit drivers
(such as cash flow, affordability, leverage and indebtedness) have been incorporated into the Group’s credit risk management practices to enable effective risk measurement across the Group.
The Group is strengthening its ability to manage climate-related risks and opportunities recognising the impact of climate change on credit risk.

31	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Stress testing and scenario analysis are used to estimate impairment losses and capital demand forecasts for both regulatory and internal purposes and to assist in the formulation and calibration of credit risk appetite, where appropriate.
The Risk function also tests the effectiveness of credit risk management and internal credit risk controls. This includes ensuring that the control and monitoring of higher risk and vulnerable portfolios and sectors is appropriate and confirming that appropriate loss allowances for impairment are in place. Output from these reviews helps to inform credit risk appetite, credit policy and portfolio mandates.
As the third line of defence, Group Internal Audit undertakes regular risk-based reviews to assess the effectiveness of credit risk management and controls.
Mitigating actions
The Group uses a range of approaches to mitigate credit risk.
Prudent credit principles, risk policies and appetite statements:
The independent Risk function sets out the credit principles, credit risk policies and credit risk appetite statements.
Credit risk appetite is set at Board level and is described and reported through a suite of metrics devised from a combination of accounting and credit portfolio performance measures, which include the use of various credit risk rating systems as inputs and assess credit risk at a counterparty level using three components: (i) the probability of default by the counterparty on its contractual obligations; (ii) the current exposures to the counterparty and their likely future development, from which the Group derives the exposure at default; and (iii) the likely loss ratio on the defaulted obligations, the loss given default.
Credit principles, risk policies and appetite statements are subject to regular review and governance, with any changes subject to an approval process. Risk teams monitor credit performance trends and the outlook. Risk teams also test the adequacy of and adherence to credit risk policies and processes throughout the Group. This includes tracking portfolio performance against an agreed set of credit risk appetite tolerances.
Robust models and controls: see model risk on page 60.
Limitations on concentration risk: there are portfolio controls on certain industries, sectors and products to reflect risk appetite as well as individual, customer and bank limit risk tolerances. Credit policies, appetite statements and mandates are aligned to the Group’s risk appetite and restrict exposure to higher risk countries and potentially vulnerable sectors and asset classes. Exposures are monitored to prevent both an excessive concentration of risk and single name concentrations. These concentration risk controls are not necessarily in the form of a maximum limit on exposure, but may instead require new business in concentrated sectors to fulfil additional minimum policy and/or guideline requirements. The Group’s largest credit limits are regularly monitored by the Board Risk Committee and reported in accordance with regulatory requirements.
Defined country risk management framework: the Group sets a broad maximum country risk appetite. Risk-based appetite for all countries is set within the independent Risk function, taking into account economic, financial, political and social factors as well as the approved business and strategic plans of the Group.
Specialist expertise: credit quality is managed and controlled by a number of specialist units within the business and Risk function, which provide for example: intensive management and control;
security perfection; maintenance of customer and facility records;
expertise in documentation for lending and associated products;
sector-specific expertise; and legal services applicable to the particular market segments and product ranges offered by the Group.
Stress testing: the Group’s credit portfolios are subject to regular stress testing, including Group-led PRA and other regulatory stress tests focusing on individual divisions and portfolios. For further information see page 19.
Frequent and robust credit risk assurance: An independent function within the Risk function provides oversight that credit risk is effectively managed and to ensure appropriate controls are in place and being adhered to. Group Audit conducts assurance on the
effectiveness of credit risk management.
Collateral
The principal types of acceptable collateral include: residential and commercial properties; charges over business assets such as inventory and accounts receivable; financial instruments such as debt securities; vehicles; cash; and guarantees received from third parties.
The Group maintains appetite parameters on the acceptability of specific classes of collateral.
For non-mortgage retail lending to small businesses, collateral may include second charges over residential property and the assignment of life cover.
Collateral held as security for financial assets other than loans and advances is determined by the nature of the underlying exposure.
Debt securities, including treasury and other bills, are generally unsecured, with the exception of asset-backed securities and similar instruments such as covered bonds, which are secured by portfolios of financial assets. Collateral is generally not held against loans and advances to financial institutions and debt securities. Debt securities are classified as financial assets held at amortised cost.
Securities are held as part of reverse repurchase or securities borrowing transactions or where a collateral agreement has been entered into under a master netting agreement. Derivative
transactions with financial institutions are typically collateralised under a Credit Support Annex (CSA) in conjunction with the
International Swaps and Derivatives Association (ISDA) Master
Agreement. Derivative transactions with non-financial customers are not usually supported by a CSA.
Collateral requirements at origination depend on the transaction’s nature and the borrower’s credit quality, size and structure. For non-
retail exposures, the Group may seek:
•A first charge over land and buildings owned and occupied by the business
•A debenture over the assets of a company or limited liability partnerships
•Limited personal guarantees from directors of a company or
limited liability partnership
•Key man insurance
The Group has policies on acceptable collateral valuations, maximum loan-to-value (LTV) ratios, and other criteria for application reviews.
The customer must demonstrate its ability to generate funds from normal operations to repay a customer or counterparty’s financial commitments, rather than relying on the disposal of collateral.
Although lending decisions are primarily based on expected cash flows, any collateral provided may impact the pricing and other terms of a loan or facility granted. This will have a financial impact on the amount of net interest income recognised and on internal loss given default estimates that contribute to the determination of asset quality and returns.
The Group requires collateral to be valued by a qualified, independent source at the time of borrowing, where appropriate. For retail residential mortgages, automated valuation models may be used, subject to accuracy and LTV limits. Third party valuations are regularly monitored and reviewed. Collateral values are reviewed based on lending type, collateral and account performance to ensure they remain appropriate. If collateral value declines, the Group may seek additional collateral or amend facility terms. The Group adjusts estimated market values to take account of the costs of realisation and any discount associated with the realisation of the collateral when estimating credit losses.
In some circumstances, where the discounted value of the estimated net proceeds from the liquidation of collateral (i.e. net of costs, expected haircuts and anticipated changes in the value of the collateral to the point of sale) is greater than the estimated exposure at default, no credit losses are expected and no ECL allowance is recognised.

32	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
The Group considers risk concentrations by collateral providers and collateral type with a view to ensuring that any potential undue concentrations of risk are identified and suitably managed by changes to strategy, policy and/or business plans.
The Group seeks to avoid correlation or wrong-way risk where possible. Under the Group’s repurchase (repo) policy, the issuer of the collateral and the repo counterparty should be neither the same nor connected. The same rule applies for derivatives. The Risk function has the necessary discretion to extend this rule to other cases where there is significant correlation. Countries with a rating equivalent to
AA- or better may be considered to have no adverse correlation between the counterparty domiciled in that country and the country of risk (issuer of securities).
The Group’s credit risk disclosures for unimpaired other retail lending show assets gross of collateral and therefore disclose the maximum loss exposure.
During the year, £285 million of collateral was repossessed (2023: £229 million), consisting primarily of residential property.
Additional mitigation for Retail customers
The Group uses a variety of lending criteria when assessing
applications for mortgages and unsecured lending. The general approval process uses credit acceptance scorecards and involves a review of an applicant’s previous credit history using internal data and information held by Credit Reference Agencies (CRA).
The Group also assesses the affordability and sustainability of lending for each borrower. For secured lending this includes use of an appropriate stressed interest rate scenario. Affordability assessments for all lending are compliant with relevant regulatory and conduct guidelines. The Group takes reasonable steps to validate information used in the assessment of a customer’s income and expenditure.
In addition, the Group has in place quantitative limits such as maximum limits for individual customer products, the level of borrowing to income and the ratio of borrowing to collateral. Some of these limits relate to internal approval levels and others are policy limits above which the Group will typically reject borrowing applications. The Group also applies certain criteria that are applicable to specific products, for example applications for buy-to-
let mortgages.
For UK mortgages, the Group’s policy permits owner occupier
applications with a maximum LTV of 95 per cent. This can increase to
100 per cent for specific products where additional security is provided by a supporter of the applicant and held on deposit by the
Group. Applications with an LTV above 90 per cent are subject to enhanced underwriting criteria, including higher scorecard cut-offs and loan size restrictions.
Buy-to-let mortgages within Retail are limited to a maximum loan size of £2,000,000 and 80 per cent LTV for a single property. Buy-to-let applications must pass a minimum rental cover ratio of 125 per cent under stressed interest rates, after applicable tax liabilities. Portfolio landlords (customers with four or more mortgaged buy-to-let
properties) are subject to additional controls including evaluation of overall portfolio resilience.
The Group’s policy is to reject any application for a lending product where a customer is registered as bankrupt or insolvent, or has a recent County Court Judgment or financial default registered at a CRA used by the Group above de minimis thresholds. In addition, the
Group typically rejects applicants where total unsecured debt, debt-
to-income ratios, or other indicators of financial difficulty exceed policy limits.
Where credit acceptance scorecards are used, new models, model changes and monitoring of model effectiveness are independently reviewed and approved in accordance with the governance
framework set by the Group Model Governance Committee.
The Group generally does not take physical possession of properties or other assets held as collateral and uses external agents to realise the value as soon as practicable, generally at auction, to settle indebtedness. Any surplus funds are returned to the borrower or are otherwise dealt with in accordance with appropriate insolvency regulations. In certain circumstances the Group takes physical possession of assets held as collateral against commercial lending. In such cases, the assets are carried on the Group’s balance sheet and are classified according to the Group’s accounting policies.
Additional mitigation for Commercial Banking customers
Individual credit assessment and independent sanction of customer and bank limits: with the exception of small exposures to small to medium-sized enterprises (SME) customers where certain relationship managers have limited delegated credit approval authority, credit risk in commercial customer portfolios is subject to approval by the independent Risk function, which considers the strengths and weaknesses of individual transactions, the balance of risk and reward, and how credit risk aligns to risk appetite.
Exposure to individual counterparties, groups of counterparties or customer risk segments is controlled through a tiered hierarchy of credit authority delegations and risk-based credit limit guidances per client group for larger exposures. Approval requirements for each decision are based on a number of factors including, but not limited to, the transaction amount, the customer’s aggregate facilities, any risk mitigation in place, credit policy, risk appetite, credit risk ratings and the nature and term of the risk. The Group’s credit risk appetite criteria for counterparty and customer loan underwriting is generally the same as that for loans intended to be held to maturity. All hard loan/bond underwriting must be approved by the Risk function. A pre-approved credit matrix may be used for ‘best efforts’
underwriting.
Counterparty credit limits: limits are set against all types of exposure in a counterparty name, in accordance with an agreed methodology for each exposure type. This includes credit risk exposure on individual derivatives and securities financing transactions, which incorporates potential future exposures from market movements against agreed confidence intervals. Aggregate facility levels by counterparty are set and limit breaches are subject to escalation procedures.
Daily settlement limits: settlement risk arises in any situation where a payment in cash, securities or equities is made in the expectation of a corresponding receipt in cash, securities or equities. Daily settlement limits are established for each relevant counterparty to cover the aggregate of all settlement risk arising from the Group’s market transactions on any single day. Where possible, the Group uses
Continuous Linked Settlement in order to reduce foreign exchange
(FX) settlement risk.
Master netting agreements
It is credit policy that a Group-approved master netting agreement must be used for all derivative and traded product transactions and must be in place prior to trading, with separate documentation required for each Group entity providing facilities. This requirement extends to trades with clients and the counterparties used for the
Group’s own hedging activities, which may also include clearing trades with Central Counterparties (CCPs).
Any exceptions must be approved by the appropriate credit approver.
Master netting agreements do not generally result in an offset of balance sheet assets and liabilities for accounting purposes, as transactions are usually settled on a gross basis. However, within relevant jurisdictions and for appropriate counterparty types, master netting agreements do reduce the credit risk to the extent that, if an event of default occurs, all trades with the counterparty may be terminated and settled on a net basis. The Group’s overall exposure to credit risk on derivative instruments subject to master netting agreements can change substantially within a short period, since this is the net position of all trades under the master netting agreement.

33	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Other credit risk transfers
The Group also undertakes asset sales, credit derivative based transactions, securitisations (including significant risk transfer transactions), purchases of credit default swaps and purchase of credit insurance as a means of mitigating or reducing credit risk and/
or risk concentration, taking into account the nature of assets and the prevailing market conditions.
Monitoring
In conjunction with the Risk function, businesses identify and define portfolios of credit and related risk exposures and the key behaviours and characteristics by which those portfolios are managed and monitored. This entails the production and analysis of regular portfolio monitoring reports for review by senior management. The
Risk function in turn produces an aggregated view of credit risk across the Group, including reports on material credit exposures,
concentrations, concerns and other management information, which is presented to senior officers, divisional credit risk forums, business unit committees and forums, Group Risk Committee and the Board
Risk Committee.
Models
The performance of all models used in credit risk is monitored in line with the Group’s model governance framework – see model risk on page 60.
Intensive care of customers in financial difficulty
The Group operates a number of solutions to assist borrowers who are experiencing financial distress. The material elements of these solutions through which the Group has granted a concession, whether temporarily or permanently, are set out below.
Forbearance
The Group’s aim in offering forbearance and other assistance to customers in financial distress is to benefit both the customer and the
Group by supporting its customers and acting in their best interests by, where possible, bringing customer facilities back into a sustainable position.
The Group offers a range of tools and assistance to support customers who are encountering financial difficulties. Cases are managed on an individual basis, with the circumstances of each customer considered separately and the action taken judged as being appropriate and sustainable for both the customer and the Group.
Forbearance measures consist of concessions towards a debtor that is experiencing or about to experience difficulties in meeting its financial commitments. This can include modification of the previous terms and conditions of a contract or a total or partial refinancing of a troubled debt contract, either of which would not have been required had the debtor not been experiencing financial difficulties.
The provision and review of such assistance is controlled through the application of an appropriate policy framework and associated controls. Regular review of the assistance offered to customers is undertaken to confirm that it remains appropriate, alongside monitoring of customers’ performance and the level of
payments received.
The Group classifies accounts as forborne at the time a customer in financial difficulty is granted a concession.
Balances in default or classified as Stage 3 are always considered to be non-performing. Balances may be non-performing but not in default or Stage 3, where for example they are within their non-
performing forbearance cure period.
Non-performing exposures can be reclassified as performing forborne after a minimum 12-month cure period, providing there are no past due amounts or concerns regarding the full repayment of the
exposure. A minimum of a further 24 months must pass from the date the forborne exposure was reclassified as performing forborne before the account can exit forbearance. If conditions to exit forbearance are not met at the end of this probation period, the exposure shall continue to be identified as forborne until all the conditions are met.
The Group’s treatment of loan renegotiations is included in the impairment policy in note 2(H) to the consolidated financial statements on page 85.
Customers receiving support from Government sponsored
programmes
To assist customers in financial distress, the Group participates in
Government sponsored programmes for households, including the
Income Support for Mortgage Interest programme, under which the government pays the Group all or part of the interest on the mortgage on behalf of the customer. This is provided as a government loan which the customer must repay.
Lloyds Bank Group credit risk portfolio in 2024
Overview
The Group’s portfolios are well positioned to benefit from an improved, but still challenging macroeconomic environment. The
Group maintains a prudent approach to credit risk appetite and risk management, with strong credit origination criteria including evidence of affordability and robust LTVs in the secured portfolios.
Asset quality remains strong with improved credit performance in the year. In UK mortgages and unsecured portfolios, reductions in new to arrears and flows to default have been observed in 2024.
Securitisations of primarily legacy Retail mortgages, totalling
£2.0 billion of gross loans and advances to customers, during the second and fourth quarter will help mitigate credit risks in higher risk assets. Credit quality remains broadly stable and resilient in
Commercial Banking. The Group continues to monitor the impacts of the economic environment carefully through a suite of early warning indicators and governance arrangements that ensure risk mitigating action plans are in place to support customers and protect the
Group’s positions.
The impairment charge in 2024 was £456 million, increasing from a charge of £343 million in 2023 which benefitted from a significant write-back following the full repayment of debt from a single name client. The 2024 charge included a higher credit from improvements in the Group’s macroeconomic outlook in the year.
The Group’s probability-weighted total ECL allowance decreased in the year to £3,453 million (31 December 2023: £4,021 million).
Group Stage 2 loans and advances to customers decreased to £44,658 million (31 December 2023: £52,973 million) and as a percentage of total lending to 10.0 per cent (31 December 2023: 12.1 per cent). The movement includes a redevelopment of the IFRS 9 staging approach and criteria for UK mortgages which increased Stage 2 assets, introduced alongside the adoption of a new ECL model, which
together are more than offset by the transfer of assets from Stage 2 to Stage 1 as a result of improvements in the Group’s macroeconomic outlook. Of the total Group Stage 2 loans and advances to customers,
93.0 per cent are up to date (31 December 2023: 92.5 per cent). Stage
2 coverage reduced slightly to 2.9 per cent (31 December 2023: 3.1 per cent).
Stage 3 loans and advances to customers decreased to £6,708 million
(31 December 2023: £7,131 million), and as a percentage of total lending to 1.5 per cent (31 December 2023: 1.6 per cent), as a result of improved credit performance in addition to the securitisation of primarily legacy accounts within UK mortgages. The lower proportion of UK mortgages in Stage 3 led to an increase in Group Stage 3 coverage to 16.5 per cent (31 December 2023: 15.9 per cent).
Prudent risk appetite and risk management
•The Group continues to take a prudent and proactive approach to credit risk management and credit risk appetite with robust
oversight, particularly in response to recent external events. Risk appetite is in line with the Group’s strategy, and helps support customers during continued economic uncertainties in both global and domestic markets
•Sector, asset and product concentrations within the portfolios are closely monitored and controlled, with mitigating actions taken where appropriate. Sector and product risk appetite parameters help manage exposure to higher risk and cyclical sectors, segments and asset classes
•The Group’s effective risk management seeks to ensure early identification and management of customers and counterparties who may be showing signs of distress
•The Group will continue to work closely with its customers to ensure that they receive the appropriate level of support, including but not restricted to embracing the standards outlined in the
Mortgage Charter

34	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Retail credit performance
•The Retail portfolio has remained resilient and well positioned.
Consumers have adjusted to a higher rate environment, leading to a reduction in arrears over the year
•Robust risk management remains in place, with strong affordability and indebtedness controls for both new and existing lending and a prudent risk appetite approach
•In 2024, reductions in new to arrears and flow to default
have been observed across UK mortgages and the
unsecured portfolios
•In UK Motor Finance, new to arrears have slightly increased, returning to pre-COVID-19 levels. Flows to default have also increased, largely driven by a rise in Voluntary Terminations (VT) as used car prices have fallen from their historic highs during the pandemic
•Lending strategies are under continuous review and have been proactively managed and calibrated to the latest macroeconomic outlook, with actions taken to enhance both living and housing cost assumptions in affordability assessments
•The Retail impairment charge in 2024 was £457 million, lower than the charge of £831 million for 2023. This was due to a combination of improvements in the Group’s macroeconomic outlook, notably from improved house price growth, improvements in UK mortgages credit performance, one-off benefits from the release of
judgemental adjustments for inflation risk and debt sale write backs
•For UK mortgages, a redevelopment of the IFRS 9 staging
approach and criteria has been introduced alongside the adoption of a new ECL model. At 31 December 2024, the significant increase in credit risk (SICR) quantitative trigger to transfer accounts from
Stage 1 to Stage 2 is defined as a doubling of an account’s PD since origination. IFRS 9 staging rules and triggers for other Retail portfolios are the same as at 31 December 2023. Retail customer related ECL allowance as a percentage of drawn loans and
advances (coverage) is lower at 0.7 per cent (31 December 2023:
0.8 per cent)
•Improvements in the Group’s macroeconomic outlook primarily in the first half of 2024, combined with improved credit performance have reduced Stage 2 loans and advances to 10.6 per cent of the
Retail portfolio (31 December 2023: 12.4 per cent), of which
93.0 per cent are up to date loans (31 December 2023: 92.4 per cent). Stage 2 ECL coverage also reduced slightly to 2.4 per cent
(31 December 2023: 2.6 per cent)
•Reductions within UK mortgages, as a result of improved credit performance in addition to securitisation activity resulted in a decrease in Retail Stage 3 loans and advances to 1.3 per cent of total loans and advances (31 December 2023: 1.4 per cent)
•Retail Stage 3 ECL coverage increased slightly to 14.3 per cent
(31 December 2023: 14.1 per cent) as a result of a lower proportion of UK mortgages, which typically require lower coverage compared to other Retail products due to security, and higher Stage 3 ECL coverage for unsecured products following debt sale activity, which has reduced recoveries balances reported at net realisable value
UK mortgages
•The UK mortgages portfolio increased to £313.1 billion
(31 December 2023: £307.3 billion), net of the impact of the securitisation of primarily legacy Retail mortgages, totalling
£2.0 billion of gross loans and advances to customers, in the second and fourth quarters. Growth was largely driven by strong application volumes in the first half of the year
•The UK mortgages portfolio is well positioned with low arrears and a strong loan to value (LTV) profile. The Group has actively improved the quality of the portfolio in recent years using robust affordability and credit controls, while the balances of higher risk legacy vintages have continued to reduce
•New to arrears in the UK mortgages portfolio have reduced in
2024. The Group continues to proactively monitor existing
mortgage customers as they reach the end of fixed rate deals with customers’ behaviour remaining stable
•The impairment credit of £194 million in 2024 increased, compared to a credit of £51 million for 2023, due to improvements in the economic outlook and stronger credit performance
•Stage 2 loans and advances have reduced following improvements to both the Group’s macroeconomic outlook and observed
performance, which more than offset the redevelopment of the
IFRS 9 staging approach and criteria following adoption of a new
ECL model. At 31 December 2024, the significant increase in credit risk (SICR) quantitative trigger to transfer accounts from Stage 1 to
Stage 2 is defined as a doubling of an account’s PD since
origination
•Stage 3 loans and advances have reduced due to improved credit performance and securitisation activity over 2024, which also reduces total ECL. Improvements to the macroeconomic outlook result in a reduction in Stage 3 ECL coverage
Credit cards
•Credit card balances increased to £16.2 billion (2023: £15.8 billion), due to higher demand for new cards and increased spend
•The credit card portfolio is a prime book. New to arrears have reduced in 2024 and repayment rates remained strong
•The impairment charge of £270 million for 2024 is lower than the charge of £457 million in 2023 due to improvements in the Group’s macroeconomic outlook, in combination with the release of ECL judgemental adjustments raised to cover the risk of increased defaults from high inflation and cost-of-living pressures, given continued resilient portfolio performance. Total ECL coverage also reduced as a result
•Improvements in the macroeconomic outlook also result in
a reduction in Stage 2 loans and advances, and Stage 2
ECL coverage
•Resilient observed arrears and default performance has also resulted in lower Stage 3 loans and advances. Stage 3 ECL
coverage was higher at 50.2 per cent (2023: 45.8 per cent)
following debt sale activity
UK unsecured loans and overdrafts
•UK unsecured loans and overdraft balances increased to £10.7 billion (2023: £8.5 billion) driven by organic balance growth and lower repayments following a securitisation in the fourth quarter of 2023
•Impairment charge of £272 million for 2024 is slightly higher than the charge of £251 million for 2023, largely in overdrafts where one-off benefits in the prior year have not repeated
•Improvements in the macroeconomic outlook and release of
inflation judgements reduce total ECL and coverage. Stage 3 ECL coverage increased following debt sale activity
UK Motor Finance
•The UK Motor Finance portfolio increased in 2024 to £16.4 billion
(31 December 2023: £15.7 billion)
•Updates to Residual Value (RV) and Voluntary Termination (VT)
provisions held against Personal Contract Purchase (PCP) and Hire
Purchase (HP) lending are included within ECL and the impairment charge. A combination of more stable used car prices in the second half of the year, as well as utilisation of existing judgement within this item results in a small decrease to £178 million as at 31
December 2024 (31 December 2023: £187 million)
•The impairment charge of £116 million for 2024 is lower than the charge of £169 million for 2023 as RV provisions decreased slightly year on year
Other
•Other loans and advances increased to £18.0 billion
(31 December 2023: £16.6 billion), largely driven by the European business
•Stage 3 loans and advances remained broadly stable at
0.8 per cent of total loans and advances (31 December 2023:
0.9 per cent)
•There was an impairment credit of £7 million in 2024, compared to a £5 million charge in 2023

35	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Commercial Banking credit performance
Portfolio overview
•The Commercial portfolio credit quality remains broadly stable and resilient, benefitting from a focused approach to credit underwriting and monitoring standards and proactively managing exposures to higher risk and cyclical sectors
•Credit strategies and policy remains robust, and within our credit risk appetite tolerances. The Group remains cognisant of the continued relatively elevated interest rate environment especially in, but not limited to, sectors reliant upon consumer discretionary spend. Risks include reduced asset valuation and refinancing risk, a reduction in market liquidity impacting credit supply and pressure on both household discretionary spending and business margins
•The Group continues to review segments of our portfolios as appropriate, ensuring our credit strategies, appetite, sensitivities and mitigation action plans are up-to-date and suitable for rapid action in response to both risks and opportunities, whilst
supporting clients in the right way and ensuring the Group is protected. Credit Playbooks are in place to cover a number of potential credit downside scenarios and these are regularly
reassessed and updated. Early warning indicators and risk appetite metrics are in place to ensure the Group tracks and takes action, where appropriate, including credit risk mitigation
•The Group continues to provide early support to customers in difficulty through focused risk management via its Watchlist and
Business Support framework. The Group also balances prudent risk appetite with ensuring support for financially viable clients
Impairments
•There was a net impairment charge of £2 million, compared to a net credit of £483 million in the prior year which included a significant one-off write-back. Excluding this write-back, the charge is lower given strong asset quality, a one-off release from model loss rates and updated economic scenarios. The charge on new and existing Stage 3 clients remains low
•Customer related ECL allowances decreased in the year to
£972 million at 31 December 2024 (31 December 2023:
£1,137 million), driven by the one-off release in Commercial Banking from loss rates used in the impairment model in the first half of the year
•Stage 2 loans and advances decreased to £5,061 million
(31 December 2023: £7,793 million), largely as a result of
improvements in the Group’s macroeconomic outlook, with
93.0 per cent of Stage 2 balances up to date (31 December 2023:
92.7 per cent). Stage 2 as a proportion of total loans and advances to customers decreased to 7.1 per cent (31 December 2023: 10.6 per cent). Stage 2 ECL coverage was higher at 6.2 per cent
(31 December 2023: 5.7 per cent), with the increase in coverage largely as a result of a reduction in Stage 2 balances
•Stage 3 loans and advances decreased to £1,831 million
(31 December 2023: £2,058 million) and as a proportion of total loans and advances to customers, reduced to 2.6 per cent
(31 December 2023: 2.8 per cent). Stage 3 ECL coverage increased to 22.6 per cent (31 December 2023: 20.4 per cent)

36	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Total Group assets
Impairment charge (credit) by division

	Loans and advances to customers £m	Loans and advances to banks £m	Debt securities £m	Financial assets at fair value through other comprehensive income £m	Undrawn balances £m	2024 £m	2023 £m

UK mortgages	(188)	–	–	–	(6)	(194)	(51)
Credit cards	286	–	–	–	(16)	270	457
UK unsecured loans and overdrafts	264	–	–	–	8	272	251
UK Motor Finance	115	–	–	–	1	116	169
Other	(7)	–	–	–	–	(7)	5
Retail	470	–	–	–	(13)	457	831
Business and Commercial Banking	47	–	–	–	–	47	114
Corporate and Institutional Banking	(1)	(5)	(4)	–	(35)	(45)	(597)
Commercial Banking	46	(5)	(4)	–	(35)	2	(483)
Other	–	–	–	(3)	–	(3)	(5)
Total impairment charge (credit)	516	(5)	(4)	(3)	(48)	456	343
Total expected credit loss allowance

	At 31 Dec 2024 £m	At 31 Dec 2023 £m
Customer related balances
Drawn	3,183	3,693
Undrawn	265	314
	3,448	4,007
Loans and advances to banks	1	6
Debt securities	4	8
Total expected credit loss allowance	3,453	4,021
Movements in total expected credit loss allowance

	Opening ECL at 31 Dec 2023 £m	Write-offs and other[1] £m	Income statement charge (credit) £m	Net ECL increase (decrease) £m	Closing ECL at 31 Dec 2024 £m

UK mortgages[2]	1,115	(69)	(194)	(263)	852
Credit cards	810	(406)	270	(136)	674
UK unsecured loans and overdrafts	515	(264)	272	8	523
UK Motor Finance	342	(98)	116	18	360
Other	88	(14)	(7)	(21)	67
Retail	2,870	(851)	457	(394)	2,476
Business and Commercial Banking	537	(99)	47	(52)	485
Corporate and Institutional Banking	613	(77)	(45)	(122)	491
Commercial Banking	1,150	(176)	2	(174)	976
Other	1	3	(3)	–	1
Total[3]	4,021	(1,024)	456	(568)	3,453

1Contains adjustments in respect of purchased or originated credit-impaired financial assets.
2Includes £53 million within write-offs and other relating to the securitisation of primarily legacy Retail mortgages, totalling £2.0 billion of gross loans and advances to customers.
3Total ECL includes £5 million relating to other non-customer-related assets (31 December 2023: £14 million).

37	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Group loans and advances to customers
The following pages contain analysis of the Group’s loans and advances to customers by sub-portfolio. Loans and advances to customers are categorised into the following stages:
•Stage 1 assets comprise of newly originated assets (unless purchased or originated credit-impaired), as well as those which have not experienced a significant increase in credit risk. These assets carry an expected credit loss allowance equivalent to the expected credit losses that result from those default events that are possible within 12 months of the reporting date (12 month expected credit losses).
•Stage 2 assets are those which have experienced a significant increase in credit risk since origination. These assets carry an expected credit loss allowance equivalent to the expected credit losses arising over the lifetime of the asset (lifetime expected credit losses).
•Stage 3 assets have either defaulted or are otherwise considered to be credit-impaired. These assets carry a lifetime expected credit loss.
•Purchased or originated credit-impaired assets (POCI) are those that have been originated or acquired in a credit-impaired state. This includes within the definition of credit-impaired the purchase of a financial asset at a deep discount that reflects impaired credit losses.
Loans and advances to customers and expected credit loss allowance

	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 2 as % of total %	Stage 3 as % of total %
At 31 December 2024
Loans and advances to customers
UK mortgages	269,760	32,995	4,166	6,207	313,128	10.5	1.3
Credit cards	13,534	2,441	265	–	16,240	15.0	1.6
UK unsecured loans and overdrafts	9,314	1,247	175	–	10,736	11.6	1.6
UK Motor Finance	13,897	2,398	124	–	16,419	14.6	0.8
Other	17,373	516	147	–	18,036	2.9	0.8
Retail	323,878	39,597	4,877	6,207	374,559	10.6	1.3
Business and Commercial Banking	25,785	3,172	1,197	–	30,154	10.5	4.0
Corporate and Institutional Banking	38,176	1,889	634	–	40,699	4.6	1.6
Commercial Banking	63,961	5,061	1,831	–	70,853	7.1	2.6
Other[1]	(322)	–	–	–	(322)	–	–
Total gross lending	387,517	44,658	6,708	6,207	445,090	10.0	1.5
ECL allowance on drawn balances	(730)	(1,159)	(1,107)	(187)	(3,183)
Net balance sheet carrying value	386,787	43,499	5,601	6,020	441,907

Customer related ECL allowance (drawn and undrawn)
UK mortgages	55	275	335	187	852
Credit cards	210	331	133	–	674
UK unsecured loans and overdrafts	170	235	118	–	523
UK Motor Finance[2]	173	115	72	–	360
Other	16	14	37	–	67
Retail	624	970	695	187	2,476
Business and Commercial Banking	132	187	166	–	485
Corporate and Institutional Banking	112	127	248	–	487
Commercial Banking	244	314	414	–	972
Other	–	–	–	–	–
Total	868	1,284	1,109	187	3,448

Customer related ECL allowance (drawn and undrawn) as a percentage of loans and advances to customers
	Stage 1%	Stage 2%	Stage 3%	POCI %	Total %
UK mortgages	–	0.8	8.0	3.0	0.3
Credit cards	1.6	13.6	50.2	–	4.2
UK unsecured loans and overdrafts	1.8	18.8	67.4	–	4.9
UK Motor Finance	1.2	4.8	58.1	–	2.2
Other	0.1	2.7	25.2	–	0.4
Retail	0.2	2.4	14.3	3.0	0.7
Business and Commercial Banking	0.5	5.9	13.9	–	1.6
Corporate and Institutional Banking	0.3	6.7	39.1	–	1.2
Commercial Banking	0.4	6.2	22.6	–	1.4
Other	–	–	–	–	–
Total	0.2	2.9	16.5	3.0	0.8
1Contains central fair value hedge accounting adjustments.
2UK Motor Finance includes £178 million relating to provisions against residual values of vehicles subject to finance leases.

38	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued

	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 2 as % of total %	Stage 3 as % of total %
At 31 December 2023
Loans and advances to customers
UK mortgages	256,596	38,533	4,337	7,854	307,320	12.5	1.4
Credit cards	12,625	2,908	284	–	15,817	18.4	1.8
UK unsecured loans and overdrafts	7,103	1,187	196	–	8,486	14.0	2.3
UK Motor Finance	13,541	2,027	112	–	15,680	12.9	0.7
Other	15,898	525	144	–	16,567	3.2	0.9
Retail	305,763	45,180	5,073	7,854	363,870	12.4	1.4
Business and Commercial Banking	27,525	4,458	1,530	–	33,513	13.3	4.6
Corporate and Institutional Banking	35,872	3,335	528	–	39,735	8.4	1.3
Commercial Banking	63,397	7,793	2,058	–	73,248	10.6	2.8
Other[1]	(301)	–	–	–	(301)	–	–
Total gross lending	368,859	52,973	7,131	7,854	436,817	12.1	1.6
ECL allowance on drawn balances	(885)	(1,462)	(1,133)	(213)	(3,693)
Net balance sheet carrying value	367,974	51,511	5,998	7,641	433,124

Customer related ECL allowance (drawn and undrawn)
UK mortgages	169	376	357	213	1,115
Credit cards	234	446	130	–	810
UK unsecured loans and overdrafts	153	244	118	–	515
UK Motor Finance[2]	188	91	63	–	342
Other	20	21	47	–	88
Retail	764	1,178	715	213	2,870
Business and Commercial Banking	139	231	167	–	537
Corporate and Institutional Banking	135	212	253	–	600
Commercial Banking	274	443	420	–	1,137
Other	–	–	–	–	–
Total	1,038	1,621	1,135	213	4,007

Customer related ECL allowance (drawn and undrawn) as a percentage of loans and advances to customers
	Stage 1%	Stage 2%	Stage 3%	POCI %	Total %
UK mortgages	0.1	1.0	8.2	2.7	0.4
Credit cards	1.9	15.3	45.8	–	5.1
UK unsecured loans and overdrafts	2.2	20.6	60.2	–	6.1
UK Motor Finance	1.4	4.5	56.3	–	2.2
Other	0.1	4.0	32.6	–	0.5
Retail	0.2	2.6	14.1	2.7	0.8
Business and Commercial Banking	0.5	5.2	10.9	–	1.6
Corporate and Institutional Banking	0.4	6.4	47.9	–	1.5
Commercial Banking	0.4	5.7	20.4	–	1.6
Other	–	–	–	–	–
Total	0.3	3.1	15.9	2.7	0.9
1Contains central fair value hedge accounting adjustments.
2UK Motor Finance includes £187 million relating to provisions against residual values of vehicles subject to finance leases.

39	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Stage 2 loans and advances to customers and expected credit loss allowance

	Up to date						1-30 days past due[2]			Over 30 days past due
	PD movements			Other[1]
Gross lending £m		ECL[3] £m	As % of gross lending %	Gross lending £m	ECL[3] £m	As % of gross lending %	Gross lending £m	ECL[3] £m	As % of gross lending %	Gross lending £m	ECL[3] £m	As % of gross lending %
At 31 December 2024
UK mortgages	28,909	191	0.7	1,869	38	2.0	1,240	22	1.8	977	24	2.5
Credit cards	2,174	248	11.4	149	43	28.9	83	24	28.9	35	16	45.7
UK unsecured loans and overdrafts	630	129	20.5	439	52	11.8	131	36	27.5	47	18	38.3
UK Motor Finance	1,192	49	4.1	1,029	30	2.9	141	25	17.7	36	11	30.6
Other	103	3	2.9	321	7	2.2	37	2	5.4	55	2	3.6
Retail	33,008	620	1.9	3,807	170	4.5	1,632	109	6.7	1,150	71	6.2
Business and Commercial Banking	2,445	154	6.3	426	18	4.2	176	10	5.7	125	5	4.0
Corporate and Institutional Banking	1,818	123	6.8	23	1	4.3	6	–	–	42	3	7.1
Commercial Banking	4,263	277	6.5	449	19	4.2	182	10	5.5	167	8	4.8
Total	37,271	897	2.4	4,256	189	4.4	1,814	119	6.6	1,317	79	6.0
At 31 December 2023
UK mortgages	26,665	146	0.5	9,024	133	1.5	1,771	52	2.9	1,073	45	4.2
Credit cards	2,612	345	13.2	145	49	33.8	115	34	29.6	36	18	50.0
UK unsecured loans and overdrafts	756	148	19.6	279	46	16.5	112	34	30.4	40	16	40.0
UK Motor Finance	735	30	4.1	1,120	30	2.7	138	21	15.2	34	10	29.4
Other	125	5	4.0	295	7	2.4	52	5	9.6	53	4	7.5
Retail	30,893	674	2.2	10,863	265	2.4	2,188	146	6.7	1,236	93	7.5
Business and Commercial Banking	3,455	202	5.8	590	17	2.9	253	8	3.2	160	4	2.5
Corporate and Institutional Banking	3,175	208	6.6	2	–	0.0	27	3	11.1	131	1	0.8
Commercial Banking	6,630	410	6.2	592	17	2.9	280	11	3.9	291	5	1.7
Total	37,523	1,084	2.9	11,455	282	2.5	2,468	157	6.4	1,527	98	6.4
1Includes forbearance, client and product-specific indicators not reflected within quantitative PD assessments.
2Includes assets that have triggered PD movements, or other rules, given that being 1 to 29 days in arrears in and of itself is not a Stage 2 trigger.
3Expected credit loss allowance on loans and advances to customers (drawn and undrawn).
The Group’s assessment of a significant increase in credit risk, and resulting categorisation of Stage 2, includes customers moving into early arrears as well as a broader assessment that an up to date customer has experienced a level of deterioration in credit risk since origination. A more sophisticated assessment is required for up to date customers, which varies across divisions and product type. This assessment incorporates specific triggers such as a significant proportionate increase in probability of default relative to that at origination, recent arrears, forbearance activity, internal watch lists and external bureau flags. Up to date exposures in Stage 2 are likely to show lower levels of expected credit loss (ECL) allowance relative to those that have already moved into arrears given that an arrears status typically reflects a stronger indication of future default and greater likelihood of credit losses.

40	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Movements in balances for the year ended 31 December 2024 (audited)
The movement tables below are compiled by comparing the position at the end of the period to that at the beginning of the year. Transfers between stages are deemed to have taken place at the start of the reporting period, with all other movements shown in the stage in which the asset is held at the end of the period. Purchased or originated credit-impaired are not transferable.
Additions and repayments comprise new loans originated and repayments of outstanding balances throughout the reporting period.
The Group’s impairment charge comprises impact of transfers between stages, other changes in credit quality and additions and repayments.
Advances written off have first been transferred to Stage 3 and then acquired a full allowance through other changes in credit quality.
Recoveries of amounts previously written off are shown at the full recovered value, with a corresponding entry in repayments and release of allowance through other changes in credit quality.
Movements in the gross carrying amount for loans and advances to customers and for allowance for expected credit losses were as follows:

	Gross carrying amount					Allowance for expected credit losses
	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
At 1 January 2024	368,859	52,973	7,131	7,854	436,817	885	1,462	1,133	213	3,693
Exchange and other adjustments[1]	(801)	(19)	(67)	11	(876)	(11)	(5)	26	52	62
Transfers to Stage 1	25,616	(25,566)	(50)		–	413	(404)	(9)		–
Transfers to Stage 2	(25,376)	25,950	(574)		–	(66)	126	(60)		–
Transfers to Stage 3	(1,102)	(2,102)	3,204		–	(20)	(177)	197		–
Net change in ECL due to transfers						(292)	339	303		350
Impact of transfers between stages[2]	(862)	(1,718)	2,580		–	35	(116)	431		350
Other changes in credit quality[2]						(127)	(65)	708	66	582
Additions and repayments	21,038	(6,098)	(1,597)	(909)	12,434	(47)	(105)	(193)	(71)	(416)
Charge (credit) to the income statement						(139)	(286)	946	(5)	516
Disposals and derecognition[3]	(717)	(480)	(366)	(694)	(2,257)	(5)	(12)	(25)	(18)	(60)
Advances written off			(1,173)	(55)	(1,228)			(1,173)	(55)	(1,228)
Recoveries of amounts previously written off			200	–	200			200	–	200
At 31 December 2024	387,517	44,658	6,708	6,207	445,090	730	1,159	1,107	187	3,183
Allowance for expected credit losses	(730)	(1,159)	(1,107)	(187)	(3,183)
Net carrying amount	386,787	43,499	5,601	6,020	441,907
Drawn ECL coverage[4] (%)	0.2	2.6	16.5	3.0	0.7
1Exchange and other adjustments includes the impact of movements in exchange rates, discount unwind, derecognising assets as a result of modifications and adjustments in respect of purchased or originated credit-impaired financial assets (POCI). Where a POCI asset’s expected credit loss is less than its expected credit loss on purchase or origination, the increase in its carrying value is recognised within gross loans, rather than as a negative impairment allowance.
2Includes a credit for methodology and model changes of £24 million, split by stage as £20 million credit for Stage 1, £2 million charge for Stage 2, £15 million charge for Stage 3 and
£21 million credit for POCI.
3Relates to the securitisations of primarily legacy Retail mortgages.
4Allowance for expected credit losses on loans and advances to customers as a percentage of gross loans and advances to customers.

41	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued

	Gross carrying amount					Allowance for expected credit losses
	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
At 1 January 2023	362,766	60,103	7,611	9,622	440,102	678	1,792	1,752	253	4,475
Exchange and other adjustments[1]	2,432	(8)	(8)	18	2,434	(8)	(1)	106	67	164
Transfers to Stage 1	18,355	(18,317)	(38)		–	393	(385)	(8)		–
Transfers to Stage 2	(17,963)	18,545	(582)		–	(53)	121	(68)		–
Transfers to Stage 3	(1,214)	(2,507)	3,721		–	(13)	(223)	236		–
Net change in ECL due to transfers						(254)	401	312		459
Impact of transfers between stages	(822)	(2,279)	3,101		–	73	(86)	472		459
Other changes in credit quality[2]						106	(103)	802	8	813
Additions and repayments	8,168	(3,951)	(2,338)	(1,043)	836	90	(81)	(862)	(81)	(934)
Charge (credit) to the income statement						269	(270)	412	(73)	338
Disposals and derecognition[3]	(3,685)	(892)	(122)	(743)	(5,442)	(54)	(59)	(24)	(34)	(171)
Advances written off			(1,229)	–	(1,229)			(1,229)	–	(1,229)
Recoveries of amounts previously written off			116	–	116			116	–	116
At 31 December 2023	368,859	52,973	7,131	7,854	436,817	885	1,462	1,133	213	3,693
Allowance for expected credit losses	(885)	(1,462)	(1,133)	(213)	(3,693)
Net carrying amount	367,974	51,511	5,998	7,641	433,124
Drawn ECL coverage[4] (%)	0.2	2.8	15.9	2.7	0.8
1Exchange and other adjustments includes the impact of movements in exchange rates, discount unwind, derecognising assets as a result of modifications and adjustments in respect of purchased or originated credit-impaired financial assets (POCI). Where a POCI asset’s expected credit loss is less than its expected credit loss on purchase or origination, the increase in its carrying value is recognised within gross loans, rather than as a negative impairment allowance.
2Includes a charge for methodology and model changes of £60 million, split by stage as £96 million charge for Stage 1, £33 million credit for Stage 2, £1 million credit for Stage 3 and
£2 million credit for POCI.
3Relates to the securitisations of primarily legacy Retail mortgages and Retail unsecured loans.
4Allowance for expected credit losses on loans and advances to customers as a percentage of gross loans and advances to customers.
The total allowance for expected credit losses includes £178 million (2023: £187 million) in respect of residual value impairment and voluntary terminations within the Group’s UK Motor Finance business.
Movements in Retail UK mortgage balances were as follows:

	Gross carrying amount					Allowance for expected credit losses
	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
Retail – UK mortgages
At 1 January 2024	256,596	38,533	4,337	7,854	307,320	161	374	357	213	1,105
Exchange and other adjustments[1]	–	–	–	12	12	1	–	50	53	104
Transfers to Stage 1	21,133	(21,105)	(28)		–	135	(132)	(3)		–
Transfers to Stage 2	(21,077)	21,473	(396)		–	(11)	32	(21)		–
Transfers to Stage 3	(299)	(1,341)	1,640		–	–	(39)	39		–
Net change in ECL due to transfers						(122)	114	56		48
Impact of transfers between stages[2]	(243)	(973)	1,216		–	2	(25)	71		48
Other changes in credit quality[2]						(94)	(19)	26	66	(21)
Additions and repayments	13,901	(4,143)	(956)	(910)	7,892	(16)	(48)	(79)	(72)	(215)
Charge (credit) to the income statement						(108)	(92)	18	(6)	(188)
Disposals and derecognition[3]	(494)	(422)	(366)	(694)	(1,976)	(1)	(9)	(25)	(18)	(53)
Advances written off			(70)	(55)	(125)			(70)	(55)	(125)
Recoveries of amounts previously written off			5	–	5			5	–	5
At 31 December 2024	269,760	32,995	4,166	6,207	313,128	53	273	335	187	848
Allowance for expected credit losses	(53)	(273)	(335)	(187)	(848)
Net carrying amount	269,707	32,722	3,831	6,020	312,280
Drawn ECL coverage[4] (%)	–	0.8	8.0	3.0	0.3
1Exchange and other adjustments includes the impact of movements in exchange rates, discount unwind, derecognising assets as a result of modifications and adjustments in respect of purchased or originated credit-impaired financial assets (POCI). Where a POCI asset’s expected credit loss is less than its expected credit loss on purchase or origination, the increase in its carrying value is recognised within gross loans, rather than as a negative impairment allowance.
2Includes a charge for methodology and model changes of £7 million, split by stage as £1 million charge for Stage 1, £9 million charge for Stage 2, £18 million charge for Stage 3 and
£21 million credit for POCI.
3Relates to the securitisations of primarily legacy Retail mortgages.
4Allowance for expected credit losses on loans and advances to customers as a percentage of gross loans and advances to customers.

42	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued

	Gross carrying amount					Allowance for expected credit losses
	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
Retail – UK mortgages
At 1 January 2023	257,517	41,783	3,416	9,622	312,338	91	552	311	253	1,207
Exchange and other adjustments[1]	–	–	–	18	18	–	–	53	67	120
Transfers to Stage 1	12,202	(12,195)	(7)		–	66	(65)	(1)		–
Transfers to Stage 2	(12,673)	13,103	(430)		–	(7)	33	(26)		–
Transfers to Stage 3	(450)	(1,656)	2,106		–	–	(66)	66		–
Net change in ECL due to transfers						(50)	91	115		156
Impact of transfers between stages	(921)	(748)	1,669		–	9	(7)	154		156
Other changes in credit quality[2]						43	(104)	14	8	(39)
Additions and repayments	1,202	(1,955)	(553)	(1,043)	(2,349)	19	(49)	(67)	(81)	(178)
Charge (credit) to the income statement						71	(160)	101	(73)	(61)
Disposals and derecognition[3]	(1,202)	(547)	(94)	(743)	(2,586)	(1)	(18)	(7)	(34)	(60)
Advances written off			(108)	–	(108)			(108)	–	(108)
Recoveries of amounts previously written off			7	–	7			7	–	7
At 31 December 2023	256,596	38,533	4,337	7,854	307,320	161	374	357	213	1,105
Allowance for expected credit losses	(161)	(374)	(357)	(213)	(1,105)
Net carrying amount	256,435	38,159	3,980	7,641	306,215
Drawn ECL coverage[4] (%)	0.1	1.0	8.2	2.7	0.4
1Exchange and other adjustments includes the impact of movements in exchange rates, discount unwind, derecognising assets as a result of modifications and adjustments in respect of purchased or originated credit-impaired financial assets (POCI). Where a POCI asset’s expected credit loss is less than its expected credit loss on purchase or origination, the increase in its carrying value is recognised within gross loans, rather than as a negative impairment allowance.
2Includes a charge for methodology and model changes of £74 million, split by stage as £91 million charge for Stage 1, £12 million credit for Stage 2, £3 million credit for Stage 3 and
£2 million credit for POCI.
3Relates to the securitisations of primarily legacy Retail mortgages.
4Allowance for expected credit losses on loans and advances to customers as a percentage of gross loans and advances to customers.
Credit quality of loans and advances to customers (audited)
The analysis of lending has been prepared based on the division in which the asset is held, with the business segment in which the exposure is recorded reflected in the ratings system applied. The internal credit ratings systems used by the Group differ between Retail and Commercial, reflecting the characteristics of these exposures and the way that they are managed internally; these credit ratings are set out below. All probabilities of default (PDs) include forward-looking information and are based on 12-month values, with the exception of credit-impaired.

Retail		Commercial
Quality classification	IFRS 9 PD range	Quality classification	IFRS 9 PD range
RMS 1–3	0.00–0.80%	CMS 1–5	0.000–0.100%
RMS 4–6	0.81–4.50%	CMS 6–10	0.101–0.500%
RMS 7–9	4.51–14.00%	CMS 11–14	0.501–3.000%
RMS 10	14.01–20.00%	CMS 15–18	3.001–20.000%
RMS 11–13	20.01–99.99%	CMS 19	20.001–99.999%
RMS 14	100.00%	CMS 20–23	100.000%
Stage 3 assets include balances of £297 million (2023: £364 million) (with outstanding amounts due of £971 million (2023: £1,167 million)) which have been subject to a partial write-off and where the Group continues to enforce recovery action.
There were no modifications of Stage 2 and Stage 3 assets during the year (2023: £180 million). No material gain or loss was recognised by the
Group.
As at 31 December 2024 there were no (2023: £5 million) significant assets that had been previously modified while classified as Stage 2 or
Stage 3 and were classified as Stage 1.

43	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued

	Drawn exposures					Allowance for expected credit losses
Gross drawn exposures and expected credit loss allowance (audited)	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
At 31 December 2024
Retail – UK mortgages
RMS 1–3	261,101	21,213	–	–	282,314	46	143	–	–	189
RMS 4–6	8,487	7,384	–	–	15,871	6	51	–	–	57
RMS 7–9	112	1,296	–	–	1,408	–	15	–	–	15
RMS 10	17	273	–	–	290	–	5	–	–	5
RMS 11–13	43	2,829	–	–	2,872	1	59	–	–	60
RMS 14	–	–	4,166	6,207	10,373	–	–	335	187	522
	269,760	32,995	4,166	6,207	313,128	53	273	335	187	848
Retail – credit cards
RMS 1–3	5,058	10	–	–	5,068	11	1	–	–	12
RMS 4–6	7,231	1,129	–	–	8,360	87	52	–	–	139
RMS 7–9	1,242	859	–	–	2,101	51	107	–	–	158
RMS 10	3	149	–	–	152	–	31	–	–	31
RMS 11–13	–	294	–	–	294	–	106	–	–	106
RMS 14	–	–	265	–	265	–	–	133	–	133
	13,534	2,441	265	–	16,240	149	297	133	–	579
Retail – UK unsecured loans and overdrafts
RMS 1–3	1,207	2	–	–	1,209	3	–	–	–	3
RMS 4–6	7,020	484	–	–	7,504	98	27	–	–	125
RMS 7–9	1,047	307	–	–	1,354	40	36	–	–	76
RMS 10	31	111	–	–	142	3	22	–	–	25
RMS 11–13	9	343	–	–	352	1	112	–	–	113
RMS 14	–	–	175	–	175	–	–	118	–	118
	9,314	1,247	175	–	10,736	145	197	118	–	460
Retail – UK Motor Finance
RMS 1–3	8,967	760	–	–	9,727	112	16	–	–	128
RMS 4–6	4,487	1,169	–	–	5,656	55	40	–	–	95
RMS 7–9	440	247	–	–	687	2	17	–	–	19
RMS 10	–	46	–	–	46	–	6	–	–	6
RMS 11–13	3	176	–	–	179	–	36	–	–	36
RMS 14	–	–	124	–	124	–	–	72	–	72
	13,897	2,398	124	–	16,419	169	115	72	–	356
Retail – other
RMS 1–3	15,163	238	–	–	15,401	4	4	–	–	8
RMS 4–6	2,132	190	–	–	2,322	11	7	–	–	18
RMS 7–9	78	72	–	–	150	–	3	–	–	3
RMS 10	–	7	–	–	7	–	–	–	–	–
RMS 11–13	–	9	–	–	9	–	–	–	–	–
RMS 14	–	–	147	–	147	–	–	37	–	37
	17,373	516	147	–	18,036	15	14	37	–	66
Total Retail	323,878	39,597	4,877	6,207	374,559	531	896	695	187	2,309
Commercial Banking
CMS 1–5	13,611	–	–	–	13,611	1	–	–	–	1
CMS 6–10	13,819	53	–	–	13,872	11	–	–	–	11
CMS 11–14	31,534	1,052	–	–	32,586	121	21	–	–	142
CMS 15–18	4,997	3,234	–	–	8,231	66	165	–	–	231
CMS 19	–	722	–	–	722	–	77	–	–	77
CMS 20–23	–	–	1,831	–	1,831	–	–	412	–	412
	63,961	5,061	1,831	–	70,853	199	263	412	–	874
Other[1]	(322)	–	–	–	(322)	–	–	–	–	–
Total loans and advances to customers	387,517	44,658	6,708	6,207	445,090	730	1,159	1,107	187	3,183
1Drawn exposures include centralised fair value hedge accounting adjustments.

44	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued

	Drawn exposures					Allowance for expected credit losses
Gross drawn exposures and expected credit loss allowance (audited)	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
At 31 December 2023
Retail – UK mortgages
RMS 1–3	226,740	4,137	–	–	230,877	123	37	–	–	160
RMS 4–6	29,637	27,037	–	–	56,674	38	151	–	–	189
RMS 7–9	219	2,713	–	–	2,932	–	37	–	–	37
RMS 10	–	590	–	–	590	–	13	–	–	13
RMS 11–13	–	4,056	–	–	4,056	–	136	–	–	136
RMS 14	–	–	4,337	7,854	12,191	–	–	357	213	570
	256,596	38,533	4,337	7,854	307,320	161	374	357	213	1,105
Retail – credit cards
RMS 1–3	3,906	5	–	–	3,911	9	–	–	–	9
RMS 4–6	7,159	1,248	–	–	8,407	91	65	–	–	156
RMS 7–9	1,548	1,069	–	–	2,617	67	145	–	–	212
RMS 10	12	220	–	–	232	1	50	–	–	51
RMS 11–13	–	366	–	–	366	–	141	–	–	141
RMS 14	–	–	284	–	284	–	–	130	–	130
	12,625	2,908	284	–	15,817	168	401	130	–	699
Retail – UK unsecured loans and overdrafts
RMS 1–3	638	1	–	–	639	1	–	–	–	1
RMS 4–6	5,152	250	–	–	5,402	83	18	–	–	101
RMS 7–9	1,256	473	–	–	1,729	44	50	–	–	94
RMS 10	43	135	–	–	178	4	27	–	–	31
RMS 11–13	14	328	–	–	342	2	113	–	–	115
RMS 14	–	–	196	–	196	–	–	118	–	118
	7,103	1,187	196	–	8,486	134	208	118	–	460
Retail – UK Motor Finance
RMS 1–3	9,979	569	–	–	10,548	142	12	–	–	154
RMS 4–6	2,791	998	–	–	3,789	41	29	–	–	70
RMS 7–9	769	228	–	–	997	3	13	–	–	16
RMS 10	–	63	–	–	63	–	7	–	–	7
RMS 11–13	2	169	–	–	171	–	30	–	–	30
RMS 14	–	–	112	–	112	–	–	63	–	63
	13,541	2,027	112	–	15,680	186	91	63	–	340
Retail – other
RMS 1–3	13,613	240	–	–	13,853	3	4	–	–	7
RMS 4–6	2,197	186	–	–	2,383	16	13	–	–	29
RMS 7–9	–	86	–	–	86	–	4	–	–	4
RMS 10	–	6	–	–	6	–	–	–	–	–
RMS 11–13	88	7	–	–	95	–	–	–	–	–
RMS 14	–	–	144	–	144	–	–	47	–	47
	15,898	525	144	–	16,567	19	21	47	–	87
Total Retail	305,763	45,180	5,073	7,854	363,870	668	1,095	715	213	2,691
Commercial Banking
CMS 1–5	12,145	–	–	–	12,145	2	–	–	–	2
CMS 6–10	17,259	121	–	–	17,380	23	–	–	–	23
CMS 11–14	30,366	2,793	–	–	33,159	129	57	–	–	186
CMS 15–18	3,618	4,070	–	–	7,688	63	229	–	–	292
CMS 19	9	809	–	–	818	–	81	–	–	81
CMS 20–23	–	–	2,058	–	2,058	–	–	418	–	418
	63,397	7,793	2,058	–	73,248	217	367	418	–	1,002
Other[1]	(301)	–	–	–	(301)	–	–	–	–	–
Total loans and advances to customers	368,859	52,973	7,131	7,854	436,817	885	1,462	1,133	213	3,693
1Drawn exposures include centralised fair value hedge accounting adjustments.

45	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Concentrations of exposure (audited)
The Group’s management of concentration risk includes portfolio controls on certain industries, sectors and products to reflect risk appetite as well as individual, customer and bank limit risk tolerances. Credit policies and appetite statements are aligned to the Group’s risk appetite and restrict exposure to higher risk countries and potentially vulnerable sectors and asset classes. Exposures are monitored to prevent both an excessive concentration of risk and single name concentrations. The Group’s largest credit limits are regularly monitored by the Board Risk
Committee and reported in accordance with regulatory requirements. As part of its credit risk policy, the Group considers sustainability risk
(which incorporates environmental (including climate), social and governance) in the assessment of Commercial Banking facilities.
At 31 December 2024 the most significant concentrations of exposure were in mortgages.

	2024 £m	2023 £m
Agriculture, forestry and fishing	6,338	7,038
Construction[1]	3,056	3,528
Energy and water supply	4,509	3,437
Financial, business and other services	22,013	21,441
Lease financing	16,907	17,135
Manufacturing	3,651	3,763
Mining and Quarrying[1]	168	328
Personal:
Mortgages[2]	329,270	322,113
Other	27,966	25,287
Postal and telecommunications	3,062	2,482
Property companies	18,848	20,292
Transport, distribution and hotels	9,302	9,973
Total loans and advances to customers before allowance for impairment losses	445,090	436,817
Allowance for impairment losses (note 19 to the consolidated financial statements, page 122)	(3,183)	(3,693)
Total loans and advances to customers	441,907	433,124
1Mining and quarrying, previously included within construction, is now presented separately.
2Includes both UK and overseas mortgage balances.

46	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Retail UK mortgages loans and advances to customers1

	At 31 Dec 2024 £m	At 31 Dec 2023 £m
Mainstream	261,630	254,416
Buy-to-let	47,984	47,549
Specialist	3,514	5,355
Total	313,128	307,320
1Balances include the impact of HBOS-related acquisition adjustments.
Interest-only UK mortgages
The Group provides interest-only mortgages to owner occupier mortgage customers whereby only payments of interest are made for the term of the mortgage with the customer responsible for repaying the principal outstanding at the end of the loan term. At 31 December 2024, owner occupier interest-only balances as a proportion of total owner occupier balances had reduced to 12.5 per cent (31 December 2023: 14.4 per cent). The average indexed loan to value remained low at 36.5 per cent (31 December 2023: 36.9 per cent).
For existing interest-only mortgages, a contact strategy is in place during the term of the mortgage to ensure that customers are aware of their obligations to repay the principal upon maturity of the loan.
Treatment strategies are in place to help customers anticipate and plan for repayment of capital at maturity and support those who may have difficulty in repaying the principal amount. A dedicated specialist team supports customers who have passed their contractual maturity date and are unable to fully repay the principal. A range of treatments are offered to customers based on their individual circumstances to create fair and sustainable outcomes.
Analysis of owner occupier interest-only UK mortgages

	At 31 Dec 2024	At 31 Dec 2023
Interest-only balances (£m)	33,023	37,278
Stage 1 (%)	39.4	54.7
Stage 2 (%)[1]	44.5	27.6
Stage 3 (%)	5.5	5.6
Purchased or originated credit-impaired (%)	10.6	12.1
Average loan to value (%)	36.5	36.9
Maturity profile (£m)
Due	1,541	1,982
Within 1 year	1,012	1,129
2 to 5 years	8,209	8,803
6 to 10 years	10,772	13,918
Greater than 10 years	11,489	11,446

Past term interest-only balances (£m)[2]	1,490	1,925
Stage 1 (%)	0.3	0.2
Stage 2 (%)	8.6	9.3
Stage 3 (%)	51.8	52.2
Purchased or originated credit-impaired (%)	39.3	38.4
Average loan to value (%)	35.2	35.2
Negative equity (%)	2.5	2.6
1Includes adoption of a new ECL model, where the significant increase in credit risk (SICR) quantitative Stage 2 trigger is now defined as a doubling of an account’s PD since origination.
2 Balances where all interest-only elements have moved past term. Some may subsequently have had a term extension, so are no longer classed as due.
Collateral held as security for Retail loans and advances to customers (audited)
UK mortgages
An analysis by loan-to-value ratio of the Group’s UK residential mortgage lending is provided below. The value of collateral used in determining the loan-to-value ratios has been estimated based upon the last actual valuation, adjusted to take into account subsequent movements in house prices. The market takes into account many factors, including environmental considerations such as flood risk and energy efficient additions, in arriving at the value of a home.
In some circumstances, where the discounted value of the estimated net proceeds from the liquidation of collateral (i.e. net of costs, expected haircuts and anticipated changes in the value of the collateral to the point of sale) is greater than the estimated exposure at default, no credit losses are expected and no ECL allowance is recognised.

47	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued

	At 31 December 2024					At 31 December 2023
Gross drawn exposures	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
Less than 60 per cent	145,055	27,851	3,014	5,066	180,986	145,285	22,739	3,209	6,209	177,442
60 per cent to 70 per cent	49,746	2,954	643	638	53,981	47,950	6,015	673	959	55,597
70 per cent to 80 per cent	40,292	1,168	307	232	41,999	36,413	4,506	290	333	41,542
80 per cent to 90 per cent	30,215	898	123	109	31,345	20,949	2,821	87	142	23,999
90 per cent to 100 per cent	4,420	109	36	63	4,628	5,981	2,389	30	91	8,491
Greater than 100 per cent	32	15	43	99	189	18	63	48	120	249
Total	269,760	32,995	4,166	6,207	313,128	256,596	38,533	4,337	7,854	307,320
UK mortgages energy performance certificate analysis
The energy performance certificate (EPC) profile of the security associated with the Group’s UK mortgage portfolio is shown below:

EPC profile	A £m	B £m	C £m	D £m	E £m	F £m	G £m	Unrated properties £m	Total
At 31 December 2024	1,113	40,469	68,128	97,392	33,021	6,293	1,370	65,342	313,128
At 31 December 2023	971	41,250	64,466	95,958	34,327	6,663	1,465	62,220	307,320
The above data is sourced using the latest available government EPC information. The Group has no EPC data available for 20.9 per cent
(2023: 20.2 per cent) of the UK mortgage portfolio; this portion is classified as unrated properties.
EPC ratings are not considered to be a material credit risk factor, and do not form part of the Group’s credit risk calculations.
Other Retail lending
At 31 December 2024, Stage 1 and Stage 2 other retail gross lending amounted to £60,720 million (2023: £55,814 million). Stage 3 other retail lending amounted to £351 million, net of an impairment allowance of £360 million (2023: £378 million, net of an impairment allowance of £358 million).
Lending decisions are predominantly based on an obligor’s ability to repay rather than reliance on the disposal of any security provided. Where the lending is secured, collateral values are rigorously assessed at the time of loan origination and are thereafter monitored in accordance with business unit credit policy.
The Group’s credit risk disclosures for unimpaired other retail lending show assets gross of collateral and therefore disclose the maximum loss exposure.
Retail forbearance
The basis of disclosure for forbearance is aligned to the FINREP reporting definitions. On a statutory basis forbearance for the major retail portfolios reduced £332 million to £3,550 million. This reduction was primarily driven by the impact of removing balances following UK mortgage securitisations.
The main customer treatments included are: repair, where arrears are added to the loan balance and the arrears position cancelled; instances where there are suspensions of interest and/or capital repayments; and refinance.
Retail forborne loans and advances (audited)

	Total £m	Of which Stage 2 £m	Of which Stage 3 £m	Of which POCI £m	Expected credit losses as a % of total loans and advances which are forborne[1] %
At 31 December 2024
UK mortgages	2,984	618	1,161	1,146	4.8
Credit cards	271	87	149	–	33.0
UK unsecured loans and overdrafts	291	119	108	–	34.7
UK Motor Finance	4	3	1	–	18.8
Total	3,550	827	1,419	1,146	9.4
At 31 December 2023
UK mortgages	3,269	695	1,008	1,552	4.1
Credit cards	268	89	141	–	32.5
UK unsecured loans and overdrafts	275	107	108	–	35.5
UK Motor Finance	70	36	32	–	30.7
Total	3,882	927	1,289	1,552	8.8
1Expected credit losses as a percentage of total loans and advances which are forborne are calculated excluding loans in recoveries for credit cards and loans and overdrafts (31
December 2024: £33 million; 31 December 2023: £55 million).
Commercial Banking forbearance
Commercial Banking forborne loans and advances reduced by £169 million to £2,210 million in 2024 (2023: £2,379 million), of which
£1,776 million were in Stage 3 (2023: £1,936 million).

48	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Collateral held as security for Commercial Banking loans and advances to customers (audited)
Stage 1 and Stage 2 secured lending
For Stage 1 and Stage 2 secured commercial lending, the Group reports assets gross of collateral and therefore discloses the maximum loss exposure.
Stage 1 and Stage 2 secured commercial lending is predominantly managed on a cash flow basis. On occasion, it may include an assessment of underlying collateral, although, for Stage 3 lending, this will not always involve assessing it on a fair value basis. No aggregated collateral information for the entire unimpaired secured commercial lending portfolio is provided to key management personnel.
Stage 3 secured lending
The value of collateral is re-evaluated and its legal soundness reassessed if there is observable evidence of distress of the borrower;
this evaluation is used to determine potential loss allowances and management’s strategy to try to either repair the business or recover the debt.
At 31 December 2024, Stage 3 secured commercial lending amounted to £447 million, net of an impairment allowance of £149 million (2023:
£503 million, net of an impairment allowance of £133 million). The fair value of the collateral held in respect of impaired secured commercial lending was £563 million (2023: £598 million). In determining the fair value of collateral, no specific amounts have been attributed to the costs of realisation. For the purposes of determining the total collateral held by the Group in respect of impaired secured commercial lending, the value of collateral for each loan has been limited to the principal amount of the outstanding advance in order to eliminate the effects of any over-collateralisation and to provide a clearer representation of the Group’s exposure.
Commercial Banking UK Real Estate
•Commercial Banking UK Real Estate, including Business Banking, committed drawn lending stood at £9.1 billion at 31 December 2024 (net of
£3.1 billion exposures subject to protection through Significant Risk Transfer (SRT) securitisations). In addition there are undrawn lending facilities of £2.1 billion to predominantly investment grade rated corporate customers
•The Group classifies Direct Real Estate as exposure which is directly supported by cash flows from property activities (as opposed to trading activities, such as hotels, care homes and housebuilders). Exposures of £6.9 billion to social housing providers are also excluded
•Despite some headwinds, the portfolio continues to remain well positioned and proactively managed with conservative LTVs, good levels of interest cover and appropriate risk mitigants in place
•Overall performance of the portfolio has remained resilient. The Group has seen improvement within this sector, with a decrease in cases in its more closely monitored Watchlist category and limited flow into Business Support
•Lending continues to be heavily weighted towards investment real estate (c.91 per cent) rather than development. Of these investment exposures, c.92 per cent have an LTV of less than 70 per cent, with an average LTV of 45 per cent. The average interest cover ratio was 3.1 times, with 72 per cent having interest cover of above 2 times. In SME, LTV at origination has been typically limited to c.55 per cent, given prudent repayment cover criteria (including notional base rate stress)
•The portfolio is well diversified with limited speculative commercial development lending (defined as property not pre-sold or pre-let at a level to fully repay the debt or generate sufficient income to meet the minimum interest cover requirements). Approximately 49 per cent of exposures relate to commercial real estate, including c.12 per cent secured by office assets, c.10 per cent by retail assets and c.12 per cent by industrial assets. Approximately 51 per cent of the portfolio relates to residential
•Recognising this is a cyclical sector, total (gross and net) and asset type quantum caps are in place to control origination and exposure.
Focus remains on the UK market and new business has been written in line with a prudent risk appetite criteria including conservative LTVs, strong quality of income and proven management teams. Development lending criteria also includes maximum loan to gross development value and maximum loan to cost, with funding typically only released against completed work, as confirmed by the Group’s monitoring quantity surveyor
•Use of SRT securitisations also act as a risk mitigant in this portfolio, with run-off of these carefully managed and sequenced
LTV – UK Real Estate

	At 31 December 2024[1,2]				At 31 December 2023[1,2]
	Stage 1 and 2 £m	Stage 3 £m	Total £m	Total %	Stage 1 and 2 £m	Stage 3 £m	Total £m	Total %
Investment exposures
Less than 60 per cent	5,607	25	5,632	81.1	6,043	39	6,082	77.8
60 per cent to 70 per cent	674	47	721	10.4	955	9	964	12.3
70 per cent to 80 per cent	140	4	144	2.1	175	13	188	2.4
80 per cent to 100 per cent	26	67	93	1.3	96	45	141	1.8
100 per cent to 120 per cent	4	6	10	0.1	19	64	83	1.1
120 per cent to 140 per cent	4	–	4	0.1	11	38	49	0.6
Greater than 140 per cent	10	81	91	1.3	20	20	40	0.5
Unsecured[3]	253	–	253	3.6	269	–	269	3.4
Subtotal	6,718	230	6,948	100.0	7,588	228	7,816	100.0
Other[4]	512	67	579		369	19	388
Total investment	7,230	297	7,527		7,957	247	8,204
Development	731	8	739		776	71	847
Government Supported Lending[5]	87	1	88		158	3	161
Total	8,048	306	8,354		8,891	321	9,212
1Excludes Commercial Banking UK Real Estate exposures subject to protection through Significant Risk Transfer transactions.
2Excludes £0.7 billion in Business Banking (31 December 2023: £0.5 billion).
3Predominantly Investment grade corporate CRE lending where the Group is relying on the corporate covenant.
4Mainly lower value transactions where LTV not recorded on Commercial Banking UK Real Estate monitoring system.
5Bounce Back Loan Scheme (BBLS) and Coronavirus Business Interruption Loan Scheme (CBILS) lending to real estate clients, where government guarantees are in place at 100 per cent and 80 per cent, respectively.

49	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Credit quality of other financial assets (audited)
Cash and balances at central banks
Significantly all of the Group’s cash and balances at central banks are due from the Bank of England or the Deutsche Bundesbank.
Loans and advances to banks
Significantly all of the Group’s loans and advances to banks are assessed as Stage 1.
Reverse repurchase agreement held at amortised cost
All of the Group’s reverse repurchase agreements held at amortised cost are assessed as Stage 1.
Debt securities held at amortised cost
At 31 December 2024 significantly all of the Group’s debt securities held at amortised cost are investment grade.
Debt securities at fair value through other comprehensive income (excluding equity shares)
At 31 December 2024 significantly all of the Group’s debt securities at fair value through other comprehensive income are investment grade.
Derivative assets
The Group reduces exposure to credit risk by using master netting agreements and by obtaining collateral in the form of cash or highly liquid securities.

	2024			2023
	Investment grade[1] £m	Other £m	Total £m	Investment grade[1] £m	Other £m	Total £m
Trading and other	3,294	126	3,420	1,763	193	1,956
Hedging	3	5	8	72	–	72
	3,297	131	3,428	1,835	193	2,028
Due from fellow Lloyds Banking Group undertakings			807			1,137
Total derivative financial instruments			4,235			3,165
1Credit ratings equal to or better than ‘BBB’.
Financial guarantees and loan commitments
The level of expected credit loss allowance associated with the Group’s financial guarantees and loan commitments is not significant.
At 31 December 2024 £124,308 million were Stage 1 (2023: £116,583 million), £4,505 million were Stage 2 (2023: £5,948 million), £95 million were Stage 3 (2023: £144 million) and £39 million was POCI (2023: £58 million). Against these exposures the Group held an allowance for expected credit losses of £265 million (2023: £314 million).
Further details can be seen in note 19 to the consolidated financial statements on page 122.
Collateral held as security for other financial assets
The Group does not hold collateral against debt securities which are classified as financial assets held at amortised cost.
Reverse repurchase agreements
The Group enters into reverse repurchase agreements which are accounted for as collateralised loans (see note 15 to the consolidated financial statements on page 109).
Derivative assets, after offsetting of amounts under master netting arrangements
The Group reduces exposure to credit risk by using master netting agreements and by obtaining collateral in the form of cash or highly liquid securities (see note 15 to the consolidated financial statements on page 109).
Irrevocable loan commitments and other credit-related contingencies
The Group holds irrevocable loan commitments and other credit-related contingencies (see note 34 to the consolidated financial statements on page 139). Collateral is held as security, in the event that lending is drawn down, on £17,181 million (2023: £13,036 million) of these balances.
Collateral pledged as security
The Group pledges assets primarily for repurchase agreements and securities lending transactions which are generally conducted under terms that are usual and customary for standard secured borrowing contracts.
Repurchase agreements
The Group enters into repurchase agreements which include amounts due under the Bank of England’s Term Funding Scheme with additional incentives for SMEs (TFSME) (see note 15 to the consolidated financial statements on page 109).
Securities lending transactions
The following on-balance sheet financial assets have been lent to counterparties under securities lending transactions:

	2024 £m	2023 £m
Financial assets at fair value through other comprehensive income	5,714	4,532
In addition, securities held as collateral in the form of stock borrowed amounted to £10,329 million (2023: £7,979 million). Of this amount,
£3,970 million (2023: £2,087 million) had been resold or repledged as collateral for the Group’s own transactions.
These transactions were generally conducted under terms that are usual and customary for standard secured lending activities.
Securitisations and covered bonds
In addition to the assets detailed above, the Group also holds assets that are encumbered through the Group’s asset-backed conduits and its securitisation and covered bond programmes. Further details of these assets are provided in note 24 to the consolidated financial statements on page 132.

50	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Economic crime risk
Definition
Economic crime risk is defined as the risk that the Group implements ineffective policies, systems, processes and controls to prevent, detect and respond to the risk of fraud and/or financial crime resulting in increased losses, regulatory censure, fines and/or adverse publicity in the UK or other jurisdictions in which the Group operates.
Level two risks
Anti-bribery, Anti-money laundering, Fraud, Sanctions.
Exposures
The principal economic crime risks to the Group are:
•Bribery, including corruption
•Money laundering, including terrorist financing, proliferation financing and the facilitation of tax evasion
•Sanctions
•Fraud, including intentional acts of deception or omission by external or internal parties
All of the above could result in customer detriment, financial loss, regulatory censure and/or reputational damage.
Measurement
Economic crime risk is measured using a suite of indicators reported to the business unit and the Group economic crime risk management committees. These indicators cover a variety of areas such as the effectiveness of key controls, breaches and suspicious activity report
(SAR) disclosure rates. All are subject to ongoing monitoring, including a periodic review of metrics and thresholds to ensure they remain appropriate.
Mitigating actions
The Group adopts a risk-based approach to mitigate the economic crime risks it faces, reflecting the current and emerging economic crime risks within the market, and industry best practice.
Lloyds Banking Group-wide economic crime prevention policies and standards are maintained to ensure compliance with legal and regulatory requirements. The completion of a Lloyds Banking Group-
wide risk assessment and implementation of a comprehensive suite of systems, processes and controls support the Group to detect and prevent the use of its banking network for money laundering, bribery, fraud and activities prohibited by legal and regulatory sanctions.
Lloyds Banking Group’s economic crime prevention policy requires all colleagues to complete mandatory economic crime training on at least an annual basis. Lloyds Banking Group’s fraud awareness programme remains a key component of the fraud control
environment.
In addition to its efforts internally, Lloyds Banking Group also plays an active role with other financial institutions, industry bodies and law enforcement agencies in identifying and combatting economic crime, including:
•Being an active member of UK Finance, where Lloyds Banking
Group sits as a member of the Economic Crime Product and
Service Board and has representation on key economic crime
committees and panels. This includes attending the sanctions and fraud committees, which are the industries’ primary forums for considering and responding to issues of mutual interest
•Collaborating with peer banks and the National Crime Agency
(NCA) to further develop ‘Data Fusion’, a ground-breaking, public-
private partnership, which brings together targeted bank
transaction data from seven banks and overlays it with NCA
criminal intelligence as a key strategic capability in the UK’s efforts to disrupt serious and organised crime
•Continuing a strategic partnership with City of London Police and helping fund the Dedicated Card and Payment Crime Unit to
investigate fraud cases, target and where appropriate arrest and gain prosecution of offenders
•Being a member of Cifas, the largest cross-sector fraud
sharing organisation
•Chairing the Joint Money Laundering Intelligence Taskforce senior management team and providing expert resource to the National
Economic Crime Centre’s operational threat cells
Monitoring
Monitoring and reporting of economic crime risk is undertaken at
Board, Group and business unit and functional committees. Each committee monitors key risks, control effectiveness, indicators, events, risk appetite metrics and the results of independent testing conducted by the Risk function and Group Audit. Money Laundering
Reporting Officer (MLRO) reports are also presented annually to the relevant Group-level risk committees.

51	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Liquidity risk
Definition
Liquidity Risk is the risk that the Group does not have sufficient financial resources to meet its commitments when they fall due or can only secure them at excessive cost.
Level two risks
Funding, Liquidity.
Exposures
Liquidity exposure represents the potential stressed outflows in any future period less expected inflows. The Group considers liquidity exposure from both an internal and a regulatory perspective.
Measurement

Liquidity risk is managed through a series of measures, tests and reports that are primarily based on contractual maturities with behavioural overlays as appropriate. The Group undertakes quantitative and qualitative analysis of the behavioural aspects of its assets and liabilities in order to reflect their expected behaviour.
Mitigating actions

The Group manages and monitors liquidity risks and ensures that liquidity risk management systems and arrangements are adequate with regard to the internal risk appetite, Group strategy and regulatory requirements. Liquidity policies and procedures are subject to independent internal oversight by Risk. Overseas branches and subsidiaries of the Group may also be required to meet the liquidity requirements of the entity’s domestic country. Management of liquidity requirements is performed by the overseas branch or subsidiary in line with Group policy. The Group plans funding requirements over its planning period, combining business as usual and stressed conditions.
The Group manages its liquidity position paying regard to its internal risk appetite, Liquidity Coverage Ratio (LCR) and Net Stable Funding
Ratio (NSFR) as required by the PRA, the Capital Requirements
Directive (CRD V) and the Capital Requirements Regulation (UK CRR)
liquidity requirements.
The Group’s liquidity and funding position is underpinned by its significant customer deposit base and is supported by strong relationships across customer segments. The Group has consistently observed that, in aggregate, the retail deposit base provides a stable source of funding. Funding concentration by counterparty, currency and tenor is monitored on an ongoing basis and, where
concentrations do exist, these are managed as part of the planning process and limited by the internal liquidity and funding risk monitoring framework, with analysis regularly provided to
senior management.
To assist in managing the balance sheet, the Group operates a
Liquidity Transfer Pricing (LTP) process which: allocates relevant interest expenses from the centre to the Group’s banking businesses within the internal management accounts; helps drive the correct inputs to customer pricing; and is consistent with regulatory requirements. LTP makes extensive use of behavioural maturity profiles, taking account of expected customer loan prepayments and stability of customer deposits, modelled on historic data.
The Group can monetise liquid assets quickly, either through the repurchase agreements (repo) market or through outright sale. In addition, the Group has pre-positioned a substantial amount of assets at the Bank of England’s Discount Window Facility which can be used to access additional liquidity in a time of stress. The Group considers diversification across geography, currency, markets and tenor when assessing appropriate holdings of liquid assets. The Group’s liquid asset buffer is available for deployment at immediate notice, subject to complying with regulatory requirements.
Monitoring
Daily monitoring and control processes are in place to address internal and regulatory liquidity requirements. The Group monitors a range of market and internal early warning indicators on a daily basis for early signs of liquidity risk in the market or specific to the Group. This captures regulatory metrics as well as metrics the Group considers relevant for its liquidity profile. These are a mixture of quantitative and qualitative measures, including: daily variation of customer balances; changes in maturity profiles; funding concentrations;
changes in LCR outflows; credit default swap (CDS) spreads; and basis risks.
The Group carries out internal stress testing of its liquidity and potential cash flow mismatch position over both short (up to one month) and longer-term horizons against a range of scenarios forming an important part of the internal risk appetite. The scenarios and assumptions are reviewed at least annually to ensure that they continue to be relevant to the nature of the business, including reflecting emerging horizon risks to the Group. For further information on the Group’s 2024 liquidity stress testing results refer to page 54.
The Group maintains a Liquidity Contingency Framework as part of the wider Recovery Plan which is reviewed and tested regularly and is designed to identify emerging liquidity concerns at an early stage, so that mitigating actions can be taken to avoid a more serious crisis developing. The Liquidity Contingency Framework has a foundation of robust and regular monitoring and reporting of key performance indicators, early warning indicators and risk appetite by both Group
Corporate Treasury (GCT) and Risk up to and including Board level.
Where movements in any of these metrics and indicator suites point to a potential issue, SME teams and their directors will escalate this information as appropriate.
Liquidity and Funding management in 2024
The Group has maintained its strong funding and liquidity position with a loan to deposit ratio of 98 per cent as at 31 December 2024 (31
December 2023: 98 per cent).
The Group’s liquid assets continue to exceed the regulatory minimum and internal risk appetite, with a liquidity coverage ratio (LCR) of 137 per cent (based on a monthly simple average over the previous 12 months) as at 31 December 2024 (31 December 2023: 133 per cent).
Overall, wholesale funding totalled £62.6 billion as at 31 December
2024 (31 December 2023: £70.4 billion). The total outstanding amount of drawings from the Bank of England’s Term Funding Scheme with additional incentives for SMEs (TFSME) has reduced to £21.9 billion at 31 December 2024 (31 December 2023: £30.0 billion), with maturities in 2025, 2027 and beyond. The repayment of TFSME has been factored into the Group’s funding plans.
The Group’s credit ratings are well positioned and continue to reflect the strength of the Group’s management and franchise, along with its robust financial performance, capital and funding position. In
November 2024, Fitch upgraded the Group’s ratings by one notch.

52	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Lloyds Bank Group funding requirements and sources

	At 31 Dec 2024 £bn	At 31 Dec 2023 £bn
Lloyds Bank Group funding position
Cash and balances at central banks	42.4	57.9
Loans and advances to banks	6.4	8.8
Loans and advances to customers	441.9	433.1
Reverse repurchase agreements – non-trading	44.1	32.8
Debt securities at amortised cost	11.9	12.5
Financial assets at fair value through other comprehensive income	30.3	27.3
Other assets[1]	34.2	33.0
Total Lloyds Bank Group assets	611.2	605.4
Less other liabilities[1]	(25.2)	(12.6)
Funding requirements	586.0	592.8

Wholesale funding[2]	62.6	70.4
Customer deposits	451.8	442.0
Repurchase agreements – non-trading	7.7	7.7
Term Funding Scheme with additional incentives for SMEs (TFSME)	21.9	30.0
Deposits from fellow Lloyds Banking Group undertakings	2.3	2.3
Total equity	39.7	40.4
Funding sources	586.0	592.8
1Other assets and other liabilities primarily include the fair value of derivative assets and liabilities.
2The Group’s definition of wholesale funding aligns with that used by other international market participants; including bank deposits, debt securities in issue and subordinated liabilities. Excludes balances relating to margins of £0.6 billion (31 December 2023: £0.6 billion).
Reconciliation of Lloyds Bank Group funding to the balance sheet (audited)

	Included in funding analysis £bn	Cash collateral received £bn	Fair value and other accounting methods[1] £bn	Balance sheet £bn
At 31 December 2024
Deposits from banks	2.3	0.6	0.2	3.1
Debt securities in issue at amortised cost	51.6	–	(6.3)	45.3
Subordinated liabilities	8.7	–	(1.5)	7.2
Total wholesale funding	62.6	0.6
Customer deposits	451.8	–	–	451.8
Total	514.4	0.6
At 31 December 2023
Deposits from banks	2.8	0.6	0.2	3.6
Debt securities in issue at amortised cost	59.3	–	(6.9)	52.4
Subordinated liabilities	8.3	–	(1.4)	6.9
Total wholesale funding	70.4	0.6
Customer deposits	442.0	–	–	442.0
Total	512.4	0.6
1Includes the unamortised HBOS acquisition adjustments on subordinated liabilities, the fair value movements on liabilities held at fair value through profit or loss, and hedge accounting adjustments that impact the accounting carrying value of the liabilities.

53	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Analysis of 2024 total wholesale funding by residual maturity

	Up to 1 month £bn	1 to 3 months £bn	3 to 6 months £bn	6 to 9 months £bn	9 to 12 months £bn	1 to 2 years £bn	2 to 5 years £bn	Over five years £bn	Total at 31 Dec 2024 £bn	Total at 31 Dec 2023 £bn
Deposits from banks	1.5	0.4	0.4	–	–	–	–	–	2.3	2.8
Debt securities in issue:
Certificates of deposit issued	–	0.2	0.2	–	0.1	–	–	–	0.5	3.1
Commercial paper	0.3	2.4	1.0	0.7	0.6	–	–	–	5.0	8.4
Senior unsecured notes issued	0.9	2.7	0.5	1.3	0.3	3.1	8.2	12.1	29.1	29.5
Covered bonds	–	2.0	0.2	–	–	2.7	6.5	0.3	11.7	14.1
Securitisation notes	–	–	–	–	–	0.7	4.0	0.6	5.3	4.2
	1.2	7.3	1.9	2.0	1.0	6.5	18.7	13.0	51.6	59.3
Subordinated liabilities	–	0.6	0.3	–	–	0.5	2.6	4.7	8.7	8.3
Total wholesale funding[1]	2.7	8.3	2.6	2.0	1.0	7.0	21.3	17.7	62.6	70.4
1The Group’s definition of wholesale funding aligns with that used by other international market participants; including bank deposits, debt securities in issue and subordinated liabilities. Excludes balances relating to margins of £0.6 billion (31 December 2023: £0.6 billion).
Total wholesale funding by currency (audited)

	Sterling £bn	US dollar £bn	Euro £bn	Other currencies £bn	Total £bn
At 31 December 2024	16.2	25.4	14.4	6.6	62.6
At 31 December 2023	19.8	25.7	17.8	7.1	70.4
Analysis of 2024 term issuance (audited)

	Sterling £bn	US dollar £bn	Euro £bn	Other currencies £bn	Total £bn
Securitisation[1]	1.3	–	0.4	–	1.7
Covered bonds	–	–	0.4	–	0.4
Senior unsecured notes	–	4.7	1.3	0.5	6.5
Subordinated liabilities	–	–	–	0.4	0.4
Additional tier 1	–	1.2	–	–	1.2
Total issuance	1.3	5.9	2.1	0.9	10.2
1Includes significant risk transfer securitisations.

54	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Liquidity portfolio
At 31 December 2024, the Group had £107.5 billion of highly liquid unencumbered LCR eligible assets, based on a monthly simple average over the previous 12 months post any liquidity haircuts (31 December 2023: £108.7 billion), of which £102.4 billion was LCR level 1 eligible (31
December 2023: £104.4 billion) and £5.1 billion was LCR level 2 eligible (31 December 2023: £4.3 billion). These assets are available to meet cash and collateral outflows and regulatory requirements.
LCR eligible assets

	Average
	2024[1] £bn	2023[1] £bn
Cash and central bank reserves	43.0	63.3
High quality government/MDB/agency bonds[2]	56.6	38.4
High quality covered bonds	2.8	2.7
Level 1	102.4	104.4
Level 2[3]	5.1	4.3
Total LCR eligible assets	107.5	108.7
1Eligible assets are calculated as an average of month-end observations over the previous 12 months post any liquidity haircuts.
2Designated multilateral development banks (MDB).
3Includes Level 2A and Level 2B.
LCR eligible assets by currency

	Sterling £bn	US dollar £bn	Euro £bn	Other currencies £bn	Total £bn
At 31 December 2024
Level 1	79.0	11.5	11.9	–	102.4
Level 2	2.4	1.5	0.8	0.4	5.1
Total[1]	81.4	13.0	12.7	0.4	107.5
At 31 December 2023
Level 1	76.1	8.9	19.4	–	104.4
Level 2	1.7	1.9	0.5	0.2	4.3
Total[1]	77.8	10.8	19.9	0.2	108.7
1Eligible assets are calculated as an average of month-end observations over the previous 12 months post any liquidity haircuts.
The Group also has a significant amount of non-LCR eligible liquid assets which are eligible for use in a range of central bank or similar facilities.
Future use of such facilities will be based on prudent liquidity management and economic considerations, having regard to external market conditions.
Stress testing results
Internal liquidity stress testing results at 31 December 2024 (based on a monthly simple average over the previous 12 months) showed that the
Group had liquidity resources representing 127 per cent of modelled outflows under the Group’s most severe liquidity stress scenario (31
December 2023: 127 per cent).
This scenario includes a two notch downgrade of the Group’s current long-term debt rating and accompanying one notch short-term downgrade implemented instantaneously by all major rating agencies.

55	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Maturities of financial instrument liabilities (audited)
The table below analyses financial instrument liabilities of the Group on an undiscounted future cash flow basis according to contractual maturity, into relevant maturity groupings based on the remaining period at the balance sheet date; balances with no fixed maturity are included in the over 5 years category.

	Up to 1 month £m	1 to 3 months £m	3 to 12 months £m	1 to 5 years £m	Over 5 years £m	Total £m
At 31 December 2024
Deposits from banks	1,769	342	504	520	105	3,240
Customer deposits	421,432	8,810	18,855	3,396	218	452,711
Repurchase agreements	8,974	5,169	15,300	9,416	–	38,859
Financial liabilities at fair value through profit or loss	9	80	415	640	5,848	6,992
Debt securities in issue at amortised cost	1,363	7,812	5,422	31,428	10,982	57,007
Lease liabilities	23	64	237	554	373	1,251
Subordinated liabilities	23	681	522	3,973	4,859	10,058
Total non-derivative financial liabilities	433,593	22,958	41,255	49,927	22,385	570,118
Derivative financial liabilities:
Gross settled derivatives – outflows	7,535	4,934	7,476	4,956	2,702	27,603
Gross settled derivatives – inflows	(7,329)	(4,683)	(6,953)	(4,332)	(1,597)	(24,894)
Gross settled derivatives – net flows	206	251	523	624	1,105	2,709
Net settled derivative liabilities	3,043	–	21	57	286	3,407
Total derivative financial liabilities	3,249	251	544	681	1,391	6,116
At 31 December 2023
Deposits from banks	1,776	947	241	611	1	3,576
Customer deposits	412,803	5,790	15,547	8,570	255	442,965
Repurchase agreements	3,626	4,092	1,085	31,399	–	40,202
Financial liabilities at fair value through profit or loss	118	42	416	1,094	4,425	6,095
Debt securities in issue at amortised cost	1,386	6,651	14,283	30,893	10,932	64,145
Lease liabilities	13	69	242	754	586	1,664
Subordinated liabilities	23	58	238	4,548	5,099	9,966
Total non-derivative financial liabilities	419,745	17,649	32,052	77,869	21,298	568,613
Derivative financial liabilities:
Gross settled derivatives – outflows	2,890	2,145	11,374	6,549	4,168	27,126
Gross settled derivatives – inflows	(2,642)	(2,004)	(11,214)	(6,612)	(4,241)	(26,713)
Gross settled derivatives – net flows	248	141	160	(63)	(73)	413
Net settled derivative liabilities	3,013	–	51	65	317	3,446
Total derivative financial liabilities	3,261	141	211	2	244	3,859
The principal amount for undated subordinated liabilities with no redemption option is included within the over 5 years column; interest of
£16 million (2023: £16 million) per annum which is payable in respect of those instruments for as long as they remain in issue is not included beyond 5 years.
An analysis of the Group’s total wholesale funding by residual maturity and by currency is set out on page 53.

56	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Maturities of contingent liabilities, commitments and guarantees (audited)
The table below shows the contractual maturity of the Group’s contingents, commitments and guarantees. Commitments are shown in the time band containing the earliest date the commitment can be drawn down. For financial guarantee contracts, the maximum amount of the guarantee is allocated to the earliest period in which the guarantee could be called.

	Within 1 year £m	1 to 3 years £m	3 to 5 years £m	Over 5 years £m	Total £m
At 31 December 2024
Acceptances and endorsements	39	–	–	–	39
Other contingent liabilities	1,201	547	204	532	2,484
Total contingent liabilities	1,240	547	204	532	2,523
Lending commitments and guarantees	127,789	559	404	84	128,836
Other commitments	111	–	–	–	111
Total commitments and guarantees	127,900	559	404	84	128,947
Total contingents, commitments and guarantees	129,140	1,106	608	616	131,470
At 31 December 2023
Acceptances and endorsements	191	–	–	–	191
Other contingent liabilities	1,192	595	183	594	2,564
Total contingent liabilities	1,383	595	183	594	2,755
Lending commitments and guarantees	91,674	16,577	11,591	2,789	122,631
Other commitments	–	38	41	23	102
Total commitments and guarantees	91,674	16,615	11,632	2,812	122,733
Total contingents, commitments and guarantees	93,057	17,210	11,815	3,406	125,488

57	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Market risk
Definition
Market risk is defined as the risk that the Group’s capital or earnings profile are adversely affected by changes in market rates or prices, including, but not limited to, interest rates, foreign exchange, equity prices and credit spreads.
Level two risks
Banking book (page 57), Pensions (page 59), Trading book (page 59)
Measurement
Group risk appetite is calibrated primarily to a number of multi-risk
Group economic scenarios, and is supplemented with sensitivity-
based measures. The scenarios assess the impact of unlikely, but plausible, adverse stresses on income with the worst case for banking activities, defined benefit pensions and trading portfolios reported against independently, and across the Group as a whole.
The Group risk appetite is cascaded first to the Group Asset and
Liability Committee (GALCO), chaired by the Chief Financial Officer, where risk appetite is approved and monitored by risk type, and then to the Group Market Risk Committee (GMRC) where risk appetite is sub-allocated by business unit. These metrics are reviewed regularly by senior management to inform effective decision making.
Mitigating actions
GALCO is responsible for approving and monitoring market risk management techniques, market risk measures, behavioural
assumptions, and the market risk policy. Various mitigation activities are assessed and undertaken across the Group to manage portfolios and seek to ensure they remain within approved limits. The mitigation actions will vary dependent on exposure but will, in general, look to reduce risk in a cost effective manner by offsetting balance sheet exposures and externalising to the financial markets dependent on market liquidity. The market risk policy is owned by Group Corporate
Treasury (GCT) and refreshed annually. The policy is underpinned by supplementary market risk procedures, which define specific market risk management and oversight requirements.
Monitoring
GALCO and GMRC regularly review high level market risk exposures as part of the wider risk management framework. They also make
recommendations to the Board concerning overall market risk
appetite and market risk policy. Exposures at lower levels of delegation are monitored at various intervals according to their volatility, from daily in the case of trading portfolios to monthly or quarterly in the case of less volatile portfolios. Levels of exposures compared to approved limits and triggers are monitored by Risk and appropriate escalation procedures are in place.
How market risks arise and are managed across the Group’s activities is considered in more detail below.
Banking activities
Exposures
The Group’s banking activities expose it to the risk of adverse movements in market rates or prices, predominantly interest rates, credit spreads, exchange rates and equity prices. The volatility of market rates or prices can be affected by both the transparency of prices and the amount of liquidity in the market for the relevant asset, liability or instrument.
Interest rate risk
Yield curve risk in the Group’s divisional portfolios, and in the Group’s capital and funding activities, arises from the different repricing characteristics of the Group’s non-trading assets, liabilities and off-
balance sheet positions.
Basis risk arises from the potential changes in spreads between indices, for example where the bank lends with reference to a central bank rate but funds with reference to a market rate, for example,
SONIA, and the spread between these two rates widens or tightens.
Optionality risk arises predominantly from embedded optionality within assets, liabilities or off-balance sheet items where either the
Group or the customer can affect the size or timing of cash flows. One example of this is mortgage prepayment risk where the customer owns an option allowing them to prepay when it is economical to do
so. This can result in customer balances amortising more quickly or slowly than anticipated due to customers’ response to changes in economic conditions.
Foreign exchange risk
Economic foreign exchange exposure arises from the Group’s
investment in its overseas operations. In addition, the Group incurs foreign exchange risk through non-functional currency flows from services provided by customer-facing divisions, the Group’s debt and capital management programmes and is exposed to volatility in its
CET1 ratio, due to the impact of changes in foreign exchange rates on the retranslation of non-sterling-denominated risk-weighted assets.
Equity risk
Equity risk arises primarily from exposure to the Lloyds Banking Group share price through deferred shares and deferred options granted to employees as part of their benefits package.
Credit spread risk
Credit spread risk arises largely from: (i) the liquid asset portfolio held in the management of Group liquidity, comprising government, supranational and other eligible assets; (ii) the Credit Valuation
Adjustment (CVA) and Debit Valuation Adjustment (DVA) sensitivity to credit spreads; (iii) a number of the Group’s structured medium-
term notes where the Group has elected to fair value the notes through the profit and loss account; and (iv) banking book assets in
Commercial Banking held at fair value under IFRS 9.
Measurement
Interest rate risk exposure is monitored monthly using, primarily:
Market value sensitivity: this methodology considers all repricing mismatches (behaviourally adjusted where appropriate) in the current balance sheet and calculates the change in market value that would result from an instantaneous 25, 100 and 200 basis points parallel rise or fall in the yield curve. The market value sensitivities are calculated on a static balance sheet using principal cash flows excluding interest, commercial margins and other spread components and are
discounted at the risk-free rate.
Interest income sensitivity: this measures the impact on future net interest income arising from various economic scenarios. These include instantaneous 25, 100 and 200 basis point parallel shifts in all yield curves and the Group economic scenarios. These scenarios are reviewed every year and are designed to replicate severe but plausible economic events, capturing risks that would not be evident through the use of parallel shocks alone such as basis risk and steepening or flattening of the yield curve.
Unlike the market value sensitivities, the interest income sensitivities incorporate additional behavioural assumptions as to how and when individual products would reprice in response to changing rates.
Reported sensitivities are not necessarily predictive of future performance as they do not capture additional management actions that would likely be taken in response to an immediate, large, movement in interest rates. These actions could reduce the net interest income sensitivity, help mitigate any adverse impacts or they may result in changes to total income that are not captured in the net interest income.
Structural hedge: the structural hedging programme managing
interest rate risk in the banking book relies on assumptions made around customer behaviour. A number of metrics are in place to monitor the risks within the portfolio.
The Group has an integrated Asset and Liability Management (ALM)
system which supports non-traded asset and liability management of the Group. This provides a single consolidated tool to measure and manage interest rate repricing profiles (including behavioural assumptions), perform stress testing and produce forecast outputs.
The Group is aware that any assumptions-based model is open to challenge.

58	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
A full behavioural review is performed annually, or in response to changing market conditions, to ensure the assumptions remain appropriate and the model itself is subject to annual re-validation, as required under Lloyds Banking Group’s model governance policy. The key behavioural assumptions are:
•Embedded optionality within products
•The duration of balances that are contractually repayable on demand, such as current accounts and overdrafts, together with net free reserves of the Group
•The re-pricing behaviour of managed rate liabilities, such as variable rate savings
The table below shows, split by material currency, the Group’s market value sensitivities to an instantaneous parallel up and down 25 and 100 basis points change to all interest rates.
Lloyds Bank Group Banking activities: market value sensitivity (audited)

	2024				2023
	Up 25bps £m	Down 25bps £m	Up 100bps £m	Down 100bps £m	Up 25bps £m	Down 25bps £m	Up 100bps £m	Down 100bps £m
Sterling	5.8	(5.9)	22.4	(24.5)	7.2	(7.6)	26.9	(33.2)
US dollar	(1.2)	1.3	(4.8)	5.2	(1.3)	1.3	(5.0)	5.6
Euro	(1.9)	(1.8)	(7.1)	(7.4)	(2.6)	0.6	(9.9)	2.4
Other	(1.0)	1.0	(3.7)	4.5	(0.2)	0.2	(0.9)	0.9
Total	1.7	(5.4)	6.8	(22.2)	3.1	(5.5)	11.1	(24.3)
This is a risk-based disclosure and the amounts shown would be amortised in the income statement over the duration of the portfolio.
The market value sensitivity has decreased year-on-year as a result of small changes in the hedging profile of fixed mortgages.
The table below shows supplementary value sensitivity to a steepening and flattening (c.100 basis points around the three-year point) in the yield curve. This ensures there are no unintended consequences to managing risk to parallel shifts in rates.
Lloyds Bank Group Banking activities: market value sensitivity to a steepening and flattening of the yield curve (audited)

	2024		2023
	Steepener £m	Flattener £m	Steepener £m	Flattener £m
Sterling	(1.0)	(0.4)	19.7	(23.6)
US dollar	(1.2)	1.3	(3.8)	3.9
Euro	(11.6)	2.0	(4.1)	(0.9)
Other	(2.5)	3.1	0.5	(0.5)
Total	(16.3)	6.0	12.3	(21.1)
The table below shows the banking book net interest income sensitivity on a one to three year forward-looking basis to an instantaneous parallel up 25, down 25, up 50 and down 50 basis points change to all interest rates.
Lloyds Bank Group Banking activities: three year net interest income sensitivity (audited)

	2024			2023
	Year 1 £m	Year 2 £m	Year 3 £m	Year 1 £m	Year 2 £m	Year 3 £m
Up 50bps	227	333	555	252	403	577
Up 25 bps	114	167	277	126	202	288
Down 25bps	(146)	(168)	(278)	(155)	(198)	(283)
Down 50bps	(294)	(338)	(557)	(309)	(395)	(565)
Year 1 net interest income sensitivity, to both up and down shocks, has decreased slightly year-on-year mostly as a result of changing customer deposit behaviour and structural hedge activity.
The overall three year net interest income sensitivity to up and down 25 basis points and 50 basis points shocks is largely due to reinvestment of structural hedge maturities in years two and three.
The sensitivities are illustrative and do not reflect new business margin implications and/or pricing actions, other than as outlined.
The following assumptions have been applied:
•Instantaneous parallel shift in interest rate curve, including bank base rate
•Balance sheet remains constant
•Illustrative 50 per cent pass-through on deposits and 100 per cent pass-through on assets, which could be different in practice
Basis risk, foreign exchange, equity and credit spread risks are measured primarily through scenario analysis by assessing the impact on profit before tax over a 12-month horizon arising from a change in market rates, and reported within the Board risk appetite on a monthly basis.
Supplementary measures such as sensitivity and exposure limits are applied where they provide greater insight into risk positions. Frequency of reporting supplementary measures varies from daily to quarterly appropriate to each risk type.

59	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Mitigating actions
The Group’s policy is to optimise reward while managing its market risk exposures within the risk appetite defined by the Board. Lloyds Banking
Group’s market risk policy and procedures outlines the hedging process, and the centralisation of risk from divisions into Group Corporate
Treasury (GCT), for example via the transfer pricing framework. GCT is responsible for managing the centralised risk and does this through natural offsets of matching assets and liabilities, and appropriate hedging activity of the residual exposures, subject to the authorisation and mandate of GALCO within the Board risk appetite. The hedges are externalised to the market by derivative desks within GCT and the
Commercial Bank. The Group mitigates income statement volatility through hedge accounting. This reduces the accounting volatility arising from the Group’s economic hedging activities and any hedge
accounting ineffectiveness is continuously monitored.
The Group establishes hedge accounting relationships for interest rate risk components using cash flow hedges and fair value hedges. The
Group is exposed to cash flow interest rate risk on its variable rate loans and deposits together with its floating rate subordinated debt. The derivatives used to manage the structural hedge may be designated into cash flow hedges to manage income statement volatility. The economic items related to the structural hedge, for example current accounts, are not eligible hedged items under IAS 39 for inclusion into accounting hedge relationships. The Group is exposed to fair value interest rate risk on its fixed rate customer loans, its fixed rate customer deposits and the majority of its subordinated debt.
Hedge ineffectiveness arises during the management of interest rate risk due to residual unhedged risk. Sources of ineffectiveness, which the
Group may decide to not fully mitigate, can include basis differences, timing differences and notional amount differences. The effectiveness of accounting hedge relationships is assessed between the hedging derivatives and the documented hedged item, which can differ to the underlying economically hedged item.
The largest residual risk exposure arises from balances that are deemed to be insensitive to changes in market rates (including current accounts, a portion of variable rate deposits and investable equity), and is managed through the Group structural hedge. Consistent with the Group’s strategy to deliver stable returns, GALCO seeks to minimise large reinvestment risk, and to smooth earnings over a range of investment tenors. The structural hedge consists of longer-term fixed rate assets or interest rate swaps and the amount and duration of the hedging activity is reviewed regularly by GALCO.
While the Group faces uncertainty in customer behaviour due to an elevated rate environment, its exposure to increased pipeline and prepayment risks are managed through hedging in line with expected customer behaviour. These are appropriately monitored and
controlled through divisional Asset and Liability Committees (ALCOs).
Economic foreign exchange exposures arising from non-functional currency flows are identified by divisions and transferred and managed centrally. The Group also has a policy of forward hedging its forecasted currency profit and loss to year end.
The Group’s structural foreign currency exposure is represented by its investments in overseas subsidiaries and branches which create capital resources denominated in foreign currencies, principally USD and EUR.
Gains or losses on structural foreign currency exposures are taken to reserves, resulting in a movement in CET1 capital. The Group’s main overseas operations are in America and Europe and do not represent a significant proportion on its overall portfolio.
The Group makes use of both accounting and economic foreign
exchange exposures, as an offset against the impact of changes in foreign exchange rates on the value of non-sterling-denominated risk-
weighted assets. This involves the holding of a structurally open currency position; sensitivity is minimised where, for a given currency, the ratio of the structural open position to risk-weighted assets equals the CET1 ratio. Continually evaluating this structural open currency position against evolving non-sterling-denominated risk-weighted assets mitigates volatility in the Group’s CET1 ratio.
The Group manages foreign currency accounting exposure via cash flow hedge accounting, utilising currency swaps and forward foreign exchange trades. All non-structural foreign exchange exposures in the non-trading book are managed centrally within allocated exposure limits.
Monitoring
The appropriate limits and triggers are monitored by senior executive committees within the Banking divisions. Banking assets, liabilities and associated hedging are actively monitored and if necessary rebalanced to be within agreed tolerances.
Defined benefit pension schemes
Exposures
The Group’s defined benefit pension schemes are exposed to risks that impact their assets and liabilities, that could adversely impact the Group.
•The liability discount rate exposes the Group to interest rate risk and credit spread risk, which is partially offset by fixed interest assets, such as government and corporate bonds and swaps
•Increases to pensions in deferment and in payment expose the
Group to inflation risk, which is partially offset by real assets, such as index-linked gilts and swaps
•The schemes’ asset holdings expose the Group to investment risk.
Assets are invested in a diversified portfolio of debt securities, equities and other return-seeking assets
•The schemes’ membership exposes the Group to longevity risk
For further information on defined benefit pension scheme assets and liabilities please refer to note 11 to the consolidated financial statements on page 98.
Measurement
The schemes are assessed on a number of different measures for differing purposes, including but not limited to, the IAS 19 accounting basis for annual reporting and accounts, and the Trustees’ Technical
Provisions funding basis for agreeing contributions into the schemes.
Management of the schemes’ assets is primarily the responsibility of the Trustees of the schemes, who are responsible for setting the investment strategy in consultation with the Group, and, for agreeing funding requirements with the Group as part of the triennial valuation process.
Pension scheme risks are measured and monitored using a number of different metrics and use a range of techniques including scenario analysis and stress testing.
Mitigating actions
The Group takes an active involvement in agreeing risk mitigation strategies with the schemes’ Trustees. An interest rate and inflation hedging programme is in place to reduce liability risk. The schemes have also reduced equity allocations and invested the proceeds in credit assets. The Trustees have put in place longevity swaps to mitigate longevity risk. The merits of longevity risk transfer and hedging solutions are reviewed regularly.
Monitoring
In addition to the wider risk management framework, governance of the schemes includes a specialist Group Pension Committee.
The surplus, or deficit, in the schemes is tracked monthly along with various single factor and scenario stresses which consider the risks to the assets and liabilities holistically. Key metrics are monitored monthly including the Group’s capital resources of the schemes, the performance against risk appetite metrics and triggers, and the performance of the hedged asset and liability matching positions.
Trading portfolios
Exposures
The Group’s trading activity is small relative to its peers. The Group’s trading activity is undertaken primarily to meet the financial requirements of commercial and retail customers for foreign exchange and interest rate products. These activities support customer flow and market making activities.

60	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
All trading activities are performed within the Commercial Banking division. While the trading positions taken are generally small, any extreme moves in the main risk factors and other related risk factors could cause significant losses in the trading book depending on the positions at the time. The average 95 per cent 1-day trading VaR
(Value at Risk; diversified across risk factors) was £0.05 million for 31
December 2024 compared to £0.07 million for 31 December 2023.
Trading market risk measures are applied to all of the Group’s regulatory trading books and they include daily VaR, sensitivity-based measures, and stress testing calculations.
Measurement
The Group internally uses VaR as the primary risk measure for all trading book positions.
The risk of loss measured by the VaR model is the loss in earnings which is not expected to be exceeded with 95 per cent confidence.
The total and average trading VaR numbers reported below have been obtained after the application of the diversification benefits across the five risk types. The maximum and minimum VaR reported for each risk category did not necessarily occur on the same day as the maximum and minimum VaR reported at Group level.
The Group’s closing VaR, allowing for diversification, on 31 December
2024 across interest rate risk, foreign exchange risk, equity risk, credit spread risk and inflation risk was less than £0.07 million. During the year ended 31 December 2024, the Group’s minimum diversified VaR was less than £0.04 million, its average VaR was £0.05 million and maximum VaR was £0.08 million.
For the year ended 31 December 2024, excluding the effects of diversification, the maximum total VaR for all of the above risks was
£0.09 million, the average total VaR was £0.06 million and minimum
VaR was less than £0.04 million. The closing VaR on 31 December
2024, excluding the effects of diversification, was less than £0.07 million.
For the year ended 31 December 2024, the average interest rate risk
VaR was £0.05 million, the maximum interest rate risk VaR was £0.07 million and the minimum interest rate risk VaR was less than £0.04 million. The minimum, maximum and average VaR for all other risk types was less than £0.02 million. As at 31 December 2024, the closing
VaR for all risk types was less than £0.07 million.
The market risk for the trading book continues to be low relative to the size of the Group and in comparison to peers. This reflects the fact that the Group’s trading operations are customer-centric and focused on hedging and recycling client risks.
Although it is an important market standard measure of risk, VaR has limitations. One of them is the use of a limited historical data sample which influences the output by the implicit assumption that future market behaviour will not differ greatly from the historically observed period. Another known limitation is the use of defined holding periods which assumes that the risk can be liquidated or hedged within that holding period. Also calculating the VaR at the chosen confidence interval does not give enough information about potential losses which may occur if this level is exceeded. The Group fully recognises these limitations and supplements the use of VaR with a variety of other measurements which reflect the nature of the business activity.
These include detailed sensitivity analysis, position reporting and a stress testing programme.
Mitigating actions
The level of exposure is controlled by establishing and communicating the approved risk limits and controls through policies and procedures that define the responsibility and authority for risk taking. Market risk limits are clearly and consistently communicated to the business. Any new or emerging risks are brought within risk reporting and defined limits.
Monitoring
Trading risk is monitored daily against 1-day 95 per cent VaR and stress testing limits. These limits are complemented with position level action triggers and profit and loss referrals. Risk and position limits are set and managed at both desk and overall trading book levels. They are reviewed at least annually and can be changed as required within the overall Group risk appetite framework.
Model risk
Definition
Model risk is the potential for adverse consequences from model errors or the inappropriate use of modelled outputs to inform business decisions. Adverse consequences could lead to a
deterioration in the prudential position, non-compliance with applicable laws and/or regulations, or damage to the Group’s reputation. Model risk can also lead to financial loss, as well as qualitative limitations such as the imposition of restrictions on business activities.
Exposures
The Group uses models to support a broad range of activity, including:
•Capital adequacy calculation
•Formulating business strategies
•Informing business decisions
•Identifying and measuring risks
•Credit decisioning, including fraud
•Pricing models
•Impairment calculation
•Stress testing and forecasting
•Market risk measurement
These models use quantitative methods to process input data into quantitative or qualitative outputs which have a quantitative measure associated with them. They use simplifications of complex real-world systems and processes, the use of models therefore creates model risk.
As a result of the wide scope and breadth of coverage,
there is exposure to model risk across a number of the Group’s principal activities.
Significant events such as global conflicts and pandemics can weaken the relationship between model inputs and subsequent outputs due to the uncertainty these events cause. A stable economy allows models to operate in a much steadier environment, more typical to those used to build the models.
The evolution of GenAI will support the Group in increasing
productivity and reimagining the customer experience through innovative solutions. However, these advancements introduce unique risks. To address these risks, additional controls are being developed to support the safe and controlled use of the Group’s GenAI
aspirations.
The control environment for model risk continues to be strengthened to meet revised internal and regulatory requirements. In addition, in common with the rest of the industry, changes required to capital models following new regulations have created a temporary increase in the risk relating to these models during the period of transition.
Further information on capital impacts are detailed in the capital risk section on pages 21 to 25.
Measurement
The Board risk appetite metrics are the key components for measuring the Group’s most material models; model performance and
compliance is reported regularly to the Group and Board
Risk Committees.
Mitigating actions
The model risk management framework, established by and with continued oversight from an independent team in the Risk function, provides the foundation for managing and mitigating model risk within the Group. Accountability is cascaded from the Board
and senior management via the Group enterprise risk
management framework.
This provides the basis for Lloyds Banking Group’s model risk management policy, which defines the mandatory requirements for models across the Group, including:
•The scope of quantitative methods covered by the policy
•Classification of risk of models using materiality and complexity
•Roles and responsibilities, including ownership, independent oversight and approval
•Key principles and controls regarding model development,
implementation, model use, ongoing monitoring and periodic
revalidation, independent validation, model risk mitigants, and the process for non-compliance

61	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
All models have an owner who takes responsibility for the fitness for purpose of the model and, where appropriate, are supported and challenged by the independent specialist Group function.
As a result of the above, all models in scope of policy, including those involved in regulatory capital calculation, are developed consistently and are of sufficient quality to support business decisions and meet regulatory requirements.
Monitoring
The Lloyds Banking Group Model Governance Committee is the
primary body for overseeing model risk. Policy requires that key performance indicators are monitored for every model such that all issues are escalated appropriately. Material model issues are reported to the Group and Board Risk Committees regularly, with focus on any key issues.
Operational risk
Definition
Operational risk is defined as the risk of actual or potential impact to the Group (financial and/or non-financial) resulting from inadequate or failed internal processes, people, and systems or from external events.
Resilience is core to the management of operational risk within the
Group to ensure that business processes (including those that are outsourced) can withstand operational risks and can respond to and meet customer and stakeholder needs when continuity of operations is compromised.
Level two risks
Business continuity, Change execution, Cyber and physical security,
Data and privacy, Financial reporting (including tax), Health and safety and premises, Information, Internal and external supplier risk,
IT systems, People, Transaction processing.
Exposures
The principal operational risk to the Group covers a number of level two operational risks, which could result in customer harm, unfair outcomes, colleague detriment, financial loss, regulatory censure and/
or reputational damage.
A number of these risks could increase where there is a reliance on third party suppliers to provide services to the Group
or its customers.
Measurement
Operational risk is managed across the Group through an operational risk framework and policies. This framework includes a risk and control self-assessment process, risk impact likelihood matrix, risk and control indicators, risk appetite setting, a robust operational loss event management and escalation process, and a scenario analysis and operational loss forecasting process that feed into capital planning. This is supplemented by Group level and local management information and reporting across a suite of governed metrics.
The operational risk events by risk category table below shows high level loss and event trends for the Group using Basel II categories.
Based on data captured on the Group’s RCSA, in 2024 the highest frequency of events occurred in external fraud with 86 per cent of the total volume. External fraud also accounted for the highest losses by value at 41 per cent.
Operational risk losses and scenario analysis is used to inform the
Internal Capital Adequacy Assessment Process (ICAAP). The Group
calculates its minimum (Pillar I) operational risk capital requirements using The Standardised Approach (TSA). Pillar II is calculated using internal and external loss data and severe but plausible scenarios that may occur in the next 12 months.
Mitigating actions
The Group continues to focus on risk management requirements and developing the processes, systems and people skills and capabilities needed to mitigate risks. Risks are reported and discussed at local governance forums and escalated to executive management and the
Board as appropriate to ensure the correct level of visibility and engagement. The Group employs a range of risk management
strategies, including: avoidance, mitigation, transfer (including insurance) and acceptance within appetite or tolerance. Where there is a reliance on third party suppliers to provide services, including the areas of IT systems and information security, the Lloyds Banking
Group sourcing policy ensures that outsourcing initiatives follow a defined process including due diligence, risk evaluation and ongoing assurance. Business management uses issues and action-tracking management to address identified risk exposure weaknesses in the control environment in a consistent manner.
Specific mitigating actions for level two operational level risks are:
Business continuity
The Group remains committed to managing operational resilience risks and ensuring lessons are learned from internal and external events of disruption, which may have an impact on the Group’s ability to continue operations. The Group’s priority is centred on minimising any potential impacts to the Group and its customers, as well as the wider financial sector and UK economy, such as through scenario analysis and testing, business continuity, supplier exit planning and implementation of ‘resilience by design’.
Change execution
The Group takes a range of mitigating actions with respect to change execution risk. These include the following:
•Ensuring there are sufficient, appropriately skilled colleagues to support the safe delivery of the Group’s current and future change portfolio
•Businesses assess the potential impacts of undertaking any change activity on their ability to execute effectively, on customers and colleagues and on the potential consequences for existing business risk profiles
•Ensuring compliance with the change policy and associated
policies and procedures, which set out the principles and key controls that apply across the business and are aligned to the
Group’s risk appetite
•The implementation of effective governance and control
frameworks to ensure adequate controls are in place to manage change activity and act to mitigate the change execution risks identified. These controls, such as testing, are monitored in line with the Lloyds Banking Group change policy and ERMF
•Events and incidents related to change activities are escalated and managed appropriately in line with risk framework guidance
Operational risk events by risk category (losses greater than or equal to £10,000)1

	% of total volume		% of total losses
	2024	2023	2024	2023
Business disruption and system failures	0.95	0.65	3.20	0.90
Clients, products and business practices	1.94	2.16	25.78	74.79
Damage to physical assets	0.15	0.06	0.05	0.03
Employee practices and workplace safety	0.40	0.32	0.55	0.16
Execution, delivery and process management	10.27	9.40	29.17	14.10
External fraud[2]	86.04	86.98	41.21	9.93
Internal fraud[2]	0.26	0.42	0.02	0.08
Total	100.00	100.00	100.00	100.00
1Excludes losses related to Insurance. 2023 breakdowns have been updated to reflect the reinstatement of PPI and provisions, and due to the nature of the risk events which can evolve over time, such as the lag in operational losses.
2Fraud level two risk is explained in further detail within the economic crime risk, as per the updated enterprise risk management framework.

62	Lloyds Bank plc Annual Report and Accounts 2024
Risk management continued
Data and privacy
The Group continues to invest to reduce data risk exposure, by:
•Delivering a strategy focused on data management and culture, data-driven insights, platforms, tooling and AI-enablement
•Enhancing data quality and capability, such as standardised controls implemented across critical data elements
•Embedding data privacy impact assessments in the processing of high-risk data
Financial reporting (including tax)
The Group maintains risk management systems and internal controls relating to the financial reporting process ensuring:
•The consistent and appropriate application of accounting policies, the accurate recording of transactions, which are undertaken in accordance with delegated authorities, and safeguarding of assets with liabilities properly stated
•The calculation, preparation and reporting of financial, prudential regulatory and tax outcomes in accordance with applicable
International Financial Reporting Standards, statutory and
regulatory requirements, such as the UK Finance Code for Financial
Reporting Disclosure and the US Sarbanes-Oxley Act
•Ongoing monitoring to assess the impact of emerging regulation and legislation on financial, prudential regulatory and tax reporting
•An accurate view of the Group’s performance to allow the Board and senior management to appropriately manage the affairs and strategy of the business
Health and safety and premises
The Group strives to ensure compliance with legal and regulatory requirements, embedding compliant and appropriate colleague
behaviours in line with Lloyds Banking Group’s policies, values and people risk priorities.
The Group continues to monitor horizon scanning, risk assessments and any incident information to continually improve its health, safety and premises risk management. Colleagues also regularly complete health and safety training to ensure that policies, standards, procedures, processes and practices are understood and implemented effectively.
Information, cyber and physical security
The Group adopts a risk-based approach to mitigate cyber threats it faces. Specifically, the Group continues to undertake remediation activity to address deficiencies in its access controls across certain business applications and associated IT infrastructure. The effective operation of the Group’s estate is supported by an IT and Cyber
Security Governance framework, guided by a threat-based strategy which underpins investment decisions. The ongoing protection of the estate and confidentiality of material information is ensured through adherence to the Group Security Policy which has been aligned to industry good practice including the NIST Cyber Security Framework;
and material laws and regulations. The Group engages a specialist third party consultancy on a periodic basis, to assess the maturity of its cyber security programme, in assessing, identifying and managing material risks from cyber security threats. Thresholds have been set that, once triggered, will bring the information security risk owning business representatives, legal and compliance teams together as a subcommittee. The sub-committee will own the invocation of crisis management, Board and/or regulatory notification and the drafting of any wider stakeholder communications.
Internal and external supplier
The threat landscape associated with third party suppliers and the critical services they provide continues to receive a significant amount of attention. The Group acknowledges the importance of control and responsibility for critical business services and processes, which could cause significant harm to the Group’s customers.
The Group segments its suppliers by criticality and has processes in place to support ongoing supplier management, including:
•Policy expectations are underpinned by standards, notably the
Lloyds Banking Group sourcing and supply chain management
framework
•All material arrangements are set out in written agreements and based on Lloyds Banking Group standard terms, which comply
with regulations, including the expectation that all sub-
outsourcing is managed in line with the supplier’s contractual obligations to the Group
•A risk-proportionate process exists for onboarding and managing third party arrangements through the life cycle
•Pre-outsourcing and ongoing risk assessments to identify key operational and financial risks, including on-site or virtual assurance for suppliers with a higher criticality assessment
•Assessments drive the level of ongoing supplier governance, assurance and monitoring. For example, the Group provides
training and other resources to its suppliers to support IT systems and information security resilience in its supply chain
IT systems
The Group continues its journey to simplify its technology estate, in line with its strategy, through the targeted simplification of legacy applications, infrastructure platforms and on-premise data centres.
The Group has controls in place to manage legacy technology,
IT change and monitoring, incident management and recovery.
IT disaster recovery is a key capability to recover from multiple scenarios, ranging from likely and medium impact (such as
infrastructure failure for a single application), to low likelihood with severe or material impact scenarios, such as the loss of a data centre or cloud region.
People
The Group takes many mitigating actions with respect to people risk.
Key areas of focus include:
•Focusing on leadership and colleague engagement, through
delivery of strategies to attract, retain and develop high calibre people together with a focus on creating a strong and resilient talent pipeline
•Continued focus on Lloyds Banking Group’s culture and inclusivity strategy by developing and delivering initiatives that reinforce the appropriate behaviours which generate the best possible long-
term outcomes for customers and colleagues
•Managing organisational capability and capacity through divisional people strategies to ensure there are the right skills and resources to meet customers’ needs and deliver the Group’s strategic plan
•Ensuring colleague wellbeing strategies and support are in place to meet colleague needs, alongside skills and capability growth required to maximise the potential of our people
•Ensuring compliance with legal and regulatory requirements, embedding compliant and appropriate colleague behaviours in line with Lloyds Banking Group policies, values and its people risk priorities
•Reviewing and enhancing people processes to ensure they are fit for purpose and operationally resilient
Transaction processing
The Group adopts a robust approach to minimising transaction processing risks. This includes processing and execution failures relating to clients and products, such as errors in payment processing or management of payments and claims, including those where a third party is operating on the Group’s behalf.
Monitoring
Monitoring and reporting of operational risk is undertaken at Board,
Group and business unit and functional committees. Each committee monitors key risks, control effectiveness, indicators, events, operational losses, risk appetite metrics and the results of independent review conducted by the Risk function and/or Group
Audit. Additionally, the Group’s IT and information security processes are validated and audited by internal experts within the Risk function and Group Audit.
The Group maintains a formal approach to operational risk event escalation, whereby events are identified, captured and escalated, where appropriate based on materiality. Root causes of events are determined, and action plans put in place to ensure an optimum level of control to keep customers and the business safe and improve efficiency.
The insurance policies are monitored and reviewed regularly, with recommendations being made to the Group’s senior management
annually prior to each renewal. Insurers are monitored on an ongoing basis, to ensure counterparty risk is minimised. A process is in place to manage any insurer rating changes or insolvencies.

63	Lloyds Bank plc Annual Report and Accounts 2024
Forward-looking statements
This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as
amended, and section 27A of the US Securities Act of 1933, as amended, with respect to the business, strategy, plans and/or results of Lloyds
Bank plc together with its subsidiaries (the Lloyds Bank Group) and its current goals and expectations. Statements that are not historical or current facts, including statements about the Lloyds Bank Group’s or its directors’ and/or management’s beliefs and expectations, are forward-
looking statements. Words such as, without limitation, ‘believes’, ‘achieves’, ‘anticipates’, ‘estimates’, ‘expects’, ‘targets’, ‘should’, ‘intends’,
‘aims’, ‘projects’, ‘plans’, ‘potential’, ‘will’, ‘would’, ‘could’, ‘considered’, ‘likely’, ‘may’, ‘seek’, ‘estimate’, ‘probability’, ‘goal’, ‘objective’, ‘deliver’,
‘endeavour’, ‘prospects’, ‘optimistic’ and similar expressions or variations on these expressions are intended to identify forward-looking statements. These statements concern or may affect future matters, including but not limited to: projections or expectations of the Lloyds
Bank Group’s future financial position, including profit attributable to shareholders, provisions, economic profit, dividends, capital structure, portfolios, net interest margin, capital ratios, liquidity, risk-weighted assets (RWAs), expenditures or any other financial items or ratios;
litigation, regulatory and governmental investigations; the Lloyds Bank Group’s future financial performance; the level and extent of future impairments and write-downs; the Lloyds Bank Group’s ESG targets and/or commitments; statements of plans, objectives or goals of the
Lloyds Bank Group or its management and other statements that are not historical fact and statements of assumptions underlying such statements. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon circumstances that will or may occur in the future. Factors that could cause actual business, strategy, targets, plans and/or results (including but not limited to the payment of dividends) to differ materially from forward-looking statements include, but are not limited to: general economic and business conditions in the UK and internationally (including in relation to tariffs); acts of hostility or terrorism and responses to those acts, or other such events; geopolitical unpredictability; the war between Russia and Ukraine; the conflicts in the Middle East; the tensions between China and Taiwan; political instability including as a result of any UK general election; market related risks, trends and developments; changes in client and consumer behaviour and demand; exposure to counterparty risk; the ability to access sufficient sources of capital, liquidity and funding when required; changes to the Lloyds Bank Group’s or Lloyds Banking Group plc’s credit ratings; fluctuations in interest rates, inflation, exchange rates, stock markets and currencies; volatility in credit markets; volatility in the price of the Lloyds Bank
Group’s securities; natural pandemic and other disasters; risks concerning borrower and counterparty credit quality; risks affecting defined benefit pension schemes; changes in laws, regulations, practices and accounting standards or taxation; changes to regulatory capital or liquidity requirements and similar contingencies; the policies and actions of governmental or regulatory authorities or courts together with any resulting impact on the future structure of the Lloyds Bank Group; risks associated with the Lloyds Bank Group’s compliance with a wide range of laws and regulations; assessment related to resolution planning requirements; risks related to regulatory actions which may be taken in the event of a bank or Lloyds Bank Group or Lloyds Banking Group failure; exposure to legal, regulatory or competition proceedings, investigations or complaints; failure to comply with anti-money laundering, counter terrorist financing, anti-bribery and sanctions regulations; failure to prevent or detect any illegal or improper activities; operational risks including risks as a result of the failure of third party suppliers; conduct risk; technological changes and risks to the security of IT and operational infrastructure, systems, data and information resulting from increased threat of cyber and other attacks; technological failure; inadequate or failed internal or external processes or systems; risks relating to ESG matters, such as climate change (and achieving climate change ambitions) and decarbonisation, including the Lloyds Bank Group’s or the
Lloyds Banking Group’s ability along with the government and other stakeholders to measure, manage and mitigate the impacts of climate change effectively, and human rights issues; the impact of competitive conditions; failure to attract, retain and develop high calibre talent; the ability to achieve strategic objectives; the ability to derive cost savings and other benefits including, but without limitation, as a result of any acquisitions, disposals and other strategic transactions; inability to capture accurately the expected value from acquisitions; and assumptions and estimates that form the basis of the Lloyds Bank Group’s financial statements. A number of these influences and factors are beyond the
Lloyds Bank Group’s control. Please refer to the latest Annual Report on Form 20-F filed by Lloyds Bank plc with the US Securities and
Exchange Commission (the SEC), which is available on the SEC’s website at www.sec.gov, for a discussion of certain factors and risks. Lloyds
Bank plc may also make or disclose written and/or oral forward-looking statements in other written materials and in oral statements made by the directors, officers or employees of Lloyds Bank plc to third parties, including financial analysts. Except as required by any applicable law or regulation, the forward-looking statements contained in this document are made as of today’s date, and the Lloyds Bank Group expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this document whether as a result of new information, future events or otherwise. The information, statements and opinions contained in this document do not constitute a public offer under any applicable law or an offer to sell any securities or financial instruments or any advice or recommendation with respect to such securities or financial instruments.

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75	Lloyds Bank plc Annual Report and Accounts 2024
Consolidated income statement
for the year ended 31 December

	Note	2024 £m	2023 £m	2022 £m
Interest income		28,386	25,300	16,562
Interest expense		(15,794)	(11,591)	(3,457)
Net interest income	5	12,592	13,709	13,105
Fee and commission income		2,416	2,456	2,352
Fee and commission expense		(1,478)	(1,104)	(1,101)
Net fee and commission income	6	938	1,352	1,251
Net trading income	7	597	384	180
Other operating income	8	2,944	2,922	2,209
Other income		4,479	4,658	3,640
Total income		17,071	18,367	16,745
Operating expenses	9	(11,927)	(10,968)	(9,199)
Impairment	13	(456)	(343)	(1,452)
Profit before tax		4,688	7,056	6,094
Tax expense	14	(1,202)	(1,849)	(1,300)
Profit for the year		3,486	5,207	4,794

Profit attributable to ordinary shareholders		3,101	4,858	4,528
Profit attributable to other equity holders		363	334	241
Profit attributable to equity holders		3,464	5,192	4,769
Profit attributable to non-controlling interests		22	15	25
Profit for the year		3,486	5,207	4,794
The accompanying notes are an integral part of the consolidated financial statements.

76	Lloyds Bank plc Annual Report and Accounts 2024
Consolidated statement of comprehensive income
for the year ended 31 December

	2024 £m	2023 £m	2022 £m
Profit for the year	3,486	5,207	4,794
Other comprehensive income
Items that will not subsequently be reclassified to profit or loss:
Post-retirement defined benefit scheme remeasurements:
Remeasurements before tax	(768)	(1,633)	(3,012)
Current tax	50	376	577
Deferred tax	154	52	283
	(564)	(1,205)	(2,152)
Movements in revaluation reserve in respect of equity shares held at fair value through other comprehensive income:
Change in fair value	–	–	–
Deferred tax	–	–	(1)
	–	–	(1)
Gains and losses attributable to own credit risk:
(Losses) gains before tax	(78)	(234)	519
Deferred tax	22	66	(155)
	(56)	(168)	364
Items that may subsequently be reclassified to profit or loss:
Movements in revaluation reserve in respect of debt securities held at fair value through other comprehensive income:
Change in fair value	(52)	(41)	(132)
Income statement transfers in respect of disposals	157	140	76
Income statement transfers in respect of impairment	(3)	(2)	6
Current tax	1	1	8
Deferred tax	(30)	(27)	11
	73	71	(31)
Movements in cash flow hedging reserve:
Effective portion of changes in fair value taken to other comprehensive income	(2,317)	725	(6,520)
Net income statement transfers	2,297	1,517	(1)
Deferred tax	6	(628)	1,804
	(14)	1,614	(4,717)
Movements in foreign currency translation reserve:
Currency translation differences (tax: £nil)	(65)	(33)	91
Transfers to income statement (tax: £nil)	–	–	–
	(65)	(33)	91
Total other comprehensive (loss) income for the year, net of tax	(626)	279	(6,446)
Total comprehensive income (loss) for the year	2,860	5,486	(1,652)

Total comprehensive income (loss) attributable to ordinary shareholders	2,475	5,137	(1,918)
Total comprehensive income attributable to other equity holders	363	334	241
Total comprehensive income (loss) attributable to equity holders	2,838	5,471	(1,677)
Total comprehensive income attributable to non-controlling interests	22	15	25
Total comprehensive income (loss) for the year	2,860	5,486	(1,652)
The accompanying notes are an integral part of the consolidated financial statements.

77	Lloyds Bank plc Annual Report and Accounts 2024
Consolidated balance sheet
at 31 December

	Note	2024 £m	2023 £m
Assets
Cash and balances at central banks		42,396	57,909
Financial assets at fair value through profit or loss	16	2,321	1,862
Derivative financial instruments	16	4,235	3,165
Loans and advances to banks		6,433	8,810
Loans and advances to customers	18	441,907	433,124
Reverse repurchase agreements		44,143	32,751
Debt securities		11,854	12,546
Due from fellow Lloyds Banking Group undertakings		560	840
Financial assets at amortised cost		504,897	488,071
Financial assets at fair value through other comprehensive income	16	30,344	27,337
Goodwill and other intangible assets	21	5,804	5,837
Current tax recoverable		338	1,026
Deferred tax assets	14	4,785	4,636
Retirement benefit assets	11	3,028	3,624
Other assets	22	13,065	11,938
Total assets		611,213	605,405
Liabilities
Deposits from banks		3,144	3,557
Customer deposits		451,794	441,953
Repurchase agreements at amortised cost		37,760	37,702
Due to fellow Lloyds Banking Group undertakings		4,049	2,932
Financial liabilities at fair value through profit or loss	16	4,630	5,255
Derivative financial instruments	17	5,787	4,307
Notes in circulation		2,121	1,392
Debt securities in issue at amortised cost	24	45,281	52,449
Other liabilities	25	7,211	6,260
Retirement benefit obligations	11	122	136
Current tax liabilities		33	23
Deferred tax liabilities	14	125	157
Provisions	26	2,198	1,916
Subordinated liabilities	27	7,211	6,935
Total liabilities		571,466	564,974
Equity
Share capital	28	1,574	1,574
Share premium account		600	600
Other reserves	29	2,389	2,395
Retained profits	30	29,412	30,786
Ordinary shareholders’ equity		33,975	35,355
Other equity instruments	31	5,692	5,018
Total equity excluding non-controlling interests		39,667	40,373
Non-controlling interests		80	58
Total equity		39,747	40,431
Total equity and liabilities		611,213	605,405
The accompanying notes are an integral part of the consolidated financial statements.
The directors approved the consolidated financial statements on 27 February 2025.

Sir Robin Budenberg Chair	Charlie Nunn Group Chief Executive	William Chalmers Chief Financial Officer

78	Lloyds Bank plc Annual Report and Accounts 2024
Consolidated statement of changes in equity
for the year ended 31 December

	Attributable to ordinary shareholders
	Share capital and premium £m	Other reserves £m	Retained profits £m	Total £m	Other equity instruments £m	Non- controlling interests £m	Total £m
At 1 January 2024	2,174	2,395	30,786	35,355	5,018	58	40,431
Comprehensive income
Profit for the year	–	–	3,101	3,101	363	22	3,486
Other comprehensive income
Post-retirement defined benefit scheme remeasurements, net of tax	–	–	(564)	(564)	–	–	(564)
Movements in revaluation reserve in respect of financial assets held at fair value through other comprehensive income, net of tax:
Debt securities	–	73	–	73	–	–	73
Gains and losses attributable to own credit risk, net of tax	–	–	(56)	(56)	–	–	(56)
Movements in cash flow hedging reserve, net of tax	–	(14)	–	(14)	–	–	(14)
Movements in foreign currency translation reserve, net of tax	–	(65)	–	(65)	–	–	(65)
Total other comprehensive loss	–	(6)	(620)	(626)	–	–	(626)
Total comprehensive (loss) income[1]	–	(6)	2,481	2,475	363	22	2,860
Transactions with owners
Dividends (note 32)	–	–	(3,990)	(3,990)	–	–	(3,990)
Distributions on other equity instruments	–	–	–	–	(363)	–	(363)
Issue of other equity instruments (note 31)	–	–	(6)	(6)	1,174	–	1,168
Repurchases and redemptions of other equity instruments (note 31)	–	–	–	–	(500)	–	(500)
Capital contributions received	–	–	142	142	–	–	142
Return of capital contributions	–	–	(1)	(1)	–	–	(1)
Total transactions with owners	–	–	(3,855)	(3,855)	311	–	(3,544)
Realised gains and losses on equity shares held at fair value through other comprehensive income	–	–	–	–	–	–	–
At 31 December 2024	2,174	2,389	29,412	33,975	5,692	80	39,747
1Total comprehensive income attributable to owners of the parent was a surplus of £2,838 million (2023: surplus of £5,471 million; 2022: loss of £1,677 million).
Further details of movements in the Group’s share capital, reserves and other equity instruments are provided in notes 28 to 31.
The accompanying notes are an integral part of the consolidated financial statements.

79	Lloyds Bank plc Annual Report and Accounts 2024
Consolidated statement of changes in equity continued
for the year ended 31 December

	Attributable to ordinary shareholders
	Share capital and premium £m	Other reserves £m	Retained profits £m	Total £m	Other equity instruments £m	Non- controlling interests £m	Total £m
At 1 January 2023	2,174	743	31,792	34,709	4,268	82	39,059
Comprehensive income
Profit for the year	–	–	4,858	4,858	334	15	5,207
Other comprehensive income
Post-retirement defined benefit scheme remeasurements, net of tax	–	–	(1,205)	(1,205)	–	–	(1,205)
Movements in revaluation reserve in respect of financial assets held at fair value through other comprehensive income, net of tax:
Debt securities	–	71	–	71	–	–	71
Gains and losses attributable to own credit risk, net of tax	–	–	(168)	(168)	–	–	(168)
Movements in cash flow hedging reserve, net of tax	–	1,614	–	1,614	–	–	1,614
Movements in foreign currency translation reserve, net of tax	–	(33)	–	(33)	–	–	(33)
Total other comprehensive income (loss)	–	1,652	(1,373)	279	–	–	279
Total comprehensive income	–	1,652	3,485	5,137	334	15	5,486
Transactions with owners
Dividends (note 32)	–	–	(4,700)	(4,700)	–	(39)	(4,739)
Distributions on other equity instruments	–	–	–	–	(334)	–	(334)
Issue of other equity instruments (note 31)	–	–	(5)	(5)	750	–	745
Capital contributions received	–	–	215	215	–	–	215
Return of capital contributions	–	–	(1)	(1)	–	–	(1)
Total transactions with owners	–	–	(4,491)	(4,491)	416	(39)	(4,114)
Realised gains and losses on equity shares held at fair value through other comprehensive income	–	–	–	–	–	–	–
At 31 December 2023	2,174	2,395	30,786	35,355	5,018	58	40,431
The accompanying notes are an integral part of the consolidated financial statements.

80	Lloyds Bank plc Annual Report and Accounts 2024
Consolidated statement of changes in equity continued
for the year ended 31 December

	Attributable to ordinary shareholders
	Share capital and premium £m	Other reserves £m	Retained profits £m	Total £m	Other equity instruments £m	Non- controlling interests £m	Total £m
At 1 January 2022	2,174	5,400	28,836	36,410	4,268	94	40,772
Comprehensive income
Profit for the year	–	–	4,528	4,528	241	25	4,794
Other comprehensive income
Post-retirement defined benefit scheme remeasurements, net of tax	–	–	(2,152)	(2,152)	–	–	(2,152)
Movements in revaluation reserve in respect of financial assets held at fair value through other comprehensive income, net of tax:
Debt securities	–	(31)	–	(31)	–	–	(31)
Equity shares	–	(1)	–	(1)	–	–	(1)
Gains and losses attributable to own credit risk, net of tax	–	–	364	364	–	–	364
Movements in cash flow hedging reserve, net of tax	–	(4,717)	–	(4,717)	–	–	(4,717)
Movements in foreign currency translation reserve, net of tax	–	91	–	91	–	–	91
Total other comprehensive loss	–	(4,658)	(1,788)	(6,446)	–	–	(6,446)
Total comprehensive (loss) income	–	(4,658)	2,740	(1,918)	241	25	(1,652)
Transactions with owners
Dividends (note 32)	–	–	–	–	–	(37)	(37)
Distributions on other equity instruments	–	–	–	–	(241)	–	(241)
Capital contributions received	–	–	221	221	–	–	221
Return of capital contributions	–	–	(4)	(4)	–	–	(4)
Total transactions with owners	–	–	217	217	(241)	(37)	(61)
Realised gains and losses on equity shares held at fair value through other comprehensive income	–	1	(1)	–	–	–	–
At 31 December 2022	2,174	743	31,792	34,709	4,268	82	39,059
The accompanying notes are an integral part of the consolidated financial statements.

81	Lloyds Bank plc Annual Report and Accounts 2024
Consolidated cash flow statement
for the year ended 31 December

	Note	2024 £m	2023 £m	2022 £m
Cash flows (used in) provided by operating activities
Profit before tax		4,688	7,056	6,094
Adjustments for:
Change in operating assets	38(A)	(21,996)	8,923	(2,900)
Change in operating liabilities	38(B)	4,470	(15,325)	16,894
Non-cash and other items	38(C)	6,051	4,818	(129)
Tax paid[1]		(1,432)	(1,357)	(670)
Tax refunded[1]		970	–	21
Net cash (used in) provided by operating activities		(7,249)	4,115	19,310
Cash flows (used in) provided by investing activities
Purchase of financial assets		(10,508)	(10,303)	(7,953)
Proceeds from sale and maturity of financial assets		7,053	5,289	11,041
Purchase of fixed assets[1]		(3,693)	(3,489)	(2,309)
Purchase of other intangible assets[1]		(1,246)	(1,473)	(1,395)
Proceeds from sale of fixed assets[1]		1,183	979	871
Proceeds from sale of goodwill and other intangible assets[1]		8	–	–
Acquisition of businesses, net of cash acquired	38(D)	–	(293)	–
Net cash (used in) provided by investing activities		(7,203)	(9,290)	255
Cash flows used in financing activities
Dividends paid to ordinary shareholders	32	(3,990)	(4,700)	–
Distributions on other equity instruments		(363)	(334)	(241)
Dividends paid to non-controlling interests		–	(39)	(37)
Return of capital contributions		(1)	(1)	(4)
Interest paid on subordinated liabilities		(366)	(335)	(397)
Proceeds from issue of subordinated liabilities		386	670	837
Proceeds from issue of other equity instruments		1,168	745	–
Repayment of subordinated liabilities		–	(251)	(2,216)
Repurchases and redemptions of other equity instruments		(500)	–	–
Borrowings from parent company		2,895	1,942	1,852
Repayments of borrowings to parent company		(1,280)	(931)	–
Interest paid on borrowings from parent company		(200)	(210)	(200)
Net cash used in financing activities		(2,251)	(3,444)	(406)
Effects of exchange rate changes on cash and cash equivalents		(123)	(44)	82
Change in cash and cash equivalents		(16,826)	(8,663)	19,241
Cash and cash equivalents at beginning of year		66,538	75,201	55,960
Cash and cash equivalents at end of year	38(E)	49,712	66,538	75,201
1Previously presented in aggregate.
The accompanying notes are an integral part of the consolidated financial statements.

82	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements
for the year ended 31 December
Note 1: Basis of preparation
The consolidated financial statements of Lloyds Bank plc and its subsidiary undertakings (the Group) have been prepared in accordance with international accounting standards in conformity with the requirements of the Companies Act 2006. The financial statements have also been prepared in accordance with IFRS® Accounting Standards as issued by the International Accounting Standards Board (IASB).
The financial information has been prepared under the historical cost convention, as modified by the revaluation of investment properties, financial assets measured at fair value through other comprehensive income, trading securities and certain other financial assets and liabilities at fair value through profit or loss and all derivative contracts. The directors consider that it is appropriate to continue to adopt the going concern basis in preparing the financial statements. In reaching this assessment, the directors have considered the Group’s capital and funding position, the impact of climate change upon the Group’s future performance and the results from stress testing scenarios.
The Group’s accounting policies are consistent with those applied by the Group in its financial statements for the year ended 31 December
2023 and there have been no changes in the Group’s methods of computation.
The IASB has issued a number of minor amendments to the IFRS Accounting Standards effective 1 January 2024, including IFRS 16 Lease
Liability in a Sale and Leaseback, IAS 1 Non-current Liabilities with Covenants, and IAS 1 Classification of Liabilities as Current or Non-current.
These amendments do not have a significant impact on the Group.
Future accounting developments
There are a number of new accounting pronouncements issued by the IASB with an effective date of 1 January 2027. This includes IFRS 18
Presentation and Disclosure in Financial Statements which replaces IAS 1 Presentation of Financial Statements and IFRS 19 Subsidiaries without
Public Accountability: Disclosures. The impact of these standards is being assessed and they have not yet been endorsed for use in the UK.
The IASB has issued its annual improvements and a number of amendments to the IFRS Accounting Standards effective on or after 1 January
2025, including Amendments to IFRS 9 Financial Instruments (effective 1 January 2026) and Amendments to IFRS 7 Financial Instruments
Disclosure (effective 1 January 2026) and IAS 21 The Effects of Changes in Foreign Exchange Rates (effective 1 January 2025). These improvements and amendments are not expected to have a significant impact on the Group.
Note 2: Accounting policies
The Group’s accounting policies are set out below. These accounting policies have been applied consistently.
(A)Consolidation
The assets, liabilities and results of Group undertakings (including structured entities) are included in the financial statements on the basis of accounts made up to the reporting date. Group undertakings include subsidiaries, associates and joint ventures. Details of the Group’s subsidiaries and related undertakings are given on pages 180 to 183.
Subsidiaries are entities controlled by the Group. The Group controls an entity when it has power over the entity, is exposed to, or has rights to, variable returns from its involvement with the entity, and has the ability to affect those returns through the exercise of its power. This generally accompanies a shareholding of more than one half of the voting rights although in certain circumstances a holding of less than one half of the voting rights may still result in the ability of the Group to exercise control. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. The Group reassesses whether or not it controls an entity if facts and circumstances indicate that there have been changes to any of the above elements.
Subsidiaries are fully consolidated from the date on which control is transferred to the Group; they are deconsolidated from the date that control ceases.
Structured entities are entities that are designed so that their activities are not governed by way of voting rights. In assessing whether the
Group has power over such entities in which it has an interest, the Group considers factors such as the purpose and design of the entity; its practical ability to direct the relevant activities of the entity; the nature of the relationship with the entity; and the size of its exposure to the variability of returns of the entity.
The treatment of transactions with non-controlling interests depends on whether, as a result of the transaction, the Group loses control of the subsidiary. Changes in the parent’s ownership interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions; any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognised directly in equity and attributed to the owners of the parent entity. Where the Group loses control of the subsidiary, at the date when control is lost the amount of any non-controlling interest in that former subsidiary is derecognised and any investment retained in the former subsidiary is remeasured to its fair value; the gain or loss that is recognised in profit or loss on the partial disposal of the subsidiary includes the gain or loss on the remeasurement of the retained interest.
Intercompany transactions, balances and unrealised gains and losses on transactions between Group companies are eliminated.
The acquisition method of accounting is used to account for business combinations by the Group. The consideration for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred and the equity interests issued by the Group. The consideration includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred except those relating to the issuance of debt instruments (see (E)(4) below) or share capital (see (O) below). Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair value at the acquisition date.
(B)Goodwill
Goodwill arises on business combinations and represents the excess of the cost of an acquisition over the fair value of the Group’s share of the identifiable assets, liabilities and contingent liabilities acquired. Where the fair value of the Group’s share of the identifiable assets, liabilities and contingent liabilities of the acquired entity is greater than the cost of acquisition, the excess is recognised immediately in the income statement.
Goodwill is recognised as an asset at cost and is tested at least annually for impairment. For impairment testing, goodwill is allocated to the cash-generating unit (CGU) or groups of CGUs that are expected to benefit from the business combination. The Group’s CGUs are largely product based for its Retail business and client based for its Commercial Banking business. An impairment loss is recognised if the carrying amount of a CGU is determined to be greater than its recoverable amount. The recoverable amount of a CGU is the higher of its fair value less costs to sell and its value in use. If an impairment is identified the carrying value of the goodwill is written down immediately through the income statement and this is not subsequently reversed. At the date of disposal of a subsidiary, the carrying value of attributable goodwill is included in the calculation of the profit or loss on disposal.

83	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
(C)Other intangible assets
Intangible assets which have been determined to have a finite useful life are amortised on a straight-line basis over their estimated useful life as follows: up to 7 years for capitalised software; 10 to 15 years for brands and other intangible assets.
Intangible assets with finite useful lives are reviewed at each reporting date to assess whether there is any indication that they are impaired. If any such indication exists the recoverable amount of the asset is determined and in the event that the asset’s carrying amount is greater than its recoverable amount, it is written down immediately. Certain brands have been determined to have an indefinite useful life and are not amortised. Such intangible assets are assessed annually to determine whether the asset is impaired and to reconfirm that an indefinite useful life remains appropriate. In the event that an indefinite life is inappropriate, a finite life is determined and a further impairment review is performed on the asset.
(D)Revenue recognition
(1)Net interest income
Interest income and expense are recognised in the income statement using the effective interest method for all interest-bearing financial instruments, except for those classified at fair value through profit or loss. The effective interest method is a method of calculating the amortised cost of a financial asset or liability and of allocating the interest income or interest expense over the expected life of the financial instrument. The effective interest rate is the rate that exactly discounts the estimated future cash payments or receipts over the expected life of the financial instrument to the gross carrying amount of the financial asset (before adjusting for expected credit losses) or to the amortised cost of the financial liability, including early redemption fees, other fees, and premiums and discounts that are an integral part of the overall return. In the case of financial assets that are purchased or originated credit-impaired, the effective interest rate is the rate that discounts the estimated future cash flows to the amortised cost of the instrument. Direct incremental transaction costs related to the acquisition, issue or disposal of a financial instrument are also taken into account. Interest income from non-credit-impaired financial assets is recognised by applying the effective interest rate to the gross carrying amount of the asset; for credit-impaired financial assets, the effective interest rate is applied to the net carrying amount after deducting the allowance for expected credit losses. Impairment policies are set out in (H) below.
(2)Fee and commission income and expense
Fees and commissions receivable which are not an integral part of the effective interest rate are recognised as income as the Group fulfils its performance obligations. The Group’s principal performance obligations arising from contracts with customers are in respect of value added current accounts, credit cards and debit cards. These fees are received, and the Group provides the service, monthly; the fees are recognised in income on this basis. The Group also receives certain fees in respect of its asset finance business where the performance obligations are typically fulfilled towards the end of the customer contract; these fees are recognised in income on this basis. Where it is unlikely that the loan commitments will be drawn, loan commitment fees are recognised in fee and commission income over the life of the facility, rather than as an adjustment to the effective interest rate for the lending expected to be drawn. Incremental costs incurred to generate fee and commission income are charged to fee and commission expense as they are incurred.
(3)Other
Dividend income is recognised when the right to receive payment is established.
Revenue recognition policies specific to trading income are set out in (E)(3) below and those relating to leases are set out in (J)(1) below.
(E)Financial assets and liabilities
On initial recognition, financial assets are classified as measured at amortised cost, fair value through other comprehensive income or fair value through profit or loss, depending on the Group’s business model for managing those financial assets and whether the resultant cash flows represent solely payments of principal and interest on principal outstanding. The Group assesses its business models at a portfolio level based on its objectives for the relevant portfolio, how the performance of the portfolio is managed and reported, and the frequency of asset sales.
Financial assets with embedded derivatives are considered in their entirety when considering their cash flow characteristics. The Group reclassifies financial assets only when its business model for managing those assets changes. A reclassification will only take place when the change is significant to the Group’s operations and will occur at a portfolio level and not for individual instruments; reclassifications are expected to be rare. Equity investments are measured at fair value through profit or loss unless the Group elects at initial recognition to account for the instruments at fair value through other comprehensive income. For these instruments, principally strategic investments, dividends are recognised in profit or loss but fair value gains and losses are not subsequently reclassified to profit or loss following derecognition of the investment.
The Group initially recognises loans and advances, deposits, debt securities in issue and subordinated liabilities when the Group becomes a party to the contractual provisions of the instrument. Regular way purchases and sales of securities and other financial assets and trading liabilities are recognised on trade date, being the date that the Group is committed to purchase or sell an asset.
Financial assets are derecognised when the contractual right to receive cash flows from those assets has expired or when the Group has transferred its contractual right to receive the cash flows from the assets and either: substantially all of the risks and rewards of ownership have been transferred; or the Group has neither retained nor transferred substantially all of the risks and rewards, but has transferred control.
Financial liabilities are derecognised when the obligation is discharged, cancelled or expires.
(1)Financial instruments measured at amortised cost
Financial assets that are held to collect contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortised cost. A basic lending arrangement results in contractual cash flows that are solely payments of principal and interest on the principal amount outstanding. Where the contractual cash flows introduce exposure to risks or volatility unrelated to a basic lending arrangement such as changes in equity prices or commodity prices, the payments do not comprise solely principal and interest. Financial assets measured at amortised cost are predominantly loans and advances to customers and banks, reverse repurchase agreements and certain debt securities used by the Group to manage its liquidity. Loans and advances and reverse repurchase agreements are initially recognised when cash is advanced to the borrower at fair value inclusive of transaction costs. Interest income is accounted for using the effective interest method
(see (D) above).
Financial liabilities are measured at amortised cost, except for trading liabilities and other financial liabilities designated at fair value through profit or loss on initial recognition which are held at fair value.

84	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
(2)Financial assets measured at fair value through other comprehensive income
Financial assets that are held to collect contractual cash flows and for subsequent sale where those cash flows represent solely payments of principal and interest are recognised in the balance sheet at their fair value, inclusive of transaction costs. Interest calculated using the effective interest method and foreign exchange gains and losses on assets denominated in foreign currencies are recognised in the income statement. All other gains and losses arising from changes in fair value are recognised directly in other comprehensive income, until the financial asset is either sold or matures, at which time, other than in respect of equity shares, the cumulative gain or loss previously recognised in other comprehensive income is recognised in the income statement. The cumulative revaluation amount in respect of equity shares is transferred directly to retained profits. The Group recognises a charge for expected credit losses in the income statement (see (H) below). As the asset is measured at fair value, the charge does not adjust the carrying value of the asset, and this is reflected in other comprehensive income.
(3)Financial instruments measured at fair value through profit or loss
Financial assets are classified at fair value through profit or loss where they do not meet the criteria to be measured at amortised cost or fair value through other comprehensive income or where they are designated at fair value through profit or loss to reduce an accounting mismatch.
All derivatives are carried at fair value through profit or loss, other than those in effective cash flow hedging relationships. Derivatives are carried on the balance sheet as assets when their fair value is positive and as liabilities when their fair value is negative. Refer to note 16 (Fair values of financial assets and liabilities) for details of valuation techniques and significant inputs to valuation models.
Derivatives embedded in a financial asset are not considered separately; the financial asset is considered in its entirety when determining whether its cash flows are solely payments of principal and interest. Derivatives embedded in financial liabilities are treated as separate derivatives when their economic characteristics and risks are not closely related to those of the host contract and the host contract is not carried at fair value through profit or loss. These embedded derivatives are measured at fair value with changes in fair value recognised in the income statement.
Trading securities, which are debt securities and equity shares acquired principally for the purpose of selling in the short term or which are part of a portfolio which is managed for short-term gains, do not meet these criteria and are also measured at fair value through profit or loss.
Financial assets measured at fair value through profit or loss are recognised in the balance sheet at their fair value. Fair value gains and losses together with interest coupons and dividend income are recognised in the income statement within net trading income.
Financial liabilities are measured at fair value through profit or loss where they are trading liabilities or where they are designated at fair value through profit or loss in order to reduce an accounting mismatch; where the liabilities are part of a group of liabilities (or assets and liabilities)
which is managed, and its performance evaluated, on a fair value basis; or where the liabilities contain one or more embedded derivatives that significantly modify the cash flows arising under the contract and would otherwise need to be separately accounted for. Financial liabilities measured at fair value through profit or loss are recognised in the balance sheet at their fair value. Fair value gains and losses are recognised in the income statement within net trading income in the period in which they occur, except in the case of financial liabilities designated at fair value through profit or loss where gains and losses attributable to changes in own credit risk are recognised in other comprehensive income.
The fair values of assets and liabilities traded in active markets are based on current bid and offer prices, respectively, which include the expected effects of potential changes to laws and regulations, risks associated with climate change and other factors. If the market is not active the Group establishes a fair value by using valuation techniques. The fair values of derivative financial instruments are adjusted where appropriate to reflect credit risk (via credit valuation adjustments (CVAs), debit valuation adjustments (DVAs) and funding valuation adjustments (FVAs)), market liquidity and other risks.
(4)Borrowings
Borrowings (which include deposits from banks, customer deposits, repurchase agreements, debt securities in issue and subordinated liabilities)
are recognised initially at fair value, being their issue proceeds net of transaction costs incurred. These instruments are subsequently stated at amortised cost using the effective interest method.
Preference shares and other instruments which carry a mandatory coupon or are redeemable on a specific date are classified as financial liabilities. The coupon on these instruments is recognised in the income statement as interest expense. Securities which carry a discretionary coupon and have no fixed maturity or redemption date are classified as other equity instruments. Interest payments on these securities are recognised as distributions from equity in the period in which they are paid.
An exchange of financial liabilities on substantially different terms is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. The difference between the carrying amount of a financial liability extinguished and the new financial liability is recognised in profit or loss together with any related costs or fees incurred. When a financial liability is exchanged for an equity instrument, the new equity instrument is recognised at fair value and any difference between the carrying value of the liability and the fair value of the new equity instrument is recognised in profit or loss.
(5)Sale and repurchase agreements (including securities lending and borrowing)
Securities sold subject to repurchase agreements (repos) continue to be recognised on the balance sheet where substantially all of the risks and rewards are retained. Funds received for repos carried at fair value are included within trading liabilities.
Securities purchased under agreements to resell (reverse repos), where the Group does not acquire substantially all of the risks and rewards of ownership, are measured at amortised cost or at fair value. Those measured at fair value are recognised within trading securities. The difference between sale and repurchase price is treated as interest and accrued over the life of the agreements using the effective interest method.
Securities borrowing and lending transactions are typically secured; collateral takes the form of securities or cash advanced or received.
Securities lent to counterparties are retained on the balance sheet. Securities borrowed are not recognised on the balance sheet, unless these are sold to third parties, in which case the obligation to return them is recorded at fair value as a trading liability. Cash collateral given or received is treated as a loan and advance measured at amortised cost or customer deposit.

85	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
(F)Hedge accounting
As permitted by IFRS 9, the Group continues to apply the requirements of IAS 39 to its hedging relationships.
Changes in the fair value of all derivative instruments, other than those in effective cash flow hedging relationships, are recognised immediately in the income statement. As noted in (2) below, the change in fair value of a derivative in an effective cash flow hedging relationship is allocated between the income statement and other comprehensive income.
Hedge accounting allows one financial instrument, generally a derivative such as a swap, to be designated as a hedge of another financial instrument such as a loan or deposit or a portfolio of such instruments. At the inception of the hedge relationship, formal documentation is drawn up specifying the hedging strategy, the hedged item, the hedging instrument and the methodology that will be used to measure the effectiveness of the hedge relationship in offsetting changes in the fair value or cash flow of the hedged risk. The effectiveness of the hedging relationship is tested both at inception and throughout its life and if at any point it is concluded that it is no longer highly effective in achieving its documented objective, hedge accounting is discontinued. Note 17 provides details of the types of derivatives held by the Group and presents separately those designated in hedge relationships.
(1)Fair value hedges
Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the income statement, together with the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk; this also applies if the hedged asset is classified as a financial asset at fair value through other comprehensive income. If the hedge no longer meets the criteria for hedge accounting, changes in the fair value of the hedged item attributable to the hedged risk are no longer recognised in the income statement. The cumulative adjustment that has been made to the carrying amount of the hedged item is amortised to the income statement using the effective interest method over the period to maturity.
(2)Cash flow hedges
The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognised in other comprehensive income in the cash flow hedging reserve. The gain or loss relating to the ineffective portion is recognised immediately in the income statement. Amounts accumulated in equity are reclassified to the income statement in the periods in which the hedged item affects profit or loss. When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised in the income statement when the forecast transaction is ultimately recognised in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the income statement.
(G)Offset
Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right of offset and there is an intention to settle on a net basis, or realise the asset and settle the liability simultaneously. Cash collateral on exchange traded derivative transactions is presented gross unless the collateral cash flows are always settled net with the derivative cash flows. In certain situations, even though master netting agreements exist, the lack of management intention to settle on a net basis results in the financial assets and liabilities being reported gross on the balance sheet.
(H)Impairment of financial assets
The impairment charge in the income statement reflects the change in expected credit losses, including those arising from fraud. Expected credit losses are recognised for loans and advances to customers and banks, other financial assets held at amortised cost, financial assets
(other than equity investments) measured at fair value through other comprehensive income, and certain loan commitments and financial guarantee contracts. Expected credit losses are calculated as an unbiased and probability-weighted estimate using an appropriate probability of default, adjusted to take into account a range of possible future economic scenarios, and applying this to the estimated exposure of the
Group at the point of default after taking into account the value of any collateral held, repayments, or other mitigants of loss and including the impact of discounting using the effective interest rate.
At initial recognition, allowance (or provision in the case of some loan commitments and financial guarantees) is made for expected credit losses resulting from default events that are possible within the next 12 months (12-month expected credit losses). In the event of a significant increase in credit risk since origination, allowance (or provision) is made for expected credit losses resulting from all possible default events over the expected life of the financial instrument (lifetime expected credit losses). Financial assets where 12-month expected credit losses are recognised are considered to be Stage 1; financial assets which are considered to have experienced a significant increase in credit risk since initial recognition are in Stage 2; and financial assets which have defaulted or are otherwise considered to be credit-impaired are allocated to
Stage 3. Some Stage 3 assets, mainly in Commercial Banking, are subject to individual rather than collective assessment. Such cases are subject to a risk-based impairment sanctioning process, and these are reviewed and updated at least quarterly, or more frequently if there is a significant change in the credit profile. The collective assessment of impairment aggregates financial instruments with similar risk characteristics, such as whether the facility is revolving in nature or secured and the type of security held against financial assets.

86	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
An assessment of whether credit risk has increased significantly since initial recognition considers the change in the risk of default occurring over the remaining expected life of the financial instrument. In determining whether there has been a significant increase in credit risk, the
Group uses quantitative tests based on relative and absolute probability of default (PD) movements linked to internal credit ratings together with qualitative indicators such as watchlists and other indicators of historical delinquency, credit weakness or financial difficulty. The use of internal credit ratings and qualitative indicators ensures alignment between the assessment of staging and the Group’s management of credit risk which utilises these internal metrics within distinct retail and commercial portfolio risk management practices. However, unless identified at an earlier stage, the credit risk of financial assets is deemed to have increased significantly when more than 30 days past due. The use of a payment holiday in and of itself has not been judged to indicate a significant increase in credit risk, with the underlying long-term credit risk deemed to be driven by economic conditions and captured through the use of forward-looking models. These portfolio-level models are capturing the anticipated volume of increased defaults and therefore an appropriate assessment of staging and expected credit loss. Where the credit risk subsequently improves such that it no longer represents a significant increase in credit risk since initial recognition, the asset is transferred back to Stage 1.
Assets are transferred to Stage 3 when they have defaulted or are otherwise considered to be credit-impaired. Default is considered to have occurred when there is evidence that the customer is experiencing financial difficulty which is likely to affect significantly the ability to repay the amount due. IFRS 9 contains a rebuttable presumption that default occurs no later than when a payment is 90 days past due which the
Group uses for all its products. In addition, other indicators of mortgage default are added including end-of-term payments on past due interest-only accounts and loans considered non-performing due to recent arrears or forbearance. The use of payment holidays is not considered to be an automatic trigger of regulatory default and therefore does not automatically trigger Stage 3. Days past due will also not accumulate on any accounts that have taken a payment holiday including those already past due.
In certain circumstances, the Group will renegotiate the original terms of a customer’s loan, either as part of an ongoing customer relationship or in response to adverse changes in the circumstances of the borrower. In the latter circumstances, the loan will remain classified as either
Stage 2 or Stage 3 until the credit risk has improved such that it no longer represents a significant increase since origination (for a return to
Stage 1), or the loan is no longer credit-impaired (for a return to Stage 2). On renegotiation the gross carrying amount of the loan is recalculated as the present value of the renegotiated or modified contractual cash flows, which are discounted at the original effective interest rate.
Renegotiation may also lead to the loan and associated allowance being derecognised and a new loan being recognised initially at fair value.
Purchased or originated credit-impaired financial assets (POCI) include financial assets that are purchased or originated at a deep discount that reflects incurred credit losses. At initial recognition, POCI assets do not carry an impairment allowance; instead, lifetime expected credit losses are incorporated into the calculation of the effective interest rate. All changes in lifetime expected credit losses subsequent to the assets’ initial recognition are recognised as an impairment charge.
A loan or advance is normally written off, either partially or in full, against the related allowance when the proceeds from realising any available security have been received or there is no realistic prospect of recovery and the amount of the loss has been determined. Subsequent recoveries of amounts previously written off decrease the amount of impairment losses recorded in the income statement. For both secured and unsecured retail balances, the write-off takes place only once an extensive set of collections processes has been completed, or the status of the account reaches a point where policy dictates that continuing attempts to recover are no longer appropriate. For commercial lending, a write-off occurs if the loan facility with the customer is restructured, the asset is under administration and the only monies that can be received are the amounts estimated by the administrator, the underlying assets are disposed and a decision is made that no further settlement monies will be received, or external evidence (for example, third party valuations) is available that there has been an irreversible decline in expected cash flows.
(I)Property, plant and equipment
Property, plant and equipment (other than investment property) is included at cost less accumulated depreciation. The value of land (included in premises) is not depreciated. Depreciation on other assets is calculated using the straight-line method to allocate the difference between the cost and the residual value over their estimated useful lives, as follows: the shorter of 50 years and the remaining period of the lease for freehold/long and short leasehold premises; the shorter of 10 years and, if lease renewal is not likely, the remaining period of the lease for leasehold improvements; 10 to 20 years for fixtures and furnishings; and 2 to 8 years for other equipment and motor vehicles.
The assets’ residual values and useful lives are reviewed and, if appropriate, revised at each balance sheet date.
Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In assessing the recoverable amount of assets the Group considers the effects of potential or actual changes in legislation, customer behaviour, climate-related risks and other factors on the asset’s cash-generating unit (CGU). In the event that an asset’s CGU carrying amount is determined to be greater than its recoverable amount the asset is written down immediately.
Investment property comprises freehold and long leasehold land and buildings that are held either to earn rental income or for capital accretion or both. Investment property is carried at fair value based on current prices for similar properties, adjusted for the specific characteristics of the property (such as location or condition). If this information is not available, the Group uses alternative valuation methods such as discounted cash flow projections or recent prices in less active markets. These valuations are reviewed at least annually by independent professionally qualified valuers. Investment property being redeveloped for continuing use as investment property, or for which the market has become less active, continues to be valued at fair value.

87	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
(J)Leases
Under IFRS 16, a lessor is required to determine if a lease is a finance or operating lease. A lessee is not required to make this determination.
(1)As lessor
Assets leased to customers are classified as finance leases if the lease agreements transfer substantially all of the risks and rewards of ownership to the lessee but not necessarily legal title. All other leases are classified as operating leases. When assets are subject to finance leases, the present value of the lease payments, together with any unguaranteed residual value, is recognised as a receivable, net of allowances for expected credit losses and residual value impairment, within loans and advances to banks and customers. The difference between the gross receivable and the present value of the receivable is recognised as unearned finance lease income. Finance lease income is recognised in interest income over the term of the lease using the net investment method (before tax) so as to give a constant rate of return on the net investment in the lease. Unguaranteed residual values are reviewed regularly to identify any impairment.
Operating lease assets are included within other assets at cost and depreciated over their estimated useful lives. The depreciation charge is based on the asset’s residual value and the life of the lease. Operating lease rental income is recognised on a straight-line basis over the life of the lease.
The Group evaluates non-lease arrangements such as outsourcing and similar contracts to determine if they contain a lease which is then accounted for separately.
(2)As lessee
Leases are recognised as a right-of-use asset and a corresponding liability at the date at which the leased asset is available for use by the
Group. Assets and liabilities arising from a lease are initially measured on a present value basis. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be determined, or the Group’s incremental borrowing rate appropriate for the right-of-use asset arising from the lease, and the liability recognised within other liabilities.
Lease payments are allocated between the liability and finance cost. The finance cost is charged to profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis.
Payments associated with short-term leases and leases of low-value assets are recognised on a straight-line basis as an expense in profit or loss.
Short-term leases are leases with a lease term of 12 months or less. Low-value assets comprise IT equipment and small items of office furniture.
(K)Employee benefits
Short-term employee benefits, such as salaries, paid absences, performance-based cash awards and social security costs, are recognised over the period in which the employees provide the related services.
(1)Pension schemes
The Group operates a number of post-retirement benefit schemes for its employees including both defined benefit and defined contribution pension plans. A defined benefit scheme is a pension plan that defines an amount of pension benefit that an employee will receive on retirement, dependent on one or more factors such as age, years of pensionable service and pensionable salary. A defined contribution plan is a pension plan into which the Group pays fixed contributions; there is no legal or constructive obligation to pay further contributions.
(i)Defined benefit schemes
Scheme assets are included at their fair value and scheme liabilities are measured on an actuarial basis using the projected unit credit method.
The defined benefit scheme liabilities are discounted using rates equivalent to the market yields at the balance sheet date on high quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability. The Group’s income statement charge includes the current service cost of providing pension benefits, past service costs, net interest expense (income), and plan administration costs that are not deducted from the return on plan assets. Past service costs, which represents the change in the present value of the defined benefit obligation resulting from a plan amendment or curtailment, are recognised when the plan amendment or curtailment occurs. Net interest expense (income) is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset.
Remeasurements, comprising actuarial gains and losses, the return on plan assets (excluding amounts included in net interest expense (income)
and net of the cost of managing the plan assets), and the effect of changes to the asset ceiling (if applicable) are reflected immediately in the balance sheet with a charge or credit recognised in other comprehensive income in the period in which they occur. Remeasurements recognised in other comprehensive income are reflected immediately in retained profits and will not subsequently be reclassified to profit or loss.
The Group’s balance sheet includes the net surplus or deficit, being the difference between the fair value of scheme assets and the discounted value of scheme liabilities at the balance sheet date. Surpluses are only recognised to the extent that they are recoverable through reduced contributions in the future or through refunds from the schemes. In assessing whether a surplus is recoverable, the Group considers (i) its current right to obtain a refund or a reduction in future contributions and (ii) the rights of other parties existing at the balance sheet date. In determining the rights of third parties existing at the balance sheet date, the Group does not anticipate any future acts by other parties.
(ii)Defined contribution schemes
The costs of the Group’s defined contribution plans are charged to the income statement in the period in which they fall due.
(2)Share-based compensation
Lloyds Banking Group operates a number of equity-settled, share-based compensation plans in respect of services received from certain of its employees. The value of the employee services received in exchange for equity instruments granted under these plans is recognised as an expense over the vesting period of the instruments, with a corresponding increase in equity. This expense is determined by reference to the fair value of the number of equity instruments that are expected to vest. The fair value of equity instruments granted is based on market prices, if available, at the date of grant. In the absence of market prices, the fair value of the instruments at the date of grant is estimated using an appropriate valuation technique, such as a Black-Scholes option pricing model or a Monte Carlo simulation. The determination of fair values excludes the impact of any non-market vesting conditions, which are included in the assumptions used to estimate the number of options that are expected to vest. At each balance sheet date, this estimate is reassessed and if necessary revised. Any revision of the original estimate is recognised in the income statement, together with a corresponding adjustment to equity. Cancellations by employees of contributions to the
Group’s Save As You Earn plans are treated as non-vesting conditions and the Group recognises, in the year of cancellation, the amount of the expense that would have otherwise been recognised over the remainder of the vesting period. Modifications are assessed at the date of modification and any incremental charges are charged to the income statement.

88	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
(L)Taxation
Tax expense comprises current and deferred tax. Current and deferred tax are charged or credited in the income statement except to the extent that the tax arises from a transaction or event which is recognised, in the same or a different period, outside the income statement
(either in other comprehensive income, directly in equity, or through a business combination), in which case the tax appears in the same statement as the transaction that gave rise to it. The tax consequences of the Group’s dividend payments (including distributions on other equity instruments), if any, are charged or credited to the statement in which the profit distributed originally arose.
Current tax is the amount of corporate income taxes expected to be payable or recoverable based on the profit for the period as adjusted for items that are not taxable or not deductible, and is calculated using tax rates and laws that were enacted or substantively enacted at the balance sheet date.
Current tax includes amounts provided in respect of uncertain tax positions when management expects that, upon examination of the uncertainty by His Majesty’s Revenue and Customs (HMRC) or other relevant tax authority, it is more likely than not that an economic outflow will occur. Provisions reflect management’s best estimate of the ultimate liability based on their interpretation of tax law, precedent and guidance, informed by external tax advice as necessary. Changes in facts and circumstances underlying these provisions are reassessed at each balance sheet date, and the provisions are remeasured as required to reflect current information.
Deferred tax is recognised on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the balance sheet. Deferred tax is calculated using tax rates and laws that have been enacted or substantively enacted at the balance sheet date, and which are expected to apply when the related deferred tax asset is realised or the deferred tax liability is settled.
Deferred tax liabilities are generally recognised for all taxable temporary differences but not recognised for taxable temporary differences arising on investments in subsidiaries where the reversal of the temporary difference can be controlled and it is probable that the difference will not reverse in the foreseeable future. Deferred tax liabilities are not recognised on temporary differences that arise from goodwill which is not deductible for tax purposes.
Deferred tax assets are recognised to the extent it is probable that taxable profits will be available against which the deductible temporary differences can be utilised, and are reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.
Deferred tax assets and liabilities are not recognised in respect of temporary differences that arise on initial recognition of assets and liabilities acquired other than in a business combination, or where at the time of the transaction they give rise to equal taxable and deductible temporary differences. Deferred tax is not discounted.
The Group has applied the exception to recognising and disclosing information about deferred tax assets and liabilities related to Pillar 2 income taxes currently required by IAS 12 Income Taxes.
(M)Foreign currency translation
Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the functional currency). Foreign currency transactions are translated into the appropriate functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement, except when recognised in other comprehensive income as qualifying cash flow hedges.
Non-monetary assets that are measured at fair value are translated using the exchange rate at the date that the fair value was determined.
Translation differences on equities and similar non-monetary items held at fair value through profit and loss are recognised in profit or loss as part of the fair value gain or loss. Translation differences on non-monetary financial assets measured at fair value through other comprehensive income, such as equity shares, are included in the fair value reserve in equity unless the asset is a hedged item in a fair value hedge.
The results and financial position of all Group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows: the assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on the acquisition of a foreign entity, are translated into sterling at foreign exchange rates ruling at the balance sheet date; and the income and expenses of foreign operations are translated into sterling at average exchange rates unless these do not approximate to the foreign exchange rates ruling at the dates of the transactions, in which case income and expenses are translated at the dates of the transactions.
Foreign exchange differences arising on the translation of a foreign operation are recognised in other comprehensive income and accumulated in a separate component of equity together with exchange differences arising from the translation of borrowings and other currency instruments designated as hedges of such investments. On disposal or liquidation of a foreign operation, the cumulative amount of exchange differences relating to that foreign operation is reclassified from equity and included in determining the profit or loss arising on disposal or liquidation.
(N)Provisions and contingent liabilities
Provisions are recognised in respect of present obligations arising from past events where it is probable that outflows of resources will be required to settle the obligations and they can be reliably estimated.
Contingent liabilities are possible obligations whose existence depends on the outcome of uncertain future events or those present obligations where the outflows of resources are uncertain or cannot be measured reliably. Contingent liabilities are not recognised in the financial statements but are disclosed unless they are remote.
Provision is made for expected credit losses in respect of irrevocable undrawn loan commitments and financial guarantee contracts
(see (H) above).

89	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
(O)Share capital
Incremental costs directly attributable to the issue of new shares or options or to the acquisition of a business are shown in equity as a deduction, net of tax, from the proceeds. Dividends paid on the Group’s ordinary shares are recognised as a reduction in equity in the period in which they are paid.
(P)Cash and cash equivalents
For the purposes of the cash flow statement, cash and cash equivalents comprise cash and non-mandatory deposits held with central banks, mandatory deposits held with central banks in demand accounts and amounts due from banks with an original maturity of less than three months that are available to finance the Group’s day-to-day operations.
Note 3: Critical accounting judgements and key sources of estimation uncertainty
The preparation of the Group’s financial statements in accordance with IFRS Accounting Standards requires management to make judgements, estimates and assumptions in applying the accounting policies that affect the reported amounts of assets, liabilities, income and expenses. Due to the inherent uncertainty in making estimates, actual results reported in future periods may be based upon amounts which differ from those estimates. Estimates, judgements and assumptions are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. In preparing the financial statements, the
Group has considered the impact of climate-related risks on its financial position and performance. While the effects of climate change represent a source of uncertainty, the Group does not consider there to be a material impact on its judgements and estimates from the physical, transition and other climate-related risks in the short term.
The significant judgements, apart from those involving estimation, made by management in applying the Group’s accounting policies in these financial statements (critical judgements) and the key sources of estimation uncertainty that may have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities within the next financial year (key sources of estimation uncertainty), which together are considered critical to the Group’s results and financial position, are as follows:
•Retirement benefit obligations (note 11)
•Uncertain tax positions (note 14)
•Fair value of financial instruments (note 16)
•Allowance for expected credit losses (note 19)
•Regulatory and legal provisions (note 26)
Consideration of climate change
Financial statement preparation includes the consideration of the impact of climate change on the Group’s financial statements. There has been no material impact identified on the financial reporting judgements and estimates. In particular, the directors considered the impact of climate change in respect of the:
•Going concern of the Group for a period of at least 12 months from the date of approval of the financial statements
•Assessment of impairment of non-financial assets including goodwill
•Carrying value and useful economic lives of property, plant and equipment
•Fair value of financial assets and liabilities. These are generally based on market indicators which include the market’s assessment of climate risk
•Assessments on expected credit loss, focusing on specific climate-related macroeconomic, physical and transition risk impacts on credit quality at a sector and segment level
•Forecasting of the Group’s future UK taxable profits, which impacts deferred tax recognition
Whilst there is currently no material short-term impact of climate change expected, the Group acknowledges the long-term nature of climate risk and continues to monitor and assess climate risks highlighted in the risk management section on pages 26 to 28.
Note 4: Segmental analysis
The Group provides a wide range of banking and financial services in the UK and in certain locations overseas. The Group Executive Committee
(GEC) of the Lloyds Banking Group has been determined to be the chief operating decision-maker, as defined by IFRS 8 Operating Segments, for the Group. The Group’s operating segments reflect its organisational and management structures. The GEC reviews the Group’s internal reporting based around these segments in order to assess performance and allocate resources. They consider interest income and expense on a net basis and consequently the total interest income and expense for all reportable segments is presented net. The segments are differentiated by the type of products provided and by whether the customers are individuals or corporate entities.
The Group has two operating and reportable segments: Retail and Commercial Banking:
•Retail offers a broad range of financial services products to personal customers, including current accounts, savings, mortgages, credit cards, unsecured loans, motor finance and leasing solutions. Its aim is to build enduring relationships that meet more of its customers’ financial needs and improves their financial resilience throughout their lifetime
•Commercial Banking serves small and medium businesses and corporate and institutional clients, providing lending, transactional banking, working capital management, debt financing and risk management services whilst connecting the whole Group to clients
Other comprises income and expenditure not attributed to the Group’s operating segments. These amounts include the costs of certain central and head office functions.
Inter-segment services are generally recharged at cost, although some attract a margin. Inter-segment lending and deposits are generally entered into at market rates, except that non-interest bearing balances are priced at a rate that reflects the external yield that could be earned on such funds.
For the majority of those derivative contracts entered into by business units for risk management purposes, the business unit recognises the net interest income or expense on an accrual accounting basis and transfers the remainder of the movement in the fair value of the derivative to the central function where the resulting accounting volatility is managed where possible through the establishment of hedge accounting relationships. Any change in fair value of the hedged instrument attributable to the hedged risk is also recorded within the central function.
This allocation of the fair value of the derivative and change in fair value of the hedged instrument attributable to the hedged risk avoids accounting asymmetry in segmental results and leads to accounting volatility, which is managed centrally and reported within Other.

90	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 4: Segmental analysis continued

Year ended 31 December 2024	Retail £m	Commercial Banking £m	Other £m	Group £m
Net interest income	8,934	3,265	393	12,592
Other income	2,058	1,073	1,348	4,479
Total income	10,992	4,338	1,741	17,071
Operating expenses	(7,779)	(2,375)	(1,773)	(11,927)
Impairment (charge) credit	(457)	(2)	3	(456)
Profit (loss) before tax	2,756	1,961	(29)	4,688

External income	13,269	5,606	(1,804)	17,071
Inter-segment (expense) income	(2,277)	(1,268)	3,545	–
Total income	10,992	4,338	1,741	17,071

External assets	386,199	82,731	142,283	611,213
External liabilities	324,727	135,396	111,343	571,466

Analysis of other income:
Net fee and commission income	271	794	(127)	938
Operating lease rental income	1,672	9	–	1,681
Gains less losses on disposal of financial assets at fair value through other comprehensive income	–	–	(157)	(157)
Other income	115	270	1,632	2,017
Other income	2,058	1,073	1,348	4,479

Other items reflected in income statement above:
Depreciation and amortisation	2,303	337	731	3,371
Defined benefit scheme charge	–	–	(11)	(11)
Non-income statement items:
Additions to fixed assets	3,485	99	1,355	4,939

91	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 4: Segmental analysis continued

Year ended 31 December 2023	Retail £m	Commercial Banking £m	Other £m	Group £m
Net interest income	9,651	3,675	383	13,709
Other income	2,157	1,054	1,447	4,658
Total income	11,808	4,729	1,830	18,367
Operating expenses	(7,031)	(2,278)	(1,659)	(10,968)
Impairment (charge) credit	(831)	483	5	(343)
Profit before tax	3,946	2,934	176	7,056

External income	12,805	5,788	(226)	18,367
Inter-segment (expense) income	(997)	(1,059)	2,056	–
Total income	11,808	4,729	1,830	18,367

External assets	376,589	90,301	138,515	605,405
External liabilities	313,232	138,835	112,907	564,974

Analysis of other income:
Net fee and commission income	618	822	(88)	1,352
Operating lease rental income	1,373	10	–	1,383
Gains less losses on disposal of financial assets at fair value through other comprehensive income	–	–	(140)	(140)
Other income	166	222	1,675	2,063
Other income	2,157	1,054	1,447	4,658

Other items reflected in income statement above:
Depreciation and amortisation	1,927	408	516	2,851
Defined benefit scheme charge	–	–	(79)	(79)
Non-income statement items:
Additions to fixed assets	3,294	86	1,583	4,963

92	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 4: Segmental analysis continued

Year ended 31 December 2022	Retail £m	Commercial Banking £m	Other £m	Group £m
Net interest income	9,746	3,227	132	13,105
Other income	1,684	947	1,009	3,640
Total income	11,430	4,174	1,141	16,745
Operating expenses	(5,696)	(2,207)	(1,296)	(9,199)
Impairment (charge) credit	(1,373)	(471)	392	(1,452)
Profit before tax	4,361	1,496	237	6,094

External income	11,996	3,375	1,374	16,745
Inter-segment (expense) income	(566)	799	(233)	–
Total income	11,430	4,174	1,141	16,745

External assets	372,585	89,536	154,807	616,928
External liabilities	314,051	140,923	122,895	577,869

Analysis of other income:
Net fee and commission income	555	822	(126)	1,251
Operating lease rental income	1,065	12	–	1,077
Gains less losses on disposal of financial assets at fair value through other comprehensive income	–	–	(76)	(76)
Other income	64	113	1,211	1,388
Other income	1,684	947	1,009	3,640

Other items reflected in income statement above:
Depreciation and amortisation	1,216	195	937	2,348
Defined benefit scheme charge	72	28	25	125
Non-income statement items:
Additions to fixed assets	2,146	94	1,464	3,704
Geographical areas
The Group’s operations are predominantly UK-based and as a result an analysis between UK and non-UK activities is not provided.
Note 5: Net interest income

	2024 £m	2023 £m	2022 £m
Interest income:
Loans and advances to banks	2,439	3,096	846
Loans and advances to customers	21,712	18,992	13,789
Reverse repurchase agreements	2,441	1,866	835
Debt securities	737	495	145
Financial assets held at amortised cost	27,329	24,449	15,615
Financial assets at fair value through other comprehensive income	1,057	851	947
Total interest income[1]	28,386	25,300	16,562
Interest expense:
Deposits from banks	(121)	(131)	(78)
Customer deposits	(9,009)	(6,045)	(1,083)
Repurchase agreements	(2,390)	(2,397)	(827)
Debt securities in issue at amortised cost[2]	(3,814)	(2,595)	(1,075)
Lease liabilities	(30)	(28)	(27)
Subordinated liabilities	(430)	(395)	(367)
Total interest expense	(15,794)	(11,591)	(3,457)
Net interest income	12,592	13,709	13,105
1Includes £1,089 million (2023: £885 million; 2022: £711 million) in respect of finance lease receivables.
2The impact of the Group’s hedging arrangements is included on this line.
Net interest income also includes a debit of £2,297 million (2023: debit of £1,517 million; 2022: credit of £1 million) transferred from the cash flow hedging reserve (see note 29).

93	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 6: Net fee and commission income

Year ended 31 December 2024	Retail £m	Commercial Banking £m	Other £m	Total £m
Fee and commission income:
Current accounts	423	217	–	640
Credit and debit card fees	829	453	–	1,282
Commercial banking fees	–	195	–	195
Factoring	–	69	–	69
Other fees and commissions	74	144	12	230
Total fee and commission income	1,326	1,078	12	2,416
Fee and commission expense	(1,055)	(284)	(139)	(1,478)
Net fee and commission income	271	794	(127)	938

Year ended 31 December 2023	Retail £m	Commercial Banking £m	Other £m	Total £m
Fee and commission income:
Current accounts	406	214	–	620
Credit and debit card fees	800	459	–	1,259
Commercial banking fees	–	191	–	191
Factoring	–	75	–	75
Other fees and commissions	85	171	55	311
Total fee and commission income	1,291	1,110	55	2,456
Fee and commission expense	(673)	(288)	(143)	(1,104)
Net fee and commission income	618	822	(88)	1,352

Year ended 31 December 2022	Retail £m	Commercial Banking £m	Other £m	Total £m
Fee and commission income:
Current accounts	420	222	–	642
Credit and debit card fees	734	456	–	1,190
Commercial banking fees	–	196	–	196
Factoring	–	79	–	79
Other fees and commissions	66	149	30	245
Total fee and commission income	1,220	1,102	30	2,352
Fee and commission expense	(665)	(280)	(156)	(1,101)
Net fee and commission income	555	822	(126)	1,251
Fees and commissions which are an integral part of the effective interest rate form part of net interest income shown in note 5. Fees and commissions relating to instruments that are held at fair value through profit or loss are included within net trading income shown in note 7.
In determining the disaggregation of fees and commissions the Group has considered how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors, including those that are impacted by climate-related factors. It has determined that the above disaggregation by product type provides useful information that does not aggregate items that have substantially different characteristics.
At 31 December 2024, the Group held on its balance sheet £105 million (31 December 2023: £100 million) in respect of services provided to customers and £69 million (31 December 2023: £62 million) in respect of amounts received from customers for services to be provided after the balance sheet date. Current unsatisfied performance obligations amount to £189 million (31 December 2023: £165 million); the Group expects to receive substantially all of this revenue by the end of 2026.
Income recognised during the year included £27 million (2023: £30 million) in respect of amounts included in the contract liability balance at the start of the year and £nil (2023: £nil) in respect of amounts from performance obligations satisfied in previous years.
The most significant performance obligations undertaken by the Group are in respect of current accounts, the provision of other banking services for commercial customers and credit and debit card services.
In respect of current accounts, the Group receives fees for the provision of bank account and transaction services such as ATM services, fund transfers, overdraft facilities and other value-added offerings.
For commercial customers, alongside its provision of current accounts, the Group provides other corporate banking services including factoring and commitments to provide loan financing. Loan commitment fees are included in fees and commissions where the loan is not expected to be drawn down by the customer.
The Group receives interchange and merchant fees, together with fees for overseas use and cash advances, for provision of card services to cardholders and merchants.

94	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 7: Net trading income

	2024 £m	2023 £m	2022 £m
Net gains (losses) on financial assets and liabilities at fair value through profit or loss:
Net gains (losses) on financial instruments held for trading[1]	416	295	(24)
Net gains on other financial instruments mandatorily held at fair value through profit or loss	83	64	10
Net losses on financial liabilities designated at fair value through profit or loss	(335)	(342)	(153)
	164	17	(167)
Foreign exchange and other	433	367	347
Net trading income	597	384	180
1Includes hedge ineffectiveness in respect of fair value hedges (2024: loss of £78 million; 2023: loss of £264 million; 2022: loss of £21 million) and cash flow hedges (2024: loss of
£56 million; 2023: gain of £17 million; 2022: loss of £6 million).
Note 8: Other operating income

	2024 £m	2023 £m	2022 £m
Operating lease rental income	1,681	1,383	1,077
Net losses on disposal of financial assets at fair value through other comprehensive income (note 29)	(157)	(140)	(76)
Gain on disposal of business[1]	–	191	–
Intercompany recharges and other	1,420	1,488	1,208
Total other operating income	2,944	2,922	2,209
1On 1 November 2023 the Group sold Halifax Share Dealing Limited to a fellow Lloyds Banking Group undertaking.
Note 9: Operating expenses

	2024 £m	2023 £m	2022 £m
Staff costs:
Salaries and social security costs[1]	3,563	3,389	3,081
Pensions and other retirement benefit schemes (note 11)	504	335	439
Restructuring and other staff costs	378	538	333
	4,445	4,262	3,853
Premises and equipment costs[2]	407	411	292
Depreciation and amortisation[3]	3,371	2,851	2,348
Regulatory and legal provisions (note 26)	880	661	225
Other	2,824	2,783	2,481
Total operating expenses	11,927	10,968	9,199
1Including social security costs of £405 million (2023: £347 million; 2022: 322 million).Also includes amounts related to the Group’s share-based payment schemes (see note 10).
2Net of profits on disposal of operating lease assets of £59 million (2023: £93 million; 2022: £197 million).
3Comprising depreciation in respect of premises £94 million (2023: £107 million; 2022: £112 million), equipment £397 million (2023: £385 million; 2022: £558 million), operating lease assets £1,411 million (2023: £1,070 million; 2022: £570 million) and right-of-use assets £192 million (2023: £203 million; 2022: £213 million).
Average headcount
The average number of persons on a headcount basis employed by the Group during the year was as follows:

	2024	2023	2022
UK	63,777	64,844	62,062
Overseas	1,658	555	487
Total	65,435	65,399	62,549
Note 10: Share-based payments
During the year ended 31 December 2024 Lloyds Banking Group plc operated a number of share-based payment schemes for which employees of the Lloyds Bank Group were eligible and all of which are mainly equity settled. Details of all schemes operated by Lloyds Banking Group are set out below; these are managed and operated on a Lloyds Banking Group-wide basis. The amount charged to the Group’s income statement in respect of Lloyds Banking Group share-based payment schemes, and which is included within staff costs (note 9), was £259 million (2023:
£302 million; 2022: £351 million).
During the year ended 31 December 2024 the Lloyds Banking Group operated the following share-based payment schemes, all of which are mainly equity settled.

95	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 10: Share-based payments continued
Lloyds Banking Group Performance Share plan
The Lloyds Banking Group operates a Group Performance Share plan that is part equity settled. Bonuses in respect of employee service in 2024 have been recognised in the charge in line with the proportion of the deferral period completed.
Save-As-You-Earn schemes
Eligible employees may enter into contracts through the Save-As-You-Earn (SAYE) schemes to save up to £500 per month and, at the expiry of a fixed term of three years, have the option to use these savings within six months of the expiry of the fixed term to acquire shares in the
Group at a discounted price of no less than 90 per cent of the market price at the start of the invitation period.
Movements in the number of share options outstanding under the SAYE schemes are set out below:

	2024		2023
	Number of options	Weighted average exercise price (pence)	Number of options	Weighted average exercise price (pence)
Outstanding at 1 January	1,311,205,148	31.70	1,256,918,075	31.30
Granted	200,820,157	52.35	287,984,574	38.55
Exercised	(663,187,372)	24.60	(164,709,399)	38.55
Forfeited	(17,375,716)	39.01	(12,862,726)	31.78
Cancelled	(27,852,684)	40.70	(45,807,000)	37.65
Expired	(5,984,747)	35.40	(10,318,376)	38.25
Outstanding at 31 December	797,624,786	42.30	1,311,205,148	31.70
Exercisable at 31 December	955,281	24.25	410,368	39.87
The weighted average share price at the time that the options were exercised during 2024 was £0.47 (2023: £0.48). The weighted average remaining contractual life of options outstanding at the end of the year was 1.85 years (2023: 1.58 years).
The weighted average fair value of SAYE options granted during 2024 was £0.09 (2023: £0.09). The fair values of the SAYE options have been determined using a standard Black-Scholes model.
Other share option plans
Executive Share Plans – buyout and retention awards
Share options may be granted to senior employees under the Lloyds Banking Group Executive Share Plan 2003, Lloyds Banking Group
Executive Group Ownership Share Plan and Deferred Bonus Scheme 2021 specifically to facilitate recruitment (to compensate new recruits for any lost share awards), and also to make grants to key individuals for retention purposes. In some instances, grants may be made subject to individual performance conditions.
Participants are not entitled to any dividends paid during the vesting period.

	2024		2023
	Number of Options	Weighted average exercise price (pence)	Number of Options	Weighted average exercise price (pence)
Outstanding at 1 January	26,131,255	Nil	20,466,471	Nil
Granted	768,170	Nil	15,198,717	Nil
Exercised	(10,815,436)	Nil	(8,739,497)	Nil
Vested	–	Nil	(765,247)	Nil
Forfeited	(488,091)	Nil	(8,216)	Nil
Lapsed	(16,901)	Nil	(20,973)	Nil
Outstanding at 31 December	15,578,997	Nil	26,131,255	Nil
Exercisable at 31 December	988,243	Nil	1,148,770	Nil
The weighted average fair value of options granted in the year was £0.46 (2023: £0.41). The fair values of options granted have been determined using a standard Black-Scholes model. The weighted average share price at the time that the options were exercised during 2024 was £0.53 (2023: £0.46). The weighted average remaining contractual life of options outstanding at the end of the year was 6.2 years (2023:
6.3 years).
Included in the above are awards to the Group Chief Executive.

96	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 10: Share-based payments continued
Charlie Nunn joined the Group on 16 August 2021 as Group Chief Executive. He was granted deferred share awards over 8,301,708 shares to replace unvested awards from his former employer, HSBC, that were forfeited as a result of him joining the Lloyds Banking Group.

	2024 Number of options	2023 Number of options
Outstanding at 1 January	5,337,899	6,585,447
Exercised	(1,368,990)	(1,247,548)
Outstanding at 31 December	3,968,909	5,337,899
Other share plans
Lloyds Banking Group Executive Group Ownership Share Plan
The plan, introduced in 2006, is aimed at delivering shareholder value by linking the receipt of shares to an improvement in the performance of the Lloyds Banking Group over a three-year period. Awards are made within limits set by the rules of the plan, with the limits determining the maximum number of shares that can be awarded equating to three times annual salary. In exceptional circumstances this may increase to four times annual salary.
The Executive Group Ownership awards were replaced by Long Term Share Plan awards in 2021.

	2024 Number of shares	2023 Number of shares
Outstanding at 1 January	39,804,293	202,394,509
Vested	(18,490,246)	(66,555,435)
Forfeited	(33,055)	(96,034,781)
Dividend award	842,202	–
Outstanding at 31 December	22,123,194	39,804,293
Lloyds Banking Group Long Term Share Plan
The plan, approved at the 2020 AGM and introduced in 2021, replaced the Lloyds Banking Executive Group Ownership Share Plan and is
intended to provide alignment to the Group’s aim of delivering sustainable returns to shareholders, supported by its values and behaviours.
The awards in respect of the 2022 grant are due to vest in 2025 at a rate of 100 per cent.

	2024 Number of shares	2023 Number of shares
Outstanding at 1 January	262,409,389	171,947,743
Granted	–	108,551,439
Vested	(53,608,504)	–
Forfeited	(12,921,590)	(18,089,793)
Outstanding at 31 December	195,879,295	262,409,389
The weighted average fair value of awards granted in the year was £nil (2023: £0.42).
Lloyds Banking Group Long Term Incentive Plan
The plan, approved at the 2023 AGM and introduced in 2024, replaced the Long Term Share Plan and is intended to deliver stronger alignment between variable reward outcomes and the creation of shareholder value through the delivery of our strategy and the deepening of our relationships with our customers.
The awards in respect of the 2024 grant are due to vest in 2027. Details in relation to the plan are provided in the directors’ remuneration report.

	2024 Number of shares	2023 Number of shares
Outstanding at 1 January	–	–
Granted	75,063,395	–
Outstanding at 31 December	75,063,395	–
The weighted average fair value of awards granted in the year was £0.30 (2023: £nil).
Executive Share Plans – buyout and retention awards
Share awards in the form of conditional shares may be granted to senior employees under the Lloyds Banking Group Executive Group
Ownership Share Plan and Deferred Bonus Scheme 2021 specifically to facilitate recruitment (to compensate new recruits for any lost share awards), and also to make grants to key individuals for retention purposes. In some instances, grants may be made subject to individual performance conditions.
Participants are not entitled to any dividends paid during the vesting period.

97	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December

	2024	2023
	Number of Shares	Number of Shares
Outstanding at 1 January	–	–
Granted	3,593,397	–
Vested	(728,370)	–
Outstanding at 31 December	2,865,027	–
The weighted average fair value of awards granted in the year was £0.51 (2023: £nil).
Assumptions at 31 December 2024
The fair value calculations at 31 December 2024 for grants made in the year, using Black-Scholes models and Monte Carlo simulation, are based on the following assumptions:

	SAYE	Executive Option Plans	Executive Share Plans	Long Term Share Plan
Weighted average risk-free interest rate	3.58%	4.43%	4.35%	4.07%
Weighted average expected life	3.3 years	1.6 years	1.3 years	4.4 years
Weighted average expected volatility	25%	24%	23%	29%
Weighted average expected dividend yield	6.0%	7.0%	7.0%	7.0%
Weighted average share price	£0.58	£0.52	£0.56	£0.48
Weighted average exercise price	£0.52	Nil	Nil	Nil
Expected volatility is a measure of the amount by which the Lloyds Banking Group’s shares are expected to fluctuate during the life of an option. The expected volatility is estimated based on the historical volatility of the closing daily share price over the most recent period that is commensurate with the expected life of the option. The historical volatility is compared to the implied volatility generated from market traded options in the Lloyds Banking Group’s shares to assess the reasonableness of the historical volatility and adjustments made where appropriate.
Share Incentive Plans
Matching shares
The Lloyds Banking Group undertakes to match shares purchased by employees up to the value of £45 per month; these matching shares are held in trust for a mandatory period of three years on the employee’s behalf, during which period the employee is entitled to any dividends paid on such shares. The award is subject to a non-market based condition: if an employee leaves within this three-year period for other than a
‘good’ reason, all of the matching shares are forfeited. Similarly, if the employees sell their purchased shares within three years, their matching shares are forfeited.
The number of shares awarded relating to matching shares in 2024 was 38,464,042 (2023: 43,945,238), with an average fair value of £0.53
(2023: £0.46), based on market prices at the date of award.
Fixed share awards
Fixed share awards were introduced in 2014 in order to ensure that total fixed remuneration is commensurate with role and to provide a competitive reward package for certain Lloyds Banking Group employees, with an appropriate balance of fixed and variable remuneration, in line with regulatory requirements. The fixed share awards are delivered in Lloyds Banking Group plc shares, and are released over three years with one third being released each year following the year of award. The number of shares purchased in relation to fixed share awards in 2024 was 1,541,751 (2023: 1,790,243) with an average fair value of £0.55 (2023: £0.46) based on market prices at the date of the award.
The fixed share award is not subject to any performance conditions, performance adjustment or clawback. On an employee leaving the Lloyds
Banking Group, there is no change to the timeline for which shares will become unrestricted.
Since the beginning of 2023 the number of recipients of these awards has been reduced to the executive directors only.
Free shares
An award of shares may be made annually to employees up to a maximum of £3,600. The shares awarded are held in trust for a mandatory period of three years on the employee’s behalf, during which period the employee is entitled to any dividends paid on such shares. The award is subject to a non-market based condition. If an employee leaves the Group within this three-year period for other than a ‘good’ reason, all of the shares awarded will be forfeited.
There have not been any awards made since 2021.

98	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 11: Retirement benefit obligations
Critical accounting judgements and key sources of estimation uncertainty

Key sources of estimation uncertainty:	Discount rate applied to future cash flows
Expected lifetime of the schemes’ members
Expected rate of future inflationary increases
The net asset recognised in the balance sheet at 31 December 2024 in respect of the Group’s defined benefit pension scheme obligations was
£2,945 million, comprising an asset of £3,028 million and a liability of £83 million (2023: a net asset of £3,532 million comprising an asset of
£3,624 million and a liability of £92 million). The Group’s accounting policy for its defined benefit pension scheme obligations is set out in note
2(K).
Income statement and balance sheet sensitivities to changes in the key sources of estimation uncertainty and other actuarial assumptions are provided in part (v).

	2024 £m	2023 £m	2022 £m
(Credit) charge to the income statement
Defined benefit pension schemes	(13)	(80)	123
Other retirement benefit schemes	2	1	2
Total defined benefit schemes	(11)	(79)	125
Defined contribution pension schemes	515	414	314
Total charge to the income statement (note 9)	504	335	439

	2024 £m	2023 £m
Amounts recognised in the balance sheet
Retirement benefit assets	3,028	3,624
Retirement benefit obligations	(122)	(136)
Total amounts recognised in the balance sheet	2,906	3,488
The total amounts recognised in the balance sheet relate to:

	2024 £m	2023 £m
Defined benefit pension schemes	2,945	3,532
Other retirement benefit schemes	(39)	(44)
Total amounts recognised in the balance sheet	2,906	3,488

99	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 11: Retirement benefit obligations continued
Pension schemes
Defined benefit schemes
(i)Characteristics of and risks associated with the Group’s schemes
The Group has established a number of defined benefit pension schemes in the UK and overseas, both funded and unfunded. All significant schemes are funded and based in the UK, with the three most significant being the main sections of the Lloyds Bank Pension Scheme No. 1, the
Lloyds Bank Pension Scheme No. 2 and the HBOS Final Salary Pension Scheme. At 31 December 2024, these schemes represented 94 per cent of the Group’s total gross defined benefit pension assets (2023: 94 per cent). These schemes provide retirement benefits calculated as a proportion of final pensionable salary depending upon the length of pensionable service.
All of the UK funded schemes are operated as separate legal entities under trust law, are in compliance with the Pensions Act 2004 and are managed by a Trustee Board (the Trustee) whose role is to ensure that the schemes are administered in accordance with the scheme rules and relevant legislation, and to safeguard the assets in the best interests of all members and beneficiaries.
A valuation to determine the funding status of each scheme is carried out at least every three years, whereby scheme assets are measured at market value and liabilities (technical provisions) are measured using prudent assumptions. If a deficit is identified a recovery plan is agreed between the employer and the scheme Trustee and sent to the Pensions Regulator for review. The Group does not provide for these deficit contributions as the future economic benefits arising from these contributions are expected to be available to the Group. The Group’s overseas defined benefit pension schemes are subject to local regulatory arrangements.
The 31 December 2022 triennial valuation for the main defined benefit schemes was completed in 2023, and following the contributions paid in
2023, there will be no further deficit contributions for this triennial period (to 31 December 2025).
The Group pays regular contributions to meet benefits accruing over the year, and to cover the expenses of running the schemes. The Group expects to pay contributions of at least £0.1 billion to its defined benefit schemes in 2025.
The Group provides additional security arrangements to a number of the UK schemes for the Group’s obligations to the schemes.
At 31 December 2024 the security arrangements held assets of £4.1 billion. The security arrangements are fully consolidated in the
Group’s balance sheet.
The last funding valuations of other Group schemes were carried out on a number of different dates. In order to report the position under
IAS 19 as at 31 December 2024, the most recent valuation results for all schemes have been updated by qualified independent actuaries. The funding valuations use a more prudent approach to setting the discount rate and more conservative longevity and inflation assumptions than the IAS 19 valuations.
In June 2023, the High Court handed down a decision (Virgin Media Limited v NTL Pension Trustees II Limited and others) which potentially has implications for the validity of amendments made by pension schemes, which were contracted-out on a salary-related basis between 6 April
1997 and the abolition of contracting-out in 2016. The High Court ruled that any amendments made to these pension schemes during the relevant period would be void unless the scheme actuary had confirmed that the pension scheme would continue to satisfy the statutory standard for contracted-out schemes. On 25 July 2024, the Court of Appeal upheld the original decision. The Group is carrying out a review of scheme amendments to decide whether any subsequent actions or amendments to IAS 19 liabilities are required. The Group has not made any allowance for the possible impact of the ruling as it is currently unclear whether any additional liabilities might arise, and if they were to arise, how they would be reliably measured. The Group will continue to monitor developments.
(ii)Amounts in the financial statements

	2024 £m	2023 £m
Amount included in the balance sheet
Present value of funded obligations	(27,118)	(30,201)
Fair value of scheme assets	30,063	33,733
Net amount recognised in the balance sheet	2,945	3,532

	2024 £m	2023 £m
Net amount recognised in the balance sheet
At 1 January	3,532	3,732
Net defined benefit pension credit	13	80
Actuarial gains (losses) on defined benefit obligation	2,940	(1,304)
Return on plan assets	(3,712)	(318)
Employer contributions	172	1,342
At 31 December	2,945	3,532

100	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 11: Retirement benefit obligations continued

	2024 £m	2023 £m
Movements in the defined benefit obligation
At 1 January	(30,201)	(28,965)
Current service cost	(85)	(88)
Interest expense	(1,385)	(1,394)
Remeasurements:
Actuarial gains – demographic assumptions	109	153
Actuarial gains (losses) – experience	94	(1,067)
Actuarial gains (losses) – financial assumptions	2,737	(390)
Benefits paid	1,638	1,544
Past service cost	(35)	(5)
Settlements	1	–
Exchange and other adjustments	9	11
At 31 December	(27,118)	(30,201)

	2024 £m	2023 £m
Analysis of the defined benefit obligation
Active members	(2,463)	(2,955)
Deferred members	(7,080)	(8,438)
Dependants	(1,429)	(1,572)
Pensioners	(16,146)	(17,236)
At 31 December	(27,118)	(30,201)

	2024 £m	2023 £m
Changes in the fair value of scheme assets
At 1 January	33,733	32,697
Return on plan assets excluding amounts included in interest income	(3,712)	(318)
Interest income	1,551	1,602
Employer contributions	172	1,342
Benefits paid	(1,638)	(1,544)
Settlements	(1)	–
Administrative costs paid	(33)	(35)
Exchange and other adjustments	(9)	(11)
At 31 December	30,063	33,733
The (credit) expense recognised in the income statement for the year ended 31 December comprises:

	2024 £m	2023 £m	2022 £m
Current service cost	85	88	180
Net interest amount	(166)	(208)	(95)
Past service cost – plan amendments	35	5	4
Plan administration costs incurred during the year	33	35	34
Total defined benefit pension (credit) expense	(13)	(80)	123

101	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 11: Retirement benefit obligations continued
(iii)Composition of scheme assets

	2024			2023
	Quoted £m	Unquoted £m	Total £m	Quoted £m	Unquoted £m	Total £m
Debt instruments[1]:
Fixed interest government bonds	6,985	–	6,985	5,657	–	5,657
Index-linked government bonds	15,550	–	15,550	16,105	–	16,105
Corporate and other debt securities	7,396	–	7,396	7,305	–	7,305
Asset-backed securities	–	–	–	4	–	4
	29,931	–	29,931	29,071	–	29,071
Pooled investment vehicles	686	7,342	8,028	613	8,361	8,974
Property	–	130	130	–	97	97
Equity instruments	23	66	89	23	62	85
Money market instruments, cash, derivatives and other assets and liabilities	55	(8,170)	(8,115)	466	(4,960)	(4,494)
At 31 December	30,695	(632)	30,063	30,173	3,560	33,733
1Of the total debt instruments, £27,551 million (2023: £26,777 million) were investment grade (credit ratings equal to or better than ‘BBB’).
The assets of all of the funded plans are held independently of the Group’s assets in separate trustee-administered funds.
The pension schemes’ pooled investment vehicles comprise:

	2024 £m	2023 £m
Alternative credit funds	1,793	1,962
Bond and debt funds	449	571
Equity funds	1,553	1,674
Hedge and mutual funds	709	808
Infrastructure funds	1,059	1,147
Liquidity funds	1,449	1,585
Property funds	992	1,227
Other	24	–
At 31 December	8,028	8,974
The Trustee’s approach to investment is focused on acting in the members’ best financial interests, with the integration of ESG (environmental, social and governance) considerations into investment management processes and practices. This policy is reviewed annually (or more frequently as required) and has been shared with the schemes’ investment managers for implementation.
Climate change is one of the risks the schemes manage given its potential financial impact on valuation of assets.
(iv)Assumptions
The principal actuarial and financial assumptions used in valuations of the defined benefit pension schemes were as follows:

	2024%	2023%
Discount rate	5.55	4.70
Rate of inflation:
Retail Price Index (RPI)	2.97	2.96
Consumer Price Index (CPI)	2.52	2.47
Rate of salary increases	0.00	0.00
Weighted-average rate of increase for pensions in payment	2.69	2.73
To determine the RPI assumption a term-dependent inflation curve has been used adjusting for an assumed inflation risk premium. A gap of
100 basis points has been assumed between RPI and CPI from 2025 to 2030; thereafter a 20 basis point gap has been assumed.

	Men		Women
	2024 Years	2023 Years	2024 Years	2023 Years
Life expectancy for average member aged 60, on the valuation date	26.4	26.7	28.5	28.7
Life expectancy for average member aged 60, 15 years after the valuation date	27.3	27.8	29.4	29.8
The mortality assumptions used in the UK scheme valuations are based on standard tables published by the Institute and Faculty of Actuaries which were adjusted in line with the actual experience of the relevant schemes. The Group uses the CMI mortality projections model to project future mortality improvements. In line with actuarial industry recommendations no weight is placed on 2020 and 2021 mortality experience and 15 per cent weight on 2022 and 2023 mortality experience.

102	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 11: Retirement benefit obligations continued
(v)Amount, timing and uncertainty of future cash flows
Risk exposure of the defined benefit schemes
While the Group is not exposed to any unusual, entity-specific or scheme-specific risks in its defined benefit pension schemes, it is exposed to a number of significant risks, detailed below:
Inflation rate risk: The majority of the schemes’ benefit obligations are linked to inflation both in deferment and once in payment. Higher inflation will lead to higher liabilities although this will be materially offset by holdings of inflation-linked gilts and, in most cases, caps on the level of inflationary increases are in place to protect against extreme inflation.
Interest rate risk: The defined benefit obligation is determined using a discount rate derived from yields on AA-rated corporate bonds. A decrease in corporate bond yields will increase plan liabilities although this will be materially offset by an increase in the value of bond holdings and through the use of derivatives.
Longevity risk: The majority of the schemes’ obligations are to provide benefits for the life of the members so increases in life expectancy will result in an increase in the schemes’ liabilities.
Investment risk: Scheme assets are invested in a diversified portfolio of debt securities, equities and other return-seeking assets. If the assets underperform the discount rate used to calculate the defined benefit obligation, it will reduce the surplus or increase the deficit. Volatility in asset values and the discount rate will lead to volatility in the net pension asset on the Group’s balance sheet and in other comprehensive income. To a lesser extent this will also lead to volatility in the pension expense in the Group’s income statement.
In addition, the schemes themselves are exposed to liquidity risk with the need to ensure that liquid assets held are sufficient to meet benefit payments as they fall due and there is sufficient collateral available to support their hedging activity.
The ultimate cost of the defined benefit obligations to the Group will depend upon actual future events rather than the assumptions made.
The assumptions made are unlikely to be borne out in practice and as such the cost may be higher or lower than expected.
Sensitivity analysis
The effect of reasonably possible changes in key assumptions on the Group’s income statement and on the net defined benefit pension scheme asset from the change in value of scheme liabilities is set out below. The sensitivities provided assume that all other assumptions and the value of the schemes’ assets remain unchanged. The calculations are approximate in nature and full detailed calculations could lead to a different result. It is unlikely that isolated changes to individual assumptions will be experienced in practice. Due to the correlation of assumptions, aggregating the effects of these isolated changes may not be a reasonable estimate of the actual effect of simultaneous changes in multiple assumptions.

	Effect of reasonably possible alternative assumptions
	Increase (decrease) in the income statement charge		(Increase) decrease in the net defined benefit pension scheme surplus
	2024 £m	2023 £m	2024 £m	2023 £m
Inflation (including pension increases)[1]:
Increase of 0.25 per cent	28		484
Decrease of 0.25 per cent	(27)		(467)
Increase of 0.1 per cent		11		224
Decrease of 0.1 per cent		(12)		(235)
Discount rate[2]:
Increase of 0.25 per cent	(51)		(718)
Decrease of 0.25 per cent	49		757
Increase of 0.1 per cent		(22)		(355)
Decrease of 0.1 per cent		21		363
Expected life expectancy of members:
Increase of one year	46	45	806	927
Decrease of one year	(47)	(46)	(830)	(946)
1At 31 December 2024, the assumed rate of RPI inflation is 2.97 per cent and CPI inflation 2.52 per cent (2023: RPI 2.96 per cent and CPI 2.47 per cent).
2At 31 December 2024, the assumed discount rate is 5.55 per cent (2023: 4.70 per cent).
Sensitivity analysis method and assumptions
The sensitivity analysis above reflects the impact on the liabilities of the Group’s three most significant schemes which account for over 90 per cent of the Group’s defined benefit obligations. While differences in the underlying liability profiles for the remainder of the Group’s pension arrangements mean that they may exhibit slightly different sensitivities to variations in these assumptions, the sensitivities provided above are indicative of the impact across the Group as a whole.
The inflation assumption sensitivity applies to the assumed rate of increase in both the Consumer Price Index (CPI) and the Retail Price Index
(RPI), and includes the impact on the rate of increases to pensions, both before and after retirement. These pension increases are linked to inflation (either CPI or RPI) subject to certain minimum and maximum limits.
The sensitivity analysis (including the inflation sensitivity) does not include the impact of any change in the rate of salary increases as pensionable salaries have been frozen since 2 April 2014.
The life expectancy assumption has been applied by allowing for an increase/decrease in life expectation from age 60 of one year, based upon the approximate weighted average age for each scheme. While this is an approximate approach and will not give the same result as a one year increase in life expectancy at every age, it provides an appropriate indication of the potential impact on the schemes from changes in life expectancy.
There was no change in the methods and assumptions used in preparing the sensitivity analysis from the prior year.

103	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 11: Retirement benefit obligations continued
Asset-liability matching strategies
The main schemes’ assets are invested in a diversified portfolio which are independently determined by the responsible governance body for each scheme and in consultation with the employer.
A significant goal of the asset strategies adopted by the schemes is to reduce volatility caused by changes in market expectations of interest rates and inflation. In the main schemes this is achieved by investing in liability-driven investment (LDI) strategies. The assets in these LDI strategies represented c.47 per cent of scheme assets at 31 December 2024.
The LDI strategies are actively managed to reflect both changing market conditions and changes to the liability profile. At 31 December 2024 the asset-liability matching strategy mitigated c.116 per cent of the liability sensitivity to interest rate movements and c.131 per cent of the liability sensitivity to inflation movements. In addition, a small amount of interest rate sensitivity arises through holdings of corporate and other debt securities. The higher level of hedging provides greater protection to the funding position of the schemes.
The main schemes hold a number of longevity insurance contracts, hedging c.30 per cent of their longevity risk exposure at 31 December 2024.
These arrangements form part of the schemes’ investment portfolio and provide income to the schemes in the event that pensions are paid out for longer than expected. As of 1 January 2025 an additional longevity insurance arrangement was entered into, taking the total the main schemes have now hedged to c.35 per cent of their longevity risk exposure.
At 31 December 2024 the value of scheme assets included longevity swaps valued at £(175) million (after allowing for the impact of the revisions to the base mortality assumptions).
Maturity profile of defined benefit obligation
The following table provides information on the weighted average duration of the defined benefit pension obligation and the distribution and timing of benefit payments:

	2024 Years	2023 Years
Duration of the defined benefit obligation	12	13
Maturity analysis of benefits expected to be paid:

	2024 £m	2023 £m
Within 12 months	1,800	1,697
Between 1 and 2 years	1,595	1,513
Between 2 and 5 years	5,134	4,886
Between 5 and 10 years	9,318	9,159
Between 10 and 15 years	9,150	9,176
Between 15 and 25 years	16,316	16,882
Between 25 and 35 years	11,294	12,343
Between 35 and 45 years	5,171	6,121
In more than 45 years	1,201	1,595
Maturity analysis method and assumptions
The projected benefit payments are based on the assumptions underlying the assessment of the obligations, including allowance for expected future inflation. They are shown in their undiscounted form and therefore appear large relative to the discounted assessment of the defined benefit obligations recognised in the Group’s balance sheet. They are in respect of benefits that have been accrued prior to the respective year end date only and make no allowance for any benefits that may have been accrued subsequently.
Defined contribution schemes
The Group operates a number of defined contribution pension schemes in the UK and overseas, principally Your Tomorrow and the defined contribution sections of the Lloyds Bank Pension Scheme No. 1.
During the year ended 31 December 2024 the charge to the income statement in respect of defined contribution schemes was £515 million
(2023: £414 million; 2022: £314 million), representing the contributions payable by the employer in accordance with each scheme’s rules.
Other retirement benefit schemes
The Group operates a number of schemes which provide post-retirement healthcare benefits to certain employees, retired employees and their dependants. The principal scheme relates to former Lloyds Bank staff and under this scheme the Group has undertaken to meet the cost of post-retirement healthcare for all eligible former employees (and their dependants) who retired prior to 1 January 1996. The Group has entered into an insurance contract to provide these benefits and a provision has been made for the estimated cost of future insurance premiums payable.
For the principal post-retirement healthcare scheme, the latest actuarial valuation of the liability was carried out at 31 December 2024 by qualified independent actuaries. The principal assumptions used were as set out above in section (iv), except that the rate of increase in healthcare premiums has been assumed at 10.00 per cent (2023: 10.00 per cent).
Movements in the other retirement benefits obligation:

	2024 £m	2023 £m
At 1 January	(44)	(35)
Actuarial gains (losses)	4	(11)
Insurance premiums paid	3	3
Charge for the year	(2)	(1)
At 31 December	(39)	(44)

104	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 12: Auditors’ remuneration
Fees payable to the Bank’s auditors are included within other operating expenses and are as follows:

	2024 £m	2023 £m	2022 £m
Fees payable for the:
– audit of the Bank’s current year Annual report	5.2	5.1	4.9
– audits of the Bank’s subsidiaries	12.4	12.2	10.8
– total audit fees in respect of the statutory audit of Group entities[1]	17.6	17.3	15.7
– services normally provided in connection with statutory and regulatory filings or engagements	0.5	0.3	0.8
Total audit fees[2]	18.1	17.6	16.5
Other audit-related fees[2]	0.2	0.1	0.4
All other fees[2]	0.2	0.1	0.2
Total non-audit services[3]	0.4	0.2	0.6
Total fees payable to the Bank’s auditors by the Group	18.5	17.8	17.1
1As defined by the Financial Reporting Council (FRC).
2As defined by the Securities and Exchange Commission (SEC).
3As defined by the SEC. Total non-audit services as defined by the FRC include all fees other than audit fees in respect of the statutory audit of Group entities. These fees totalled
£0.9 million in 2024 (2023: £0.5 million; 2022: £1.4 million).
The following types of services are included in the categories listed above:
Audit fees: This category includes fees in respect of the audit of the Group’s annual financial statements and other services in connection with regulatory filings. Other services supplied pursuant to legislation relate primarily to costs incurred in connection with client asset assurance and with the Sarbanes-Oxley Act requirements associated with the audit of the financial statements of Lloyds Banking Group filed on its Form 20-
F.
Other audit-related fees: This category includes fees in respect of services for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements, for example acting as reporting accountants in respect of debt prospectuses required by the Listing Rules.
All other fees: This category includes other assurance services not related to the performance of the audit or review of the financial statements, for example, the review of controls operated by the Group on behalf of a third party. The auditors are not engaged to provide tax services.
It is the Group’s policy to use the auditors only on assignments in cases where their knowledge of the Group means that it is neither efficient nor cost effective to employ another firm of accountants.
Lloyds Banking Group has procedures that are designed to ensure auditor independence for Lloyds Banking Group plc and all of its subsidiaries, including prohibiting certain non-audit services. All audit and non-audit assignments must be pre-approved by the Lloyds Banking Group Audit
Committee (the Audit Committee) on an individual engagement basis; for certain types of non-audit engagements where the fee is ‘de minimis’
the Audit Committee has pre-approved all assignments subject to confirmation by management. On a quarterly basis, the Audit Committee receives and reviews a report detailing all pre-approved services and amounts paid to the auditors for such pre-approved services.
During the year, the auditors also earned fees payable by entities outside the consolidated Lloyds Bank Group in respect of the following:

	2024 £m	2023 £m	2022 £m
Audits of Group pension schemes	0.4	0.4	0.3

105	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 13: Impairment

Year ended 31 December 2024	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
In respect of:
Loans and advances to banks	(5)	–	–	–	(5)
Loans and advances to customers	(139)	(286)	946	(5)	516
Debt securities	(4)	–	–	–	(4)
Financial assets at amortised cost	(148)	(286)	946	(5)	507
Financial assets at fair value through other comprehensive income	(3)	–	–	–	(3)
Loan commitments and financial guarantees	(14)	(34)	–	–	(48)
Total impairment (credit) charge	(165)	(320)	946	(5)	456

Year ended 31 December 2023	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
In respect of:
Loans and advances to banks	(3)	–	–	–	(3)
Loans and advances to customers	269	(270)	412	(73)	338
Debt securities	–	–	–	–	–
Financial assets at amortised cost	266	(270)	412	(73)	335
Financial assets at fair value through other comprehensive income	(2)	–	–	–	(2)
Loan commitments and financial guarantees	31	(19)	(2)	–	10
Total impairment charge (credit)	295	(289)	410	(73)	343

Year ended 31 December 2022	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
In respect of:
Loans and advances to banks	9	–	–	–	9
Loans and advances to customers	(232)	679	882	(9)	1,320
Debt securities	6	–	–	–	6
Financial assets at amortised cost	(217)	679	882	(9)	1,335
Financial assets at fair value through other comprehensive income	6	–	–	–	6
Loan commitments and financial guarantees	20	92	(1)	–	111
Total impairment (credit) charge	(191)	771	881	(9)	1,452
The impairment charge includes a charge of £24 million (2023: £73 million charge; 2022: no charge ) in respect of residual value impairment and voluntary terminations within the Group’s UK motor finance business.

106	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 14: Tax
Analysis of tax expense for the year

	2024 £m	2023 £m	2022 £m
UK corporation tax:
Current tax on profit for the year	(1,181)	(1,307)	(1,050)
Adjustments in respect of prior years	(2)	87	110
	(1,183)	(1,220)	(940)
Foreign tax:
Current tax on profit for the year	(41)	(44)	(20)
Adjustments in respect of prior years	2	2	(12)
	(39)	(42)	(32)
Current tax expense	(1,222)	(1,262)	(972)
Deferred tax:
Current year	(41)	(559)	(498)
Adjustments in respect of prior years	61	(28)	170
Deferred tax credit (expense)	20	(587)	(328)
Tax expense	(1,202)	(1,849)	(1,300)
Factors affecting the tax expense for the year
The UK corporation tax rate for the year was 25.0 per cent (2023: 23.5 per cent; 2022: 19.0 per cent). The increase in applicable tax rate from
2023 relates to the change in statutory tax rate effective from 1 April 2023. An explanation of the relationship between tax expense and accounting profit is set out below.

	2024 £m	2023 £m	2022 £m
Profit before tax	4,688	7,056	6,094
UK corporation tax thereon	(1,172)	(1,658)	(1,158)
Impact of surcharge on banking profits	(145)	(290)	(340)
Non-deductible costs: conduct charges	(27)	(30)	(5)
Non-deductible costs: bank levy	(32)	(31)	(25)
Other non-deductible costs	(32)	(53)	(58)
Non-taxable income	52	14	48
Tax relief on coupons on other equity instruments	91	78	46
Tax-exempt gains on disposals	5	71	–
Remeasurement of deferred tax due to rate changes	–	(8)	(21)
Differences in overseas tax rates	(3)	(3)	(55)
Adjustments in respect of prior years	61	61	268
Tax expense	(1,202)	(1,849)	(1,300)
On 11 July 2023, the Government enacted its legislation implementing the G20-OECD Inclusive Framework Pillar 2 rules in the UK, including a
Qualified Domestic Minimum Top-Up Tax rule. This legislation seeks to ensure that UK-headquartered multinational enterprises pay a minimum tax rate of 15 per cent on UK and overseas profits arising after 31 December 2023. No provision for Pillar 2 current tax is included in tax expense for the period because Lloyds Banking Group plc, the Group’s ultimate parent entity, will bear the cost of any Pillar 2 income taxes payable in respect of 2024 on behalf of its subsidiaries.
Deferred tax
The Group’s deferred tax assets and liabilities are as follows:

Statutory position	2024 £m	2023 £m	Tax disclosure	2024 £m	2023 £m
Deferred tax assets	4,785	4,636	Deferred tax assets	6,599	6,863
Deferred tax liabilities	(125)	(157)	Deferred tax liabilities	(1,939)	(2,384)
Net deferred tax asset at 31 December	4,660	4,479	Net deferred tax asset at 31 December	4,660	4,479
The statutory position reflects the deferred tax assets and liabilities as disclosed in the consolidated balance sheet and takes into account the ability of the Group to net assets and liabilities where there is a legally enforceable right of offset. The tax disclosure of deferred tax assets and liabilities ties to the amounts outlined in the tables below which splits the deferred tax assets and liabilities by type, before such netting.

107	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 14: Tax continued
Movements in deferred tax assets and liabilities (before taking into consideration the offsetting of balances within the same taxing jurisdiction)
can be summarised as follows:

Deferred tax assets	Tax losses £m	Property, plant and equipment £m	Provisions £m	Share-based payments £m	Asset revaluations[1] £m	Pension liabilities £m	Derivatives £m	Other temporary differences £m	Total £m
At 1 January 2023	5,014	523	259	14	8	47	2,024	110	7,999
(Charge) credit to the income statement	(267)	(253)	(40)	12	73	–	29	(36)	(482)
Charge to other comprehensive income	–	–		–	(26)	–	(628)	–	(654)
At 31 December 2023	4,747	270	219	26	55	47	1,425	74	6,863
(Charge) credit to the income statement	(132)	(75)	(21)	(1)	45	(8)	(41)	(6)	(239)
(Charge) credit to other comprehensive income	–	–	–	–	(30)	–	5	–	(25)
At 31 December 2024	4,615	195	198	25	70	39	1,389	68	6,599

Deferred tax liabilities			Capitalised software enhancements £m		Acquisition fair value £m	Pension assets £m	Derivatives £m	Other temporary differences £m	Total £m
At 1 January 2023				(158)	(323)	(1,019)	(470)	(380)	(2,350)
Credit (charge) to the income statement				69	35	(5)	(213)	9	(105)
Credit to other comprehensive income				–	–	53	–	66	119
Acquisitions				–	(58)	–	–	–	(58)
Exchange and other adjustments				–	–	–	–	10	10
At 31 December 2023				(89)	(346)	(971)	(683)	(295)	(2,384)
(Charge) credit to the income statement				(31)	123	2	150	15	259
Credit to other comprehensive income				–	–	155	–	22	177
Exchange and other adjustments				–	–	–	–	9	9
At 31 December 2024				(120)	(223)	(814)	(533)	(249)	(1,939)
1Financial assets at fair value through other comprehensive income.
At 31 December 2024 the Group carried deferred tax assets on its balance sheet of £4,785 million (2023: £4,636 million) principally relating to tax losses carried forward.
Estimation of income taxes includes the assessment of recoverability of deferred tax assets. Deferred tax assets are only recognised to the extent that they are considered more likely than not to be recoverable based on existing tax laws and forecasts of future taxable profits against which the underlying tax deductions can be utilised. The Group has recognised a deferred tax asset of £4,615 million (2023: £4,747 million) in respect of trading losses carried forward. Substantially all of these losses have arisen in Bank of Scotland plc and Lloyds Bank plc, and they will be utilised as taxable profits arise in those legal entities in future periods.
The Group’s expectations of future UK taxable profits require management judgement, and take into account the Group’s long-term financial and strategic plans and anticipated future tax-adjusting items. In making this assessment, account is taken of business plans, the Board-
approved operating plan and the expected future economic outlook as set out in the strategic report, as well as the risks associated with future regulatory, climate-related and other change, in order to produce a base case forecast of future UK taxable profits. Under current law there is no expiry date for UK trading losses not yet utilised, and given the forecast of future profitability and the Group’s commitment to the UK market, in management’s judgement it is more likely than not that the value of the losses will be recovered by the Group while still operating as a going concern. Banking tax losses that arose before 1 April 2015 can only be used against 25 per cent of taxable profits arising after 1 April
2016, and they cannot be used to reduce the surcharge on banking profits. These restrictions in utilisation mean that the value of the deferred tax asset in respect of tax losses is only expected to be fully recovered by 2037 (2023: 2036) in the base case forecast. The rate of recovery of the Group’s tax loss asset is not a straight line, being affected by the relative profitability of the different legal entities in future periods, and the relative size of their tax losses carried forward. It is expected in the base case that 85 per cent of the value will be recovered by 2033, when
Bank of Scotland plc will have utilised all of its available tax losses. It is possible that future tax law changes could materially affect the timing of recovery and the value of these losses ultimately realised by the Group.
Deferred tax not recognised
Deferred tax assets of £119 million (2023: £142 million) have not been recognised in respect of £474 million of UK tax losses and other temporary differences which can only be used to offset future capital gains. UK capital losses can be carried forward indefinitely.
No deferred tax has been recognised in respect of foreign trade losses where it is not more likely than not that we will be able to utilise them in future periods. Of the asset not recognised, £48 million (2023: £50 million) relates to losses that will expire if not used within 20 years, and
£4 million (2023: £7 million) relates to losses with no expiry date.

108	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 14: Tax continued
Critical accounting judgements and key sources of estimation uncertainty

Critical judgement:	The Group believes that its interpretation of the tax rules on group relief are correct
The Group has an open matter in relation to a claim for group relief of losses incurred in its former Irish banking subsidiary, which ceased trading on 31 December 2010. In 2020, HMRC concluded its enquiry into the matter and issued a closure notice denying the group relief claim.
The Group appealed to the First Tier Tax Tribunal. The hearing took place in May 2023. In January 2025, the First Tier Tribunal concluded in favour of HMRC. The Group believes it has applied the rules correctly and that the claim for group relief is correct. Having reviewed the
Tribunal’s conclusions and having taken appropriate advice, the Group intends to appeal the decision and does not consider this to be a case where an additional tax liability will ultimately fall due. If the final determination of the matter by the judicial process is that HMRC’s position is correct, management believes that this would result in an increase in current tax liabilities of £850 million (including interest) and a reduction in the Group’s deferred tax asset of approximately £275 million. Following the First Tier Tax Tribunal outcome, the tax will be paid and recognised as a current tax asset, given the Group’s view that the tax liability will not ultimately fall due. It is unlikely that any appeal hearing will be held before 2026, and final conclusion of the judicial process may not be for several years.
There are a number of other open matters on which the Group is in discussions with HMRC (including the tax treatment of certain costs arising from the divestment of TSB Banking Group plc, and the tax treatment of costs relating to HBOS Reading), none of which is expected to have a material impact on the financial position of the Group.

109	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 15: Measurement basis of financial assets and liabilities
The accounting policies in note 2 describe how different classes of financial instruments are measured, and how income and expenses, including fair value gains and losses, are recognised. The following table analyses the carrying amounts of the financial assets and liabilities by category and by balance sheet heading.

	Derivatives designated as hedging instruments £m	Mandatorily held at fair value through profit or loss		Designated at fair value through profit or loss £m	At fair value through other comprehensive income £m	Held at amortised cost £m	Total £m
At 31 December 2024		Held for trading £m	Other £m
Financial assets
Cash and balances at central banks	–	–	–	–	–	42,396	42,396
Financial assets at fair value through profit or loss	–	–	2,321	–	–	–	2,321
Derivative financial instruments	51	4,184	–	–	–	–	4,235
Loans and advances to banks	–	–	–	–	–	6,433	6,433
Loans and advances to customers	–	–	–	–	–	441,907	441,907
Reverse repurchase agreements	–	–	–	–	–	44,143	44,143
Debt securities	–	–	–	–	–	11,854	11,854
Due from fellow Lloyds Banking Group undertakings	–	–	–	–	–	560	560
Financial assets at amortised cost	–	–	–	–	–	504,897	504,897
Financial assets at fair value through other comprehensive income	–	–	–	–	30,344	–	30,344
Other	–	–	–	–	–	172	172
Total financial assets	51	4,184	2,321	–	30,344	547,465	584,365
Financial liabilities
Deposits from banks	–	–	–	–	–	3,144	3,144
Customer deposits	–	–	–	–	–	451,794	451,794
Repurchase agreements at amortised cost	–	–	–	–	–	37,760	37,760
Due to fellow Lloyds Banking Group undertakings	–	–	–	–	–	4,049	4,049
Financial liabilities at fair value through profit or loss	–	–	–	4,630	–	–	4,630
Derivative financial instruments	340	5,447	–	–	–	–	5,787
Notes in circulation	–	–	–	–	–	2,121	2,121
Debt securities in issue at amortised cost	–	–	–	–	–	45,281	45,281
Other	–	–	–	–	–	1,663	1,663
Subordinated liabilities	–	–	–	–	–	7,211	7,211
Total financial liabilities	340	5,447	–	4,630	–	553,023	563,440
Offsetting of financial assets and liabilities

				Related amounts where set off in the balance sheet not permitted[1]			Potential net amounts if offset of related amounts permitted £m
At 31 December 2024	Gross amounts of assets and liabilities £m	Amount offset in the balance sheet[2] £m	Net amounts presented in the balance sheet £m	Cash collateral (received)/ pledged £m	Non-cash collateral (received)/ pledged £m	Master netting and similar agreements £m
Derivative assets	40,288	(36,053)	4,235	(407)	(524)	(2,217)	1,087
Derivative liabilities	(44,261)	38,474	(5,787)	1,742	208	2,217	(1,620)
Net position	(3,973)	2,421	(1,552)	1,335	(316)	–	(533)
Non-trading reverse repurchase agreements	55,165	(11,022)	44,143	256	(44,031)	–	368
Non-trading repurchase agreements	(48,782)	11,022	(37,760)	8	37,427	–	(325)
Net position	6,383	–	6,383	264	(6,604)	–	43
1The Group enters into derivatives and repurchase and reverse repurchase agreements with various counterparties which are governed by industry standard master netting agreements. The Group holds and provides cash and securities collateral in respect of derivative transactions covered by these agreements. The right to set off balances under these master netting agreements or to set off cash and securities collateral only arises in the event of non-payment or default and, as a result, these arrangements do not qualify for offsetting under IAS 32.
2The amounts offset in the balance sheet as shown above meet the criteria for offsetting under IAS 32.
The format of the table above has been updated to give a clearer view of the net exposures of the Group.

110	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 15: Measurement basis of financial assets and liabilities continued

	Derivatives designated as hedging instruments £m	Mandatorily held at fair value through profit or loss		Designated at fair value through profit or loss £m	At fair value through other comprehensive income £m	Held at amortised cost £m	Total £m
At 31 December 2023		Held for trading £m	Other £m
Financial assets
Cash and balances at central banks	–	–	–	–	–	57,909	57,909
Financial assets at fair value through profit or loss	–	–	1,862	–	–	–	1,862
Derivative financial instruments	72	3,093	–	–	–	–	3,165
Loans and advances to banks	–	–	–	–	–	8,810	8,810
Loans and advances to customers	–	–	–	–	–	433,124	433,124
Reverse repurchase agreements	–	–	–	–	–	32,751	32,751
Debt securities	–	–	–	–	–	12,546	12,546
Due from fellow Lloyds Banking Group undertakings	–	–	–	–	–	840	840
Financial assets at amortised cost	–	–	–	–	–	488,071	488,071
Financial assets at fair value through other comprehensive income	–	–	–	–	27,337	–	27,337
Other	–	–	–	–	–	240	240
Total financial assets	72	3,093	1,862	–	27,337	546,220	578,584
Financial liabilities
Deposits from banks	–	–	–	–	–	3,557	3,557
Customer deposits	–	–	–	–	–	441,953	441,953
Repurchase agreements	–	–	–	–	–	37,702	37,702
Due to fellow Lloyds Banking Group undertakings	–	–	–	–	–	2,932	2,932
Financial liabilities at fair value through profit or loss	–	–	–	5,255	–	–	5,255
Derivative financial instruments	427	3,880	–	–	–	–	4,307
Notes in circulation	–	–	–	–	–	1,392	1,392
Debt securities in issue at amortised cost	–	–	–	–	–	52,449	52,449
Other	–	–	–	–	–	1,912	1,912
Subordinated liabilities	–	–	–	–	–	6,935	6,935
Total financial liabilities	427	3,880	–	5,255	–	548,832	558,394
Offsetting of financial assets and liabilities

				Related amounts where set off in the balance sheet not permitted[1]			Potential net amounts if offset of related amounts permitted £m
At 31 December 2023	Gross amounts of assets and liabilities £m	Amount offset in the balance sheet[2] £m	Net amounts presented in the balance sheet £m	Cash collateral received/ pledged £m	Non-cash collateral received/ pledged £m	Master netting and similar agreements £m
Derivative assets	42,629	(39,464)	3,165	(679)	–	(2,213)	273
Derivative liabilities	(46,431)	42,124	(4,307)	1,223	685	2,213	(186)
Net position	(3,802)	2,660	(1,142)	544	685	–	87
Non-trading reverse repurchase agreements	40,387	(7,636)	32,751	58	(32,559)	–	250
Non-trading repurchase agreements	(45,338)	7,636	(37,702)	(60)	37,714	–	(48)
Net position	(4,951)	–	(4,951)	(2)	5,155	–	202
1The Group enters into derivatives and repurchase and reverse repurchase agreements with various counterparties which are governed by industry standard master netting agreements. The Group holds and provides cash and securities collateral in respect of derivative transactions covered by these agreements. The right to set off balances under these master netting agreements or to set off cash and securities collateral only arises in the event of non-payment or default and, as a result, these arrangements do not qualify for offsetting under IAS 32.
2The amounts offset in the balance sheet as shown above meet the criteria for offsetting under IAS 32.
The format of the table above has been updated to give a clearer view of the net exposures of the Group.

111	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities
At 31 December 2024, the carrying value of the Group’s financial instrument assets held at fair value was £36,900 million (2023:
£32,364 million), and its financial instrument liabilities held at fair value was £10,417 million (2023: £9,562 million).
(1)Fair value measurement
Fair value is the price that would be received on sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It is a measure as at a specific date and may be significantly different from the amount which will actually be paid or received on maturity or settlement date.
Wherever possible, fair values have been calculated using unadjusted quoted market prices in active markets for identical instruments to those held by the Group. Where quoted market prices are not available, or are unreliable because of poor liquidity, fair values have been determined using valuation techniques which, to the extent possible, use market observable inputs, but in some cases use non-market observable inputs.
Valuation techniques used include discounted cash flow analysis and pricing models and, where appropriate, comparison to instruments with characteristics similar to those of the instruments held by the Group. The Group measures valuation adjustments for its derivative exposures on the same basis as the derivatives are managed.
The carrying amount of the following financial instruments is a reasonable approximation of fair value: cash and balances at central banks, items in the course of collection from banks, items in course of transmission to banks and notes in circulation.
Because a variety of estimation techniques are employed and significant estimates made, comparisons of fair values between financial institutions may not be meaningful. Readers of these financial statements are thus advised to use caution when using this data to evaluate the
Group’s financial position.
Fair value information is not provided for items that are not financial instruments or for other assets and liabilities which are not carried at fair value in the Group’s consolidated balance sheet. These items include intangible assets, property, plant and equipment, and shareholders’
equity. These items are material and accordingly the Group believes that any fair value information presented would not represent the underlying value of the Group.
Valuation control framework
The key elements of the control framework for the valuation of financial instruments include model validation, product implementation review and independent price verification. These functions are carried out by appropriately skilled risk and finance teams, independent of the business area responsible for the products.
Model validation covers both qualitative and quantitative elements relating to new models. In respect of new products, a product implementation review is conducted pre and post-trading. Pre-trade testing ensures that the new model is integrated into the Group’s systems and that the profit and loss and risk reporting are consistent throughout the trade lifecycle. Post-trade testing examines the explanatory power of the implemented model, actively monitoring model parameters and comparing in-house pricing to external sources. Independent price verification procedures cover financial instruments carried at fair value and are performed at a minimum on a monthly basis. Valuation differences in breach of established thresholds are escalated to senior management. The results from independent pricing and valuation reserves are reviewed monthly by senior management.
Formal committees, consisting of senior risk, finance and business management, meet at least quarterly to discuss and approve valuations in more judgemental areas, in particular for unquoted equities, structured credit, derivatives and the credit valuation adjustment (CVA), funding valuation adjustment (FVA) and other valuation adjustments.
Valuation of financial assets and liabilities
Assets and liabilities carried at fair value or for which fair values are disclosed have been classified into three levels according to the quality and reliability of information used to determine the fair values.
Level 1
Level 1 fair value measurements are those derived from unadjusted quoted prices in active markets for identical assets or liabilities. Products classified as level 1 predominantly comprise listed equity shares and government securities.
Level 2
Level 2 valuations are those where quoted market prices are not available, for example where the instrument is traded in a market that is not considered to be active or valuation techniques are used to determine fair value and where these techniques use inputs that are based significantly on observable market data. Examples of such financial instruments include most over-the-counter derivatives, financial institution issued securities, certificates of deposit and certain asset-backed securities.
Level 3
Level 3 portfolios are those where at least one input which could have a significant effect on the instrument’s valuation is not based on observable market data. Such instruments would include the Group’s unlisted equity investments which are valued using various valuation techniques that require significant management judgement in determining appropriate assumptions, including earnings multiples and estimated future cash flows. Certain of the Group’s asset-backed securities, loans and advances recognised at fair value and derivatives are also classified as level 3.
Transfers in or out of the level 3 portfolio arise when inputs that could have a significant impact on the instrument’s valuation become unobservable or observable, or where an unobservable input becomes significant or insignificant to an instrument’s value.
(2)Financial assets and liabilities carried at fair value
(A)Financial assets (excluding derivatives)
Valuation hierarchy
At 31 December 2024, the Group’s financial assets (excluding derivatives) carried at fair value totalled £32,665 million (2023: £29,199 million).
The table below analyses these financial assets by balance sheet classification, asset type and valuation methodology (level 1, 2 or 3, as described above). The fair value measurement approach is recurring in nature. There were no significant transfers between level 1 and 2 during the year. For amounts included below which are subject to repurchase and reverse repurchase agreements see page 37.

112	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities continued

	Level 1 £m	Level 2 £m	Level 3 £m	Total £m
At 31 December 2024
Financial assets at fair value through profit or loss
Loans and advances to customers	–	1,813	276	2,089
Equity shares	228	–	4	232
Total financial assets at fair value through profit or loss	228	1,813	280	2,321
Financial assets at fair value through other comprehensive income
Debt securities:
Government securities	15,131	115	–	15,246
Asset-backed securities	–	149	48	197
Corporate and other debt securities	1,147	13,754	–	14,901
	16,278	14,018	48	30,344
Equity shares	–	–	–	–
Total financial assets at fair value through other comprehensive income	16,278	14,018	48	30,344
Total financial assets (excluding derivatives) at fair value	16,506	15,831	328	32,665
At 31 December 2023
Financial assets at fair value through profit or loss
Loans and advances to customers	–	1,391	266	1,657
Equity shares	201	–	4	205
Total financial assets at fair value through profit or loss	201	1,391	270	1,862
Financial assets at fair value through other comprehensive income
Debt securities:
Government securities	14,074	48	–	14,122
Asset-backed securities	–	121	52	173
Corporate and other debt securities	951	12,090	–	13,041
	15,025	12,259	52	27,336
Equity shares	–	–	1	1
Total financial assets at fair value through other comprehensive income	15,025	12,259	53	27,337
Total financial assets (excluding derivatives) at fair value	15,226	13,650	323	29,199
Movements in level 3 portfolio
The table below analyses movements in level 3 financial assets (excluding derivatives) at fair value, recurring basis.

	2024			2023
	Financial assets at fair value through profit or loss £m	Financial assets at fair value through other comprehensive income £m	Total level 3 financial assets (excluding derivatives) at fair value, recurring basis £m	Financial assets at fair value through profit or loss £m	Financial assets at fair value through other comprehensive income £m	Total level 3 financial assets (excluding derivatives) at fair value, recurring basis £m
At 1 January	270	53	323	295	52	347
Exchange and other adjustments	–	(2)	(2)	–	(1)	(1)
Gains (losses) recognised in the income statement within other income	41	(1)	40	(1)	5	4
Purchases/increases to customer loans	4	–	4	–	–	–
Sales/repayments of customer loans	(35)	(2)	(37)	(24)	(3)	(27)
At 31 December	280	48	328	270	53	323
Gains (losses) recognised in the income statement, within other income, relating to the change in fair value of those assets held at 31 December	36	(1)	35	–	4	4
Valuation methodology for financial assets (excluding derivatives)
Loans and advances to customers
The fair value of these assets is determined using discounted cash flow techniques. The discount rates are derived from market observable interest rates, a risk margin that reflects loan credit ratings and an incremental illiquidity premium based on historical spreads at origination on similar loans.
Reverse repurchase agreements
The fair value of these assets is determined using discounted cash flow techniques. The discount rates are derived from observable repurchase agreement rate curves specific to the type of security sold under the reverse repurchase agreement.

113	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities continued
Debt securities
Debt securities measured at fair value and classified as level 2 are valued by discounting expected cash flows using an observable credit spread applicable to the particular instrument.
Where there is limited trading activity in debt securities, the Group uses valuation models, consensus pricing information from third party pricing services and broker or lead manager quotes to determine an appropriate valuation. Debt securities are classified as level 3 if there is a significant valuation input that cannot be corroborated through market sources or where there are materially inconsistent values for an input.
Asset classes classified as level 3 mainly comprise certain collateralised loan obligations and collateralised debt obligations.
At 31 December 2024 £1,714 million (2023: £1,511 million) of financial assets at fair value through profit or loss had a contractual residual maturity of greater than one year.
(B)Financial liabilities (excluding derivatives)
Valuation hierarchy
At 31 December 2024, the Group’s financial liabilities (excluding derivatives) carried at fair value, comprised its financial liabilities at fair value through profit or loss and totalled £4,630 million (2023: £5,255 million). The table below analyses these financial liabilities by balance sheet classification and valuation methodology (level 1, 2 or 3, as described on page 111). The fair value measurement approach is recurring in nature.
There were no significant transfers between level 1 and 2 during the year.

	2024				2023
	Level 1 £m	Level 2 £m	Level 3 £m	Total £m	Level 1 £m	Level 2 £m	Level 3 £m	Total £m
Debt securities in issue designated at fair value through profit or loss	–	4,608	22	4,630	–	5,232	23	5,255
The amount contractually payable on maturity of the debt securities held at fair value through profit or loss at 31 December 2024 was
£9,863 million, which was £5,232 million higher than the balance sheet carrying value (2023: £10,433 million, which was £5,178 million higher than the balance sheet carrying value). At 31 December 2024 there was a cumulative £12 million decrease in the fair value of these liabilities attributable to changes in credit spread risk; this is determined by reference to the quoted credit spreads of Lloyds Bank plc, the issuing entity within the Group. Of the cumulative amount, an increase of £78 million arose in 2024 and an increase of £234 million arose in2023.
Movements in level 3 portfolio
The table below analyses movements in the level 3 financial liabilities (excluding derivatives) at fair value portfolio.

	2024 £m	2023 £m
At 1 January	23	26
Losses (gains) recognised in the income statement within other income	3	(1)
Redemptions	(4)	(2)
At 31 December	22	23
Losses (gains) recognised in the income statement, within other income, relating to the change in fair value of those liabilities held at 31 December	3	(1)
Valuation methodology for financial liabilities (excluding derivatives)
Liabilities held at fair value through profit or loss
These principally comprise debt securities in issue which are classified as level 2 and their fair value is determined using techniques whose inputs are based on observable market data. The carrying amount of the securities is adjusted to reflect the effect of changes in own credit spreads and the resulting gain or loss is recognised in other comprehensive income.
In the year ended 31 December 2024, the own credit adjustment arising from the fair valuation of £4,630 million (2023: £5,255 million) of the
Group’s debt securities in issue designated at fair value through profit or loss resulted in a loss of £78 million (2023: loss of £234 million), before tax, recognised in other comprehensive income.
At 31 December 2024, £4,147 million (2023: £4,721 million) of financial liabilities at fair value through profit or loss had a contractual residual maturity of greater than one year.
(C)Derivatives
Valuation hierarchy
All of the Group’s derivative assets and liabilities are carried at fair value. At 31 December 2024, such assets totalled £4,235 million (2023:
£3,165 million) and liabilities totalled £5,787 million (2023: £4,307 million). The table below analyses these derivative balances by valuation methodology (level 1, 2 or 3, as described on page 111). The fair value measurement approach is recurring in nature. There were no significant transfers between level 1 and level 2 during the year.

	2024				2023
	Level 1 £m	Level 2 £m	Level 3 £m	Total £m	Level 1 £m	Level 2 £m	Level 3 £m	Total £m
Derivative assets	–	4,235	–	4,235	–	3,165	–	3,165
Derivative liabilities	–	(5,644)	(143)	(5,787)	–	(4,168)	(139)	(4,307)

114	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities continued
Movements in level 3 portfolio
The table below analyses movements in level 3 derivative assets and liabilities carried at fair value.

	2024		2023
	Derivative assets £m	Derivative liabilities £m	Derivative assets £m	Derivative liabilities £m
At 1 January	–	(139)	–	(163)
(Losses) gains recognised in the income statement within other income	–	(24)	–	3
Redemptions	–	20	–	21
At 31 December	–	(143)	–	(139)
Gains recognised in the income statement, within other income, relating to the change in fair value of those assets or liabilities held at 31 December	–	(24)	–	2
Valuation methodology for derivatives
The Group’s derivatives are valued using techniques including discounted cash flow and options pricing models, as appropriate. The types of derivatives classified as level 2 and the valuation techniques used include:
•Interest rate swaps which are valued using discounted cash flow models; the most significant inputs into those models are interest rate yield curves which are developed from publicly quoted rates
•Foreign exchange derivatives that do not contain options which are priced using rates available from publicly quoted sources
•Credit derivatives are valued using standard models with observable inputs, including publicly available yield and credit default swap (CDS)
curves
•Less complex interest rate and foreign exchange option products which are valued using volatility surfaces developed from publicly available interest rate cap, interest rate swaption and other option volatilities; option volatility skew information is derived from a market standard consensus pricing service
Complex interest rate products where inputs to the valuation are significant and unobservable are classified as level 3.
Derivatives where the counterparty becomes distressed from a credit perspective are generally reclassified to level 3 given limited observability in all traded levels.

115	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities continued
(D)Sensitivity of level 3 valuations
Critical accounting judgements and key sources of estimation uncertainty

Key sources of estimation uncertainty:	Interest rate spreads, credit spreads, earnings multiples, interest rate volatility and recovery rates
The Group’s valuation control framework and a description of level 1, 2 and 3 financial assets and liabilities is set out in section (1) above. The valuation techniques for level 3 financial instruments involve management judgement and estimates, the extent of which depends on the complexity of the instrument and the availability of market observable information. In addition, in line with market practice, the Group applies credit, debit and funding valuation adjustments in determining the fair value of its uncollateralised derivative positions. A description of these adjustments is set out in section (C) above.

			2024			2023
				Effect of reasonably possible alternative assumptions[1]			Effect of reasonably possible alternative assumptions[1]
	Valuation techniques	Significant unobservable inputs[2]	Carrying value £m	Favourable changes £m	Unfavourable changes £m	Carrying value £m	Favourable changes £m	Unfavourable changes £m
Financial assets at fair value through profit or loss
Loans and advances to customers	Discounted cash flows	Interest rate spreads (+/- 50bps)[3]	276	19	(19)	266	21	(19)
Equity investments		n/a	4	1	(1)	4	1	(1)
			280			270
Financial assets at fair value through other comprehensive income
Asset-backed securities	Lead manager or broker quote/ consensus pricing	n/a	48	2	(2)	52	2	(1)
Equity investments		n/a	–	–	–	1	–	–
			48			53
Level 3 financial assets carried at fair value			328			323
Financial liabilities at fair value through profit or loss
Securitisation notes and other	Discounted cash flows	Interest rate spreads (+/- 50bps)[4]	22	1	(1)	23	1	(1)
Derivative financial liabilities
Interest rate derivatives	Option pricing model	Interest rate volatility (11%/183%)[5]	13	–	–	16	–	–
Shared appreciation rights	Market values – property valuation	HPI (+/- 1%)[6]	130	12	(11)	123	13	(12)
			143			139
Level 3 financial liabilities carried at fair value			165			162
1Where the exposure to an unobservable input is managed on a net basis, only the net impact is shown in the table.
2Ranges are shown where appropriate and represent the highest and lowest inputs used in the level 3 valuations.
32023: +/- 50bps.
42023: +/- 50bps.
52023: 13%/200%.
62023: +/- 1%.
Unobservable inputs
Significant unobservable inputs affecting the valuation of debt securities and derivatives are as follows:
•Credit spreads represent the premium above the benchmark reference instrument required to compensate for lower credit quality; higher spreads lead to a lower fair value
•Volatility parameters represent key attributes of option behaviour; higher volatilities typically denote a wider range of possible outcomes

116	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities continued
Reasonably possible alternative assumptions
Valuation techniques applied to many of the Group’s level 3 instruments often involve the use of two or more inputs whose relationship is interdependent. The calculation of the effect of reasonably possible alternative assumptions included in the table above reflects such relationships.
Debt securities
Reasonably possible alternative assumptions have been determined in respect of the Group’s structured credit investments by flexing credit spreads.
Derivatives
Reasonably possible alternative assumptions have been determined in respect of swaptions in the Group’s derivative portfolios which are priced using industry standard option pricing models. Such models require interest rate volatilities which may be unobservable at longer maturities. To derive reasonably possible alternative valuations these volatility parameters have been flexed within a range
(3)Financial assets and liabilities carried at amortised cost
(A)Financial assets
Valuation hierarchy
The table below analyses the fair values of those financial assets of the Group which are carried at amortised cost by valuation methodology
(level 1, 2 or 3, as described on page 111). Financial assets carried at amortised cost are mainly classified as level 3 due to significant unobservable inputs used in the valuation models. Where inputs are observable, debt securities are classified as level 1 or 2.

	Carrying value £m	Fair value £m	Valuation hierarchy
			Level 1 £m	Level 2 £m	Level 3 £m
At 31 December 2024
Loans and advances to banks	6,433	6,433	–	–	6,433
Loans and advances to customers	441,907	438,094	–	–	438,094
Reverse repurchase agreements	44,143	44,143	–	44,143	–
Debt securities	11,854	11,808	–	9,554	2,254
Due from fellow Lloyds Banking Group undertakings	560	560	–	–	560
At 31 December 2023
Loans and advances to banks	8,810	8,810	–	–	8,810
Loans and advances to customers	433,124	423,183	–	–	423,183
Reverse repurchase agreements	32,751	32,751	–	32,751	–
Debt securities	12,546	12,506	–	8,392	4,114
Due from fellow Lloyds Banking Group undertakings	840	840	–	–	840
The carrying amount of the following financial instruments is a reasonable approximation of fair value: cash and balances at central banks, items in the course of collection from banks, items in course of transmission to banks and notes in circulation.
Valuation methodology
Loans and advances to banks
The carrying value of short-dated loans and advances to banks is assumed to be their fair value. The fair value of other loans and advances to banks is estimated by discounting the anticipated cash flows at a market discount rate adjusted for the credit spread of the obligor or, where not observable, the credit spread of borrowers of similar credit quality.
Loans and advances to customers
The Group provides loans and advances to commercial, corporate and personal customers at both fixed and variable rates.
To determine the fair value of loans and advances to customers, loans are segregated into portfolios of similar characteristics. A number of techniques are used to estimate the fair value of fixed rate lending; these take account of expected credit losses based on historic trends, prevailing market interest rates and expected future cash flows. For retail exposures, fair value is usually estimated by discounting anticipated cash flows (including interest at contractual rates) at market rates for similar loans offered by the Group and other financial institutions.
Certain loans secured on residential properties are made at a fixed rate for a limited period, typically two to five years, after which the loans revert to the relevant variable rate. The fair value of such loans is estimated by reference to market rates for similar loans of maturity equal to the remaining fixed interest rate period. The fair value of commercial loans is estimated by discounting anticipated cash flows at a rate which reflects the effects of interest rate changes, adjusted for changes in credit risk.
Reverse repurchase agreements
The carrying amount is deemed a reasonable approximation of fair value given the short-term nature of these instruments.
Debt securities
The fair values of debt securities are determined predominantly from lead manager quotes and, where these are not available, by alternative techniques including reference to credit spreads on similar assets with the same obligor, market standard consensus pricing services, broker quotes and other research data.

117	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities continued
(B)Financial liabilities
Valuation hierarchy
The table below analyses the fair values of those financial liabilities of the Group which are carried at amortised cost by valuation methodology
(level 1, 2 or 3, as described on page 111).

	Carrying value £m	Fair value £m	Valuation hierarchy
			Level 1 £m	Level 2 £m	Level 3 £m
At 31 December 2024
Deposits from banks	3,144	3,144	–	3,144	–
Customer deposits	451,794	452,607	–	452,607	–
Repurchase agreements	37,760	37,760	–	37,760	–
Due to fellow Lloyds Banking Group undertakings	4,049	4,049	–	4,049	–
Debt securities in issue at amortised cost	45,281	45,382	–	45,382	–
Subordinated liabilities	7,211	7,304	–	7,304	–
At 31 December 2023
Deposits from banks	3,557	3,557	–	3,557	–
Customer deposits	441,953	442,391	–	442,391	–
Repurchase agreements	37,702	37,702	–	37,702	–
Due to fellow Lloyds Banking Group undertakings	2,932	2,932	–	2,932	–
Debt securities in issue at amortised cost	52,449	52,243	–	52,243	–
Subordinated liabilities	6,935	7,160	–	7,160	–
Valuation methodology
Deposits from banks and customer deposits
The fair value of bank and customer deposits repayable on demand is assumed to be equal to their carrying value.
The fair value for all other deposits is estimated using discounted cash flows applying either market rates, where applicable, or current rates for deposits of similar remaining maturities.
Repurchase agreements
The carrying amount is deemed a reasonable approximation of fair value given the short-term nature of these instruments.
Debt securities in issue at amortised cost
The fair value of short-term debt securities in issue is approximately equal to their carrying value. Fair value for other debt securities in issue is calculated based on quoted market prices where available. Where quoted market prices are not available, fair value is estimated using discounted cash flow techniques at a rate which reflects market rates of interest and the Lloyds Banking Group’s own credit spread.
Subordinated liabilities
The fair value of subordinated liabilities is determined by reference to quoted market prices where available or by reference to quoted market prices of similar instruments. Subordinated liabilities are classified as level 2, since the inputs used to determine their fair value are largely observable.
(4)Reclassifications of financial assets
There have been no reclassifications of financial assets in 2023 or 2024.

118	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 17: Derivative financial instruments
The fair values and notional amounts of derivative instruments are set out in the following table:

	2024				2023
	Contract/ notional amount £m	Fair value		Changes in fair value used for calculating hedge ineffectiveness £m	Contract/ notional amount £m	Fair value		Changes in fair value used for calculating hedge ineffectiveness £m
		Assets £m	Liabilities £m			Assets £m	Liabilities £m
Trading and other
Exchange rate contracts	70,547	2,550	1,793		96,730	853	686
Interest rate contracts	689,874	1,554	3,425		815,557	2,183	3,006
Credit derivatives	3,614	79	99		3,595	48	65
Equity and other contracts	78	1	130		65	9	123
Total derivative assets/ liabilities - trading and other	764,113	4,184	5,447		915,947	3,093	3,880
Hedging
Interest rate
Currency swaps	43	2	–	–	35	3	–	2
Interest rate swaps	213,215	–	336	1,185	134,631	68	413	(3,098)
Designated as fair value hedges	213,258	2	336	1,185	134,666	71	413	(3,096)
Foreign exchange
Currency swaps	1,967	46	4	91	541	1	14	(14)
Interest rate
Interest rate swaps	468,726	3	–	(672)	450,568	–	–	2,221
Designated as cash flow hedges	470,693	49	4	(581)	451,109	1	14	2,207
Total derivative assets/ liabilities - hedging	683,951	51	340	604	585,775	72	427	(889)
Total recognised derivative assets/liabilities	1,448,064	4,235	5,787		1,501,722	3,165	4,307
The notional amount of the contract does not represent the Group’s exposure to credit risk, which is limited to the current cost of replacing contracts with a positive value to the Group should the counterparty default. To reduce credit risk the Group uses a variety of credit enhancement techniques such as netting and collateralisation, where security is provided against the exposure; a large proportion of the
Group’s derivatives are held through exchanges such as London Clearing House and are collateralised through those exchanges.
The Group holds derivatives as part of the following strategies:
•Customer driven, where derivatives are held as part of the provision of risk management products to Group customers
•To manage and hedge the Group’s interest rate and foreign exchange risk arising from normal banking business. The hedge accounting strategy adopted by the Group is to utilise a combination of fair value and cash flow hedge approaches
The principal derivatives used by the Group are as follows:
•Interest rate related contracts include interest rate swaps, forward rate agreements and options. An interest rate swap is an agreement between two parties to exchange fixed and floating interest payments, based upon interest rates defined in the contract, without the exchange of the underlying principal amounts. Forward rate agreements are contracts for the payment of the difference between a specified rate of interest and a reference rate, applied to a notional principal amount at a specific date in the future. An interest rate option gives the buyer, on payment of a premium, the right, but not the obligation, to fix the rate of interest on a future loan or deposit, for a specified period and commencing on a specified future date
•Exchange rate related contracts include forward foreign exchange contracts, currency swaps and options. A forward foreign exchange contract is an agreement to buy or sell a specified amount of foreign currency on a specified future date at an agreed rate. Currency swaps generally involve the exchange of interest payment obligations denominated in different currencies; the exchange of principal can be notional or actual. A currency option gives the buyer, on payment of a premium, the right, but not the obligation, to sell specified amounts of currency at agreed rates of exchange on or before a specified future date
•Credit derivatives, principally credit default swaps, are used by the Group as part of its trading activity and to manage its own exposure to credit risk. A credit default swap is a swap in which one counterparty receives a premium at pre-set intervals in consideration for guaranteeing to make a specific payment should a negative credit event take place
•Equity, commodity and other contracts include commodity swaps and options

119	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 17: Derivative financial instruments continued
Details of the Group’s hedging instruments are set out below:

	Maturity
Fair value hedges	Up to 1 month £m	1 to 3 months £m	3 to 12 months £m	1 to 5 years £m	Over 5 years £m	Total £m
At 31 December 2024
Interest rate
Cross currency swap
Notional	–	–	–	–	43	43
Average fixed interest rate	–	–	–	–	1.28%
Average EUR/GBP exchange rate	–	–	–	–	1.38
Interest rate swap
Notional	3,354	12,749	52,764	101,148	43,200	213,215
Average fixed interest rate	4.43%	3.84%	4.12%	3.44%	2.30%
						213,258
At 31 December 2023
Interest rate
Cross currency swap
Notional	–	–	–	–	35	35
Average fixed interest rate	–	–	–	–	1.28%
Average EUR/GBP exchange rate	–	–	–	–	1.38
Interest rate swap
Notional	1,908	4,993	16,411	73,607	37,712	134,631
Average fixed interest rate	0.95%	1.44%	2.11%	3.05%	2.03%
						134,666

	Maturity
Cash flow hedges	Up to 1 month £m	1 to 3 months £m	3 to 12 months £m	1 to 5 years £m	Over 5 years £m	Total £m
At 31 December 2024
Foreign exchange
Currency swap
Notional	599	596	746	26	–	1,967
Average EUR/GBP exchange rate	1.17	1.16	1.19	1.16	–
Average USD/GBP exchange rate	1.27	1.29	1.29	1.24	–
Interest rate
Interest rate swap
Notional	8,601	20,637	126,308	254,931	58,249	468,726
Average fixed interest rate	4.38%	4.40%	3.87%	3.37%	3.03%
						470,693
At 31 December 2023
Foreign exchange
Currency swap
Notional	12	49	439	41	–	541
Average EUR/GBP exchange rate	–	1.14	1.14	1.10	–
Average USD/GBP exchange rate	1.25	1.27	1.24	1.20	–
Interest rate
Interest rate swap
Notional	9,148	22,496	73,979	277,180	67,765	450,568
Average fixed interest rate	4.14%	4.20%	3.89%	3.39%	2.61%
						451,109

120	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 17: Derivative financial instruments continued
The Group’s hedged items are as follows:

	Carrying amount of the hedged item		Accumulated amount of fair value adjustment on the hedged item		Change in fair value of hedged item for ineffectiveness assessment £m

Fair value hedges	Assets £m	Liabilities £m	Assets £m	Liabilities £m
At 31 December 2024
Interest rate
Fixed rate mortgages[1]	124,013	–	(890)	–	(185)
Fixed rate issuance[2]	–	32,535	–	1,507	80
Fixed rate bonds[3]	29,264	–	(1,070)	–	(1,158)
At 31 December 2023
Interest rate
Fixed rate mortgages[1]	75,871	–	25	–	2,542
Fixed rate issuance[2]	–	30,852	–	1,463	(672)
Fixed rate bonds[3]	24,146	–	(331)	–	962
1Included within loans and advances to customers.
2Included within debt securities in issue at amortised cost.
3Included within financial assets at amortised cost and financial assets at fair value through other comprehensive income.

	At 31 December 2024			At 31 December 2023
	Change in fair value of hedged item for ineffectiveness assessment £m	Cash flow hedging reserve		Change in fair value of hedged item for ineffectiveness assessment £m	Cash flow hedging reserve
		Continuing hedges £m	Discontinued hedges £m		Continuing hedges £m	Discontinued hedges £m
Cash flow hedges
Foreign exchange
Foreign currency issuance[1]	(91)	77	22	14	(11)	20
Customer deposits[2]	–	–	5	–	–	3
Interest rate
Customer loans[3]	1,006	(4,098)	(1,626)	(1,721)	(3,529)	(1,914)
Central bank balances[4]	414	(692)	(890)	(468)	(272)	(1,425)
Customer deposits[2]	(56)	2,174	72	250	2,169	23
1Included within debt securities in issue at amortised cost.
2Included within customer deposits.
3Included within loans and advances to customers.
4Included within cash and balances at central banks.
The accumulated amount of fair value hedge adjustments remaining in the balance sheet for hedged items that have ceased to be adjusted for hedging gains and losses is a liability of £524 million relating to fixed rate issuances of £126 million and mortgages of £398 million (2023: liability of £960 million relating to fixed rate issuances of £170 million and mortgages of £790 million).

121	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 17: Derivative financial instruments continued
Gains and losses arising from hedge accounting are summarised as follows:

	Hedge ineffectiveness recognised in the income statement[1]
Fair value hedges	2024 £m	2023 £m
Interest rate
Fixed rate mortgages	(51)	(264)
Fixed rate issuance	(10)	(13)
Fixed rate bonds	(17)	13
1Hedge ineffectiveness is included in the income statement within net trading income.

	Gain (loss) recognised in other comprehensive income £m	Hedge ineffectiveness recognised in the income statement[1] £m	Amounts reclassified from reserves to income statement as:
Cash flow hedges			Hedged cash flows will no longer occur £m	Hedged item affected income statement £m
At 31 December 2024
Foreign exchange
Foreign currency issuance	92	–	–	(1)
Interest rate
Customer loans	(2,880)	(61)	–	2,600
Central bank balances	(603)	(3)	–	718
Customer deposits	1,074	8	–	(1,020)
At 31 December 2023
Foreign exchange
Foreign currency issuance	(14)	–	–	5
Interest rate
Customer loans	(134)	17	–	1,663
Central bank balances	297	3	–	519
Customer deposits	576	(3)	–	(670)
There was no gain or loss in either 2024 or 2023 reclassified from the cash flow hedging reserve for which hedge accounting had previously been used but for which the hedged future cash flows are no longer expected to occur.
At 31 December 2024 £3,097 million of total recognised derivative assets and £4,716 million of total recognised derivative liabilities
(2023: £2,072 million of assets and £3,241 million of liabilities) had a contractual residual maturity of greater than one year.

122	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 18: Loans and advances to customers
Reference is made to the Credit Risk section.
At 31 December 2024 £383,009 million (2023: £377,462 million) of loans and advances to customers had a contractual residual maturity of greater than one year.
Note 19: Allowance for expected credit losses
The Group recognises an allowance for expected credit losses (ECLs) for loans and advances to customers and banks, other financial assets held at amortised cost, financial assets (other than equity investments) measured at fair value through other comprehensive income and certain loan commitment and financial guarantee contracts. At 31 December 2024, the Group’s expected credit loss allowance was
£3,453 million (2023: £4,021 million), of which £3,188 million (2023: £3,707 million) was in respect of drawn balances.
The Group’s total expected credit loss allowances were as follows:

	At 31 December 2024					At 31 December 2023
Allowance for expected credit losses	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
In respect of:
Loans and advances to banks	1	–	–	–	1	6	–	–	–	6
Loans and advances to customers	730	1,159	1,107	187	3,183	885	1,462	1,133	213	3,693
Debt securities	3	–	1	–	4	7	–	1	–	8
Financial assets at amortised cost	734	1,159	1,108	187	3,188	898	1,462	1,134	213	3,707
Provisions in relation to loan commitments and financial guarantees	138	125	2	–	265	153	159	2	–	314
Total	872	1,284	1,110	187	3,453	1,051	1,621	1,136	213	4,021
Expected credit loss in respect of financial assets at fair value through other comprehensive income (memorandum item)	4	–	–	–	4	7	–	–	–	7
The calculation of the Group’s expected credit loss allowances and provisions against loan commitments and guarantees, which are set out above, requires the Group to make a number of judgements, assumptions and estimates. The most significant are set out below:
Critical accounting judgements and key sources of estimation uncertainty

Critical judgements:	Determining an appropriate definition of default against which a probability of default, exposure at default and loss given default parameter can be evaluated
Establishing the criteria for a significant increase in credit risk (SICR)

The individual assessment of material cases and the use of judgemental adjustments made to impairment modelling processes that adjust inputs, parameters and outputs to reflect risks not captured by models

Key source of estimation uncertainty:
Base case and multiple economic scenarios (MES) assumptions, including the rate of unemployment and the rate of change of house prices, required for creation of MES scenarios and forward-looking credit parameters

Definition of default
The probability of default (PD) of an exposure, both over a 12-month period and over its lifetime, is a key input to the measurement of the ECL allowance. Default has occurred when there is evidence that the customer is experiencing significant financial difficulty which is likely to affect the ability to repay amounts due. The definition of default adopted by the Group is described in note 2(H) Impairment of financial assets. A
Stage 3 asset that is no longer credit-impaired is transferred back to Stage 2 as no general probation period is applied to assets in Stage 3. UK mortgages is an exception to this rule where a probation period is enforced for non-performing forborne and defaulted exposures in accordance with prudential regulation.
Significant increase in credit risk
An ECL allowance equivalent to 12 months’ expected losses is established against assets in Stage 1; assets classified as Stage 2 carry an ECL allowance equivalent to lifetime expected losses. Assets are transferred from Stage 1 to Stage 2 when there has been a significant increase in credit risk (SICR) since initial recognition. Credit-impaired assets are transferred to Stage 3 with a lifetime expected losses allowance. If an exposure that is classified as Stage 2 no longer meets the SICR criteria, which in some cases capture customer behaviour in previous periods, it is moved back to Stage 1.
The Group uses both quantitative and qualitative indicators to determine whether there has been a SICR for an asset. The setting of precise trigger points combined with risk indicators requires judgement and the use of different trigger points may have a material impact upon the
ECL allowance. The Group monitors the effectiveness of SICR criteria on an ongoing basis.
For UK mortgages a reassessment of the SICR criteria was performed following redevelopment of the ECL model in the period, in order to maintain SICR effectiveness. At 31 December 2024 a doubling of PD since origination was set as a quantitative SICR trigger. All originations post IFRS 9 adoption incorporate forward looking information, and for recent Interest Only accounts the likelihood of default occurring at the end of term. This is supplemented by qualitative triggers including where customers have surpassed their original contractual term through use of term extensions, where fraud is evident, or where an account is in arrears.

123	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 19: Allowance for expected credit losses continued
For credit cards, loans and overdrafts an increase of three PD grades since origination on the retail master scale (RMS) shown below is set as a quantitative SICR trigger. Assets are also assumed to have suffered a SICR if they have either been in arrears on three occasions, or in default once, in the past 12 months.

RMS grade	1	2	3	4	5	6	7	8	9	10	11	12	13	14
PD boundary[1] (%)	0.10	0.40	0.80	1.20	2.50	4.50	7.50	10.00	14.00	20.00	30.00	45.00	99.99	100.00
1Probability-weighted annualised lifetime probability of default.
For Commercial Banking a doubling of PD with a minimum increase in PD of 1 per cent since origination is treated as a SICR. This is complemented with the use of internal credit risk classifications and ratings as qualitative indicators to identify a SICR.
The Group does not use the low credit risk exemption in its staging assessments, though more simplistic SICR criteria are applied for portfolios not listed above. All financial assets are assumed to have suffered a SICR if they are more than 30 days past due.
Individual assessments and application of judgement in adjustments to modelled ECL
The table below analyses total ECL allowances by portfolio, separately identifying the amounts that have been modelled, those that have been individually assessed and those arising through the application of judgemental adjustments.

	At 31 December 2024					At 31 December 2023
		Judgements due to:						Judgements due to:
	Modelled ECL £m	Individually assessed £m	Inflationary and interest rate risk £m	Other £m	Total ECL £m	Modelled ECL £m	Individually assessed £m	Inflationary and interest rate risk £m	Other £m	Total ECL £m
UK mortgages	720	–	–	132	852	991	–	61	63	1,115
Credit cards	681	–	–	(7)	674	703	–	92	15	810
Other Retail	860	–	–	90	950	867	–	32	46	945
Commercial Banking	877	354	–	(255)	976	1,090	340	–	(280)	1,150
Other	1	–	–	–	1	1	–	–	–	1
Total	3,139	354	–	(40)	3,453	3,652	340	185	(156)	4,021
Individually assessed ECL
Stage 3 ECL in Commercial Banking is largely assessed on an individual basis by the Business Support Unit using bespoke assessment of loss for each specific client based on potential recovery strategies. While these assessments are based on the Group’s latest economic view, the use of
Group-wide multiple economic scenarios and weightings is not considered appropriate for these cases due to their individual characteristics. In place of this, a range of case-specific outcomes are considered with any alternative better or worse outcomes that carry a 25 per cent likelihood taken into account in establishing a probability-weighted ECL. At 31 December 2024, individually assessed provisions for Commercial
Banking were £354 million (2023: £340 million) which reflected a range of £309 million to £437 million (2023: £291 million to £413 million), based on the range of alternative outcomes considered.
Application of judgement in adjustments to modelled ECL
Impairment models fall within the Group’s model risk framework with model monitoring, periodic validation and back testing performed on model components, such as probability of default. Limitations in the models or data inputs may be identified through these assessments and review of model outputs, which may require appropriate judgemental adjustments to the ECL. These adjustments are determined by considering the particular attributes of exposures which have not been adequately captured by the impairment models and range from changes to model inputs and parameters, at account level (in-model adjustments), through to more qualitative post-model adjustments.
Judgements due to inflationary and interest rate risk
During 2022 and 2023 the intensifying inflationary pressures, alongside rising interest rates created further risks not deemed to be fully captured by ECL models which meant judgemental adjustments were required. Throughout 2024 these risks subsided with inflation back at around 2 per cent, base rates reducing and credit performance proving resilient. As a result, the judgements held in respect of inflationary and interest rate risks have been removed (2023: £185 million). Other judgements continue to be applied for broader data and model limitations, both increasing and decreasing ECL where deemed necessary.
Other judgements
UK mortgages: £132 million (2023: £63 million)
These adjustments principally comprise:
Repossession risk1: £110 million (2023: £106 million)
The Group’s repossession activity and respective data associated with the UK mortgage portfolio has been distorted for a number of years following pauses in litigation activity both before and during COVID-19. This has seen a larger number of customers in default for a longer period than would typically be expected resulting in a risk that ECL calculated on these accounts is understated. Judgemental adjustments to mitigate this risk have been in place for several years, although the approach has been revisited in 2024. An assessment of recent cure trends indicated that the overall possession rates used in the model appeared adequate; however, the assessment identified a potential recovery risk on specific subsets of long-term defaulted cases (greater than five years), as well as a continued risk from a longer duration between default and repossession than model assumptions used on existing and future defaults.
1Previously reported as Increase in time to repossession.
Adjustment for specific segments: £13 million (2023: £23 million)
The Group monitors risks across specific segments of its portfolios which may not be fully captured through collective models. The judgement for fire safety and cladding uncertainty reduced in the period following methodology refinement. Though experience remains limited the risk is considered sufficiently material to address, given evidence of cases having defective cladding, or other fire safety issues.

124	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 19: Allowance for expected credit losses continued
Credit cards: £(7) million (2023: £15 million) and Other Retail: £90 million (2023: £46 million)
These adjustments principally comprise:
Lifetime extension: Credit cards: £55 million (2023: £67 million) and Other Retail: £10 million (2023: £10 million)
An adjustment is required to extend the lifetime used for Stage 2 exposures on Retail revolving products from a three-year modelled lifetime, which reflected the outcome data available when the ECL models were developed. Incremental defaults beyond year three are calculated through the extrapolation of the default trajectory observed throughout the three years and beyond. The Credit cards judgement has reduced slightly in the period reflecting portfolio movement.
Adjustments to loss rates: Credit cards: £(57) million (2023: £(50) million) and Other Retail: £47 million (2023: £37 million)
A number of adjustments have been made to the loss given default (LGD) assumptions used within unsecured and motor credit models.
For unsecured portfolios, the adjustments reflect the impact of changes in collection debt sale strategy on the Group’s LGD models, incorporating up to date customer performance and forward flow debt sale pricing. For UK Motor Finance, within Other Retail, the adjustment is used to incorporate the latest outlook on used car prices.
Commercial Banking: £(255) million (2023: £(280) million)
These adjustments principally comprise:
Corporate insolvency rates: £(248) million (2023: £(287) million)
The volume of UK corporate insolvencies continues to exhibit an elevated trend beyond December 2019 levels, revealing a marked misalignment between observed UK corporate insolvencies and the Group’s equivalent credit performance. This dislocation gives rise to uncertainty over the drivers of the observed trends in the metric and the appropriateness of the Group’s Commercial Banking model response which uses observed UK corporate insolvencies data to anchor future loss estimates to. Given the Group’s asset quality remains strong with low defaults, a negative adjustment is applied by reverting judgementally to the long-term average of the insolvency rate.
Adjustments to loss given defaults (LGDs): £(80) million (2023: £(105) million)
Following a review of the loss given default approach for commercial exposures, management continues to judge that ECL should be adjusted to mitigate limitations identified in the approach which are causing loss given defaults to be inflated. These include the benefit from amortisation of exposures relative to collateral values at default and a move to an exposure-weighted approach being adopted.
These temporary adjustments will be addressed through future model development.
Corporate income gearing (CIG) adjustment: £36 million (2023: £nil)
An adjustment was raised, based upon the assessment of Corporate Income Gearing (CIG), a model parameter for affordability used in
Commercial Banking. The modelled ECL release resulting from updating CIG drivers (interest rates) was judgmentally reversed, with interest rates having reached a plateau which has translated into a slower year-on-year increase in CIG. This slowdown gave a release in modelled ECL which is not judged representative of the continued pressure on borrowers and business margins.
Commercial Real Estate (CRE) price reduction: £35 million (2023: £65 million)
The material fall in CRE prices observed in late 2022, previously required a judgemental reinstatement within ECL model assumptions at 31 December 2023, given the materially reduced level in CRE prices could still trigger additional losses. At 31 December 2024 the adjustment remains in place only for loss rates on a small proportion of accounts still to be reassessed following this fall. This is alongside a more material adjustment for the potential impact on loss rates from valuations on specific CRE sectors where evidence suggests valuations may lag achievable levels, notably in cases of stressed sale.

125	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 19: Allowance for expected credit losses continued
Generation of multiple economic scenarios
The estimate of expected credit losses is required to be based on an unbiased expectation of future economic scenarios. The approach used to generate the range of future economic scenarios depends on the methodology and judgements adopted. The Group’s approach is to start from a defined base case scenario, used for planning purposes, and to generate alternative economic scenarios around this base case. The base case scenario is a conditional forecast underpinned by a number of conditioning assumptions that reflect the Group’s best view of key future developments. If circumstances appear likely to materially deviate from the conditioning assumptions, then the base case scenario is updated.
The base case scenario is central to a range of future economic scenarios generated by simulation of an economic model, for which the same conditioning assumptions apply as in the base case scenario. These scenarios are ranked by using estimated relationships with industry-wide historical loss data. With the base case already pre-defined, three other scenarios are identified as averages of constituent scenarios located around the 15th, 75th and 95th percentiles of the distribution. The full distribution is therefore summarised by a practical number of scenarios to run through ECL models representing an upside, the base case, and a downside scenario weighted at 30 per cent each, together with a severe downside scenario weighted at 10 per cent. The scenario weights represent the distribution of economic scenarios and not subjective views on likelihood. The inclusion of a severe downside scenario with a smaller weighting ensures that the non-linearity of losses in the tail of the distribution is adequately captured. Macroeconomic projections may employ reversionary techniques to adjust the paths of economic drivers towards long-run equilibria after a reasonable forecast horizon. The Group does not use such techniques to force the MES scenarios to revert to the base case planning view. Utilising such techniques would be expected to be immaterial for expected credit losses since loss sensitivity is minimal after the initial five years of the projections.
A forum under the chairmanship of the Chief Economist meets at least quarterly to review and, if appropriate, recommend changes to the method by which economic scenarios are generated, for approval by the Chief Financial Officer and Chief Risk Officer. The Group continues to judge it appropriate to include a non-modelled severe downside scenario for Group ECL calculations. The scenario is generated as a simple average of a fully modelled severe scenario, better representing shocks to demand, and a scenario with higher paths for UK Bank Rate and CPI inflation, as a representation of shocks to supply. The combined ‘adjusted’ scenario used in ECL modelling is considered to better reflect the risks around the Group’s base case view in an economic environment where demand and supply shocks are more balanced.
Base case and MES economic assumptions
The Group’s base case economic scenario has been updated to reflect ongoing geopolitical developments and changes in domestic economic policy. The Group’s updated base case scenario has three conditioning assumptions. First, cross-border conflicts do not lead to major disruptions in commodity prices or global trade. Second, the US pursues a more isolationist economic agenda, with policies including trade tariffs; immigration cuts; and unfunded tax cuts. China, EU and UK are assumed to retaliate to US tariffs imposed on them. Third, UK Budget public investment plans are assumed to have a small but positive impact on trend productivity growth, subject to further review as more specific policy detail emerges.
Based on these assumptions and incorporating the economic data published in the fourth quarter, the Group’s base case scenario is for a slow expansion in GDP and a rise in the unemployment rate alongside modest changes in residential and commercial property prices. Against a backdrop of some persistence in inflationary pressures, UK Bank Rate is expected to be lowered gradually during 2025. Risks around this base case economic view lie in both directions and are largely captured by the generation of alternative economic scenarios.
The Group has accommodated the latest available information at the reporting date in defining its base case scenario and generating alternative economic scenarios. The scenarios include forecasts for key variables in the fourth quarter of 2024, for which actuals may have since emerged prior to publication.
Scenarios by year
The key UK economic assumptions made by the Group are shown in the following tables across a number of measures explained below.
Annual assumptions
Gross domestic product (GDP) growth and Consumer Price Index (CPI) inflation are presented as an annual change, house price growth and commercial real estate price growth are presented as the growth in the respective indices over each year. Unemployment rate and UK Bank
Rate are averages over the year.
Five-year average
The five-year average reflects the average annual growth rate, or level, over the five-year period. It includes movements within the current reporting year, such that the position as at 31 December 2024 covers the five years 2024 to 2028. The inclusion of the reporting year within the five-year period reflects the need to predict variables which remain unpublished at the reporting date and recognises that credit models utilise both level and annual changes. The use of calendar years maintains a comparability between the annual assumptions presented.
Five-year start to peak and trough
The peak or trough for any metric may occur intra year and therefore not be identifiable from the annual assumptions, so they are also disclosed. For GDP, house price growth and commercial real estate price growth, the peak, or trough, reflects the highest, or lowest cumulative quarterly position reached relative to the start of the five-year period, which as at 31 December 2024 is 1 January 2024. Given these metrics may exhibit increases followed by greater falls, the start to trough movements quoted may be smaller than the equivalent ‘peak to trough’
movement (and vice versa for start to peak). Unemployment, UK Bank Rate and CPI inflation reflect the highest, or lowest, quarterly level reached in the five-year period.

126	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 19: Allowance for expected credit losses continued

At 31 December 2024	2024%	2025%	2026%	2027%	2028%	2024 to 2028 average %	Start to peak %	Start to trough %
Upside
Gross domestic product growth	0.8	1.9	2.2	1.5	1.4	1.6	8.9	0.7
Unemployment rate	4.3	3.5	2.8	2.7	2.8	3.2	4.4	2.7
House price growth	3.4	3.7	6.5	6.6	5.4	5.1	28.2	0.4
Commercial real estate price growth	0.7	7.8	6.7	3.2	0.5	3.7	20.0	(0.8)
UK Bank Rate	5.06	4.71	5.02	5.19	5.42	5.08	5.50	4.50
CPI inflation	2.6	2.8	2.6	2.9	3.0	2.8	3.5	2.0
Base case
Gross domestic product growth	0.8	1.0	1.4	1.5	1.5	1.2	7.0	0.7
Unemployment rate	4.3	4.7	4.7	4.5	4.5	4.5	4.8	4.2
House price growth	3.4	2.1	1.0	1.4	2.4	2.0	10.5	0.4
Commercial real estate price growth	0.7	0.3	2.5	1.9	0.0	1.1	5.4	(0.8)
UK Bank Rate	5.06	4.19	3.63	3.50	3.50	3.98	5.25	3.50
CPI inflation	2.6	2.8	2.4	2.4	2.2	2.5	3.5	2.0
Downside
Gross domestic product growth	0.8	(0.5)	(0.4)	1.0	1.5	0.5	3.2	0.0
Unemployment rate	4.3	6.0	7.4	7.4	7.1	6.4	7.5	4.2
House price growth	3.4	0.6	(5.5)	(6.6)	(3.4)	(2.4)	4.0	(11.4)
Commercial real estate price growth	0.7	(7.8)	(3.1)	(0.9)	(2.3)	(2.7)	0.7	(12.9)
UK Bank Rate	5.06	3.53	1.56	0.96	0.68	2.36	5.25	0.59
CPI inflation	2.6	2.8	2.3	1.8	1.2	2.1	3.5	0.9
Severe downside
Gross domestic product growth	0.8	(1.9)	(1.5)	0.7	1.3	(0.1)	1.2	(2.4)
Unemployment rate	4.3	7.7	10.0	10.0	9.7	8.4	10.2	4.2
House price growth	3.4	(0.8)	(12.4)	(13.6)	(8.8)	(6.7)	3.4	(29.2)
Commercial real estate price growth	0.7	(17.4)	(8.5)	(5.5)	(5.7)	(7.5)	0.7	(32.3)
UK Bank Rate – modelled	5.06	2.68	0.28	0.08	0.02	1.62	5.25	0.02
UK Bank Rate – adjusted[1]	5.06	4.03	2.70	2.23	1.95	3.19	5.25	1.88
CPI inflation – modelled	2.6	2.8	1.9	1.0	0.1	1.7	3.5	(0.2)
CPI inflation – adjusted[1]	2.6	3.6	2.1	1.4	0.8	2.1	3.9	0.7
Probability-weighted
Gross domestic product growth	0.8	0.5	0.8	1.2	1.4	1.0	5.7	0.7
Unemployment rate	4.3	5.0	5.5	5.4	5.3	5.1	5.5	4.2
House price growth	3.4	1.8	(0.7)	(1.0)	0.4	0.8	5.3	0.4
Commercial real estate price growth	0.7	(1.7)	1.0	0.7	(1.1)	(0.1)	0.7	(1.3)
UK Bank Rate – modelled	5.06	4.00	3.09	2.90	2.88	3.59	5.25	2.88
UK Bank Rate – adjusted[1]	5.06	4.13	3.33	3.12	3.08	3.74	5.25	3.06
CPI inflation – modelled	2.6	2.8	2.4	2.2	1.9	2.4	3.5	1.8
CPI inflation – adjusted[1]	2.6	2.9	2.4	2.3	2.0	2.4	3.5	1.9
1The adjustment to UK Bank Rate and CPI inflation in the severe downside is considered to better reflect the risks around the Group’s base case view in an economic environment where the risks of supply and demand shocks are more balanced.

Base case scenario by quarter[1] At 31 December 2024	First quarter 2024%	Second quarter 2024%	Third quarter 2024%	Fourth quarter 2024%	First quarter 2025%	Second quarter 2025%	Third quarter 2025%	Fourth quarter 2025%
Gross domestic product growth	0.7	0.4	0.0	0.1	0.2	0.3	0.3	0.3
Unemployment rate	4.3	4.2	4.3	4.4	4.5	4.6	4.7	4.8
House price growth	0.4	1.8	4.6	3.4	3.6	4.0	3.0	2.1
Commercial real estate price growth	(5.3)	(4.7)	(2.8)	0.7	1.8	1.4	0.9	0.3
UK Bank Rate	5.25	5.25	5.00	4.75	4.50	4.25	4.00	4.00
CPI inflation	3.5	2.1	2.0	2.5	2.4	3.0	2.9	2.7
1Gross domestic product growth is presented quarter-on-quarter. House price growth, commercial real estate growth and CPI inflation are presented year-on-year, i.e. from the equivalent quarter in the previous year. Unemployment rate and UK Bank Rate are presented as at the end of each quarter.

127	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 19: Allowance for expected credit losses continued

At 31 December 2023	2023%	2024%	2025%	2026%	2027%	2023 to 2027 average %	Start to peak %	Start to trough %
Upside
Gross domestic product	0.3	1.5	1.7	1.7	1.9	1.4	8.1	0.2
Unemployment rate	4.0	3.3	3.1	3.1	3.1	3.3	4.2	3.0
House price growth	1.9	0.8	6.9	7.2	6.8	4.7	25.7	(1.2)
Commercial real estate price growth	(3.9)	9.0	3.8	1.3	1.3	2.2	11.5	(3.9)
UK Bank Rate	4.94	5.72	5.61	5.38	5.18	5.37	5.79	4.25
CPI inflation	7.3	2.7	3.1	3.2	3.1	3.9	10.2	2.1
Base case
Gross domestic product	0.3	0.5	1.2	1.7	1.9	1.1	6.4	0.2
Unemployment rate	4.2	4.9	5.2	5.2	5.0	4.9	5.2	3.9
House price growth	1.4	(2.2)	0.5	1.6	3.5	1.0	4.8	(1.2)
Commercial real estate price growth	(5.1)	(0.2)	0.1	0.0	0.8	(0.9)	(1.2)	(5.3)
UK Bank Rate	4.94	4.88	4.00	3.50	3.06	4.08	5.25	3.00
CPI inflation	7.3	2.7	2.9	2.5	2.2	3.5	10.2	2.1
Downside
Gross domestic product	0.2	(1.0)	(0.1)	1.5	2.0	0.5	3.4	(1.2)
Unemployment rate	4.3	6.5	7.8	7.9	7.6	6.8	8.0	3.9
House price growth	1.3	(4.5)	(6.0)	(5.6)	(1.7)	(3.4)	2.0	(15.7)
Commercial real estate price growth	(6.0)	(8.7)	(4.0)	(2.1)	(1.2)	(4.4)	(1.2)	(20.4)
UK Bank Rate	4.94	3.95	1.96	1.13	0.55	2.51	5.25	0.43
CPI inflation	7.3	2.8	2.7	1.8	1.1	3.2	10.2	1.0
Severe downside
Gross domestic product	0.1	(2.3)	(0.5)	1.3	1.8	0.1	1.0	(2.9)
Unemployment rate	4.5	8.7	10.4	10.5	10.1	8.8	10.5	3.9
House price growth	0.6	(7.6)	(13.3)	(12.7)	(7.5)	(8.2)	2.0	(35.0)
Commercial real estate price growth	(7.7)	(19.5)	(10.6)	(7.7)	(5.2)	(10.3)	(1.2)	(41.8)
UK Bank Rate – modelled	4.94	2.75	0.49	0.13	0.03	1.67	5.25	0.02
UK Bank Rate – adjusted[1]	4.94	6.56	4.56	3.63	3.13	4.56	6.75	3.00
CPI inflation – modelled	7.3	2.7	2.2	0.9	(0.2)	2.6	10.2	(0.3)
CPI inflation – adjusted[1]	7.6	7.5	3.5	1.3	1.0	4.2	10.2	0.9
Probability-weighted
Gross domestic product	0.3	0.1	0.8	1.6	1.9	0.9	5.4	0.1
Unemployment rate	4.2	5.3	5.9	5.9	5.7	5.4	6.0	3.9
House price growth	1.4	(2.5)	(0.9)	(0.3)	1.8	(0.1)	2.0	(2.8)
Commercial real estate price growth	(5.3)	(1.9)	(1.1)	(1.0)	(0.2)	(1.9)	(1.2)	(9.9)
UK Bank Rate – modelled	4.94	4.64	3.52	3.02	2.64	3.75	5.25	2.59
UK Bank Rate – adjusted[1]	4.94	5.02	3.93	3.37	2.95	4.04	5.42	2.89
CPI inflation – modelled	7.3	2.7	2.8	2.3	1.9	3.4	10.2	1.9
CPI inflation – adjusted[1]	7.4	3.2	3.0	2.4	2.0	3.6	10.2	2.0
1The adjustment to UK Bank Rate and CPI inflation in the severe downside is considered to better reflect the risks around the Group’s base case view in an economic environment where supply shocks are the principal concern.

Base case scenario by quarter[1] At 31 December 2023	First quarter 2023%	Second quarter 2023%	Third quarter 2023%	Fourth quarter 2023%	First quarter 2024%	Second quarter 2024%	Third quarter 2024%	Fourth quarter 2024%
Gross domestic product growth	0.3	0.0	(0.1)	0.0	0.1	0.2	0.3	0.3
Unemployment rate	3.9	4.2	4.2	4.3	4.5	4.8	5.0	5.2
House price growth	1.6	(2.6)	(4.5)	1.4	(1.1)	(1.5)	0.5	(2.2)
Commercial real estate price growth	(18.8)	(21.2)	(18.2)	(5.1)	(4.1)	(3.8)	(2.2)	(0.2)
UK Bank Rate	4.25	5.00	5.25	5.25	5.25	5.00	4.75	4.50
CPI inflation	10.2	8.4	6.7	4.0	3.8	2.1	2.3	2.8
1Gross domestic product growth is presented quarter-on-quarter. House price growth, commercial real estate growth and CPI inflation are presented year-on-year, i.e. from the equivalent quarter in the previous year. Unemployment rate and UK Bank Rate are presented as at the end of each quarter.

128	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 19: Allowance for expected credit losses continued
ECL sensitivity to economic assumptions
The following table shows the Group’s ECL for the probability-weighted, upside, base case, downside and severe downside scenarios, with the severe downside scenario incorporating adjustments made to CPI inflation and UK Bank Rate paths. The stage allocation for an asset is based on the overall scenario probability-weighted probability of default and hence the staging of assets is constant across all the scenarios. In each economic scenario the ECL for individual assessments is held constant reflecting the basis on which they are evaluated. Judgemental adjustments applied through changes to model inputs or parameters, or more qualitative post model adjustments, are apportioned across the scenarios in proportion to modelled ECL where this better reflects the sensitivity of these adjustments to each scenario. The probability-
weighted view shows the extent to which a higher ECL allowance has been recognised to take account of multiple economic scenarios relative to the base case; the uplift on a statutory basis being £443 million compared to £673 million at 31 December 2023.

	At 31 December 2024					At 31 December 2023
	Probability- weighted £m	Upside £m	Base case £m	Downside £m	Severe downside £m	Probability- weighted £m	Upside £m	Base case £m	Downside £m	Severe downside £m
UK mortgages	852	345	567	1,064	2,596	1,115	395	670	1,155	4,485
Credit cards	674	518	641	773	945	810	600	771	918	1,235
Other Retail	950	843	923	1,010	1,172	945	850	920	981	1,200
Commercial Banking	976	737	878	1,110	1,586	1,150	780	986	1,342	2,179
Other	1	1	1	1	1	1	1	1	1	1
ECL allowance	3,453	2,444	3,010	3,958	6,300	4,021	2,626	3,348	4,397	9,100
The table below shows the Group’s ECL for the upside, base case, downside and severe downside scenarios, with staging of assets based on each specific scenario probability of default. In each economic scenario the ECL for individual assessments is held constant reflecting the basis on which they are evaluated. Judgemental adjustments applied through changes to model inputs or parameters, or more qualitative post-
model adjustments, are apportioned across the scenarios in proportion to modelled ECL where this better reflects the sensitivity of these adjustments to each scenario. A probability-weighted scenario is not shown as this view does not reflect the basis on which ECL is calculated.
Comparing the probability-weighted ECL in the table above to the base case ECL with base case scenario specific staging, as shown in the table below, results in an uplift of £465 million compared to £586 million at 31 December 2023.

	At 31 December 2024				At 31 December 2023
	Upside £m	Base case £m	Downside £m	Severe downside £m	Upside £m	Base case £m	Downside £m	Severe downside £m
UK mortgages	345	566	1,061	2,741	384	617	1,070	5,403
Credit cards	492	634	802	1,036	593	770	931	1,279
Other Retail	843	927	1,026	1,212	923	1,004	1,076	1,328
Commercial Banking	721	860	1,135	2,149	835	1,044	1,486	3,194
Other	1	1	1	1	–	–	–	–
ECL allowance	2,402	2,988	4,025	7,139	2,735	3,435	4,563	11,204
The impact of isolated changes in the UK unemployment rate and House Price Index (HPI) has been assessed on a univariate basis. Although such changes would not be observed in isolation, as economic indicators tend to be correlated in a coherent scenario, this gives insight into the sensitivity of the Group’s ECL to gradual changes in these two critical economic factors.
The impacts are assessed as changes to base case modelled ECL only (at 100 per cent weighting) with staging held flat to the reported view.
The probability weighted ECL impact of applying the changes to all four scenarios, including the impact on staging and post model adjustments, would be greater.
The table below shows the impact on the Group’s ECL resulting from a 1 percentage point increase or decrease in the UK unemployment rate.
The increase or decrease is presented based on the adjustment phased evenly over the first 10 quarters of the base case scenario. A more immediate increase or decrease would drive a more material ECL impact as it would be fully reflected in both 12-month and lifetime probability of defaults.

	At 31 December 2024		At 31 December 2023
	1pp increase in unemployment £m	1pp decrease in unemployment £m	1pp increase in unemployment £m	1pp decrease in unemployment £m
UK mortgages	4	(3)	33	(32)
Credit cards	40	(41)	38	(38)
Other Retail	18	(20)	19	(19)
Commercial Banking	70	(66)	87	(81)
ECL impact	132	(130)	177	(170)
The table below shows the impact on the Group’s ECL in respect of UK mortgages of an increase or decrease in loss given default for a
10 percentage point increase or decrease in HPI. The increase or decrease is presented based on the adjustment phased evenly over the first 10 quarters of the base case scenario.

	At 31 December 2024		At 31 December 2023
	10pp increase in HPI £m	10pp decrease in HPI £m	10pp increase in HPI £m	10pp decrease in HPI £m
ECL impact	(127)	182	(201)	305

129	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 20: Finance lease receivables
The Group’s finance lease receivables are classified as loans and advances to customers and accounted for at amortised cost. These balances are analysed as follows:

	2024 £m	2023 £m
Not later than 1 year	6,160	5,903
Later than 1 year and not later than 2 years	5,215	4,817
Later than 2 years and not later than 3 years	4,268	4,579
Later than 3 years and not later than 4 years	2,846	3,051
Later than 4 years and not later than 5 years	502	618
Later than 5 years	294	354
Gross investment	19,285	19,322
Unearned future finance income	(2,362)	(2,175)
Rentals received in advance	(16)	(12)
Net investment	16,907	17,135
Equipment leased to customers under finance lease receivables relates to financing transactions to fund the purchase of aircraft, ships, motor vehicles and other items. There was an allowance for uncollectable finance lease receivables included in the allowance for impairment losses of
£368 million (2023: £350 million).
The Group’s finance lease assets are comprised as follows:

	2024 £m	2023 £m
Electric vehicles	996	1,336
Internal combustion engine vehicles	11,521	11,425
Self-charging hybrid vehicles	346	237
Plug-in hybrid vehicles	1,302	907
Other	2,742	3,230
Net investment	16,907	17,135

130	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 21: Goodwill and other intangible assets

	Goodwill £m	Brands £m	Purchased credit card relationships £m	Customer- related intangibles £m	Capitalised software enhancements £m	Total £m
Cost:[1]
At 1 January 2023	814	584	1,002	50	7,591	10,041
Exchange and other adjustments	–	–	–	–	1	1
Additions	143	1	–	180	1,474	1,798
Disposals and write-offs	–	–	–	–	(292)	(292)
At 31 December 2023	957	585	1,002	230	8,774	11,548
Exchange and other adjustments	–	–	–	–	(5)	(5)
Additions	–	–	–	–	1,246	1,246
Disposals	–	–	–	–	(208)	(208)
At 31 December 2024	957	585	1,002	230	9,807	12,581
Accumulated amortisation:
At 1 January 2023	344	204	692	50	3,627	4,917
Exchange and other adjustments	–	–	–	–	–	–
Charge for the year[2]	–	–	70	9	1,007	1,086
Disposals and write-offs	–	–	–	–	(292)	(292)
At 31 December 2023	344	204	762	59	4,342	5,711
Exchange and other adjustments	–	–	–	–	(11)	(11)
Charge for the year[2]	–	–	70	10	1,197	1,277
Disposals	–	–	–	–	(200)	(200)
At 31 December 2024	344	204	832	69	5,328	6,777
Balance sheet amount at 31 December 2024[3]	613	381	170	161	4,479	5,804
Balance sheet amount at 31 December 2023[3]	613	381	240	171	4,432	5,837
1For acquisitions made prior to 1 January 2004, the date of transition to IFRS Accounting Standards, cost is included net of amounts amortised up to 31 December 2003.
2The charge for the year is recognised in operating expenses (note 9).
3Includes core deposit intangible of £nil, cost of £2,770 million and accumulated amortisation of £2,770 million.
Goodwill
The goodwill held in the Group’s balance sheet is tested at least annually for impairment. For the purposes of impairment testing the goodwill is allocated to the appropriate cash generating unit; of the total balance of £613 million (2023: £613 million), £302 million, or 49 per cent (2023:
£302 million, 49 per cent) has been allocated to the Credit card cash generating unit and £309 million, or 50 per cent (2023: £309 million, 50 per cent) has been allocated to the Motor business cash generating units, both in the Group’s Retail division.
The recoverable amount of the goodwill relating to Credit cards has been based on a value-in-use calculation using post-tax cash flow projections based on financial budgets and plans approved by management covering a four-year period and a discount rate (post-tax) of 10.5 per cent, based on the Group’s cost of equity. This is equivalent to a pre-tax rate of 14.0 per cent. The budgets and plans are based upon past experience adjusted to take into account anticipated changes in credit card volumes having regard to expected market conditions and competitor activity. The cash flows beyond the four-year period assume 3.5 per cent growth, which does not exceed the long-term average growth rates for the markets in which the Cards business participates. Management believes that any reasonably possible change in the key assumptions above would not cause the recoverable amount of the goodwill relating to Credit cards to fall below the balance sheet carrying value.
The recoverable amount of the goodwill relating to the Motor business is based on a value-in-use calculation using post-tax cash flow projections based on financial budgets and plans approved by management covering a four-year period and a discount rate (post-tax) of 10.5 per cent, based on the Group’s cost of equity. This is equivalent to a pre-tax rate of 14.0 per cent. The budgets and plans are based upon past experience adjusted to take into account anticipated changes in sales volumes having regard to expected market conditions and competitor activity. The cash flows beyond the four-year period are extrapolated using a growth rate of 3.5 per cent which does not exceed the long-term average growth rates for the markets in which the Motor business participates. Management believes that any reasonably possible change in the key assumptions, including from the impacts of climate change or climate-related legislation, would not cause the recoverable amount of the goodwill relating to the Motor business to fall below the balance sheet carrying value.
Other intangible assets
The brand arising from the acquisition of Bank of Scotland in 2009 is recognised on the Group’s balance sheet and has been determined to have an indefinite useful life. The carrying value at 31 December 2024 was £380 million (2023: £380 million). The Bank of Scotland name has been in existence for over 300 years and there are no indications that the brand should not have an indefinite useful life. The recoverable amount has been based on a value-in-use calculation. The calculation uses post-tax projections for a four-year period of the income generated by the Bank of Scotland cash-generating unit, a discount rate of 10.5 per cent and a future growth rate of 3.5 per cent. Management believes that any reasonably possible change in the key assumptions would not cause the recoverable amount of the Bank of Scotland brand to fall below its balance sheet carrying value.

131	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 22: Other assets

	2024 £m	2023 £m
Property, plant and equipment:
Premises	1,085	903
Equipment	877	1,163
Operating lease assets (see below)	7,265	6,523
Right-of-use assets (note 23)	849	1,025
	10,076	9,614
Prepayments	1,478	1,338
Other assets[1]	1,511	986
Total other assets	13,065	11,938
1Settlement balances and items in the course of collection from banks, previously presented separately, is now included within other assets.
Operating lease assets where the Group is lessor
Equipment leased to customers under operating leases primarily relates to vehicle contract hire arrangements. At 31 December the future minimum rentals receivable under non-cancellable operating leases were as follows:

	Within 1 year £m	1 to 2 years £m	2 to 3 years £m	3 to 4 years £m	4 to 5 years £m	Over 5 years £m	Total £m
At 31 December 2024	1,577	956	821	365	85	6	3,810
At 31 December 2023	1,336	857	680	309	70	4	3,256
Equipment leased to customers under operating leases primarily relates to vehicle contract hire arrangements. Operating lease assets are comprised as follows:

	2024 £m	2023 £m
Electric vehicles	3,894	3,259
Internal combustion engine vehicles	1,630	1,815
Self-charging hybrid vehicles	166	186
Plug-in hybrid vehicles	1,575	1,258
Other	–	5
Total operating lease assets	7,265	6,523
Note 23: Lessee disclosures
The table below sets out the movement in the Group’s right-of-use assets, which are primarily in respect of premises, and are recognised within other assets (note 22).

	2024 £m	2023 £m
At 1 January	1,025	1,119
Exchange and other adjustments	1	6
Additions	128	135
Disposals	(113)	(32)
Depreciation charge for the year	(192)	(203)
At 31 December	849	1,025
The Group’s lease liabilities are recognised within other liabilities (note 25). The maturity analysis of the Group’s lease liabilities on an undiscounted basis is set out in the liquidity risk section.
The total cash outflow for leases in the year ended 31 December 2024 was £199 million (2023: £209 million). The amount recognised within interest expense in respect of lease liabilities is disclosed in note 5.

132	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 24: Debt securities in issue

	2024			2023
	At fair value through profit or loss £m	At amortised cost £m	Total £m	At fair value through profit or loss £m	At amortised cost £m	Total £m
Senior unsecured notes issued	4,608	22,902	27,510	5,232	22,642	27,874
Covered bonds	–	11,800	11,800	–	14,318	14,318
Certificates of deposit issued	–	597	597	–	3,096	3,096
Securitisation notes	22	5,185	5,207	23	4,211	4,234
Commercial paper	–	4,797	4,797	–	8,182	8,182
Total debt securities in issue	4,630	45,281	49,911	5,255	52,449	57,704
Covered bonds and securitisation programmes
At 31 December 2024, the covered bonds held by external parties and those held internally, were secured on certain loans and advances to customers amounting to £26,202 million (2023: £27,019 million) which have been assigned to bankruptcy remote limited liability partnerships to provide security for issues of covered bonds by the Group. The Group retains all of the risks and rewards associated with these loans and the partnerships are consolidated fully with the loans retained on the Group’s balance sheet.
The Group has two covered bond programmes, which have ring-fence asset pools and guarantee the covered bonds issued by the Group. At the reporting date the Group had over-collateralised these programmes to meet the terms of the programmes, to secure the rating of the covered bonds and to provide operational flexibility. From time to time, the obligations of the Group to provide collateral may increase due to the formal requirements of the programmes. The Group may also voluntarily contribute collateral to support the ratings of the covered bonds.
Covered bonds includes Pfandbriefe, which the Group issued for the first time in 2024.
The Group’s securitisation vehicles issue notes that are held both externally and internally, and are secured on loans and advances to customers amounting to £27,284 million at 31 December 2024 (2023: £30,190 million), the majority of which have been sold by subsidiary companies to bankruptcy remote structured entities. As the structured entities are funded by the issue of debt on terms whereby the majority of the risks and rewards of the portfolio are retained by the subsidiary, the structured entities are consolidated fully and all of these loans are retained on the Group’s balance sheet.
Certain loans and advances to customers have been assigned to bankruptcy remote limited liability partnerships.
Cash deposits of £3,225 million (2023: £3,678 million) which support the debt securities issued by the structured entities, the term advances related to covered bonds and other legal obligations, are held by the Group. Additionally, the Group has certain contractual arrangements to provide liquidity facilities to some of these structured entities. At 31 December 2024 these obligations had not been triggered; the maximum exposure under these facilities was £4 million (2023: £4 million).
The Group recognises the full liabilities associated with its securitisation and covered bond programmes within debt securities in issue, although the obligations of the Group in respect of its securitisation issuances are limited to the cash flows generated from the underlying assets. The Group could be required to provide additional support to a number of the securitisation programmes to support the credit ratings of the debt securities issued, in the form of increased cash reserves and the holding of subordinated notes. Further, certain programmes contain contractual obligations that require the Group to repurchase assets should they become credit-impaired or as otherwise required by the transaction documents. The Group has not provided financial or other support by voluntarily offering to repurchase assets from any of its public securitisation programmes during 2024 (2023: none).
At 31 December 2024 £32,397 million (2023: £32,036 million) of debt securities in issue at amortised cost had a contractual residual maturity of greater than one year.
Note 25: Other liabilities

	2024 £m	2023 £m
Lease liabilities	1,219	1,589
Other creditors and accruals	5,992	4,671
Total other liabilities	7,211	6,260
The maturity analysis of the Group’s lease liabilities on an undiscounted basis is set out in the liquidity risk section.
At 31 December 2024 £898 million (2023: £1,305 million) of lease liabilities had a contractual residual maturity of greater than one year.
Note 26: Provisions
Critical accounting judgements and key sources of estimation uncertainty

Critical judgement:	Determining whether a present obligation exists and whether it is more likely than not that an outflow of resources will be required to settle that obligation
Key sources of estimation uncertainty:	Populations impacted, level of remediation and response rates
Determining the amount of the provisions, which represent management’s best estimate of the cost of settling these issues, requires the exercise of significant judgement and estimation. It will often be necessary to form a view on matters which are inherently uncertain, such as the scope of reviews required by regulators, and to estimate the number of future complaints, the extent to which they will be upheld, the average cost of redress and the impact of decisions reached by legal and other review processes that may be relevant to claims received.
Consequently, the continued appropriateness of the underlying assumptions is reviewed on a regular basis against actual experience and other relevant evidence and adjustments made to the provisions where appropriate.

133	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 26: Provisions continued

	Provisions for financial commitments and guarantees £m	Regulatory and legal provisions £m	Other £m	Total £m
At 1 January 2024	314	1,014	588	1,916
Exchange and other adjustments	(1)	–	(1)	(2)
Provisions applied	–	(378)	(475)	(853)
Charge for the year	(48)	880	305	1,137
At 31 December 2024	265	1,516	417	2,198
Provisions for financial commitments and guarantees
Provisions are recognised for expected credit losses on undrawn loan commitments and financial guarantees.
Regulatory and legal provisions
In the course of its business, the Group is engaged on a regular basis in discussions with UK and overseas regulators and other governmental authorities on a range of matters, including legal and regulatory reviews and, from time to time, enforcement investigations (including in relation to compliance with applicable laws and regulations, such as those relating to prudential regulation, consumer protection, investment advice, employment, business conduct, systems and controls, environmental, sustainability, competition/anti-trust, tax, anti-bribery, anti-
money laundering and sanctions). Any matters discussed or identified during such discussions and inquiries may result in, among other things, further inquiry or investigation, other action being taken by governmental and/or regulatory authorities, increased costs being incurred by the
Group, remediation of systems and controls, public or private censure, restriction of the Group’s business activities and/or fines. The Group also receives complaints in connection with its past conduct and claims brought by or on behalf of current and former employees, customers
(including their appointed representatives), investors and other third parties and is subject to legal proceedings and other legal actions from time to time. Any events or circumstances disclosed could have a material adverse effect on the Group’s financial position, operations or cash flows. Provisions are held where the Group can reliably estimate a probable outflow of economic resources. The ultimate liability of the Group may be significantly more, or less, than the amount of any provision recognised. If the Group is unable to determine a reliable estimate, a contingent liability is disclosed. The recognition of a provision does not amount to an admission of liability or wrongdoing on the part of the
Group. During the year ended 31 December 2024 the Group charged a further £880 million in respect of legal actions and other regulatory matters and the unutilised balance at 31 December 2024 was £1,516 million (31 December 2023: £1,014 million). The most significant items are outlined below.
Motor commission review
The Group recognised a £450 million provision in 2023 for the potential impact of the FCA review into historical motor finance commission arrangements and sales announced in January 2024. In the fourth quarter of 2024, a further £700 million provision has been recognised in relation to motor finance commission arrangements, in light of the Court of Appeal (CoA) decisions handed down in their judgment in Wrench,
Johnson and Hopcraft (WJH) in October 2024, which goes beyond the scope of the original FCA motor finance commissions review.
The CoA judgment in WJH, determined that motor dealers acting as credit brokers owe certain duties to disclose to their customers commission payable to them by lenders, and that lenders will be liable for dealers’ non-disclosures. This sets a higher bar for the disclosure of and consent to the existence, nature, and quantum of any commission paid than had been understood to be required or applied across the motor finance industry prior to the decision. The Group’s understanding of compliant disclosure was built on FCA and other regulatory guidance and previous legal authorities. These CoA decisions relate to commission disclosure and consent obligations which go beyond the scope of the current FCA motor finance commissions review. The Supreme Court granted the relevant lenders permission to appeal the WJH judgment and the substantive hearing is scheduled to be heard on 1 April to 3 April 2025.
Following the WJH decision, the FCA extended their temporary complaint handling rules in relation to discretionary commission arrangements
(DCA) complaints to include non-DCA commission complaints until December 2025. The FCA has also announced that it intends to set out next steps in its review into DCAs in May 2025 and hopes to provide an update on motor finance non-DCA complaints at the same time, but its next steps in relation to both types of complaint will depend on the progress of the appeal to the Supreme Court of WJH and the timing and nature of any decision. In addition, there are a number of other relevant judicial proceedings which may influence the eventual outcome, including a judicial review (which is now subject to appeal) of a final decision by the Financial Ombudsman Service (FOS) against another lender that was heard in October 2024.
The Group continues to receive complaints as well as claims in the County Courts in respect of motor finance commissions. A large number of those claims have been stayed, as has a claim in the Competition Appeal Tribunal.
In establishing the provision estimate, the Group has created a number of scenarios to address uncertainties around a number of key assumptions. These include the potential outcomes of the Supreme Court appeal, any steps that the FCA may take and outcomes in relation to the extent of harm and remedies. Other key assumptions include applicable commission models, commission rates, time periods, response rates, uphold rates, levels of redress / interest applied and costs to deliver. The Group will continue to assess developments and potential impacts, including the outcome of the appeals, any announcement by the FCA of their next steps, and any action by other regulators or government bodies. Given that there is a significant level of uncertainty in terms of the eventual outcome, the ultimate financial impact could materially differ from the amount provided.

134	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 26: Provisions continued
HBOS Reading – review
The Group continues to apply the recommendations from Sir Ross Cranston’s review, issued in December 2019, including a reassessment of direct and consequential losses by an independent panel (the Foskett Panel), an extension of debt relief and a wider definition of de facto directors. The Foskett Panel’s full scope and methodology was published on 7 July 2020. The Foskett Panel’s stated objective is to consider cases via a non-legalistic and fair process and to make its decisions in a generous, fair and common sense manner, assessing claims against an expanded definition of the fraud and on a lower evidential basis.
In June 2022, the Foskett Panel announced an alternative option, in the form of a fixed sum award which could be accepted as an alternative to participation in the full re-review process, to support earlier resolution of claims for those deemed by the Foskett Panel to be victims of the fraud.
Virtually all of the population have now had decisions via the Fixed Sum Award process, with operational costs, redress and tax costs associated with the re-reviews recognised within the amount provided.
Notwithstanding the settled claims and the increase in outcomes which builds confidence in the full estimated cost, uncertainties remain and the final outcome could be different. There is no confirmed timeline for the completion of the re-review process nor the review by Dame Linda
Dobbs. The Group remains committed to implementing the recommendations in full.
Payment protection insurance (PPI)
The Group continues to challenge PPI litigation cases, with mainly operational costs and legal fees associated with litigation activity recognised within regulatory and legal provisions.
Other
The Group carries provisions of £153 million (31 December 2023: £137 million) in respect of dilapidations, rent reviews and other property-
related matters.
Provisions are also made for staff and other costs related to Group restructuring initiatives at the point at which the Group becomes committed to the expenditure; at 31 December 2024 provisions of £130 million (31 December 2023: £240 million) were held.
The Group carries provisions of £35 million (31 December 2023: £46 million) for indemnities and other matters relating to legacy business disposals in prior years. Whilst there remains significant uncertainty as to the timing of the utilisation of the provisions, the Group expects the majority of the remaining provisions to have been utilised by 31 December 2026.
Note 27: Subordinated liabilities
The movement in subordinated liabilities during the year was as follows:

	Preferred securities £m	Undated £m	Dated £m	Total £m
At 1 January 2023	–	146	6,447	6,593
Issued during the year[1]:
5.25% Fixed Rate Reset Dated Subordinated Notes 2033 (500S$ million)	–	–	288	288
Fixed-to-Floating Rate Dated Subordinated Notes 2033 (A$750 million)	–	–	382	382
	–	–	670	670
Repurchases and redemptions during the year[1]:
9.625% Subordinated Bonds 2023 (£300 million)	–	–	(92)	(92)
7.07% Subordinated Fixed Rate Notes 2023 (€175 million)	–	–	(155)	(155)
8.75% Perpetual Subordinated Bonds (£100 million)	–	(5)	–	(5)
7.375% Subordinated Undated Instruments (£150 million)	–	–	–	–
8% Undated Subordinated Step-up Notes 2023 (£200 million)	–	–	–	–
	–	(5)	(247)	(252)
Foreign exchange movements	–	–	(268)	(268)
Other movements (cash and non-cash)[2]	–	–	192	192
At 31 December 2023	–	141	6,794	6,935
Issued during the year[1]:
Floating Rate Dated Subordinated Notes 2034 (A$500 million)	–	–	257	257
5.963% Fixed-to-Floating Rate Dated Subordinated Notes 2034 (A$250 million)	–	–	129	129
	–	–	386	386
Foreign exchange movements	–	–	(3)	(3)
Other movements (cash and non-cash)[2]	–	–	(107)	(107)
At 31 December 2024	–	141	7,070	7,211
1Issuances in the year generated cash inflows of £386 million (2023: £670 million); the repurchases and redemptions resulted in cash outflows of £nil (2023: £251 million).
2Other movements include hedge accounting movements and cash payments in respect of interest on subordinated liabilities in the year amounting to £366 million (2023: £335 million) offset by the interest expense in respect of subordinated liabilities of £430 million (2023: £395 million).
These securities will, in the event of the winding-up of the issuer, be subordinated to the claims of depositors and all other creditors of the issuer, other than creditors whose claims rank equally with, or are junior to, the claims of the holders of the subordinated liabilities. The subordination of specific subordinated liabilities is determined in respect of the issuer and any guarantors of that liability. The claims of holders of preference shares and preferred securities are generally junior to those of the holders of undated subordinated liabilities, which in turn are junior to the claims of holders of the dated subordinated liabilities.

135	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 27: Subordinated liabilities continued
Preference shares
The Bank has in issue one class of preference shares which are classified as liabilities under accounting standards.

				2024		2023
	2024 Number of shares	2023 Number of shares	2022 Number of shares	£m	% of share capital	£m	% of share capital	2022 £m
6% Non-cumulative Redeemable Preference shares of GBP1.00	100	100	100	–	–	–	–	–
The rights and obligations attaching to these shares are set out in the Bank’s articles of association, a copy of which can be obtained from
Companies House or from the Lloyds Banking Group website (www.lloydsbankinggroup.com/who-we-are/group-overview/corporate-
governance.html).
At 31 December 2024 £6,289 million (2023: £6,921 million) of subordinated liabilities had a contractual residual maturity of greater than one year.
Note 28: Share capital
Issued and fully paid ordinary share capital

Ordinary shares of £1 each[1]	2024 Number of shares	2023 Number of shares	2022 Number of shares	2024 £m	2023 £m	2022 £m
At 1 January and 31 December	1,574,285,752	1,574,285,752	1,574,285,752	1,574	1,574	1,574
1Ordinary shares represent effectively 100 per cent of total share capital in issue as the issued preference shares represent below 0.01 per cent.
Ordinary shares
The holders of ordinary shares are entitled to receive the Bank’s report and accounts, attend, speak and vote at general meetings and appoint proxies to exercise voting rights. Holders of ordinary shares may also receive a dividend (subject to the provisions of the Bank’s articles of association) and in the event of a winding-up, may share in the assets of the Bank.
Issued and fully paid preference shares
The Bank has in issue one class of preference shares which are classified as liabilities under accounting standards and which are included in note
27.
Note 29: Other reserves

	2024 £m	2023 £m	2022 £m
Merger reserve[1]	6,348	6,348	6,348
Revaluation reserve in respect of debt securities held at fair value through other comprehensive income	(249)	(322)	(393)
Cash flow hedging reserve	(3,568)	(3,554)	(5,168)
Foreign currency translation reserve	(142)	(77)	(44)
At 31 December	2,389	2,395	743
1There has been no movements in this reserve in 2024, 2023 or 2022.
The merger reserve arose on the transfer of HBOS plc from the Bank’s ultimate holding company in January 2010.
The revaluation reserves in respect of debt securities and equity shares held at fair value through other comprehensive income represent the cumulative after-tax unrealised change in the fair value of financial assets so classified since initial recognition; or in the case of financial assets obtained on acquisitions of businesses, since the date of acquisition.
The cash flow hedging reserve represents the cumulative after-tax gains and losses on effective cash flow hedging instruments that will be reclassified to the income statement in the periods in which the hedged item affects profit or loss.
The foreign currency translation reserve represents the cumulative after-tax gains and losses on the translation of foreign operations and exchange differences arising on financial instruments designated as hedges of the Group’s net investment in foreign operations.

136	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 29: Other reserves continued
Movements in other reserves were as follows:

Revaluation reserve in respect of debt securities held at fair value through other comprehensive income	2024 £m	2023 £m	2022 £m
At 1 January	(322)	(393)	(362)
Change in fair value	(52)	(41)	(132)
Deferred tax	14	11	34
Current tax	1	1	8
	(37)	(29)	(90)
Income statement transfers in respect of disposals (note 8)	157	140	76
Deferred tax	(44)	(38)	(23)
	113	102	53
Impairment recognised in the income statement	(3)	(2)	6
At 31 December	(249)	(322)	(393)

Revaluation reserve in respect of equity shares held at fair value through other comprehensive income	2024 £m	2023 £m	2022 £m
At 1 January	–	–	–
Change in fair value	–	–	–
Deferred tax	–	–	(1)
	–	–	(1)
Realised gains and losses transferred to retained profits	–	–	–
Deferred tax	–	–	1
	–	–	1
At 31 December	–	–	–

Cash flow hedging reserve	2024 £m	2023 £m	2022 £m
At 1 January	(3,554)	(5,168)	(451)
Change in fair value of hedging derivatives	(2,317)	725	(6,520)
Deferred tax	649	(207)	1,803
	(1,668)	518	(4,717)
Net income statement transfers	2,297	1,517	(1)
Deferred tax	(643)	(421)	1
	1,654	1,096	–
At 31 December	(3,568)	(3,554)	(5,168)

Foreign currency translation reserve	2024 £m	2023 £m	2022 £m
At 1 January	(77)	(44)	(135)
Currency translation differences arising in the year	(65)	(33)	91
At 31 December	(142)	(77)	(44)

137	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 30: Retained profits

	2024 £m	2023 £m	2022 £m
At 1 January	30,786	31,792	28,836
Profit attributable to ordinary shareholders	3,101	4,858	4,528
Post-retirement defined benefit scheme remeasurements	(564)	(1,205)	(2,152)
Gains and losses attributable to own credit risk (net of tax)	(56)	(168)	364
Dividends paid (note 32)	(3,990)	(4,700)	–
Issue costs of other equity instruments (net of tax)	(6)	(5)	–
Capital contributions received	142	215	221
Return of capital contributions	(1)	(1)	(4)
Realised gains and losses on equity shares held at fair value through other comprehensive income	–	–	(1)
At 31 December	29,412	30,786	31,792
Note 31: Other equity instruments

	2024 £m	2023 £m	2022 £m
At 1 January	5,018	4,268	4,268
Issued in the year:
$550 million Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Permanent Write-Down Securities	410	–	–
$1,000 million Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Permanent Write-Down Securities	764	–	–
£750 million Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Permanent Write-Down Securities	–	750	–
	1,174	750	–
Repurchases and redemptions during the year:
£500 million Additional Tier 1 Perpetual Subordinated Permanent Write-Down Securities	(500)	–	–

Profit for the year attributable to other equity holders	363	334	241
Distributions on other equity instruments	(363)	(334)	(241)
At 31 December	5,692	5,018	4,268
The principal terms of the AT1 securities are described below:
•The securities rank behind the claims against the Bank of unsubordinated creditors on a winding-up
•The fixed rate reset securities bear a fixed rate of interest until the first call date. After the initial call date, in the event that they are not redeemed, the fixed rate reset AT1 securities will bear interest at rates fixed periodically in advance. The floating rate AT1 securities will be reset quarterly both prior to and following the first call date
•Interest on the securities will be due and payable only at the sole discretion of the Bank and the Bank may at any time elect to cancel any interest payment (or any part thereof) which would otherwise be payable on any interest payment date. There are also certain restrictions on the payment of interest as specified in the terms
•The securities are undated and are repayable, at the option of the Bank, in whole at the first call date, or at any interest payment date thereafter. In addition, the AT1 securities are repayable, at the option of the Bank, in whole for certain regulatory or tax reasons. Any repayments require the prior consent of the PRA
•The securities will be subject to a Permanent Write Down should the Common Equity Tier 1 ratio of the Bank fall below 7.0 per cent
Note 32: Dividends on ordinary shares
Dividends paid during the year were as follows:
During the year the Bank paid cumulative interim dividends of £3,990 million (2023: £4,700 million). The directors have not recommended a final dividend for the year ended 31 December 2024 (2023: £nil).

	2024 £m	2023 £m	2022 £m
Interim dividends	3,990	4,700	–

138	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 33: Related party transactions
Key management personnel
Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of an entity; the Group’s key management personnel are the members of the Lloyds Banking Group plc Group Executive Committee together with its non-executive directors.
The table below details, on an aggregated basis, key management personnel compensation:

Compensation	2024 £m	2023 £m	2022 £m
Salaries and other short-term benefits	14	15	11
Share-based payments	18	15	14
Total compensation	32	30	25
The aggregate of the emoluments of the directors was £9.2 million (2023: £9.3 million; 2022: £9.2 million).
There were £nil aggregate contributions in respect of key management personnel to defined contribution pension schemes (2023: £nil; 2022:
£nil).
The total for the highest paid director (Charlie Nunn) was £4,966,000 (2023: Charlie Nunn: £5,105,000; 2022: Charlie Nunn: £5,160,000); this did not include any gain on exercise of Lloyds Banking Group plc shares in any year.

Share options over Lloyds Banking Group plc shares	2024 million	2023 million	2022 million
At 1 January	–	–	–
Granted, including certain adjustments (includes entitlements of appointed key management personnel)	–	–	–
Exercised/lapsed (includes entitlements of former key management personnel)	–	–	–
At 31 December	–	–	–

Share plans settled in Lloyds Banking Group plc shares	2024 million	2023 million	2022 million
At 1 January	55	72	74
Granted, including certain adjustments (includes entitlements of appointed key management personnel)	69	27	29
Exercised/lapsed (includes entitlements of former key management personnel)	(10)	(44)	(31)
At 31 December	114	55	72
The tables below detail, on an aggregated basis, balances outstanding at the year end and related income and expense, together with information relating to other transactions between the Group and its key management personnel:

Loans	2024 £m	2023 £m	2022 £m
At 1 January	1	2	3
Advanced (includes loans to appointed key management personnel)	1	–	1
Repayments (includes loans to former key management personnel)	(1)	(1)	(2)
At 31 December	1	1	2
The loans are on both a secured and unsecured basis and are expected to be settled in cash. The loans attracted interest rates of between 2.03 per cent and 32.40 per cent in 2024 (2023: 1.09 per cent and 32.40 per cent; 2022: 1.01 per cent and 30.15 per cent).
No provisions have been recognised in respect of loans given to key management personnel (2023 and 2022: £nil).

Deposits	2024 £m	2023 £m	2022 £m
At 1 January	14	10	11
Placed (includes deposits of appointed key management personnel)	32	45	37
Withdrawn (includes deposits of former key management personnel)	(38)	(41)	(38)
At 31 December	8	14	10
Deposits placed by key management personnel attracted interest rates of up to 6.25 per cent (2023: 6.25 per cent; 2022: 5.0 per cent).
At 31 December 2024, the Group did not provide any guarantees in respect of key management personnel (2023 and 2022: none).
At 31 December 2024, transactions, arrangements and agreements entered into by the Group and its banking subsidiaries with directors and connected persons included amounts outstanding in respect of loans and credit card transactions of £29.0 thousand with five directors and one connected person (2023: £23.6 thousand with six directors and no connected persons; 2022: £2.1 thousand with three directors and no connected persons).

139	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 33: Related party transactions continued
Balances and transactions with fellow Lloyds Banking Group undertakings
Balances and transactions between members of the Lloyds Bank Group
In accordance with IFRS 10 Consolidated Financial Statements, transactions and balances between the Bank and its subsidiary undertakings, and between those subsidiary undertakings, have all been eliminated on consolidation and thus are not reported as related party transactions of the Group.
Balances and transactions with Lloyds Banking Group plc and fellow subsidiaries of the Bank
The Bank and its subsidiaries have balances due to and from the Bank’s parent company, Lloyds Banking Group plc and fellow subsidiaries of the Bank. These are included on the Group’s balance sheet as follows:

	2024 £m	2023 £m
Assets, included within:
Derivative financial instruments	807	1,137
Financial assets at amortised cost: due from fellow Lloyds Banking Group undertakings	560	840
Financial assets at fair value through profit or loss	–	1
	1,367	1,978
Liabilities, included within:
Due to fellow Lloyds Banking Group undertakings	4,049	2,932
Derivative financial instruments	687	953
Debt securities in issue at amortised cost	19,198	18,131
Subordinated liabilities	7,336	6,919
	31,270	28,935
These balances include Lloyds Banking Group plc’s banking arrangements and, due to the size and volume of transactions passing through these accounts, it is neither practical nor meaningful to disclose information on gross inflows and outflows. During 2024 the Group earned
£18 million interest income on the above asset balances (2023: £9 million; 2022: £11 million) and the Group incurred £1,353 million interest expense on the above liability balances (2023: £1,010 million; 2022: £666 million).
Details of intercompany recharges recognised within other operating income are given in note 8 and details of contingent liabilities and commitments entered into on behalf of fellow Lloyds Banking Group undertakings are given in note 34.
During the year, the Group recognised fee and commission expense of £310 million due to the impact of changes to commission arrangements with Scottish Widows.
Other related party transactions
Pension funds
The Group provides banking services to certain of its pension funds. At 31 December 2024, customer deposits of £113 million (2023:
£133 million) related to the Group’s pension funds.
Joint ventures and associates
At 31 December 2024 there were loans and advances to customers of £23 million (2023: £47 million) outstanding and balances within customer deposits of £12 million (2023: £6 million) relating to joint ventures and associates.
During the year the Group paid fees of £4 million (2023: £4 million) to the Lloyds Banking Group’s Schroders Personal Wealth joint venture.
Note 34: Contingent liabilities, commitments and guarantees
Contingent liabilities, commitments and guarantees arising from the banking business
At 31 December 2024 contingent liabilities, such as performance bonds and letters of credit, arising from the banking business were
£2,523 million (31 December 2023: £2,755 million).
The contingent liabilities of the Group arise in the normal course of its banking business and it is not practicable to quantify their future financial effect. Total commitments and guarantees were £128,947 million (31 December 2023: £122,733 million), of which in respect of undrawn formal standby facilities, credit lines and other commitments to lend, £59,143 million (31 December 2023: £53,722 million)
was irrevocable.
Capital commitments
Capital expenditure contracted but not provided for at 31 December 2024 amounted to £640 million (2023: £1,240 million) and related to assets to be leased to customers under operating leases. The Group’s management is confident that future net revenues and funding will be sufficient to cover these commitments.

140	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 34: Contingent liabilities, commitments and guarantees continued
Interchange fees
With respect to multi-lateral interchange fees (MIFs), the Lloyds Banking Group is not a party in the ongoing or threatened litigation which involves the card schemes Visa and Mastercard or any settlements of such litigation. However, the Group is a member/licensee of Visa and
Mastercard and other card schemes. The litigation in question is as follows:
•Litigation brought by or on behalf of retailers against both Visa and Mastercard in the English Courts, in which retailers are seeking damages on grounds that Visa and Mastercard’s MIFs breached competition law (this includes a judgment of the Supreme Court in June 2020 upholding the Court of Appeal’s finding in 2018 that certain historic interchange arrangements of Mastercard and Visa infringed competition law)
•Litigation brought on behalf of UK consumers in the English Courts against Mastercard
Any impact on the Group of the litigation against Visa and Mastercard remains uncertain at this time, such that it is not practicable for the
Group to provide an estimate of any potential financial effect. Insofar as Visa is required to pay damages to retailers for interchange fees set prior to June 2016, contractual arrangements to allocate liability have been agreed between various UK banks (including the Lloyds Banking
Group) and Visa Inc, as part of Visa Inc’s acquisition of Visa Europe in 2016. These arrangements cap the maximum amount of liability to which the Lloyds Banking Group may be subject and this cap is set at the cash consideration received by the Lloyds Banking Group for the sale of its stake in Visa Europe to Visa Inc in 2016. In 2016, the Lloyds Banking Group received Visa preference shares as part of the consideration for the sale of its shares in Visa Europe. A release assessment is carried out by Visa on certain anniversaries of the sale (in line with the Visa Europe sale documentation) and as a result, some Visa preference shares may be converted into Visa Inc Class A common stock from time to time. Any such release and any subsequent sale of Visa common stock does not impact the contingent liability.
LIBOR and other trading rates
Certain Lloyds Banking Group companies, together with other panel banks, have been named as defendants in ongoing private lawsuits, including purported class action suits, in the US in connection with their roles as panel banks contributing to the setting of US dollar, Japanese yen and Sterling London Interbank Offered Rate.
Certain Lloyds Banking Group companies are also named as defendants in (i) UK-based claims, and (ii) two Dutch class actions, raising LIBOR manipulation allegations. A number of claims against the Lloyds Banking Group in the UK relating to the alleged mis-sale of interest rate hedging products also include allegations of LIBOR manipulation.
It is currently not possible to predict the scope and ultimate outcome on the Lloyds Banking Group of any private lawsuits or ongoing related challenges to the interpretation or validity of any of the Lloyds Banking Group’s contractual arrangements, including their timing and scale. As such, it is not practicable to provide an estimate of any potential financial effect.
Tax authorities
The Group has an open matter in relation to a claim for group relief of losses incurred in its former Irish banking subsidiary, which ceased trading on 31 December 2010. In 2020, HMRC concluded its enquiry into the matter and issued a closure notice denying the group relief claim.
The Group appealed to the First Tier Tax Tribunal. The hearing took place in May 2023. In January 2025, the First Tier Tribunal concluded in favour of HMRC. The Group believes it has applied the rules correctly and that the claim for group relief is correct. Having reviewed the
Tribunal’s conclusions and having taken appropriate advice, the Group intends to appeal the decision and does not consider this to be a case where an additional tax liability will ultimately fall due. If the final determination of the matter by the judicial process is that HMRC’s position is correct, management believes that this would result in an increase in current tax liabilities of approximately £850 million (including interest)
and a reduction in the Group’s deferred tax asset of approximately £275 million. Following the First Tier Tax Tribunal outcome, the tax will be paid and recognised as a current tax asset, given the Group’s view that the tax liability will not ultimately fall due. It is unlikely that any appeal hearing will be held before 2026, and final conclusion of the judicial process may not be for several years.
There are a number of other open matters on which the Group is in discussions with HMRC (including the tax treatment of certain costs arising from the divestment of TSB Banking Group plc and the tax treatment of costs relating to HBOS Reading), none of which is expected to have a material impact on the financial position of the Group.
Arena and Sentinel litigation claims
The Group is facing claims alleging breach of duty and/or mandate in the context of an underlying external fraud matter involving Arena
Television. The Group ~~i~~s defending the claims, which are at an early stage. As such, it is not practicable to estimate the final outcome of the matter and its financial impact (if any) to the Group.
FCA investigation into the Group’s anti-money laundering control framework
As previously disclosed, the FCA had opened an investigation into the Group’s compliance with domestic UK money laundering regulations and the FCA’s rules and Principles for Businesses, with a focus on aspects of its anti-money laundering control framework. This investigation has now been closed by the FCA without any enforcement action taken.
Other legal actions and regulatory matters
In addition, in the course of its business the Group is subject to other complaints and threatened or actual legal proceedings (including class or group action claims) brought by or on behalf of current or former employees, customers (including their appointed representatives), investors or other third parties, as well as legal and regulatory reviews, enquiries and examinations, requests for information, audits, challenges, investigations and enforcement actions, which could relate to a number of issues. This includes matters in relation to compliance with applicable laws and regulations, such as those relating to prudential regulation, employment, consumer protection, investment advice, business conduct, systems and controls, environmental, sustainability, competition/anti-trust, tax, anti-bribery, anti-money laundering and sanctions, some of which may be beyond the Group’s control, both in the UK and overseas. Where material, such matters are periodically reassessed, with the assistance of external professional advisers where appropriate, to determine the likelihood of the Group incurring a liability. The Group does not currently expect the final outcome of any such case to have a material adverse effect on its financial position, operations or cash flows. Where there is a contingent liability related to an existing provision the relevant disclosures are included within note 26.

141	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 35: Structured entities
The Group’s interests in structured entities are both consolidated and unconsolidated. Details of the Group’s interests in consolidated structured entities are set out in note 24 for securitisations and covered bond vehicles, note 11 for structured entities associated with the
Group’s pension schemes, and below. Details of the Group’s interests in unconsolidated structured entities are also included below.
Asset-backed conduits
In addition to the structured entities discussed in note 24, which are used for securitisation and covered bond programmes, the Group sponsors an active asset-backed conduit, Cancara, which invests in client receivables and debt securities. The total consolidated exposure of Cancara at
31 December 2024 was £2,272 million (2023: £2,808 million), comprising £1,155 million of loans and advances (2023: £1,521 million), £559 million of debt securities (2023: £698 million) and £558 million of financial assets at fair value through profit or loss (2023: £589 million).
All lending assets and debt securities held by the Group in Cancara are restricted in use, as they are held by the collateral agent for the benefit of the commercial paper investors and the liquidity providers only. The Group provides liquidity facilities to Cancara under terms that are usual and customary for standard lending activities in the normal course of the Group’s banking activities. During 2024 there have continued to be planned drawdowns on certain liquidity facilities for balance sheet management purposes, supporting the programme to provide funding alongside the proceeds of the asset-backed commercial paper issuance. The Group could be asked to provide support under the contractual terms of these arrangements including, for example, if Cancara experienced a shortfall in external funding, which may occur in the event of market disruption. The external assets in Cancara are consolidated in the Group’s financial statements.
Unconsolidated structured entities
The Group considers itself the sponsor of a structured entity where it is primarily involved in the design and establishment of the structured entity and further where the Group transfers assets to the structured entity, markets products associated with the structured entity in its own name and/or provides guarantees regarding the structured entity’s performance.
The following table describes the types of structured entities that the Group does not consolidate but in which it holds an interest.

			Total assets of structured entities
Type of entity	Nature and purpose of structured entities	Interest held by the Group	2024 £bn	2023 £bn
Securitisation vehicles	These vehicles issue asset-backed notes to investors and facilitate the management of the Group’s balance sheet.	•Interest in notes issued by the vehicles •Fees for loan servicing	5	5
The following table sets out an analysis of the carrying amount of interest held by the Group in the unconsolidated structured entities. The maximum exposure to loss is the carrying amounts of the assets held.

Carrying amount	Recognised within;	2024 £m	2023 £m
Notes held in securitisation vehicles	Financial assets at fair value through profit or loss; and Financial assets at amortised cost	2,311	4,016
During the year the Group has not provided any non-contractual financial or other support to these entities and has no current intention of providing any non-contractual financial or other support in the future.
The carrying amount of assets transferred to securitisation vehicles at the time of transfer was £2,004 million (2023: £5,481 million) and the
Group recognised a gain of £11 million on transfer (2023: gain of £31 million).
Continuing involvement in financial assets that have been derecognised
The Group has derecognised financial assets in their entirety following transactions with securitisation vehicles, as noted above. The continuing involvement largely arises from funding provided to the vehicles through the purchase of issued notes. The majority of these notes are recognised as debt securities held at amortised cost, with the remaining notes held by the Group recognised at fair value through profit or loss.
The carrying amount of these interests and the maximum exposure to loss is included in the table above. At 31 December 2024 the fair value of the retained notes was £2,310 million (2023: £4,032million). The income from the Group’s interest in these structures for the year ended 31
December 2024 was £218 million and cumulatively for the lifetime was £341 million.

142	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 36: Transfers of financial assets
Transferred financial assets derecognised in their entirety with ongoing exposure
Through asset securitisations, the Group has transferred financial assets which were derecognised in their entirety, with some continuing involvement. Further details are available in note 35.
Transferred financial assets that continue to be recognised
Details of transferred financial assets that continue to be recognised in full are as follows.
The Group enters into repurchase and securities lending transactions in the normal course of business that do not result in derecognition of the financial assets as substantially all of the risks and rewards, including credit, interest rate, prepayment and other price risks are retained by the
Group. In all cases, the transferee has the right to sell or repledge the assets concerned.
As set out in note 24, included within financial assets measured at amortised cost are loans transferred under the Group’s securitisation and covered bond programmes. As the Group retains all or a majority of the risks and rewards associated with these loans, including credit, interest rate, prepayment and liquidity risk, they remain on the Group’s balance sheet. Assets transferred into the Group’s securitisation and covered bond programmes are not available to be used by the Group while the assets are within the programmes. However, the Group retains the right to remove loans from the covered bond programmes where they are in excess of the programme’s requirements. In addition, where the Group has retained some of the notes issued by securitisation and covered bond programmes, the Group has the ability to sell or pledge these retained notes.
In 2024, the Group securitised a portfolio of £1.25 billion of finance lease receivables. This transaction resulted in a partial derecognition of the leases, as the Group neither retained nor transferred substantially all risks and rewards. As of 31 December 2024, the Group continues to recognise £798 million of these lease receivables with a gross up of the same amount in finance lease receivables and other liabilities for the continuing involvement asset and liability required to be recognised under IFRS 9.
The table below sets out the carrying values of the transferred assets and the associated liabilities. For repurchase and securities lending transactions, the associated liabilities represent the Group’s obligation to repurchase the transferred assets. For securitisation programmes, the associated liabilities represent the external notes in issue (note 24). The liabilities shown in the table below have recourse to the transferred assets.

	2024		2023
	Assets £m	Liabilities £m	Assets £m	Liabilities £m
Repurchase and securities lending transactions
Debt securities held at amortised cost	1,420	–	1,401	–
Financial assets at fair value through other comprehensive income	10,272	3,543	9,583	4,906
Securitisation programmes
Financial assets at amortised cost:
Loans and advances to customers[1]	27,284	5,207	30,190	4,234
1The carrying value of associated liabilities excludes securitisation notes held by the Group of £16,752 million (31 December 2023: £19,617 million).

143	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 37: Financial risk management
Financial instruments are fundamental to the Group’s activities and the associated risks represent a significant component of the overall risks faced by the Group.
The primary risks affecting the Group through its use of financial instruments are: market risk, credit risk, liquidity risk and capital risk.
Market risk
The Group’s risk management policy is to optimise reward while managing its market risk exposures within the risk appetite defined by the
Lloyds Banking Group Board. The Group’s largest residual interest rate risk exposure arises from balances that are deemed to be insensitive to changes in market rates (including current accounts, a portion of variable rate deposits and investable equity). The risk is managed through the
Group’s structural hedge which consists of longer-term fixed rate assets and interest rate swaps. The notional balance and duration of the structural hedge is reviewed regularly by the Lloyds Banking Group Asset and Liability Committee. More information is set out on page 57.
Credit risk
The Group’s credit risk exposure arises in respect of the instruments below and predominantly in the United Kingdom. Credit risk appetite is set at Board level and is described and reported through a suite of metrics devised from a combination of accounting and credit portfolio performance measures, which include the use of various credit risk rating systems as inputs and assess credit risk at a counterparty level using three components: (i) the probability of default by the counterparty on its contractual obligations; (ii) the current exposures to the counterparty and their likely future development, from which the Group derives the exposure at default; and (iii) the likely loss ratio on the defaulted obligations, the loss given default. The Group uses a range of approaches to mitigate credit risk, including internal control policies, obtaining collateral, using master netting agreements and other credit risk transfers, such as asset sales and credit derivatives based transactions. More information is set out on page 30.
Liquidity risk
Liquidity risk is defined as the risk that the Group has insufficient financial resources to meet its commitments as they fall due, or can only secure them at excessive cost. Liquidity risk is managed through a series of measures, tests and reports that are primarily based on contractual maturity. The Group carries out monthly stress testing of its liquidity position against a range of scenarios, including those prescribed by the
PRA. The Group’s liquidity risk appetite is also calibrated against a number of stressed liquidity metrics. More information is set out on page 51.
The Group’s assets and liabilities may be repaid or otherwise mature earlier or later than implied by their contractual terms.
Capital risk
Capital is actively managed on an ongoing basis for both the Group and its regulated banking subsidiaries, with associated capital policies and procedures subjected to regular review. The Group assesses both its regulatory capital requirements and the quantity and quality of capital resources it holds to meet those requirements in accordance with the relevant provisions of the Capital Requirements Directive (CRD V) and
Capital Requirements Regulation (UK CRR). This is supplemented through additional regulation set out under the PRA Rulebook and through associated statements of policy, supervisory statements and other regulatory guidance. Regulatory capital ratios are considered a key part of the budgeting and planning processes. Target capital levels take account of current and future regulatory requirements, capacity for growth and to cover uncertainties. At 31 December 2024, the Group’s common equity tier 1 capital was £25,610 million (31 December 2023: £26,220 million).
Note 38: Cash flow statement
(A)Change in operating assets

	2024 £m	2023 £m	2022 £m
Change in amounts due from fellow Lloyds Banking Group undertakings	280	(24)	(77)
Change in other financial assets held at amortised cost	(19,683)	9,394	(167)
Change in financial assets at fair value through profit or loss	(459)	(491)	427
Change in derivative financial instruments	(3,182)	279	(2,877)
Change in other operating assets	1,048	(235)	(206)
Change in operating assets	(21,996)	8,923	(2,900)
(B)Change in operating liabilities

	2024 £m	2023 £m	2022 £m
Change in deposits from banks	(413)	(1,101)	1,295
Change in customer deposits	9,841	(4,219)	(3,201)
Change in repurchase agreements	58	(10,888)	18,484
Change in amounts due to fellow Lloyds Banking Group undertakings	(298)	(408)	(603)
Change in financial liabilities at fair value through profit or loss	(703)	(138)	(859)
Change in derivative financial instruments	1,480	(1,584)	1,248
Change in debt securities in issue at amortised cost	(7,160)	3,393	332
Change in other operating liabilities[1]	1,665	(380)	198
Change in operating liabilities	4,470	(15,325)	16,894
1Includes a decrease of £370 million (2023: increase of £329 million; 2022: decrease of £150 million) in respect of lease liabilities.

144	Lloyds Bank plc Annual Report and Accounts 2024
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 38: Cash flow statement continued
(C)Non-cash and other items

	2024 £m	2023 £m	2022 £m
Interest expense on subordinated liabilities	430	399	377
Revaluation of investment properties	–	1	–
Net (credit) charge in respect of defined benefit schemes	(11)	(79)	125
Depreciation and amortisation	3,371	2,851	2,348
Regulatory and legal provisions	880	661	225
Other provision movements	(170)	7	(134)
Allowance for loan losses	507	335	1,335
Write-off of allowance for loan losses, net of recoveries	(1,028)	(1,113)	(759)
Impairment (credit) charge relating to undrawn balances	(48)	10	111
Impairment (credit) charge on financial assets at fair value through other comprehensive income	(3)	(2)	6
Foreign exchange impact on balance sheet[1]	92	273	30
Other non-cash items	2,584	3,182	(673)
Total non-cash items	6,604	6,525	2,991
Contributions to defined benefit schemes	(175)	(1,345)	(2,533)
Payments in respect of regulatory and legal provisions	(378)	(362)	(587)
Total other items	(553)	(1,707)	(3,120)
Non-cash and other items	6,051	4,818	(129)
1When considering the movement on each line of the balance sheet, the impact of foreign exchange rate movements is removed in order to show the underlying cash impact.
(D)Acquisition of Group undertakings and businesses

	2024 £m	2023 £m	2022 £m
Net assets acquired:
Cash and cash equivalents	–	38	–
Intangible assets	–	182	–
Other assets	–	672	–
Deferred tax	–	(58)	–
Other liabilities	–	(646)	–
Goodwill arising on acquisition	–	143	–
Cash consideration	–	331	–
Less cash and cash equivalents acquired	–	(38)	–
Net cash outflow arising from acquisitions of subsidiaries and businesses	–	293	–
(E)Analysis of cash and cash equivalents as shown in the balance sheet

	2024 £m	2023 £m	2022 £m

Cash and balances at central banks	42,396	57,909	72,005
Less mandatory reserve deposits[1]	(21)	(1,740)	(1,935)
	42,375	56,169	70,070
Loans and advances to banks and reverse repurchase agreements	13,278	15,186	11,913
Less amounts with a maturity of three months or more	(5,941)	(4,817)	(6,782)
	7,337	10,369	5,131
Total cash and cash equivalents	49,712	66,538	75,201
1Mandatory reserve deposits are held with local central banks in accordance with statutory requirements. Where these deposits are not held in demand accounts and are not available to finance the Group’s day-to-day operations they are excluded from cash and cash equivalents.

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Subsidiaries and related undertakings
In compliance with section 409 of the Companies Act 2006, the following comprises a list of all related undertakings of the Group, as at 31 December 2024. The list includes each undertaking’s registered office and the percentage of the class(es) of shares held by the Group. All shares held are ordinary shares unless indicated
otherwise in the notes.
Subsidiary undertakings
The Group directly or indirectly holds 100 per cent of the share class or a majority of voting rights (including where the
undertaking does not have share capital as indicated) in the following undertakings. All material subsidiary undertakings are consolidated by Lloyds Banking Group.

Name of undertaking	Notes
A G Finance Ltd	20 ii iii
A.C.L. Ltd	1 i
ACL Autolease Holdings Ltd	1 i
Alex Lawrie Factors Ltd	9 i
Alex. Lawrie Receivables Financing Ltd	9 i
Amberdate Ltd	1 i v
Anglo Scottish Utilities Partnership 1	+ *
Aquilus Ltd	13 i ‡
Automobile Association Personal Finance Ltd	4 i
Bank of Scotland (B G S) Nominees Ltd	5 *
Bank of Scotland Edinburgh Nominees Ltd	5 *
Bank of Scotland Equipment Finance Ltd	13 i ‡
Bank of Scotland plc	5 i v
Bank of Scotland Structured Asset Finance Ltd	1 i
Bank of Scotland Transport Finance 1 Ltd	13 i ‡
Bank of Wales Ltd	8 i
Barents Leasing Ltd	1 i
Birchcrown Finance Ltd	1 v xii
Black Horse (TRF) Ltd	1 i
Black Horse Finance Holdings Ltd	1 ii iii
Black Horse Finance Management Ltd	13 i ‡
Black Horse Group Ltd	1 i v
Black Horse Ltd	1 i
Boltro Nominees Ltd	1 i
BOS (Ireland) Property Services 2 Ltd	16 i ‡
BOS (Shared Appreciation Mortgages (Scotland)) Ltd	4 i
BOS (Shared Appreciation Mortgages (Scotland) No. 2) Ltd	4 i
BOS (Shared Appreciation Mortgages (Scotland) No. 3) Ltd	4 i
BOS (Shared Appreciation Mortgages) No. 1 plc	4 # i
BOS (Shared Appreciation Mortgages) No. 2 plc	4 # i
BOS (Shared Appreciation Mortgages) No. 3 plc	4 # i
BOS (Shared Appreciation Mortgages) No. 4 plc	4 # i
BOS (Shared Appreciation Mortgages) No. 5 plc	4 i
BOS (Shared Appreciation Mortgages) No. 6 plc	4 i
BOS Personal Lending Ltd	4 ii iii
BOSSAF Rail Ltd	1 i
British Linen Leasing (London) Ltd	5 i
British Linen Leasing Ltd	5 i
British Linen Shipping Ltd	5 i
Capital 1945 Ltd	13 i ‡
Capital Bank Leasing 12 Ltd	5 i
Capital Bank Leasing 3 Ltd	13 i ‡
Capital Bank Leasing 5 Ltd	8 i
Capital Bank Property Investments (3) Ltd	8 i
Capital Personal Finance Ltd	4 i
Cardnet Merchant Services Ltd	1 # ^ iii iv
Cashfriday Ltd	9 i
Caveminster Ltd	13 i ‡
Cawley (Chester) Ltd	8 ii iii vii

Name of undertaking	Notes
CF Asset Finance Ltd	13 i ‡
Cheltenham & Gloucester plc	12 i
Cloak Lane Funding Sàrl	23 i
Cloak Lane Investments Sàrl	23 i
Conquest Securities Ltd	1 v xii
Corbiere Asset Investments Ltd	1 ii iii
Dunstan Investments (UK) Ltd	1 i
Eurolead Services Holdings Ltd	9 i
First Retail Finance (Chester) Ltd	4 i
Forthright Finance Ltd	8 i
General Leasing (No. 12) Ltd	13 i ‡
Gresham Nominee 1 Ltd	1 i
Gresham Nominee 2 Ltd	1 i
Halifax Group Ltd	13 i ‡
Halifax Leasing (March No.2) Ltd	1 i
Halifax Leasing (September) Ltd	1 i
Halifax Ltd	13 i ‡
Halifax Loans Ltd	4 i
Halifax Pension Nominees Ltd	1 i
Halifax Vehicle Leasing (1998) Ltd	4 i
Hamsard 3352 Ltd	14 ii iii viii ix xiii xiv
Hamsard 3353 Ltd	14 i
HBOS Covered Bonds LLP	13 * ‡
HBOS plc	5 i v vi
HBOS Social Housing Covered Bonds LLP	8 *
HBOS UK Ltd	5 i
Heidi Finance Holdings (UK) Ltd	1 i
Hill Samuel Bank Ltd	13 i ‡
Hill Samuel Finance Ltd	1 v xi
Hill Samuel Leasing Co. Ltd	1 i
Home Shopping Personal Finance Ltd	4 i
HVF Ltd	1 i
Hyundai Car Finance Ltd	20 ii iii
IBOS Finance Ltd	13 i ‡
International Motors Finance Ltd	20 ii #
Landau Finance Ltd	18 i
LB Healthcare Trustee Ltd	1 i
LBCF Ltd	9 i
LBI Leasing Ltd	1 i
Lex Autolease (CH) Ltd	1 i
Lex Autolease (VC) Ltd	1 i
Lex Autolease Carselect Ltd	1 i
Lex Autolease Ltd	1 i
Lex Vehicle Leasing (Holdings) Ltd	13 ii iii x ‡
Lex Vehicle Leasing Ltd	13 i ‡
Lime Street (Funding) Ltd	13 i ‡
Lloyds (Gresham) Ltd	13 i x ‡
Lloyds (Nimrod) Specialist Finance Ltd	1 i
Lloyds Asset Leasing Ltd	1 i
Lloyds Bank (Colonial & Foreign) Nominees Ltd	1 i
Lloyds Bank (I.D.) Nominees Ltd	1 i
Lloyds Bank Asset Finance Ltd	1 i
Lloyds Bank Commercial Finance Ltd	9 i
Lloyds Bank Commercial Finance Scotland Ltd	15 i
Lloyds Bank Corporate Asset Finance (HP) Ltd	1 i
Lloyds Bank Corporate Asset Finance (No.2) Ltd	1 i
Lloyds Bank Corporate Asset Finance (No.3) Ltd	1 i
Lloyds Bank Corporate Asset Finance (No.4) Ltd	1 i

181	Lloyds Bank plc Annual Report and Accounts 2024
Subsidiaries and related undertakings continued

Name of undertaking	Notes
Lloyds Bank Covered Bonds (LM) Ltd	26 i
Lloyds Bank Covered Bonds LLP	26 *
Lloyds Bank Equipment Leasing (No. 1) Ltd	13 i ‡
Lloyds Bank Equipment Leasing (No. 7) Ltd	13 i ‡
Lloyds Bank Equipment Leasing (No. 9) Ltd	1 i
Lloyds Bank Financial Services (Holdings) Ltd	1 i v
Lloyds Bank General Leasing (No. 3) Ltd	13 i ‡
Lloyds Bank General Leasing (No. 5) Ltd	13 i ‡
Lloyds Bank General Leasing (No. 11) Ltd	13 i ‡
Lloyds Bank GmbH	29 i
Lloyds Bank Leasing (No. 6) Ltd	1 i
Lloyds Bank Leasing Ltd	1 i
Lloyds Bank Maritime Leasing (No. 10) Ltd	1 i
Lloyds Bank Nominees Ltd	1 i
Lloyds Bank Offshore Pension Trust Ltd	28 i
Lloyds Bank Pension ABCS (No. 1) LLP	1 *
Lloyds Bank Pension ABCS (No. 2) LLP	1 *
Lloyds Bank Pensions Property (Guernsey) Ltd	27 ii iii
Lloyds Bank Property Company Ltd	1 i
Lloyds Bank S.F. Nominees Ltd	1 i
Lloyds Bank Subsidiaries Ltd	1 i
Lloyds Bank Trustee Services Ltd	1 i
Lloyds Banking Group Pensions Trustees Ltd	1 i
Lloyds Far East Sàrl	23 i
Lloyds General Leasing Ltd	1 i
Lloyds Hypotheken B.V.	21 i
Lloyds Industrial Leasing Ltd	1 i
Lloyds Investment Securities No.5 Ltd	13 i ‡
Lloyds Leasing (North Sea Transport) Ltd	1 i
Lloyds Leasing Developments Ltd	13 i ‡
Lloyds Offshore Global Services Private Ltd	7 i
Lloyds Plant Leasing Ltd	1 i
Lloyds Portfolio Leasing Ltd	1 i
Lloyds Project Leasing Ltd	1 i
Lloyds Property Investment Company No. 4 Ltd	13 i ‡
Lloyds Secretaries Ltd	1 i
Lloyds TSB Pacific Ltd	2 i
Lloyds UDT Asset Rentals Ltd	13 i ‡
Lloyds UDT Leasing Ltd	1 i
Lloyds UDT Ltd	13 i ‡
Loans.co.uk Ltd	8 i
London Taxi Finance Ltd	1 ii iii
Lotus Finance Ltd	20 ii iii
LTGP Limited Partnership Incorporated	27 *
Maritime Leasing (No. 19) Ltd	13 i ‡
MBNA Ltd	8 i
Membership Services Finance Ltd	4 i
Mitre Street Funding Sàrl	23 i
NWS Trust Ltd	5 i
Pacific Leasing Ltd	13 i ‡
Perry Nominees Ltd	1 i
PIPS Asset Investments Ltd	1 ii iii
Proton Finance Ltd	20 ii iii
R.F. Spencer and Company Ltd	9 i
Ranelagh Nominees Ltd	1 i
Retail Revival (Burgess Hill) Investments Ltd	1 i
Savban Leasing Ltd	1 i
Scotland International Finance B.V.	24 i
Scottish Widows Services Ltd	5 i

Name of undertaking	Notes
Seabreeze Leasing Ltd	13 i ‡
Seaspirit Leasing Ltd	1 i
Shogun Finance Ltd	20 i
St. Mary’s Court Investments	13 i ‡
Standard Property Investment (1987) Ltd	5 ii #
Sussex County Homes Ltd	4 i
Suzuki Financial Services Ltd	20 ii #
The Agricultural Mortgage Corporation plc	11 i
The British Linen Company Ltd	5 i
The Mortgage Business plc	4 i
Thistle Leasing	+ *
Tower Hill Property Investments (7) Ltd	13 i # ‡
Tower Hill Property Investments (10) Ltd	13 i # ‡
Tranquility Leasing Ltd	1 i
TuskerDirect Ltd	14 i
UDT Budget Leasing Ltd	13 i ‡
United Dominions Leasing Ltd	1 i
United Dominions Trust Ltd	1 i
Ward Nominees (Abingdon) Ltd	1 i
Waymark Asset Investments Ltd	1 ii iii
Wood Street Leasing Ltd	1 i

182	Lloyds Bank plc Annual Report and Accounts 2024
Subsidiaries and related undertakings continued
Subsidiary undertakings continued
The Group has determined that it has the power to exercise
control over the following entities without having the majority of the voting rights of the undertakings. Unless otherwise stated, the undertakings do not have share capital or the Group does not hold any shares.

Name of undertaking	Notes
Addison Social Housing Holdings Ltd	22
Cancara Asset Securitisation Ltd	30
Candide Financing 2021-1 B.V.	19
Candide Financing 2024-1 B.V.	19
Cardiff Auto Receivables Securitisation 2022-1 plc	26
Cardiff Auto Receivables Securitisation 2024-1 plc	6
Cardiff Auto Receivables Securitisation Holdings Ltd	26
Cardiff Auto Receivables Securitisation Holdings No. 2 Ltd	6
Elland RMBS 2018 plc	26
Elland RMBS Holdings Ltd	26
Fontwell Securities 2016 Ltd	22
Fontwell II Securities 2020 DAC	17
Gresham Receivables (No. 3) Ltd	30
Gresham Receivables (No. 10) Ltd	30
Gresham Receivables (No. 13) UK Ltd	25
Gresham Receivables (No. 15) UK Ltd	10 ‡
Gresham Receivables (No. 16) UK Ltd	10 ‡
Gresham Receivables (No. 20) Ltd	30
Gresham Receivables (No. 24) Ltd	30
Gresham Receivables (No.27) UK Ltd	25
Gresham Receivables (No. 32) UK Ltd	25
Gresham Receivables (No. 34) UK Ltd	25
Gresham Receivables (No.35) Ltd	30
Gresham Receivables (No.36) UK Ltd	25
Gresham Receivables (No.37) UK Ltd	25
Gresham Receivables (No.38) UK Ltd	25
Gresham Receivables (No.39) UK Ltd	25
Gresham Receivables (No.40) UK Ltd	25
Gresham Receivables (No.41) UK Ltd	25
Gresham Receivables (No.44) UK Ltd	25
Gresham Receivables (No.45) UK Ltd	25
Gresham Receivables (No.46) UK Ltd	25
Gresham Receivables (No.47) UK Ltd	25
Gresham Receivables (No.48) UK Ltd	25
Guildhall Asset Purchasing Company (No.11) UK Ltd	25
Housing Association Risk Transfer 2019 DAC	17
Lloyds Bank Covered Bonds (Holdings) Ltd	26
Molineux RMBS 2016-1 plc	26
Molineux RMBS Holdings Ltd	26
Penarth Asset Securitisation Holdings Ltd	26
Penarth Funding 1 Ltd	26
Penarth Funding 2 Ltd	26
Penarth Master Issuer plc	26
Penarth Receivables Trustee Ltd	26
Permanent Funding (No. 1) Ltd	26
Permanent Funding (No. 2) Ltd	26
Permanent Holdings Ltd	26
Permanent Master Issuer plc	26
Permanent Mortgages Trustee Ltd	26
Permanent PECOH Holdings Ltd	26
Permanent PECOH Ltd	26
Salisbury Securities 2015 Ltd	22

Name of undertaking	Notes
Salisbury II Securities 2016 Ltd	22
Salisbury II-A Securities 2017 Ltd	22
Salisbury III Securities 2019 DAC	17
Stichting Holding Candide Financing	19
Stichting Holding Candide Financing 2024-1	19
Stichting Security Trustee Candide Financing 2021-1 B.V.	19
Stichting Security Trustee Candide Financing 2024-1	19
Syon Securities 2019 DAC	17
Syon Securities 2020 DAC	17
Syon Securities 2020-2 DAC	17
Wetherby II Securities 2018 DAC	3 ‡
Wetherby III Securities 2019 DAC	17
Wilmington Cards 2021-1 plc	26
Wilmington Cards Holdings Ltd	26
Wilmington Receivables Trustee Ltd	26

183	Lloyds Bank plc Annual Report and Accounts 2024
Subsidiaries and related undertakings continued
Associated Undertaking
The Group has a participating interest in the following undertakings.

Name of undertaking	% of share class held by immediate parent company (or by the Group where this varies)	Registered office address	Notes
Addison Social Housing Ltd	20%	1 Bartholomew Lane, London, EC2N 2AX	i
Notes
*The undertaking does not have share capital
+The undertaking does not have a registered office
#In relation to Subsidiary Undertakings, an undertaking external to the Group holds shares
^Shares held directly by Lloyds Banking Group plc
‡The undertaking is in Liquidation
(i)  Ordinary Shares
(ii)  A Ordinary Shares
(iii)  B Ordinary Shares
(iv)  Deferred Shares
(v)  Preference Shares
(vi)  Non-Voting Deferred Shares
(vii)  C Ordinary Shares
(viii) D Ordinary Shares
(ix)  E Ordinary Shares
(x)  Redeemable Preference Shares
(xi)  Ordinary Limited Voting Shares
(xii)  Ordinary Non-Voting Shares
(xiii) C1 Ordinary Shares
(xiv) C2 Ordinary Shares
Registered office addresses
(1) 25 Gresham Street, London, EC2V 7HN
(2) 43/F, One Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong
(3) 13-18 City Quay, Dublin 2, DO2 ED70
(4) Trinity Road, Halifax, West Yorkshire, HX1 2RG
(5) The Mound, Edinburgh, EH1 1YZ
(6) 10th Floor, 5 Churchill Place, London, E14 5HU
(7) 6/12, Primrose Road, Bangalore, 560025, India
(8) Cawley House, Chester Business Park, Chester, CH4 9FB
(9) 1 Brookhill Way, Banbury, Oxon, OX16 3EL
(10) 7th Floor, 21 Lombard Street, London, EC3V 9AH
(11) Keens House, Anton Mill Road, Andover, Hampshire, SP10 2NQ
(12) Barnett Way, Gloucester, GL4 3RL
(13)1 More London Place, London, SE1 2AF
(14)Building 4 Hatters Lane, Croxley Green Business Park, Watford, Hertfordshire,
WD18 8YF
(15)110 St. Vincent Street, Glasgow, G2 4QR
(16)McStay Luby, Dargan House, 21-23 Fenian Street, Dublin 2, DO2 HC63, Ireland
(17)5th Floor, The Exchange, George’s Dock, IFSC, Dublin 1, Ireland
(18)Building 4 Hatters Lane, Croxley Green Business Park, Watford, Hertfordshire,
WS18 8YF
(19) Basisweg 10, Amsterdam, 1043AP, Netherlands
(20) 33 Old Broad Street, London, EC2N 1HZ
(21)Fascinatio Boulevard 1302, 2909VA Capelle aan den IJssel, Netherlands
(22) 44 Esplanade, St. Helier, JE4 9WG, Jersey
(23) 17 Boulevard F.W. Raiffeisen, L-2411 Luxembourg
(24) De Entrée 254, 1101 EE, Amsterdam, Netherlands
(25) Wilmington Trust SP Services (London) Limited, Third Floor, 1 King’s Arms Yard,
London, EC2R 7AF
(26) 1 Bartholomew Lane, London, EC2N 2AX
(27) P O Box 186, Royal Chambers, St Julian’s Avenue, St. Peter Port, GY1 4HP,
Guernsey
(28) 3rd Floor, IFC5, Castle Street, St Helier, JE2 3BY, Jersey
(29) Karl-Liebknecht-STR. 5, D-10178 Berlin, Germany
(30) 26 New Street, St. Helier, JE2 3RA, Jersey